                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

           ==========================================================

                           REVOLVING CREDIT AGREEMENT

                                      among

                         THE SCOTTS MIRACLE-GRO COMPANY,
                                   as Borrower

            The Subsidiary Borrowers From Time to Time Party Hereto,

               The Several Lenders From Time to Time Party Hereto,

                           JPMORGAN CHASE BANK, N.A.,
                            as Administrative Agent,

             BANK OF AMERICA, N.A. AND CITICORP NORTH AMERICA, INC.,
                             as Syndication Agents,

                                       and

        BANK OF TOKYO-MITSUBISHI TRUST COMPANY, BNP PARIBAS, COBANK, ACB,
             HARRIS, N.A., RABOBANK INTERNATIONAL and SUNTRUST BANK,
                             as Documentation Agents

                           --------------------------

                            Dated as of July 21, 2005

                           --------------------------

           ==========================================================

                         J.P. MORGAN SECURITIES INC., as
                    Sole Lead Arranger and as Sole Bookrunner

                                TABLE OF CONTENTS

                                                                                                                 PAGE
SECTION 1.  DEFINITIONS......................................................................................       1
     1.1    Defined Terms....................................................................................       1
     1.2    Other Definitional Provisions....................................................................      22

SECTION 2.  AMOUNT AND TERMS OF LOANS........................................................................      23
     2.1    Revolving Credit Commitment......................................................................      23
     2.2    Procedure for Revolving Credit Borrowing.........................................................      24
     2.3    Swing Line Commitments...........................................................................      25
     2.4    Participation....................................................................................      27
     2.5    Repayment of Revolving Credit Loans; Evidence of Debt............................................      27
     2.6    Facility Fee, etc................................................................................      28
     2.7    Termination or Reduction of Revolving Credit Commitments.........................................      28
     2.8    Optional and Mandatory Prepayments...............................................................      29
     2.9    Cash Collateralization of Letters of Credit......................................................      30
     2.10   Conversion Options...............................................................................      30
     2.11   Interest Rate and Payment Dates..................................................................      31
     2.12   Computation of Interest and Fees.................................................................      31
     2.13   Inability to Determine Interest Rate.............................................................      31
     2.14   Pro Rata Treatment and Payments..................................................................      32
     2.15   Illegality.......................................................................................      33
     2.16   Requirements of Law..............................................................................      33
     2.17   Indemnity........................................................................................      35
     2.18   Taxes............................................................................................      35
     2.19   Use of Proceeds..................................................................................      37
     2.20   Controls on Prepayment if Aggregate Revolving Extensions of Credit Exceed Aggregate Revolving
              Credit Commitments.............................................................................      37
     2.21   Lending Installations............................................................................      38
     2.22   Notices to Lenders...............................................................................      39
     2.23   Revolving Credit Commitment Increases and Changes................................................      39

SECTION 3.  LETTER OF CREDIT FACILITIES......................................................................      40
     3.1    L/C Commitment...................................................................................      40
     3.2    Procedure for Issuance of Letters of Credit......................................................      41
     3.3    Fees, Commissions and Other Charges..............................................................      41
     3.4    L/C Participation................................................................................      41
     3.5    Reimbursement Obligation of the Borrower.........................................................      42
     3.6    Obligations Absolute.............................................................................      43
     3.7    Increased Costs..................................................................................      43
     3.8    Letter of Credit Payments........................................................................      44

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................................................      44

                                                                                                                 PAGE
     4.1    Financial Condition..............................................................................      44
     4.2    Corporate Existence; Compliance with Law.........................................................      45
     4.3    Corporate Power; Authorization; Enforceable Obligations..........................................      45
     4.4    No Legal Bar.....................................................................................      45
     4.5    No Material Litigation...........................................................................      45
     4.6    No Burdensome Restrictions.......................................................................      46
     4.7    No Default.......................................................................................      46
     4.8    Subsidiaries.....................................................................................      46
     4.9    Disclosure.......................................................................................      46
     4.10   Schedules........................................................................................      46
     4.11   Federal Regulations..............................................................................      46
     4.12   Investment Company Act; Other Regulations........................................................      46
     4.13   Labor Matters....................................................................................      46
     4.14   ERISA............................................................................................      47
     4.15   Title to Real Property, Etc......................................................................      47
     4.16   Taxes............................................................................................      47
     4.17   Environmental Matters............................................................................      47
     4.18   Intellectual Property............................................................................      48
     4.19   Security Documents...............................................................................      48
     4.20   Solvency.........................................................................................      49
     4.21   Senior Indebtedness..............................................................................      49

SECTION 5.  CONDITIONS PRECEDENT.............................................................................      49
     5.1    Conditions to Effectiveness of this Agreement....................................................      49
     5.2    Conditions to All Extensions of Credit...........................................................      52
     5.3    Additional Conditions Applicable to Foreign Subsidiary Borrowers.................................      52

SECTION 6.  AFFIRMATIVE COVENANTS............................................................................      54
     6.1    Financial Statements.............................................................................      54
     6.2    Certificates; Other Information..................................................................      55
     6.3    Payment of Obligations...........................................................................      56
     6.4    Compliance with Laws.............................................................................      56
     6.5    Conduct of Business and Maintenance of Existence.................................................      56
     6.6    Maintenance of Property, Insurance...............................................................      56
     6.7    Inspection of Property; Books and Records; Discussions...........................................      56
     6.8    Notices..........................................................................................      56
     6.9    Interest Coverage................................................................................      57
     6.10   Maintenance of Leverage Ratio....................................................................      58
     6.11   Additional Collateral, etc.......................................................................      58
     6.12   Environmental, Health and Safety Matters.........................................................      60
     6.13   Foreign Pledge Agreements........................................................................      60

SECTION 7.  NEGATIVE COVENANTS...............................................................................      61
     7.1    Limitation on Liens..............................................................................      61
     7.2    Limitation on Contingent Obligations.............................................................      62

                                                                                                                 PAGE
     7.3    Limitation on Fundamental Changes................................................................      62
     7.4    Limitation on Acquisitions, Investments, Loans and Advances......................................      63
     7.5    Limitation on Indebtedness.......................................................................      64
     7.6    Limitation on Restrictions on Subsidiary Distributions...........................................      65
     7.7    Transactions with Affiliates and Officers........................................................      66
     7.8    Limitation on Sale of Assets.....................................................................      66
     7.9    Sale and Leaseback...............................................................................      66
     7.10   Fiscal Year......................................................................................      66
     7.11   Modifications of Certain Debt Instruments........................................................      67
     7.12   Negative Pledge Clauses..........................................................................      67
     7.13   Lines of Business................................................................................      67
     7.14   Restricted Payments..............................................................................      67
     7.15   Limitation of Redemptions of Certain Indebtedness................................................      68

SECTION 8.  EVENTS OF DEFAULT................................................................................      68

SECTION 9.  THE ADMINISTRATIVE AGENT.........................................................................      71
     9.1    Appointment......................................................................................      71
     9.2    Delegation of Duties.............................................................................      72
     9.3    Exculpatory Provisions...........................................................................      72
     9.4    Reliance by Administrative Agent.................................................................      72
     9.5    Notice of Default................................................................................      73
     9.6    Non-Reliance on Administrative Agent, Other Lenders and JPMCB....................................      73
     9.7    Indemnification..................................................................................      73
     9.8    Administrative Agent in Its Individual Capacity..................................................      74
     9.9    Parallel Debt....................................................................................      74
     9.10   Successor Administrative Agent...................................................................      74
     9.11   The Syndication Agent and the Documentation Agents...............................................      75

SECTION 10. MISCELLANEOUS....................................................................................      75
     10.1   Amendments and Waivers...........................................................................      75
     10.2   Notices..........................................................................................      76
     10.3   No Waiver; Cumulative Remedies...................................................................      78
     10.4   Survival of Representations, Warranties and Indemnities..........................................      78
     10.5   Payment of Expenses and Taxes....................................................................      78
     10.6   Successors and Assigns; Participations and Assignments...........................................      79
     10.7   Adjustments; Set-off.............................................................................      81
     10.8   Enforceability; Usury............................................................................      82
     10.9   Judgment.........................................................................................      83
     10.10  Counterparts.....................................................................................      83
     10.11  Governing Law; No Third Party Rights.............................................................      83
     10.12  Headings.........................................................................................      84
     10.13  Submission To Jurisdiction; Waivers..............................................................      84
     10.14  Acknowledgments..................................................................................      85
     10.15  Confidentiality..................................................................................      85

                                                                                                                 PAGE
     10.16   WAIVERS OF JURY TRIAL...........................................................................      86
     10.17   Severability....................................................................................      86
     10.18   USA PATRIOT Act.................................................................................      86

ANNEXES

Annex A                 Pricing Grid
Annex B                 Sterling Borrower Provisions
Annex C                 Australia Borrower Provisions
Annex D                 Canadian Borrower Provisions

SCHEDULES

Schedule 1              Lenders; Revolving Credit Commitments
Schedule 1.2            Non-Guarantor Domestic Subsidiaries
Schedule 4.1            Certain Financial Information
Schedule 4.5            Litigation
Schedule 4.8            Subsidiaries
Schedule 4.11           Certain Transactions
Schedule 4.19(ii)       Certain Filings
Schedule 4.19(iii)      Perfection of Foreign Stock Pledges
Schedule 5.1(b)         Foreign Subsidiary Pledges
Schedule 5.1(g)         Proceedings
Schedule 5.3(iii)       Certain Filings
Schedule 6.13           Foreign Pledge Agreements
Schedule 7.1(i)         Existing Liens and Encumbrances
Schedule 7.9            Sale and Leaseback
Schedule 7.2(iii)       Existing Guarantees
Schedule 7.5(c)         Existing Indebtedness
Schedule 10.2           Notices

EXHIBITS

Exhibit A               Form of Assignment and Acceptance
Exhibit B               Form of Guarantee and Collateral Agreement
Exhibit C               Form of Swing Line Loan Participation Certificate
Exhibit D               Form of U.S. Tax Compliance Certificate
Exhibit E               Form of Commitment Increase Supplement
Exhibit F               Form of New Lender Supplement
Exhibit G               Form of Opinion of Vorys, Sater, Seymour and Pease LLP
Exhibit H               Form of Opinion of Counsel to Foreign Subsidiary Borrowers
Exhibit I               Form of Borrowing Certificate
Exhibit J               Form of New Domestic Subsidiary Certificate
Exhibit K               Form of Joinder Agreement

            REVOLVING CREDIT AGREEMENT, dated as of July 21, 2005, by and among THE SCOTTS MIRACLE-GRO COMPANY, an Ohio corporation (the "Borrower"), the Subsidiary Borrowers (as defined herein) from time to time parties to this agreement, the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), Bank of America, N.A. and CITICORP NORTH AMERICA, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, COBANK, ACB, HARRIS, N.A., RABOBANK INTERNATIONAL and SUNTRUST BANK, as Documentation Agents, and JPMORGAN CHASE BANK, N.A., (together with its banking affiliates, "JPMCB"), as agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

            WHEREAS, the parties hereto agree as follows:

            SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

            "ABR" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, as applicable.

            "ABR Loans" shall mean the Loans at such time as they are made and/or being maintained at a rate of interest based upon the ABR.

            "Adjustment Date" shall have the meaning set forth in the Pricing Grid.

            "Affiliate" shall mean (a) any Person (other than a Subsidiary of the Borrower) which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower or (b) any Person who is a director or executive officer of the Borrower, any Subsidiary of the Borrower or any Person described in clause (a) of this definition. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote 20% or more of the Capital Stock having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Exposure" shall mean, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Revolving Credit Commitment at such time and (b) thereafter, the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

            "Aggregate Exposure Percentage" shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

            "Aggregate Australian Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Australian Dollar Loans (including, without limitation, Australian Dollar Swing Line Loans borrowed under Australian Commitments) then outstanding and (b) the aggregate amount of all Australian L/C Obligations then outstanding.

            "Aggregate Canadian Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Canadian Dollar Loans (including, without limitation, Canadian Dollar Swing Line Loans borrowed under Canadian Commitments) then outstanding and
      (b) the aggregate amount of all Canadian L/C Obligations then outstanding.

            "Aggregate Facility A Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility A Loans (including, without limitation, Swing Line Loans borrowed under Facility A Commitments) then outstanding and (b) the aggregate amount of all L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility A Commitments.

            "Aggregate Facility B Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility B Loans (including, without limitation, Swing Line Loans borrowed under Facility B Commitments) then outstanding and (b) the aggregate amount of all L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility B Commitments.

            "Aggregate Facility C Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility C Loans (including, without limitation, Swing Line Loans borrowed under Facility C Commitments) then outstanding and (b) the aggregate amount of all L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility C Commitments.

            "Aggregate Facility D Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility D Loans (including, without limitation, Swing Line Loans borrowed under Facility D Commitments) then outstanding and (b) the aggregate amount of all L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility D Commitments.

            "Aggregate Sterling Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Sterling Loans (including, without limitation, Sterling Swing Line Loans borrowed under Sterling Commitments) then outstanding and (b) the aggregate amount of all Sterling L/C Obligations then outstanding.

            "Aggregate Revolving Extensions of Credit" shall mean, without duplication, the Aggregate Facility A Revolving Extensions of Credit, the Aggregate Facility B Revolving Extensions of Credit, the Aggregate Facility C Revolving Extensions of Credit, the Aggregate Facility D Revolving Extensions of Credit, the Aggregate Sterling Revolving Extensions of Credit, the Aggregate Australian Dollar Revolving Extensions of Credit and the Aggregate Canadian Dollar Revolving Extensions of Credit.

            "Agreement" shall mean this Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Applicable Margin" shall mean for each Type of Loan, the rate per annum set forth under the relevant column heading in the Pricing Grid.

            "Application" shall mean an application, in such form as the Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

            "Assignment and Acceptance" shall mean an Assignment and Acceptance, substantially in the form of Exhibit A hereto.

            "Australian Commitments" shall have the meaning assigned to such term in Annex C hereto.

            "Australian Dollars" shall mean the lawful currency of the Commonwealth of Australia.

            "Australian Dollar Lender" shall mean each Lender that has an Australian Commitment or that holds Australian Dollar Loans; collectively, the "Australian Dollar Lenders". Each Australian Dollar Lender on the date hereof and on each date on which a payment or prepayment of interest is made represents that it is an Eligible Australian Bank.

            "Australian Dollar Loan" shall mean any Australian Dollar Loan made pursuant to Annex C hereto; collectively, the "Australian Dollar Loans".

            "Australian Dollar Swing Line Lenders" shall have the meaning assigned to such term in Annex C hereto.

            "Australian Dollar Swing Line Loans" shall have the meaning assigned to such term in Annex C hereto.

            "Australian L/C Obligations" shall have the meaning assigned to such term in Annex C hereto.

            "Australian Subsidiary Borrower" shall mean Scotts Australia Pty Ltd. or any other Foreign Subsidiary Borrower organized under the laws of the Commonwealth of Australia and designated as such by the Borrower in a notice to the Administrative Agent, which shall notify each Australian Lender thereof.

            "Available Australian Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Australian Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility C Revolving Extensions of Credit and
      (ii) ratable portion of the Aggregate Australian Revolving Extensions of Credit. The Available Australian Commitment may be calculated as being negative at any time.

            "Available Canadian Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Canadian Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility D Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Canadian Revolving Extensions of Credit. The Available Canadian Commitment may be calculated as being negative at any time.

            "Available Facility A Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Facility A Commitment over (b) such Lender's ratable portion of the Aggregate Facility A Revolving Extensions of Credit. The Available Facility A Commitment may be calculated as being negative at any time.

            "Available Facility B Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Facility B Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility B Revolving Extensions of Credit and
      (ii) ratable portion of the Aggregate Sterling Revolving Extensions of Credit. The Available Facility B Commitment may be calculated as being negative at any time.

            "Available Facility C Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Facility C Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility C Revolving Extensions of Credit and
      (ii) ratable portion of the Aggregate Australian Revolving Extensions of Credit. The Available Facility C Commitment may be calculated as being negative at any time.

            "Available Facility D Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Facility D Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility D Revolving Extensions of Credit and
      (ii) ratable portion of the Aggregate Canadian Revolving Extensions of Credit. The Available Facility D Commitment may be calculated as being negative at any time.

            "Available Sterling Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Sterling Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility B Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Sterling Revolving Extensions of Credit. The Available Sterling Commitment may be calculated as being negative at any time.

            "Average Total Indebtedness" shall mean the average of the Total Indebtedness of the Borrower at the end of each of the four most recent consecutive fiscal quarters.

            "Borrowing Date" shall mean, as to any Lender, any Business Day specified in a notice transmitted pursuant to subsection 2.2 or 2.3 as a date on which such Lender has been requested by the Borrower or any Subsidiary Borrower to make Loans hereunder.

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used to describe the date of any borrowing of, or any payment or interest rate determination in respect of a LIBOR Loan, the term "Business Day" shall also exclude any day on which (i) commercial banks are not open for dealings in deposits in the relevant currency in the London Interbank Market and in the financial center for such currency and (ii) in the case of Loans denominated in euros, the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is not open for settlement of payments in euros.

            "Canadian Commitments" shall have the meaning assigned to such term in Annex D hereto.

            "Canadian Dollars" shall mean the lawful currency of Canada.

            "Canadian Dollar Lender" shall mean each Lender that has a Canadian Commitment or that holds Canadian Dollar Loans; collectively, the "Canadian Dollar Lenders". Each Canadian Dollar Lender on the date hereof and on each date on which a payment or prepayment of interest is made represents that it is an Eligible Canadian Bank.

            "Canadian Dollar Loan" shall mean any Canadian Dollar Loan made pursuant to Annex D hereto; collectively, the "Canadian Dollar Loans".

            "Canadian Dollar Swing Line Lenders" shall have the meaning assigned to such term in Annex D hereto.

            "Canadian Dollar Swing Line Loans" shall have the meaning assigned to such term in Annex D hereto.

            "Canadian L/C Obligations" shall have the meaning assigned to such term in Annex D hereto.

            "Canadian Subsidiary Borrower" shall mean Scotts Canada Ltd. or any other Foreign Subsidiary Borrower organized under the laws of Canada and designated as such by the Borrower in a notice to the Administrative Agent, which shall notify each Canadian Lender thereof.

            "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Equivalents" shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $300,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) auction rate securities of an issuer rated at least AA by S&P or Aa2 by Moody's, regardless of the stated maturity, so long as such securities have a liquidity mechanism permitting the Disposition at par within one year from the issuance of such securities or from the date of the immediately preceding permitted Disposition of such securities (h) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses
      (a) through (f) of this definition; or (i) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

            "Closing Date" shall mean the date upon which all of the conditions precedent to the effectiveness of this Agreement contained in subsection
      5.1 are satisfied or waived by the Administrative Agent and each of the Lenders.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall mean the shares of Capital Stock, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Collateral Release Date" shall have the meaning specified in the Guarantee and Collateral Agreement.

            "Collateral Reinstatement Date" shall have the meaning specified in the Guarantee and Collateral Agreement.

            "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

            "Confidential Information Memorandum" shall mean the confidential information memorandum distributed to the Lenders, dated June 2005.

            "Consolidated Interest Expense" shall mean, for any period of determination thereof, the interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP; provided that non-cash interest costs and expenses arising out of the Refinancing shall not be considered for the purpose of determining Consolidated Interest Expense for any period during the fiscal year of the Borrower ending September 30, 2005.

            "Consolidated Net Income" shall mean, for any period of determination thereof, net income of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

            "Consolidated Net Worth" shall mean, in respect of any Person at a particular date, all amounts which, in conformity with GAAP, would be included under the caption "total shareholders' equity" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

            "Consolidated Total Assets" shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

            "Contingent Obligation" shall mean as to any Person, the outstanding amount of letters of credit (other than the Letters of Credit) with respect to which such Person is the account party that have not been drawn upon and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations primarily to pay money ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

            "Contractual Obligation" shall mean, as to any Person, any material provision of any material security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control Group" shall mean the Hagedorn Partnership, L.P., the general partners of the Hagedorn Partnership, L.P. and, in the case of such individuals, their respective executors, administrators and heirs and their families and trusts for their benefit.

            "Default" shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Disposition" shall mean with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; provided that any such sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of property to, in, by or between the Borrower and any Subsidiary or between any two or more Subsidiaries shall not constitute a "Disposition". The terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Dollar Equivalent" shall mean, on any Business Day with respect to any amount denominated in euros or any other currency, the amount of Dollars that would be required to purchase such amount of euros or such other currency, as the case may be, based upon the spot selling rate at which JPMCB London offers to sell each for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such Business Day for delivery two Business Days later.

            "Dollars", "$" and "U.S.$" shall mean dollars in lawful currency of the United States of America.

            "Domestic Assets" shall mean the assets of the Borrower and any Domestic Subsidiary, wherever located, and the assets of any Foreign Subsidiary located or domiciled in any jurisdiction within the United States.

            "Domestic Subsidiary" shall mean any Subsidiary incorporated under the laws of the United States or any political subdivision thereof.

            "Domestic Subsidiary Borrower" shall mean any Domestic Subsidiary which (a) is a Subsidiary Borrower hereunder on the Closing Date or (b) which is designated by the Borrower to be a Subsidiary Borrower pursuant to subsection 10.1(b).

            "EBITDA" shall mean without duplication, for any fiscal period, the sum of the amounts for such fiscal period of (i) Consolidated Net Income,
      (ii) provision for taxes based on income, (iii) depreciation expense, (iv) Consolidated Interest Expense, (v) amortization expense, (vi) expenses in an aggregate amount not to exceed $10,000,000 incurred in connection with Project Excellence and (vii) other non-recurring, non-cash items reducing Consolidated Net Income (reduced by any non-recurring, non-cash items increasing Consolidated Net Income), all as determined on a consolidated basis for the Borrower and its Subsidiaries in conformity with GAAP.

            "Effective Interbank Rate" shall have the meaning specified in subsection 2.14(d).

            "Eligible Australian Bank" shall mean (a) a resident of Australia which does not make Australian Dollar Loans as part of carrying on business outside of Australia at or through a permanent establishment outside of Australia; or (b) a non-resident of Australia which makes Swing Line Loans or Revolving Credit Loans as part of carrying on business in Australia at or through a permanent establishment of the non-resident in Australia. In this definition, words and expressions used shall have the meaning ascribed to them for the purposes of S. 128B of the Australian Income Tax Assessment Act of 1936.

            "Eligible Canadian Bank" shall mean (a) those banks listed on Schedules I, II or III to the Bank Act (Canada), (b) any (i) trust company, savings bank, savings and loan association or similar financial institution, or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has total assets of $10,000,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement, (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, and (c) any other financial institution (including a mutual fund or other fund) having total assets of $10,000,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (b) above; provided that each Eligible Canadian Bank must be organized under the laws of either Canada or a political subdivision thereof or, if not, it must
      (i) act hereunder through a branch, agency or funding office located in Canada and (ii) be exempt from withholding of tax on interest payments.

            "Eligible U.K. Bank" shall mean a Person that is both (i) a bank as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act 1988, and (ii) a Person within the charge to United Kingdom corporation tax (i.e., a United Kingdom resident company or a non-resident company which is carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom to which the beneficial interest in interest accrued under Loans made to the Borrower or a Subsidiary Borrower is attributable and which is not entitled to exemption from tax in respect of that interest).

            "Environmental Laws" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "euro" and "(euro)" shall mean the single currency of Participating Member States.

            "Event of Default" shall mean any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Excluded Foreign Subsidiary" shall mean any Foreign Subsidiary a guarantee from which, a pledge of the assets of which, or the pledge of 66 2/3% or more of the Capital Stock of which under the applicable Security Document would have adverse tax consequences on the Borrower, any of its Subsidiaries or such Foreign Subsidiary or would reasonably be deemed an unlawful act of such Foreign Subsidiary or any of its officers or directors under the laws of the applicable foreign jurisdiction.

            "Existing Credit Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of October 22, 2003, as amended, among the Borrower, the Subsidiary Borrowers, the several banks and other financial institutions parties thereto and JPMCB, as administrative agent.

            "Extension of Credit" shall mean (i) all Loans or advances made to the Borrower and the Subsidiary Borrowers hereunder and (ii) all Letters of Credit issued for the account of the Borrower and the Subsidiary Borrowers and any unreimbursed drawings hereunder.

            "Facility A Commitment" shall mean, as to each Facility A Lender, the obligation of such Lender, if any, to make Facility A Loans and participate in Swing Line Loans or Letters of Credit made under the Facility A Commitments in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Facility A Commitment" opposite such Facility A Lender's name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Facility A Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Facility A Commitments is $640,000,000.

            "Facility A Lenders" shall mean each Lender that has a Facility A Commitment or that holds Facility A Loans; collectively, the "Facility A Lenders".

            "Facility A Loan" shall mean any Loan made under the Facility A Commitments pursuant to subsection 2.1; collectively, the "Facility A Loans".

            "Facility B Commitment" shall mean, as to each Facility B Lender, the obligation of such Lender, if any, to make Facility B Loans and participate in Swing Line Loans and Letters of Credit issued under the Facility B Commitments in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Facility B Commitment" opposite such Facility B Lender's name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Facility B Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Facility B Commitments is $300,000,000.

            "Facility B Lender" shall mean each Lender that has a Facility B Commitment or that holds Facility B Loans; collectively, the "Facility B Lenders".

            "Facility B Loan" shall mean any Loan made under the Facility B Commitments pursuant to subsection 2.1; collectively, the "Facility B Loans".

            "Facility C Commitment" shall mean, as to each Facility C Lender, the obligation of such Lender, if any, to make Facility C Loans and participate in Swing Line Loans and Letters of Credit issued under the Facility C Commitments in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Facility C Commitment" opposite such Facility C Lender's name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Facility C Commitments is $25,000,000.

            "Facility C Lender" shall mean each Lender that has a Facility C Commitment or that holds Facility C Loans; collectively, the "Facility C Lenders".

            "Facility C Loan" shall mean any Loan made under the Facility C Commitments pursuant to subsection 2.1; collectively, the "Facility C Loans".

            "Facility D Commitment" shall mean, as to each Facility D Lender, the obligation of such Lender, if any, to make Facility D Loans and participate in Swing Line Loans and Letters of Credit issued under the Facility D Commitments in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Facility D Commitment" opposite such Facility D Lender's name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Facility D Commitments is $35,000,000.

            "Facility D Lender" shall mean each Lender that has a Facility D Commitment or that holds Facility D Loans; collectively, the "Facility D Lenders".

            "Facility D Loan" shall mean any Loan made under the Facility D Commitments pursuant to subsection 2.1; collectively, the "Facility D Loans".

            "Facility Fee Rate" shall mean the rate per annum set forth under the relevant column heading in the Pricing Grid.

            "Foreign Pledge Agreements" shall mean each pledge agreement, charge or collateral security instrument creating a security interest in the Capital Stock of the Foreign Subsidiary Borrowers (other than Scotts Treasury EEIG) and certain other Foreign Subsidiaries of the Borrower, in each case, in form and substance reasonably satisfactory to the Administrative Agent, as such agreements may be amended, supplemented or otherwise modified from time to time.

            "Foreign Subsidiary" shall mean any Subsidiary of the Borrower which is organized under the laws of any jurisdiction outside of the United States of America.

            "Foreign Subsidiary Borrower" shall mean any Sterling Subsidiary Borrower, Australian Subsidiary Borrower or Canadian Subsidiary Borrower
      (a) which is a Subsidiary Borrower hereunder on the Closing Date or (b) which is designated by the Borrower pursuant to subsection 10.1(b).

            "Funded Debt" shall mean, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower and the Subsidiary Borrowers, Indebtedness in respect of the Loans.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided, however, that if any modifications in GAAP after the Closing Date change any calculation of any financial covenants under this Agreement, the Administrative Agent and the Lenders agree to amend this Agreement to the effect that each such financial covenant is no more restrictive than such covenant was prior to such modification in GAAP (and until such agreement, such covenants shall be calculated in accordance with GAAP before such modification).

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the National Association of Insurance Commissioners).

            "Guarantee and Collateral Agreement" shall mean the Guarantee and Collateral Agreement, executed and delivered by the Borrower and the Subsidiary Guarantors, substantially in the form of Exhibit B, and as amended, supplemented or otherwise modified from time to time.

            "Hedging Agreements" shall mean any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, interest rate exchange (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and (b) any agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates or in commodity prices.

            "Hedging Lender" shall mean any Lender or affiliate thereof which from time to time enters into a Hedging Agreement with the Borrower.

            "Hostile Take-Over Bid" shall mean an offer to purchase a controlling interest in any Person by the Borrower or any of its Subsidiaries or in which the Borrower or any of its Subsidiaries is involved, in respect of which the board of directors (or equivalent governing body for such entity) of the target entity has recommended against acceptance of such offer to the target entity's shareholders or equity holders or which is similarly opposed or contested.

            "Indebtedness" shall mean, as to any Person, at a particular time,
      (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person, but excluding current amounts payable incurred in the ordinary course of business), (b) obligations of such Person under leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases, (c) indebtedness of such Person arising under acceptance facilities, (d) indebtedness of such Person arising under unpaid reimbursement obligations in respect of all drafts drawn under letters of credit issued for the account of such Person, (e) the incurrence of withdrawal liability under Title IV of ERISA by such Person or a Commonly Controlled Entity to a Multi-employer Plan, (f) liabilities arising under Hedging Agreements of such Person and (g) indebtedness of such Person under any synthetic lease.

            "Insolvency" shall mean, with respect to any Multi-employer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

            "Interest Payment Date" shall mean (a) as to any ABR Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Loan is made or any LIBOR Loan is converted to such ABR Loan, (b) as to any LIBOR Loan in respect of which the Borrower or applicable Subsidiary Borrower has selected an Interest Period of one month, two months or three months, the last day of such Interest Period and (c) as to any LIBOR Loan in respect of which the Borrower or applicable Subsidiary Borrower has selected a longer Interest Period than the periods described in preceding clause (b), the day three months after the commencement of such Interest Period and the last day of such Interest Period.

            "Interest Period" shall mean with respect to any LIBOR Loan, (i) initially, the period commencing on, as the case may be, the borrowing or conversion date with respect to a LIBOR Loan, and ending one, two, three or six months thereafter, as selected by the Borrower or applicable Subsidiary Borrower, as the case may be, in its irrevocable written notice of borrowing as provided in subsection 2.2 and, in the case of LIBOR Loans, 2.2 or 2.3 or, in the case of LIBOR Loans, its written irrevocable notice of conversion as provided in subsection 2.10 and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower or applicable Subsidiary Borrower by irrevocable written notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Loan; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the next preceding Business Day;

                  (B) (1) if the Borrower or applicable Subsidiary Borrower
            shall fail to give notice as provided in clauses (i) and (ii) in this definition with respect to a LIBOR Loan denominated in Dollars, the Borrower or applicable Subsidiary Borrower shall be deemed to have requested conversion of the affected LIBOR Loan to an ABR Loan on the last day of the then current Interest Period with respect thereto; and (2) if the Borrower or applicable Subsidiary Borrower shall fail to give notice as provided in clauses(i) and (ii) in this definition with respect to a Loan denominated in a currency other than Dollars, the Borrower or applicable Subsidiary Borrower shall be deemed to have requested a continuation of the affected Loan for a period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one month thereafter;

                  (C) any Interest Period that would otherwise extend beyond the applicable Termination Date shall end on the applicable Termination Date; and

                  (D) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "International Standby Practices" shall mean the International Standby Practices, International Chamber of Commerce Publication No. ISP98, as the same may be effectively replaced in whole or in part or amended from time to time.

            "Issuing Lender" shall mean, in respect of any Letter of Credit, JPMCB or, at the option of JPMCB, any affiliate of JPMCB, or with the consent of the Borrower and the Administrative Agent, any other Lender, in each case in its capacity as the issuer of such Letter of Credit.

            "JPMCB" shall have the meaning assigned to such term in the preamble hereto.

            "L/C Commitment" shall mean the amount of $65,000,000.

            "L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
      Section 3.

            "L/C Participants" shall mean, with respect to any Revolving Facility under which a Letter of Credit is issued, the collective reference to all the Revolving Credit Lenders under such Revolving Facility other than the Issuing Lender.

            "Lending Installation" shall mean, with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender pursuant to subsection 2.21.

            "Letter of Credit" shall mean any Standby L/C or Trade L/C.

            "Lenders" shall have the meaning assigned to such term in the preamble hereto. As the context shall require, a Lender shall include any of its affiliates that is a Sterling Lender, an Australian Dollar Lender, or a Canadian Dollar Lender.

            "Leverage Ratio" shall mean, as at the last day of any fiscal quarter of the Borrower, the ratio of (i) Average Total Indebtedness of the Borrower and its Subsidiaries on such day to (ii) EBITDA for the four consecutive fiscal quarters ending on such day; provided any calculation of the above ratio following any acquisition made during the twelve-month period covered by such calculation, by purchase or otherwise, of all or substantially all of the business or assets of, any Person or of any line of business of any Person shall be determined on a pro forma basis without duplication, including (y) in Average Total Indebtedness and in the amount of preferred stock accruals, an annualization of the actual indebtedness or preferred stock accruals relating to such acquisition for the portion of such twelve-month period prior to the date of such acquisition (or, if such acquisition occurred on the last day of a fiscal quarter, an annualization estimate of the daily indebtedness or preferred stock accruals relating to such acquisition based on the indebtedness incurred and based on the current Interest Rates for such indebtedness or preferred stock issued on such date) and (z) in EBITDA the EBITDA of the acquired Person for any portion of such twelve-month period prior to such acquisition.

            "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan in Dollars, euros or any Optional Currency for any Interest Period therefor:

                  (a) the rate per annum (rounded to the nearest 1/16 of 1%)
            appearing on the Screen for such currency as the London Interbank Offered Rate for deposits in such currency at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or two Business Days prior to (in the case of any LIBOR Loan in Dollars, euros or any other Optional Currency), the first day of such Interest Period as the London Interbank Offered Rate for such currency having a term comparable to such Interest Period and in an amount of $1,000,000 or the Non-Dollar Currency Equivalent thereof; or

                  (b) if such rate does not appear on the Screen (or, if the
            Screen shall cease to be publicly available or if the information contained on the Screen, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such LIBOR Base Rate, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such LIBOR Base
            Rate), the LIBOR Base Rate shall mean, with respect to any LIBOR Loan for any Interest Period, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by each relevant Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or two Business Days prior to (in the case of any LIBOR Loan in Dollars, euros or any other Optional Currency), the first day of the Interest Period for such Loan for the offering by such Reference Lender to leading banks in the London interbank market of deposits in such currency having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by such Reference Lender (or its relevant applicable Lending Installation, as the case may be) for such Interest Period.

            "LIBOR Loans" shall mean the Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the applicable LIBOR Rate.

            "LIBOR Rate" shall mean (a) with respect to a LIBOR Loan denominated in Dollars, euros or any Optional Currency for each day during each Interest Period pertaining thereto, the rate per annum equal to the LIBOR Base Rate or, to the extent such reserve requirements are generally applicable with respect to loans to the relevant Borrower or Subsidiary Borrower, the quotient (rounded upward to the nearest 1/100 of 1%) of (A) the LIBOR Base Rate, divided by (B) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal fraction) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member of such System or (b) to the extent applicable with respect to a LIBOR Loan denominated in Sterling for each day during each Interest Period pertaining thereto, the sum of the LIBOR Base Rate plus, to the extent generally applicable to loans to the relevant Borrower or Subsidiary Borrower, the Financial Services Authority charges for such day.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction).

            "Loan" shall mean any Revolving Credit Loan or Swing Line Loan, as the context shall require; collectively, the "Loans".

            "Loan Parties" shall mean the Borrower, each Subsidiary Borrower and each other Subsidiary of the Borrower which is a party to any Loan Document.

            "Loan Documents" shall mean, collectively, this Agreement, any Notes, the Applications, the Letters of Credit and the Security Documents.

            "Material Adverse Effect" shall mean a material adverse effect on
      (a) the business, operations, property, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any material term of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Material Environmental Amount" shall mean (a) an amount payable by the Borrower or any of its Subsidiaries for investigative and remedial costs, compliance costs, compensatory damages, natural resource damages, punitive damages, fines, and penalties, in the aggregate, that exceeds $20,000,000 (net of insurance), or (b) any other impact on the Borrower or any of its Subsidiaries arising out of any of the Environmental Laws which, in the aggregate, could reasonably be anticipated to exceed $20,000,000 (net of insurance).

            "Material Subsidiary" shall mean at any time (a) any Subsidiary Borrower, (b) any Subsidiary of the Borrower created or acquired after the Closing Date which has a Total Capitalization of more than $20,000,000,
      (c) any Subsidiary of the Borrower with assets greater than or equal to 5% of all assets of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP ("Consolidated Assets"), (d) any Subsidiary with revenues greater than or equal to 5% of the revenues of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP ("Net Revenues") or (e) any Subsidiary designated in writing by the Borrower as a Material Subsidiary, which designation shall be irrevocable; provided that if at any time (i) the aggregate Total Capitalization of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of the Total Capitalization of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP, (ii) the aggregate assets of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of Consolidated Assets or (iii) the aggregate revenues of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of Net Revenues, then, in any such case, the term Material Subsidiary shall be deemed to include such Subsidiaries (as determined pursuant to the next following sentence) of the Borrower as may be required so that none of preceding clauses (i), (ii) or (iii) shall continue to be true. For purposes of the proviso to the next preceding sentence, the Subsidiaries which shall be deemed to be Material Subsidiaries shall be determined based on the percentage that the assets of each such Subsidiary are of Consolidated Assets, with the Subsidiary with the highest such percentage being selected first, and each other Subsidiary required to satisfy the requirements set forth in such proviso being selected in descending order of such respective percentages.

            "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation; and any other substance that could give rise to liability under any Environmental Law.

            "Minimum Interest Coverage" shall mean for each fiscal quarter of the Borrower the ratio of (a) the sum of EBITDA as of the end of such fiscal quarter for the preceding twelve months to (b) the Consolidated Interest Expense as of the end of such fiscal quarter for the preceding twelve months.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Multi-employer Plan" shall mean a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

            "New Lender Supplement" shall have the meaning set forth in subsection 2.23(a).

            "New Revolving Credit Lender" shall have the meaning set forth in subsection 2.23(a).

            "Non-Dollar Currency Equivalent" shall mean, on any Business Day with respect to any amount in Dollars, the amount of euros or the relevant Optional Currency that could be purchased with such amount of Dollars using the foreign exchange rate for such Business Day specified in the definition of "Dollar Equivalent".

            "Non-Excluded Taxes" shall have the meaning set forth in subsection 2.18.

            "Note" shall have the meaning set forth in subsection 10.6(e).

            "Obligations" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest thereon accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities (including all obligations in respect of overdrafts and related liabilities owed to any Lender or affiliate of a Lender or the Administrative Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds) of the Borrower or any Subsidiary Borrower to the Administrative Agent or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Hedge Agreement or cash management arrangement entered into with a Lender or an affiliate thereof or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

            "Optional Currency" shall mean euros and any other freely tradable currency readily available in the London interbank market and approved by the Administrative Agent.

            "Participants" shall mean one or more banks or other entities to which one or more Lenders have sold, in the ordinary course of business and in accordance with applicable law, participating interests in any Loan, Note, Revolving Credit Commitment or any other interest hereunder owing to such Lender.

            "Participating Member State" shall mean a member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Permitted Acquisition" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person or other significant assets of a Person (other than inventory, leases, materials and equipment and other assets in the ordinary course of business) if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) such acquired subsidiary or newly formed subsidiary owning the acquired assets shall be a Subsidiary of the Borrower or a wholly-owned Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under subsection 6.11 shall have been taken or shall be planned to be taken in a manner reasonably satisfactory to the Administrative Agent, (iii) no Material Adverse Effect would be likely to result therefrom and (iv)(I) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in subsections 6.9 and 6.10 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance and any savings associated with such acquisition had been achieved on the first day of such relevant period, and, in the case of an acquisition involving consideration in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such subsidiary or assets (to the extent reasonably available), and (II) after giving effect to such transaction, any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by subsection 7.5).

            "Permitted Foreign Debt" shall have the meaning specified in subsection 7.5(k).

            "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

            "Plan" shall mean, at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pricing Grid" shall mean the pricing grid attached hereto as Annex
      A.

            "Project Excellence" shall mean the Borrower's one-time management restructuring event occurring between June 2005 and December 2005.

            "Properties" shall mean the real property listed on Schedule
      4.19(b).

            "Receivable" shall mean any account and any other right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an instrument or chattel paper and whether or not it has been earned by performance. The terms "account", "instrument" and "chattel paper" as used herein shall have the meaning assigned to such terms in the Uniform Commercial Code in effect from time to time in the State of New York.

            "Receivables Subsidiary" shall mean a Subsidiary of the Borrower created to purchase and finance Sold Receivables.

            "Receivables Purchase Facility" shall mean any receivables purchase facility with terms and conditions reasonably satisfactory to the Administrative Agent and pursuant to which ownership interests in, or notes, commercial paper, certificates or other debt instruments in respect of which, are secured by the Sold Receivables.

            "Reference Lenders" shall mean JPMCB, Citicorp North America, Inc. and Bank of America, N.A.

            "Refinancing" shall be as defined in subsection 2.19(a).

            "Refunded Swing Line Loans" shall have the meaning assigned to such term in subsection 2.3(b).

            "Register" shall have the meaning specified in subsection
      10.6(b)(iv).

            "Regular Subsidiary Borrower" shall mean Scotts Treasury EEIG, any Domestic Subsidiary Borrower, any Foreign Subsidiary Borrower which is designated by the Borrower as a "Regular Subsidiary Borrower" in a notice to the Administrative Agent (which shall notify each Revolving Credit Lender of such designation), and any Foreign Subsidiary designated by the Borrower as a Regular Subsidiary Borrower after the Closing Date pursuant to subsection 10.1(b); provided that so long as any such Foreign Subsidiary Borrower is so designated, it is not required under the laws or regulations of any Governmental Authority to deduct or withhold any Excluded Taxes from any payment made by it under Section 2 or otherwise pursuant to this Agreement. The Borrower may rescind any such designation at any time by notice to the Administrative Agent, which shall notify each Revolving Credit Lender of such rescission.

            "Reimbursement Obligation" shall mean the Borrower's obligation to reimburse the Administrative Agent or any other Issuing Lender on account of the Letters of Credit as provided in Section 3.

            "Reorganization" shall mean, with respect to any Multi-employer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

            "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder (with respect to which the PBGC has not, by regulation, waived the 30-day notice requirement).

            "Required Lenders" shall mean at any time, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Aggregate Revolving Extensions of Credit then outstanding.

            "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Code of Regulations and/or By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" shall mean, as to any Person, the Chairman, President or an Executive, Senior or other Vice President (or, in the case of any Foreign Subsidiary, any analogous title) of such Person and, with respect to financial matters, the Chief Financial Officer, the Treasurer or the Controller (or, in the case of any Foreign Subsidiary, any analogous title) of such Person.

            "Revolving Credit Commitments" shall mean, as to any Lender, such Lender's Facility A Commitments, Facility B Commitments, Facility C Commitments, Facility D Commitments, for all purposes other than Section 2 (other than subsections 2.1 and 2.23) and Section 3, Sterling Commitments, Australian Commitments and Canadian Commitments, if any, and such other Commitments under any new Revolving Facility established in accordance with subsection 2.23(b). The original amount of the Total Revolving Credit Commitments is $1,000,000,000.

            "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments may terminate as provided herein.

            "Revolving Credit Lender" shall mean each of the Facility A Lenders, the Facility B Lenders, the Facility C Lenders, the Facility D Lenders and, for all purposes other than Section 2 (other than subsections 2.1 and 2.23) and Section 3, the Australian Dollar Lenders, the Canadian Dollar Lenders and the Sterling Lenders.

            "Revolving Credit Loan" shall mean each Facility A Loan, Facility B Loan, Facility C Loan, Facility D Loan and, for all purposes other than
      Section 2 (other than subsections 2.1 and 2.23) and Section 3, each Sterling Loan, Australian Dollar Loan and Canadian Dollar Loan; collectively, the "Revolving Credit Loans".

            "Revolving Credit Termination Date" shall be July 21, 2010 or such earlier date on which the Revolving Credit Commitments shall be terminated in accordance with this Agreement.

            "Revolving Extensions of Credit" shall mean, as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

            "Revolving Facilities" shall mean, without duplication, (a) the Facility A Commitments together with the Aggregate Facility A Revolving Extensions of Credit ("Facility A"); the Facility B Commitments together with the Aggregate Facility B Revolving Extensions of Credit ("Facility B"); the Facility C Commitments together with the Aggregate Facility C Revolving Extensions of Credit ("Facility C"); the Facility D Commitments together with the Aggregate Facility D Revolving Extensions of Credit ("Facility D"); and, for all purposes other than Section 2 (other than subsections 2.4 and 2.23) and Section 3, the Sterling Commitments together with the Aggregate Sterling Revolving Extensions of Credit (the "Sterling Facility"); the Australian Commitments together with the Aggregate Australian Revolving Extensions of Credit (the "Australian Facility"); the Canadian Commitments together with the Aggregate Canadian Revolving Extensions of Credit (the "Canadian Facility"), or any other Revolving Facility established pursuant to subsection 2.23(b).

            "Revolving Percentage" shall mean, as to any Revolving Credit Lender in respect of any Revolving Facility at any time, the percentage which such Lender's Revolving Credit

      Commitment under such Revolving Facility then constitutes of the aggregate Revolving Credit Commitments in respect of such Revolving Facility (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extension of Credit under any Revolving Facility then outstanding constitutes of the aggregate principal amount of the Revolving Extension of Credit in respect of such Revolving Facility then outstanding).

            "S&P" shall mean Standard & Poor's Ratings Services.

            "Screen" shall mean, with respect to any currency, the relevant Telerate Page on which appears the LIBOR Base Rate for deposits in such currency; provided that, if there is no such Telerate Page, the relevant Bloomberg Financial Markets Service page will be substituted.

            "Security Document" shall mean each of (a) the Guarantee and Collateral Agreement and (b) the Foreign Pledge Agreements.

            "Senior Subordinated Note Indenture" shall mean the Indenture entered into by the Borrower on October 8, 2003 together with all instruments and other agreements to be entered into by the Borrower and its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.11.

            "Senior Subordinated Notes" shall mean senior subordinated notes of the Borrower issued under the Senior Subordinated Note Indenture.

            "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA but which is not a Multi-employer Plan.

            "Sold Receivables" shall mean Receivables, originated by the Borrower or its Subsidiaries and in an aggregate amount not to exceed $200,000,000 at any time outstanding, sold to the Receivables Subsidiary or any other Person pursuant to and securing obligations under any Receivables Purchase Facility.

            "Solvent", when used with respect to any Person, shall mean that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Standby L/C" and "Standby L/Cs" shall each have the meaning specified in subsection 3.1(a).

            "Sterling" shall have the meaning assigned to such term in Annex B hereto.

            "Sterling Commitments" shall have the meaning assigned to such term in Annex B hereto.

            "Sterling L/C Obligations" shall have the meaning assigned to such term in Annex B hereto.

            "Sterling Lender" shall mean each Lender that has a Sterling Commitment or that holds Sterling Loans; collectively, the "Sterling Lenders". Each Sterling Lender on the date hereof represents that it is an Eligible U.K. Bank.

            "Sterling Loan" shall mean any Sterling Loan made pursuant to Annex B hereto; collectively, the "Sterling Loans".

            "Sterling Subsidiary Borrower" shall mean, Scotts Holdings Limited, Scotts Treasury EEIG and The Scotts Company (UK) Ltd. or any other Foreign Subsidiary Borrower organized under the laws of the United Kingdom and designated as such by the Borrower in a notice to the Administrative Agent, which shall notify each Sterling Lender thereof.

            "Sterling Swing Line Lenders" shall have the meaning assigned to such term in Annex B hereto.

            "Sterling Swing Line Loans" shall have the meaning assigned to such term in Annex B hereto.

            "Subordinated Debt" shall mean the Indebtedness of the Borrower pursuant to the Senior Subordinated Note Indenture and the Senior Subordinated Notes and the Subordinated Debt permitted under subsections 7.5(e), (f) and 7.5(g).

            "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or the European equivalent thereof of which shares of Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or equivalent are at the time owned, or the management of which is otherwise controlled, directly, or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Borrowers" shall mean EG Systems, Inc., Hyponex Corporation, Scotts Australia Pty. Ltd., Scotts Canada Ltd., The Scotts Company LLC, The Scotts Company (UK) Ltd., Scotts Holdings Limited, Scotts Manufacturing Company, Scotts Temecula Operations, LLC, Scotts Treasury EEIG, Smith & Hawken, Ltd. and all existing or future, Domestic or Foreign, Subsidiaries then designated by the Borrower pursuant to subsection 10.1(b).

            "Subsidiary Guarantors" shall mean (a) each Domestic Subsidiary of the Borrower executing the Guarantee and Collateral Agreement and (b) each Domestic Subsidiary acquired or organized subsequent to the Closing Date, except as otherwise provided in subsection 6.11(c).

            "Supported Foreign Indebtedness" shall have the meaning specified in subsection 7.5(m).

            "Swing Line Commitment" shall mean the obligation of the Swing Line Lenders, at any date, to make a Swing Line Loan pursuant to subsection 2.3(a) in the amount referred to therein.

            "Swing Line Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit C hereto.

            "Swing Line Lenders" shall mean JPMCB or such other Revolving Credit Lenders as may be requested by the Borrower or the Administrative Agent to make Swing Line Loans from time to time.

            "Swing Line Loan" shall mean any Swing Line Loan made under the Facility A Commitments, the Facility B Commitments, the Facility C Commitments and the Facility D Commitments pursuant to subsection 2.3; collectively, the "Swing Line Loans".

            "Telerate Page" shall mean the "British Bankers Assoc. Interest Settlement Rates Page" display designated at Page 3750 (or such other page on which euros or any Optional Currency then appears) on the Moneyline Telerate (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits or deposits in euros or any Optional Currency are offered by leading banks in the London interbank deposit market).

            "Total Capitalization" shall mean, in respect of any Person at a particular date, the sum at such date of the Total Indebtedness of such Person and the Consolidated Net Worth of such Person.

            "Total Indebtedness" shall mean, in respect of any Person at a particular date, the sum at such date of (a) the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person,
      (b) all other items which would properly be included as indebtedness, determined in accordance with GAAP, on a consolidated balance sheet of such Person and its Subsidiaries and (c) the aggregate outstanding principal amount of the obligations secured by Sold Receivables; provided that, for the purpose of calculating the Leverage Ratio for any period, Total Indebtedness shall be reduced by cash and Cash Equivalents set forth on the balance sheet of such Person as at such date.

            "Total Revolving Credit Commitments" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments then in effect (without duplication for the Sterling Commitments, the Australian Commitments and the Canadian Commitments).

            "Trade L/C" shall have the meaning assigned to such term in subsection 3.1(a).

            "Type" shall mean as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

            "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be effectively replaced in whole or in part or amended from time to time.

            "wholly owned Subsidiary" or "wholly-owned Subsidiary" shall mean any subsidiary of any Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other wholly owned Subsidiaries.

            1.2 Other Definitional Provisions.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any of the other Loan Documents or in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

            (b) As used herein, in any of the other Loan Documents, or in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms, to the extent not otherwise defined in subsection 1.1, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

            (d) An "affiliate" of a Lender includes, in the case of a Lender which is an investment fund, the investment adviser thereof and any other investment fund having the same investment adviser.

            SECTION 2. AMOUNT AND TERMS OF LOANS

            2.1 Revolving Credit Commitment.

            (a) Subject to and upon the terms and conditions of this Agreement:

            (i) each Facility A Lender severally (but not jointly) agrees to make Facility A Loans in Dollars, euros and any Optional Currency to the Borrower and/or the Regular Subsidiary Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed at any one time the Available Facility A Commitment of such Facility A Lender; provided that, after giving effect to the making of such Facility A Loans, the Aggregate Facility A Revolving Extensions of Credit will not exceed the Facility A Commitments;

            (ii) each Facility B Lender severally (but not jointly) agrees to make Facility B Loans in Dollars, euros, and any Optional Currency to the Borrower and/or the Regular Subsidiary Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Facility B Commitment of such Facility B Lender (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Facility B Loans, the Aggregate Facility B Revolving Extensions of Credit will not exceed the Facility B Commitments;

            (iii) each Facility C Lender severally (but not jointly) agrees to make Facility C Loans in Dollars, euros, and any Optional Currency to the Borrower and/or the Regular Subsidiary Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Facility C Commitment of such Facility C Lender; provided that, after giving effect to the making of such Facility C Loans, the Aggregate Facility C Revolving Extensions of Credit will not exceed the Facility C Commitments (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0);

            (iv) each Facility D Lender severally (but not jointly) agrees to make Facility D Loans in Dollars, euros, and any Optional Currency to the Borrower and/or the Regular Subsidiary

      Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Facility D Commitment of such Facility D Lender (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Facility D Loans, the Aggregate Facility D Revolving Extensions of Credit will not exceed the Facility D Commitments;

            (v) each Sterling Lender, which shall also be a Facility B Lender or an affiliate thereof, severally (but not jointly) agrees to make Sterling Loans in Sterling or euros to each Sterling Subsidiary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Sterling Commitment of such Sterling Lender in accordance with the terms of Annex B hereto (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Sterling Loans, the Aggregate Sterling Revolving Extensions of Credit will not exceed the Sterling Commitments;

            (vi) each Australian Dollar Lender, which shall be a Facility C Lender or an affiliate thereof, severally (but not jointly) agrees to make Australian Dollar Loans in Australian Dollars to each Australian Subsidiary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Australian Commitment of such Australian Dollar Lender in accordance with the terms of Annex C hereto (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Australian Dollar Loans, the Aggregate Australian Revolving Extensions of Credit will not exceed the Australian Commitments; and

            (vii) each Canadian Dollar Lender, which shall be a Facility D Lender or an affiliate thereof, severally (but not jointly) agrees to make, Canadian Dollar Loans in Canadian Dollars to each Canadian Subsidiary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Canadian Commitment of such Canadian Dollar Lender in accordance with the terms of Annex D hereto (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Canadian Dollar Loans, the Aggregate Canadian Revolving Extensions of Credit will not exceed the Canadian Commitment.

            (b) During the Revolving Credit Commitment Period the Borrower and the Subsidiary Borrowers may use the Revolving Credit Commitments by borrowing, repaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Except as provided in Annex B, Annex C or Annex D, each Revolving Credit Lender shall only be required to make Revolving Credit Loans (x) in Dollars, (y) in euros and (z) in Optional Currencies. The Borrower and Regular Subsidiary Borrowers may make ABR Loan and LIBOR Loan borrowings in Dollars and may make LIBOR Loan borrowings in euros and any Optional Currency under any Revolving Facility. Foreign Subsidiary Borrowers may make borrowings under the Revolving Facilities as provided for in Annex B, Annex C or Annex D. Each Facility B Lender, in respect of Sterling Loans, Facility C Lender, in respect of Australian Dollar Loans, and Facility D Lender in respect of Canadian Dollar Loans, agrees that each of its Lending Installations making or holding Sterling Loans, Australian Dollar Loans or Canadian Dollar Loans hereunder shall be on the date hereof, on the date any such Loans are made hereunder and, after giving effect to an assignment pursuant to subsection 10.6 hereof, an Eligible U.K. Bank, an Eligible Australian Bank or an Eligible Canadian Bank, as the case may be.

            2.2 Procedure for Revolving Credit Borrowing.

            (a) The Borrower and the Regular Subsidiary Borrowers may borrow under any Revolving Facility during the Revolving Credit Commitment Period on any Business Day; provided that the Borrower or the relevant Regular Subsidiary Borrower shall give the Administrative Agent irrevocable notice (which notice may be made by telephone and confirmed in writing promptly thereafter) (1) on the requested Borrowing Date, in the case of ABR Loans (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time),
(2) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in Dollars (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time) and (3) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in euros or an Optional Currency (which notice must be received by 11:00 A.M. London time), specifying (i) the identity of the Borrower or Regular Subsidiary Borrower borrowing and the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) the Revolving Facility under which the borrowing is to be made, (iv) whether the borrowing is to be an ABR Loan (in the case of Revolving Credit Loans in Dollars) or a LIBOR Loan or a combination thereof, and (v) if the borrowing is to be entirely or partly a LIBOR Loan, the amount to be a LIBOR Loan and the length of the Interest Period for such LIBOR Loan. Each ABR borrowing by the Borrower or any Regular Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof. Each LIBOR borrowing in Dollars by the Borrower or any Regular Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each LIBOR borrowing in euros or an Optional Currency by the Borrower or any Regular Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $2,500,000 or a whole multiple of $1,000,000 in excess thereof in the Non-Dollar Currency Equivalent thereof.

            (b) Upon receipt of any notice from the Borrower or a Regular Subsidiary Borrower pursuant to this subsection 2.2, the Administrative Agent shall promptly notify each Revolving Credit Lender under the relevant Revolving Facility thereof. Each such Revolving Credit Lender will make the amount of its ratable share (subject to subsection 2.1) of each borrowing available to the Administrative Agent for the account of the Borrower or such Regular Subsidiary Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 2:00 P.M., New York City time (or in the case of any borrowing in an Optional Currency, at the place and time specified by the Administrative Agent from time to time), on the Borrowing Date requested by the Borrower or such Regular Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower or such Regular Subsidiary Borrower by the Administrative Agent crediting the account of the Borrower or such Regular Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by such Revolving Credit Lenders and in like funds as received by the Administrative Agent.

            2.3 Swing Line Commitments.

            (a) Subject to the terms and conditions hereof, from time to time prior to the Revolving Credit Termination Date and to the Borrower or any Regular Subsidiary Borrower (i) each Swing Line Lender severally (but not jointly) agrees to make Swing Line Loans in Dollars or euros in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding (each of the foregoing individually, a "Swing Line Loan"; collectively the "Swing Line Loans"), which Swing Line Loans may be borrowed under any of the Facility A Commitments, the Facility B Commitments, the Facility C Commitments or the Facility D Commitments; provided that, after giving effect to the making of such Swing Line Loans, the aggregate principal amount of Swing Line Loans (including any Sterling Swing Line Loans, Australian Dollar Swing Line Loans and Canadian Dollar Swing Line Loans) made under any Revolving Facility (including the Sterling Facility, Australian Facility and Canadian Facility) at any one time outstanding shall not exceed $100,000,000 or the Non-Dollar Currency Equivalent thereof and the Aggregate Facility A Revolving Extensions of Credit shall not exceed the Facility A Commitments, the Aggregate Facility B Revolving Extensions of Credit shall not exceed the Facility B Commitments, the Aggregate Facility C Revolving Extensions of Credit shall not exceed the Facility C Commitments and the Aggregate Facility D Revolving Extensions of Credit shall not exceed the Facility D Commitments. All Swing Line Loans shall be made on terms agreed upon by the relevant Swing Line Lender and the Borrower or applicable Regular Subsidiary Borrower. The Borrower or applicable Regular Subsidiary Borrower shall give the Administrative Agent irrevocable notice (which notice may be made by telephone (and confirmed in writing promptly thereafter) and must be received by the Administrative Agent at or prior to 1:00 P.M., New York City time, on the requested Borrowing Date), specifying the amount of each requested Swing Line Loan, which shall be greater than or equal to a minimum amount to be agreed upon by the Borrower or applicable Regular Subsidiary Borrower and the relevant Swing Line Lender, and the Revolving Facility under which it is to be borrowed. In giving irrevocable notice, the Borrower or the applicable Regular Subsidiary Borrower shall designate, at its option, one or two Swing Line Lenders to make one or more Swing Line Loans in the relevant currency. Upon such notice, the Administrative Agent shall promptly notify each applicable Swing Line Lender thereof. Each Swing Line Lender which has been designated by the Borrower or the applicable Regular Subsidiary Borrower in its irrevocable notice shall make the amount of its ratable share of each borrowing in the currency requested available to the Borrower or applicable Regular Subsidiary Borrower in the manner directed by the Administrative Agent on the requested Borrowing Date.

            (b) The Swing Line Lenders or any of them at any time and in their or its sole and absolute discretion, may, on behalf of the Borrower or applicable Regular Subsidiary Borrower (which hereby irrevocably directs the Swing Line Lenders to act on its behalf), request each Revolving Credit Lender under the applicable Revolving Facility, including each Swing Line Lender, with respect to all other Swing Line Loans, to make a Revolving Credit Loan under such Revolving Facility, in the currency of the Swing Line Loan(s) made by such Swing Line Lender(s) in an amount equal to such Lender's Revolving Percentage under such Revolving Facility of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 8 shall have occurred (in which event the procedures of paragraph (c) of this subsection 2.3 shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lenders, at the office of the Administrative Agent prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

            (c) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of subsection 2.3, one of the events described in paragraph (f) of
Section 8 shall have occurred, each Revolving Credit Lender under the applicable Revolving Facility hereby agrees to and will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in each Refunded Swing Line Loan in an amount equal to its Revolving Percentage under such Revolving Facility of such Refunded Swing Line Loan. Such Revolving Credit Lender will immediately transfer to the Administrative Agent for the account of the Swing Line Lenders, in immediately available funds denominated in Dollars, the Dollar Equivalent (if applicable) of the amount of its participations and, upon its receipt of its ratable share thereof, each Swing Line Lender will deliver to such Revolving Credit Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount. On such date, any Swing Line Loans not denominated in Dollars shall, without any further action or notice being required, be converted to and become denominated in Dollars in an amount equal to the Dollar Equivalent of the amount thereof on such date.

            (d) Whenever, at any time after any Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Refunded Swing Line Loan and such Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to such Revolving Credit Lender through the Administrative Agent its participating interest in such Dollar Equivalent amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded) in funds denominated in Dollars; provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Revolving Credit Lender will return to such Swing Line Lender through the Administrative Agent any portion thereof previously distributed by such Swing Line Lender to it in like funds as such payment is required to be returned by such Swing Line Lender.

            2.4 Participation. Each Revolving Credit Lender's obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower, any Regular Subsidiary Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower or any Subsidiary; (d) any breach of this Agreement by the Borrower, any Regular Subsidiary Borrower or any other Revolving Credit Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, no Revolving Credit Lender shall have any obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.3 or to make any Refunded Swing Line Loans in respect of any Swing Line Loan which was made at any time following receipt by the Administrative Agent of a notice from any Revolving Credit Lender specifying that (x) a Default or Event of Default has occurred and is continuing and (y) explicitly stating that such Revolving Credit Lender will not purchase such participating interests or make Refunded Swing Line Loans with respect to Swing Line Loans made after the date of receipt of such notice.

            2.5 Repayment of Revolving Credit Loans; Evidence of Debt.

            (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 8). Each of the Regular Subsidiary Borrowers hereby unconditionally promises to pay to the Administrative Agent for the account of such Lender (i) the then unpaid principal amount of each Loan to such Subsidiary Borrower on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8) and
(ii) the then unpaid principal amount of the Swing Line Loans to such Subsidiary Borrower of the Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans became due and payable pursuant to Section 8). Each of the Borrower and the relevant Subsidiary Borrowers hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding to the Borrower or such Subsidiary Borrower, as applicable, from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.11.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower and the Subsidiary Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower or a Regular Subsidiary Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or such Regular Subsidiary Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and each Regular Subsidiary Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or such Regular Subsidiary Borrower to repay (with applicable interest) the Loans made to such Borrower or such Regular Subsidiary Borrower by such Lender in accordance with the terms of this Agreement.

            (e) No Loan to Scotts Treasury EEIG may remain outstanding for more than 11.5 months and, after any such Loan is repaid, there shall be a period of at least two weeks during which Scotts Treasury EEIG has no Loan or other amount outstanding under any Revolving Facility; provided that the Borrower may deliver a notice to the Administrative Agent at any time directing that the restriction in this subsection 2.5(e) shall cease to apply with respect to such Loan or such period as are mentioned in any such notice.

            2.6 Facility Fee, etc.

            (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Credit Lender, a facility fee in Dollars for the period from and including the Closing Date to the date that the Revolving Credit Commitments are terminated (or if later, the date that the Loans and L/C Obligations shall be repaid in full), calculated as an amount equal to the product of (a) the Facility Fee Rate and (b) the average daily amount of the Revolving Credit Commitment of such Lender (regardless of usage) during the period for which such facility fee is calculated, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date (or if later, the date that the Loans and L/C Obligations shall be repaid in full).

            (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

            2.7 Termination or Reduction of Revolving Credit Commitments.

            (a) Optional. The Borrower shall have the right, upon not less than five Business Days' written notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, reduce the amount of the Revolving Credit Commitments, provided that (i) any such reduction shall be applied ratably across the Facility A, Facility B, Facility C and Facility D (with corresponding reductions across the Sterling Facility, the Australian Facility and the Canadian Facility), (ii) any such reduction shall be accompanied by prepayment of the Revolving Credit Loans under the applicable Revolving Facility by the Borrower and/or any Regular Subsidiary Borrower, as applicable, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, the Available Facility A Commitments, the Available Facility B Commitments, Available Facility C Commitments or the Available Facility D Commitments would be negative, (iii) any such termination of the Revolving Credit Commitments shall be accompanied by (A) prepayment in full of the Revolving Credit Loans then outstanding hereunder, (B) cash collateralization of all L/C Obligations then outstanding in accordance with the provisions of subsection 2.9, and (C) payment of accrued interest thereon to the date of such prepayment and the payment of any unpaid fees then accrued hereunder (including, without limitation, in respect of any Letters of Credit) and (iii) any termination of the Revolving Credit Commitments while LIBOR Loans are outstanding under the Revolving Credit Commitments and any reduction of the aggregate amount of the Revolving Credit Commitments that reduces the amount of the Revolving Credit Commitments under any Revolving Facility below the principal amount of the LIBOR Loans then outstanding thereunder may be made only on the last day of the respective Interest Periods for such LIBOR Loans. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Any such reduction shall be in an amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or in the case of a LIBOR borrowing in euros, an Optional Currency, the Dollar Equivalent thereof) and shall reduce permanently the amount of the Revolving Credit Commitments then in effect.

            (b) Mandatory. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Termination Date and all Revolving Credit Loans shall be repaid and to the extent any Letter of Credit remains outstanding after the Revolving Credit Termination Date, the Borrower shall cash collateralize such L/C Obligations (and the fees thereon) in accordance with the provisions of subsection 2.9.

            2.8 Optional and Mandatory Prepayments(a) .

            (a) Optional Prepayments. The Borrower or any Regular Subsidiary Borrower may, at any time and from time to time prepay Loans under any Revolving Facility made to it hereunder, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent (which notice may be made by telephone and confirmed in writing promptly thereafter): (1) on the date of such prepayment, in the case of ABR Loans (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time), (2) three Business Days prior to the date of such prepayment, in the case of LIBOR Loans in Dollars (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time) and (3) three Business Days prior to the date of such prepayment, in the case of LIBOR Loans in euros or an Optional Currency (which notice must be received by 12:00 Noon, London time), specifying the date and amount of prepayment, the relevant Revolving Facility and whether the prepayment is of LIBOR Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Borrower or the relevant Regular Subsidiary Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof (or in the case of a LIBOR borrowing in euros or an Optional Currency, the Dollar Equivalent thereof), provided that unless a LIBOR Loan is prepaid in full, no prepayment shall be made if, after giving effect to such prepayment, the aggregate principal amount of LIBOR Loans in Dollars outstanding with respect to which a common Interest Period has been selected shall be less than $1,000,000 or, in the case of LIBOR Loans in euros or an Optional Currency, after giving effect to such prepayment, the aggregate principal amount of LIBOR Loans in euros or an Optional Currency outstanding with respect to which a common Interest Period has been selected shall be less than $2,500,000 or the Non-Dollar Currency Equivalent thereof.

            (b) Mandatory Prepayments. The Borrower, without notice or demand, shall immediately prepay the Revolving Credit Loans under any Revolving Facility, or cause such Loans to be prepaid by the Regular Subsidiary Borrowers, to the extent, if any, that the Available Facility A Commitments, the Available Facility B Commitments, the Available Facility C Commitments or the

Available Facility D Commitments, as the case may be, are negative, together with accrued interest to the date of such prepayment on the amount so prepaid; provided that if such prepayment is required solely as a result of a change in the aggregate Dollar Equivalent of the Revolving Credit Loans in euros or an Optional Currency, no prepayment shall be made unless such prepayment is required pursuant to subsection 2.20 under the applicable Revolving Facility.

            2.9 Cash Collateralization of Letters of Credit. To the extent that at any time and from time to time, the L/C Obligations exceed the amount of the L/C Commitments or the L/C Obligations under any Revolving Facility exceed the Revolving Credit Commitments under such Revolving Facility (whether pursuant to subsections 2.7, 2.8 or otherwise), the Borrower shall cash collateralize (in a manner reasonably satisfactory to the Administrative Agent) such portion of the L/C Obligations (and the fees thereon through the stated expiration date of the Letters of Credit giving rise to such L/C Obligations) which is in excess of the L/C Commitments or such Revolving Credit Commitments, as applicable.

            2.10 Conversion Options. (a) The Borrower or any Regular Subsidiary Borrower may elect from time to time to convert LIBOR Loans in Dollars under any Revolving Facility to ABR Loans under such Revolving Facility, and may elect from time to time to convert ABR Loans in Dollars under any Revolving Facility to LIBOR Loans under such Revolving Facility, by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election to convert (which date shall be a Business Day and in the case of any conversion of any LIBOR Loans to ABR Loans, the last day of an Interest Period therefor), the amount and type of conversion and, in the case of any conversion of ABR Loans to LIBOR Loans, the Interest Period selected with respect thereto; provided, however, that (i) ABR Loans may not be converted to LIBOR Loans when any Default or Event of Default has occurred and is continuing without the consent of the Administrative Agent and (ii) Swing Line Loans may not, at any time, be converted to LIBOR Loans. All or any part of outstanding LIBOR Loans or ABR Loans may be converted as provided herein, provided that partial conversions of LIBOR Loans to ABR Loans shall be in an aggregate principal amount of $2,500,000 or a whole multiple thereof and partial conversions of ABR Loans to LIBOR Loans with respect to which a common Interest Period has been selected shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $2,500,000 in excess thereof, and provided, further, that in the case of a partial conversion of LIBOR Loans to ABR Loans, after giving effect to such conversion, the aggregate principal amount of the LIBOR Loans outstanding with respect to which a common Interest Period has been selected shall be not less than $5,000,000.

            (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period by compliance by the Borrower or the Regular Subsidiary Borrowers with the notice provisions contained in the definition of Interest Period, provided that no LIBOR Loan in Dollars may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an ABR Loan on the last day of the last Interest Period for which a LIBOR Rate was determined by the Administrative Agent on or prior to the Administrative Agent's obtaining knowledge of such Default or Event of Default.

            (c) No conversion or continuation of any Revolving Credit Loans under any Revolving Facility shall be made pursuant to this subsection 2.10 if, after giving effect to such conversion or continuation the amount of the Available Facility A Commitments, the Available Facility B Commitments, the Available Facility C Commitments or the Available Facility D Commitments, as the case may be, would be negative.

            (d) Conversions of Revolving Credit Loans in any currency to another currency shall be made by repaying such Revolving Credit Loans and reborrowing in such other currency in compliance with the provisions hereof.

            2.11 Interest Rate and Payment Dates.

            (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest for the period from and including the date thereof until maturity at a rate per annum equal to the ABR plus the Applicable Margin.

            (c) If all or a portion of (i) the principal amount of any Loan or any reimbursement obligation, (ii) any interest payable thereon or (iii) any facility fee, commission or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (A) the rate pursuant to paragraph (a) of this subsection plus 2% or (B) in the case of amounts in Dollars, if higher, the rate described in paragraph (b) of this subsection 2.11 plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). The Administrative Agent may choose any Interest Period from time to time (including one Interest Period of shorter than one month) with respect to any overdue amount bearing interest based upon paragraph (a) of this subsection.

            (d) Interest shall be payable in arrears on each Interest Payment Date, except that interest payable pursuant to subsection 2.11(c) shall be payable upon demand.

            2.12 Computation of Interest and Fees.

            (a) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Regular Subsidiary Borrowers absent manifest error.

            (b) Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed (subject, in the case of any LIBOR Loan in an Optional Currency, to any market convention for a different basis as determined by the Administrative Agent); and facility fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of the LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, any LIBOR reserve requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the Closing Date and the amount of such change in interest rate.

            (c) The Administrative Agent shall, at the request of the Borrower or a Regular Subsidiary Borrower or any Lender, deliver to the Borrower or a Regular Subsidiary Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.11, excluding any LIBOR Base Rate which is based upon the British Bankers Assoc. Interest Settlement Rates Page.

            2.13 Inability to Determine Interest Rate. In the event that the Reference Lenders shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower and the Regular Subsidiary Borrowers absent manifest error) that by reason of circumstances affecting the interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to subsection 2.11(a) for any Interest Period with respect to (a) a proposed Loan that has been requested be made as a LIBOR Loan, (b) a LIBOR Loan that will result from the requested conversion of an ABR Loan into a LIBOR Loan or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the Borrower and the Lenders at least one Business Day prior to, as the case may be, the requested Borrowing Date for such LIBOR Loan, the conversion date of such ABR Loan or the last day of such Interest Period. If such notice is given
(i) any requested LIBOR Loan in Dollars shall be made as an ABR Loan, (ii) any ABR Loan that was to have been converted to a LIBOR Loan shall be continued as an ABR Loan, (iii) any outstanding LIBOR Loan in Dollars shall be converted, on the last day of the then current Interest Period with respect thereto, to an ABR Loan and (iv) the LIBOR Rate for such Interest Period for any affected LIBOR Loans in euros or any Optional Currency shall bear interest for such Interest Period at a rate reasonably determined by the Administrative Agent as representing the cost to Lenders generally holding such LIBOR Loans of funding such LIBOR Loans for such Interest Period plus the Applicable Margin. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made nor shall the Borrower have the right to convert an ABR Loan to a LIBOR Loan. Such notice shall be withdrawn by the Administrative Agent when the Administrative Agent shall reasonably determine that adequate and reasonable means exist for ascertaining the LIBOR Rate.

            2.14 Pro Rata Treatment and Payments.

            (a) Each borrowing from the Revolving Credit Lenders hereunder shall be made under the Revolving Facility specified by the Borrower in accordance with subsections 2.1 and 2.2. The reduction of the Revolving Credit Commitments under any Revolving Facility of the Lenders shall be made ratably.

            (b) Each payment (including each prepayment) on account of principal of and interest on the Revolving Credit Loans in any currency shall be made ratably according to the respective outstanding principal amounts of such Loans then held by the Revolving Credit Lenders, subject in the case of prepayments of principal to any designation of the Administrative Agent pursuant to subsection
2.1. The Borrower or a Regular Subsidiary Borrower may select the currency or currencies of any optional or mandatory prepayment of the Revolving Credit Loans.

            (c) All payments (including prepayments) to be made by the Borrower or any Regular Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars or euros, as applicable, and in immediately available funds (or in the case of any payment in an Optional Currency, in the relevant Optional Currency and at the place and time specified by the Administrative Agent from time to time). The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in the computation of the amount payable hereunder. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

            (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or the relevant Regular Subsidiary Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate (or, in the case of any borrowing in euros or an Optional Currency, the customary rate as selected by the Administrative Agent for the settlement of obligations between banks) during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Revolving Percentage or Term Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360 (the "Effective Interbank Rate"). A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on such Borrowing Date for all purposes of this Agreement. If such amount is not so made available to the Administrative Agent, then the Administrative Agent shall notify the Borrower or the relevant Regular Subsidiary Borrower of such failure and on the fourth Business Day following such Borrowing Date, the Borrower or such Regular Subsidiary Borrower shall pay to the Administrative Agent such ratable portion, together with interest thereon for each day that the Borrower or such Regular Subsidiary Borrower had the use of such ratable portion, at the Effective Interbank Rate. Nothing contained in this subsection 2.14(d) shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

            (e) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

            2.15 Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) such Lender shall forthwith give telecopy or telephonic notice of such circumstances, confirmed in writing, to the Borrower or the relevant Regular Subsidiary Borrower (which notice shall be withdrawn by such Lender when such Lender shall reasonably determine that it shall no longer be illegal for such Lender to make or maintain LIBOR Loans or to convert ABR Loans to LIBOR Loans), (b) the commitment of such Lender hereunder to make LIBOR Loans or to convert ABR Loans to LIBOR Loans shall forthwith be canceled and (c) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be, in the case of Loans in Dollars, converted automatically to ABR Loans based upon the ABR on the last day of the then current Interest Period with respect to such Loans or within such earlier period as may be required by law and in the case of Loans in euros or any Optional Currency, shall be prepaid on the last day of the then current Interest Period with respect to such Loans or within such earlier period as may be required by law. The Borrower and each Regular Subsidiary Borrower hereby agrees promptly to pay the Administrative Agent for the account of each Lender, upon demand by the Administrative Agent, any additional amounts necessary to compensate the Lenders for any costs incurred by the Lenders in making any conversion in accordance with this subsection 2.15, including, but not limited to, any interest or fees payable by the Lenders to lenders of funds obtained by them in order to make or maintain their LIBOR Loans hereunder (the Administrative Agent's notice of such costs, as certified to the Borrower or such Regular Subsidiary Borrower, to be conclusive, absent manifest error).

            2.16 Requirements of Law.

            (a) In the event that any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality (including the National Association of Insurance Commissioners):

                  (i) shall subject such Lender to any tax of any kind, whatsoever with respect to this Agreement, any Letter of Credit, any Application, any Loan or any LIBOR Loans made by it or its obligation to make LIBOR Loans or change the basis of taxation of payments to such Lender of principal, facility fee, interest or any other amount payable hereunder (other than Non-Excluded Taxes or changes in the rate of tax on the overall net income of such Lender)

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the LIBOR Rate hereunder, or

                  (iii) shall impose on such Lender or the eurocurrency market any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (which increase in cost shall be the result of such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), of making, renewing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable thereunder then, in any such case, the Borrower or the relevant Regular Subsidiary Borrower shall, upon notice to it from such Lender (with a copy to the Administrative Agent) certifying that (x) one of the events described in this subsection 2.16(a) has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, promptly pay to the Administrative Agent for the account of the applicable Lender, upon demand by the Administrative Agent, without duplication, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable which such Lender deems to be material as determined in good faith by such Lender with respect to this Agreement or the Loans made hereunder, provided that, in any such case, the Borrower or the relevant Regular Subsidiary Borrower (if otherwise not prohibited hereunder) may elect to convert the LIBOR Loans in Dollars made hereunder to ABR Loans by giving such Lender and the Administrative Agent at least one Business Day's prior irrevocable notice of such election in which case the Borrower or relevant Regular Subsidiary Borrower shall promptly pay the Administrative Agent for the account of the applicable Lender, upon demand by the Administrative Agent, without duplication, any loss or expense incurred by such Lender in liquidating or re-employing the deposits from which the funds were obtained by such Lender for the purpose of making and/or maintaining such LIBOR Loans, together with any amount due under this subsection 2.16(a) in respect of the period prior to such conversion. If such Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower or the relevant Regular Subsidiary Borrower of the event by reason of which it has become so entitled.

            (b) In the event that any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letters of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying that (x) one of the events described in this subsection 2.16(b) has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) A certificate as to any additional amounts payable pursuant to paragraphs (a) and (b) above submitted by any Lender to the Borrower or a Regular Subsidiary Borrower shall be conclusive absent manifest error.

            2.17 Indemnity. The Borrower and each Regular Subsidiary Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower or such Regular Subsidiary Borrower in payment of the principal amount of or interest on any LIBOR Loans including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by them in order to maintain their LIBOR Loans, (b) default by the Borrower or such Regular Subsidiary Borrower in making LIBOR Loans or conversion after the Borrower or such Regular Subsidiary Borrower has given a notice in accordance with subsection 2.2 or 2.10, (c) default by the Borrower or such Regular Subsidiary Borrower in making any prepayment of a LIBOR Loan after the Borrower or such Regular Subsidiary Borrower has given a notice in accordance with subsection 2.8(a), and (d) the making of any payment or conversion of LIBOR Loans on a day which is not the last day of the applicable Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by the Lenders to lenders of funds obtained by them in order to maintain their LIBOR Loans hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Notes. The obligations of indemnity of each of the respective Regular Subsidiary Borrowers hereunder are limited only to the loss and expense described herein arising from or as a result of any act or omission by such Regular Subsidiary Borrower, and are not, and shall not be deemed to be, the joint and several obligations of each such Regular Subsidiary Borrower as to any loss or expense arising from or as a result of any act or omission by the Borrower or the other Regular Subsidiary Borrower.

            2.18 Taxes.

            (a) Except as provided below in this subsection or in any Annex hereto, all payments made by the Borrower or any Subsidiary Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding the following taxes ("Excluded Taxes") (x) taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and (y) all franchise taxes or branch taxes imposed upon any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower and/or such Subsidiary Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that are attributable to (i) such Lender's failure to comply with the requirements of paragraph (b) of this subsection or (ii) the Lender's failure at all times during which it is a party to this Agreement to comply with the requirements of subsection 2.1 or 2.3 unless such failure is due to a change in treaty, law or regulation or any application or interpretation thereof. Whenever any Non-Excluded Taxes are payable by the Borrower or any Subsidiary Borrower, as promptly as possible thereafter the applicable Borrower or Subsidiary Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower or such Subsidiary Borrower showing payment thereof. If the Borrower or any Subsidiary Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower or Subsidiary Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) (1) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (X) (i) on or before the date of any payment by the Borrower or any Regular Subsidiary Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, or such successor applicable form, statement or certificate, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax or is entitled receive payments under this Agreement and any Notes without deduction or withholding (or, upon the prior written consent of the Borrower, at a reduced rate of withholding) of any United States federal income taxes;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or such Domestic Subsidiary Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

            (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of each of the Borrower, the relevant Subsidiary Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower or any Domestic Subsidiary Borrower, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit D (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8 BEN or W-8 ECI, as applicable, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Sections 871(h), 881(c) and 1441(c)(9) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of each of the Borrower, the Domestic Subsidiary Borrowers and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent.

            (2) Each Lender that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized or is not a resident for taxation purposes of such Foreign Subsidiary Borrower's country of tax residence, shall upon written request by such Foreign Subsidiary Borrower, deliver to such Foreign Subsidiary Borrower or the applicable Governmental Authority or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized or is otherwise a resident for taxation purposes, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

            2.19 Use of Proceeds. The Revolving Facilities and the proceeds of the Revolving Credit Loans shall be used (a) for the repayment in full of the loans under the Existing Credit Agreement and the payment in full of any and all other amounts owing to the lenders thereunder (the "Refinancing") and (b) for working capital and other general corporate purposes (which shall include any purpose expressly permitted by this Agreement) of the Borrower and its Subsidiaries; provided that, notwithstanding the foregoing, none of the proceeds of the Revolving Credit Loans may be used to finance any Hostile Take-Over Bid.

            2.20 Controls on Prepayment if Aggregate Revolving Extensions of Credit Exceed Aggregate Revolving Credit Commitments.

            (a) The Borrower will implement and maintain internal controls to monitor the borrowings and repayments of Revolving Credit Loans by both the Borrower and the relevant Regular Subsidiary Borrowers and the issuance of and drawings under Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments becoming negative by more than 5% of the Revolving Credit

Commitments under the relevant Revolving Facility, and, if such Commitments are negative by more than 5%, the Borrower will promptly notify the Administrative Agent.

            (b) The Administrative Agent will calculate the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments from time to time, and in any event not less frequently than once during each calendar quarter. In making such calculations, the Administrative Agent will rely on the information most recently received by it from the Swing Line Lenders in respect of outstanding Swing Line Loans and from the Issuing Lenders in respect of outstanding L/C Obligations.

            (c) In the event that on any date the Administrative Agent calculates that the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments have become negative solely as a result of a change in the aggregate Dollar Equivalent of the Revolving Credit Loans under such Revolving Facility in euros or in Optional Currencies, by more than 5%, the Administrative Agent will give notice to such effect to the Borrower or any such Regular Subsidiary Borrower and the Lenders. Within five Business Days of receipt of any such notice, the Borrower or any such Regular Subsidiary Borrower will, as soon as practicable but in any event within five Business Days of receipt of such notice, first, make such repayments or prepayments of Revolving Credit Loans under the relevant Revolving Facility (together with interest accrued to the date of such repayment or prepayment), second, pay any Reimbursement Obligations under such Revolving Facility then outstanding and, third, cash collateralize any outstanding L/C Obligations under such Revolving Facility on terms reasonably satisfactory to the Administrative Agent as shall be necessary to cause the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments, as applicable, not to be negative. If any such repayment or prepayment of a LIBOR Loan pursuant to this subsection occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lenders such amounts, if any, as may be required pursuant to subsection 2.17.

            2.21 Lending Installations.

            (a) Subject to subsection 2.1 and 2.3 each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time, provided that (i) in the case of a Facility C Lender, that Lending Installation is an Eligible Australian Bank and (ii) in the case of a Facility D Lender, that Lending Installation is an Eligible Canadian Bank. All terms of this Agreement shall apply to any such Lending Installation and the Loans made hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with subsection 10.2 and subject always to subsection 2.1 and 2.3 designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

            (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.16 or 2.18(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Installation for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and any of its Lending Installations to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this subsection 2.21(b) shall affect or postpone any of the obligations of the Borrower or any Regular Subsidiary Borrower or the rights of any Lender pursuant to subsection 2.16 or 2.18(a).

            2.22 Notices to Lenders. All notices under this Section 2 to Lenders by the Borrower, any Regular Subsidiary Borrower or the Administrative Agent, and all payments by the Administrative Agent to the Lenders, shall be made to the respective Lending Installations of the Lenders maintaining the relevant Loans or Commitments.

            2.23 Revolving Credit Commitment Increases and Changes.

            (a) From time to time the Borrower may, with the consent of the Administrative Agent and the Issuing Lender and one or more (i) of the Revolving Credit Lenders and/or (ii) banks or other financial institutions to be added to this Agreement (each such entity a "New Revolving Credit Lender"), increase the Total Revolving Credit Commitments, which increase shall be provided by such Revolving Credit Lenders and/or New Revolving Credit Lenders and which may be applied to each of or any of the Revolving Facilities as agreed by the Borrower and the Administrative Agent. Any such increase in the Total Revolving Credit Commitments shall be evidenced by (x) in the case of clause (i) above, the execution and delivery by the Borrower, the Regular Subsidiary Borrowers, the Administrative Agent and such Revolving Credit Lender of a Commitment Increase Supplement, substantially in the form of Exhibit E (a "Commitment Increase Supplement") and (y) in the case of clause (ii) above, the execution and delivery by the Borrower, the Subsidiary Borrowers, the Administrative Agent and such New Revolving Credit Lender of a New Lender Supplement, substantially in the form of Exhibit F (a "New Lender Supplement"), and shall be effective as of the date specified for effectiveness in such Commitment Increase Supplement or New Lender Supplement, as the case may be, whereupon such Revolving Credit Lender or New Revolving Credit Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment in respect of each such Revolving Facility as so increased or provided, and Schedule 1 shall be deemed to be amended to so increase the Revolving Credit Commitment under each such Revolving Facility and/or add the name and Revolving Credit Commitment of such New Revolving Credit Lender.

            (b) At the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), a Revolving Credit Lender may from time to time either (i) increase (including from zero) its Facility B Commitment, Facility C Commitment or Facility D Commitment (with a concomitant increase as appropriate in its Sterling Commitment, Canadian Dollar Commitment or Australian Dollar Commitment) or (ii) establish a new Revolving Facility (such as a "Facility E" or "Facility F") and a related local facility with a commitment thereunder and, in either case, equivalently reduce its commitment under one of its other Revolving Facilities which is Facility A, Facility B, Facility C or Facility D (with a concomitant reduction as appropriate in its Sterling Commitment, Canadian Dollar Commitment or Australian Dollar Commitment). Any such increase or establishment and equivalent reduction shall be evidenced by the execution and delivery by the Borrower, the Subsidiary Borrowers, the Administrative Agent and such Revolving Credit Lenders of documentation satisfactory to such parties providing for such increase or establishment and equivalent reduction and any amendments to this
Section 2 and to the relevant annexes hereto (including the inclusion of a new annex) as are necessary or appropriate to afford such parties with the benefits of this Agreement and the rights and remedies hereunder for such increase or such new Revolving Facility and any related local facility as are comparable to the benefits hereof and the rights and remedies hereunder for the existing Revolving Facilities.

            (c) If, on the date upon which the Revolving Credit Commitment of any Revolving Credit Lender under any Revolving Facility is increased pursuant to subsection 2.23(a) or there is an increase in or establishment of a Revolving Facility and an equivalent reduction in any other Revolving Facility pursuant to subsection 2.23(b), there is an unpaid principal amount of Revolving Credit Loans under any Revolving Facility affected thereby the Borrower or any Regular Subsidiary Borrower in which such Revolving Credit Lender has agreed to participate, the principal outstanding amount of all such

Revolving Credit Loans shall (A) in the case of such Revolving Credit Loans which are ABR Loans, be immediately prepaid by the Borrower or Subsidiary Borrower (but all such Revolving Credit Loans may, on the terms and conditions hereof, be reborrowed on such date on a ratable basis, based on the revised Revolving Credit Commitments as then in effect under the relevant Revolving Facilities) and (B) in the case of such Revolving Credit Loans which are LIBOR Loans, continue to remain outstanding (notwithstanding any other requirement in this Agreement that such Revolving Credit Loans be held ratably based on the revised Commitments under the relevant Revolving Facilities as then in effect) until the end of the then current Interest Period therefor, at which time such LIBOR Loans shall be paid by the Borrower or Subsidiary Borrower (but all such Revolving Credit Loans may, on the terms and conditions hereof, be reborrowed on such date on a ratable basis, based on the Revolving Facilities as then in effect).

            (d) Notwithstanding anything to the contrary in this subsection 2.23, (i) in no event shall any transaction effected pursuant to this subsection
2.23 cause the aggregate Revolving Credit Commitments to exceed $1,150,000,000 and (ii) no Lender shall have any obligation to increase its Revolving Credit Commitment under any Revolving Facility unless it agrees to do so in its sole discretion. Each Commitment Increase Supplement shall be deemed to be a supplement to this Agreement.

            SECTION 3. LETTER OF CREDIT FACILITIES

            3.1 L/C Commitment.

            (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") under any Revolving Facility for the account of the Borrower or any Regular Subsidiary Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments would be negative. Each Letter of Credit shall
(i) be denominated in Dollars, euros or in any Optional Currency, (ii) be either
(x) a standby letter of credit (a "Standby L/C") issued to support obligations of the Borrower or any Regular Subsidiary Borrower, contingent or otherwise, with an expiry date occurring not later than one year after such standby L/C was issued (which expiry date may be subject to one or more automatic extensions of one year or less unless 60-day notice, or such other notice as is satisfactory to the Borrower and the Issuing Lender, is given that any such extension shall not be effective) or (y) a documentary letter of credit in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business with an expiry date occurring not later than one year after such documentary letter of credit was issued and, in the case of any such documentary letter of credit which is to be accepted by the Issuing Lender pending payment at a date after presentation of sight drafts, with a payment date no more than one year after such drafts were presented for acceptance (a "Trade L/C") and (iii) expire no later than five days before the Revolving Credit Termination Date.

            (b) Each Standby L/C shall be subject to the International Standby Practices and each Trade L/C shall be subject to the Uniform Customs and, in each case, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) The Issuing Lender shall at no time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            (d) Notwithstanding anything to the contrary contained herein, each Letter of Credit outstanding under the Existing Credit Agreement on the Closing Date shall be deemed to be issued and outstanding under this Agreement as of the Closing Date.

            3.2 Procedure for Issuance of Letters of Credit. The Borrower or any Regular Subsidiary Borrower may from time to time request that the Issuing Lender issue a Letter of Credit under any Revolving Facility by delivering to the Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than four Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower or any relevant Regular Subsidiary Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower, to the Administrative Agent and to any relevant Regular Subsidiary Borrower promptly following the issuance thereof.

            3.3 Fees, Commissions and Other Charges.

            (a) The Borrower or the relevant Regular Subsidiary Borrower shall pay to the Administrative Agent, for the ratable account of the Issuing Lender and the L/C Participants under the relevant Revolving Facility, a letter of credit commission in Dollars with respect to each Letter of Credit issued by the Issuing Lender (i) in an amount equal to the Dollar Equivalent of such issuance and payment fees as have been agreed upon by the Borrower and the Issuing Lender and (ii) in an amount equal to the product of, on the date on which such commission is calculated, (A) the rate per annum equal to the Applicable Margin in respect of LIBOR Loans that are Revolving Credit Loans and (B) the Dollar Equivalent of the aggregate amount available to be drawn under each Letter of Credit (plus an additional 1/8 of 1% per annum which shall be payable for the account of the Issuing Lender). Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

            (b) In addition to the foregoing fees and commissions, the Borrower or the relevant Regular Subsidiary Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

            (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants under the relevant Revolving Facility all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection 3.3.

            3.4 L/C Participation.

            (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant under the relevant Revolving Facility, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's ratable share of the Revolving Facility under which such Letter of Credit is to be issued in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder under such Revolving Facility and the amount of each draft paid by the Issuing Lender thereunder. Each such L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any such Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower or the relevant Regular Subsidiary Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's ratable share of the Revolving Facility under which such Letter of Credit was issued of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant under any Revolving Facility to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit issued under such Revolving Facility is not paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any such L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans that are Revolving Credit Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit issued under any Revolving Facility and has received from any L/C Participant its ratable share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower, the relevant Regular Subsidiary Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its ratable share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrower. The Borrower or the relevant Regular Subsidiary Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower or the relevant Regular Subsidiary Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes (other than Excluded Taxes), fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment; provided that upon the acceleration of such reimbursement obligations in accordance with Section 8, the Borrower or the relevant Regular Subsidiary Borrower agrees to reimburse the Issuing Lender for the amount equal to the then maximum liability (whether direct or contingent) of the Issuing Lender and the L/C Participants under such Letter of Credit. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in the currency in which such Letter of Credit is denominated (except that, in the case of any Letter of Credit denominated in euros or any Optional Currency, in the event that such payment is not made to the Issuing Lender within three Business Days of the date of receipt by the Borrower or any relevant Regular Subsidiary Borrower of such notice, upon notice by the Issuing Lender to the Borrower or the relevant Regular Subsidiary Borrower, such payment shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment converted on the date of such notice into Dollars at the spot rate of exchange on such date) and in immediately available funds, on the date on which the Borrower or any relevant Regular Subsidiary Borrower (on behalf of itself or such Regular Subsidiary Borrower, as the case may be) receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day. Any conversion by the Issuing Lender of any payment to be made by the Borrower or any Regular Subsidiary Borrower in respect of any Letter of Credit denominated in euros or any Optional Currency into Dollars in accordance with this subsection 3.5 shall be conclusive and binding upon such Borrower or such relevant Regular Subsidiary Borrower and the Lenders in the absence of manifest error; provided that upon the request of any Lender, the Issuing Lender shall provide to such Lender a certificate including reasonably detailed information as to the calculation of such conversion.

            3.6 Obligations Absolute. The Borrower's and any relevant Regular Subsidiary Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any relevant Regular Subsidiary Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's or such relevant Regular Subsidiary Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower, any relevant Regular Subsidiary Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower or relevant Regular Subsidiary Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower and any relevant Regular Subsidiary Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower or any relevant Regular Subsidiary Borrower and shall not result in any liability of the Issuing Lender to the Borrower or any relevant Regular Subsidiary Borrower.

            3.7 Increased Costs. If the adoption of or any change in any law or regulation or in the interpretation thereof after the date hereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Issuing Lender or participated in by the Lenders or (ii) impose on any Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Issuing Lender or any Lender of issuing or maintaining such Letter of Credit (or its participation therein, as the case may be) (which increase in cost shall be the result of the Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon notice to it from the Issuing Lender or such Lender (with a copy to the Administrative Agent) certifying that (x) one of the events herein above described has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by the Issuing Lender or such Lender, as the case may be, and a reasonably detailed explanation of the calculation thereof, the Borrower shall immediately pay to such Issuing Lender or such Lender, as the case may be, from time to time as specified by the Administrative Agent or such Lender, additional amounts which shall be sufficient to compensate such Issuing Lender or such Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in subsection 3.3. A certificate as to the fact and amount of such increased cost incurred by the Issuing Lender or such Lender as a result of any event mentioned in clauses (i) or (ii) above, submitted by the Issuing Lender or such Lender to the Borrower, shall be conclusive, absent manifest error.

            3.8 Letter of Credit Payments. If any draft in Dollars, euros or in any Optional Currency shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount of the Dollars, euros or the Optional Currency thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

            (a) Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

            (b) Purpose of the Letters of Credit. The Letters of Credit shall be used for any lawful purposes requested by the Borrower or any Regular Subsidiary Borrower.

            SECTION 4. REPRESENTATIONS AND WARRANTIES

            In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit herein provided for, the Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

            4.1 Financial Condition.

            (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at April 2, 2005 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Refinancing and
(ii) the payment of fees and expenses in connection with the Refinancing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at April 2, 2005, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (b) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2004 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP and the unaudited consolidated statements of income and of cash flows for the three consecutive fiscal quarters ended since September 30, 2004, copies of which have heretofore been delivered to each of the Lenders, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such respective dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year or fiscal period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in Schedule
4.1. Since September 30, 2004 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            4.2 Corporate Existence; Compliance with Law. Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate or other power and authority and the legal right to own and operate its property, to lease the property it leases and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other applicable entity and in good standing under the laws of any jurisdiction where its ownership, lease or operation of property or the conduct or proposed conduct of its business requires such qualification, except where the failure to so qualify would not, in any instance or in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all material Requirements of Law applicable to it or its business, provided that the provisions of this clause (d) do not restrict or limit the applicability of any knowledge or other qualification which is given in this Agreement in any other matter which constitutes a "Requirement of Law".

            4.3 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and its Subsidiaries has the corporate or other power and authority and the legal right to make, deliver and perform this Agreement and the other Loan Documents to which it is a party and to borrow hereunder (in the case of the Borrower and any Subsidiary Borrower) and has taken all corporate or other action necessary to be taken by it to authorize such actions. No consent, waiver or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person is required to be made or obtained by the Borrower or its Subsidiaries in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement and the other Loan Documents to which it is a party. This Agreement constitutes, and the other Loan Documents to which the Borrower or any Subsidiary is a party when executed and delivered hereunder will constitute, a legal, valid and binding obligation of the Borrower and such Subsidiary, enforceable against the Borrower and such Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof or of any Subordinated Debt do not violate any usury law applicable to the Borrower or any Subsidiary Borrower or any other Requirement of Law or Contractual Obligation of the Borrower or any of its Material Subsidiaries and do not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which could reasonably be expected to have a Material Adverse Effect except for Liens which may be required by the Senior Subordinated Note Indenture.

            4.5 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby except as set forth on Schedule 4.5 or (b) which could reasonably be expected to have a Material Adverse Effect.

            4.6 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. Neither the Borrower nor any of its Subsidiaries is in default under any order, award or decree of any arbitrator or Governmental Authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, where such default would reasonably be expected to have a Material Adverse Effect.

            4.8 Subsidiaries. The Subsidiaries listed on Schedule 4.8 constitute all of the Subsidiaries of the Borrower in existence on the date hereof.

            4.9 Disclosure. No representations or warranties made by, or information supplied by, the Borrower or any of its Subsidiaries in this Agreement, any other Loan Document or in any other document, including without limitation the Confidential Information Memorandum, furnished to the Lenders from time to time in connection herewith or therewith (as such other documents may be supplemented from time to time) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Loan Documents or as otherwise disclosed in writing to the Lenders, there is no fact known to the Borrower or any of its Subsidiaries which has, or which would reasonably be expected to have, in the Borrower's or such Subsidiary's reasonable judgment, a Material Adverse Effect.

            4.10 Schedules. Each of the Schedules to this Agreement contains true, complete and correct information in all material respects.

            4.11 Federal Regulations. No part of the proceeds of any Loans will be used for (i) any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, and if deemed necessary in the reasonable judgment of the Administrative Agent or its counsel, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U of said Board or
(ii) except as set forth on Schedule 4.11, purchasing any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

            4.12 Investment Company Act; Other Regulations. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any U.S. federal or state statute or regulation which limits its ability to incur indebtedness.

            4.13 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair

Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

            4.14 ERISA. No "prohibited transaction" or "accumulated funding deficiency" (each as defined in Section 8 hereof) or Reportable Event has occurred within the applicable statute of limitations in effect as of the date hereof which has not been cured with respect to any Single Employer Plan. The present value of all benefits vested under all Single Employer Plans maintained by the Borrower or a Commonly Controlled Entity (based on those assumptions used to fund such Plans in accordance with Section 412 of the Code) did not, as of the last annual valuation date, exceed the value of the assets of such Plan determined in accordance with Section 412 of the Code allocable to such vested benefits. The liability to which the Borrower or any Commonly Controlled Entity would become subject under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely (as defined in Section 4203 of ERISA) from all Multi-employer Plans as of the valuation date most closely preceding the date hereof is not in excess of $3,000,000. The Borrower does not currently participate in any Multi-employer Plans.

            4.15 Title to Real Property, Etc. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or a valid and subsisting leasehold interest in, all its real property and good title to all its other property, except where the failure to have such good and marketable title would not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien, except as permitted by subsection
7.1 of this Agreement.

            4.16 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) except where the failure to file such returns or pay such taxes and/or assessments would not reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            4.17 Environmental Matters. Each of the following is true and correct as of the date hereof, other than exceptions to any of the following that, in the aggregate, would not reasonably be expected by the Borrower to have a Material Adverse Effect:

            (a) Each of the properties owned or operated by the Borrower or any of its Subsidiaries does not contain, and has not previously contained, any Materials of Environmental Concern in amounts or concentrations which
      (i) constitute or constituted a violation of, or (ii) could reasonably give rise to liability under, Environmental Laws.

            (b) The Borrower and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, and there is no contamination or violation of any Environmental Law which, in the aggregate with all other contaminations and violations, would interfere with the continued operations or the business of the Borrower and its Subsidiaries, in each case taken as a whole or impair the fair saleable value thereof.

            (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) With respect to the Borrower and its Subsidiaries, Materials of Environmental Concern have not been transported or disposed of in violation of, or in a manner or to a location which would reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would reasonably give rise to liability under, any applicable Environmental Laws.

            (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party or which will adversely affect the ability of the Borrower or any of its Subsidiaries to conduct any part of their business nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries.

            (f) There has been no release or threat of release of Materials of Environmental Concern at any location for which the Borrower or any of its Subsidiaries is liable by contract or operation of law, in violation of or in amounts or in a manner that would reasonably give rise to liability under Environmental Laws.

            4.18 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure of which to own or license would not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and the Borrower does not know of any valid basis for any such claim, except for such claims which have previously been disclosed to the Lenders and would not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            4.19 Security Documents. Except to the extent otherwise noted therein, each Security Document is effective to create in favor of the Administrative Agent, for the benefit of the Lenders (or, where required by law, in favor of each Lender), a legal, valid and enforceable security interest in the Collateral described therein. When (i) stock certificates representing the Collateral are delivered to the Administrative Agent, (ii) the financing statements specified on Schedule 4.19(ii) in appropriate form are filed in the offices specified on Schedule 4.19(ii) and (iii) the filings and other actions are made in respect of the Foreign Pledge Agreements specified on Schedule 4.19(iii), each Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Security Documents), in each case prior and superior in right to any other Person. The pledge of the Capital Stock of any Excluded Foreign Subsidiary will be limited to 65% of the Capital Stock of such Excluded Foreign Subsidiary. The obligations of a Foreign Subsidiary Borrower (other than Scotts Treasury EEIG) shall be secured by 100% of the Capital Stock of such Foreign Subsidiary Borrower (except with respect to Scotts Australia Pty Ltd., which shall be secured by 65% of the Capital Stock of such Subsidiary), 100% of the Capital Stock of each first-tier Subsidiary of such Foreign

Subsidiary Borrower that is not an Excluded Foreign Subsidiary and 65% of the Capital Stock of the each first-tier Subsidiary of such Foreign Subsidiary Borrower that is an Excluded Foreign Subsidiary, but no other assets of Foreign Subsidiaries of the Borrower shall be pledged as collateral security.

            4.20 Solvency.

            (a) The Borrower and each of its Subsidiaries is, and after giving effect to the Refinancing and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

            (b) Each Subsidiary Borrower is in compliance with all material Requirements of Law applicable to it with respect to capitalization and, to the knowledge of the Borrower or such Subsidiary Borrower, has sufficient capital with which to conduct its business in accordance with past practice. No Subsidiary Borrower is undercapitalized to such an extent that, solely as a result of such undercapitalization, any Lender would be deemed under the laws of the relevant jurisdiction to owe a fiduciary duty to any other creditor of such Subsidiary Borrower or the Loans made by relevant Lenders to such Subsidiary Borrower would be subordinated to any obligations of such Subsidiary Borrower owing to any other Person.

            4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" or "Senior Debt" of the Borrower and each Subsidiary Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

            SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Effectiveness of this Agreement. The agreement of each Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Extension of Credit on the Closing Date, of the following conditions precedent:

            (a) Execution of Agreement. The Administrative Agent shall have received this Agreement, duly executed and delivered by the Borrower and each of the Subsidiary Borrowers party to this Agreement as of the Closing Date and by each of the Lenders listed on Schedule 1.

            (b) Execution of Guarantee and Collateral Agreement. The Administrative Agent shall have received the Guarantee and Collateral Agreement, duly executed and delivered by the Borrower and each of the Subsidiary Guarantors party thereto as of the Closing Date.

            (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received the financial statements described in subsections 4.1(a) and
      (b) and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower or its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

            (d) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented by the Administrative Agent (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

            (e) Legal Opinion of Counsel to the Borrower and the Subsidiary Borrowers. The Administrative Agent and each Lender shall have received:

                  (i) an executed legal opinion of Vorys, Sater, Seymour and
            Pease LLP, special counsel to the Borrower, dated the Closing Date and addressed to the Administrative Agent and the Lenders substantially in the form of Exhibit G. The Administrative Agent and each Lender shall have received an executed legal opinion of Vorys, Sater, Seymour and Pease LLP, or such other counsel reasonably satisfactory to the Administrative Agent, as counsel to each Domestic Subsidiary Borrower, dated the Closing Date and addressed to the Administrative Agent and the Lenders;

                  (ii) an executed legal opinion of Clifford Chance, as counsel to each Foreign Subsidiary Borrower (or such other counsel to any Foreign Subsidiary Borrower as may be selected by the Borrower and reasonably satisfactory to the Administrative Agent), dated the Closing Date and addressed to the Administrative Agent and the Lenders substantially in the form required by subsection 5.3; and

                  (iii) an executed legal opinion from such special or local counsel as the Administrative Agent shall reasonably request, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

            (f) Corporate Proceedings of the Borrower and its Subsidiaries. The Administrative Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to the Administrative Agent and its counsel) of the Board of Directors of each of the Borrower and each of its Subsidiaries executing any Loan Document authorizing on or within 30 days prior to the Closing Date (i) the execution, delivery and performance of each of the Loan Documents to which it is a party, (ii) the consummation of the transactions contemplated hereby and thereby and (iii) the borrowings herein provided for, all certified by the Secretary or the Assistant Secretary (or equivalent Person for Subsidiaries which are not corporations) of the Borrower or such Subsidiary, as the case may be. Each such certificate shall (A) state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate, (B) specify the names and titles of the officers of the Borrower or such Subsidiary, as the case may be, authorized to sign the Loan Documents to which it is a party and (C) contain specimens of the signatures of such officers.

            (g) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby except as set forth in Schedule 5.1(g) or
      (ii) which, in any case, in the reasonable judgment of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

            (h) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all material consents, licenses and approvals required in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents to be delivered on or before the Closing Date, and the Borrower and its Material

      Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and its Material Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

            (i) Representations and Warranties. Each of the representations and warranties made by the Borrower and its Subsidiaries in or pursuant to this Agreement and any other Loan Document to which it is a party and the representations of the Borrower and its Subsidiaries which are contained in any certificate, document or financial or other statement furnished pursuant hereto or thereto on or before the Closing Date shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date both before and after giving effect to the making of the Loans hereunder.

            (j) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing hereunder after giving effect to the making of any Extension of Credit hereunder.

            (k) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Borrowing Certificate, dated the Closing Date, substantially in the form of Exhibit I hereto, with appropriate insertions, executed by a duly authorized Responsible Officer of the Borrower.

            (l) Pledged Stock; Stock Powers. Except as set forth on Schedule 5.1(b) or contemplated in subsection 6.11(a), the Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

            (m) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement or foreign equivalent) required by the Loan Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by subsection 7.1), shall be in proper form for filing, registration or recordation in the applicable jurisdiction.

            (n) Repayment and Termination of Existing Credit Agreement. The loans under the Existing Credit Agreement shall have been repaid, or arrangements satisfactory to the Administrative Agent for the repayment thereof, the letters of credit outstanding thereunder shall have been returned or shall be deemed to be outstanding hereunder pursuant to subsection 3.1(d), the commitments under the Existing Credit Agreement shall have been terminated, all accrued interest and fees thereunder shall have been paid and, except as set forth on Schedule 7.1(i), the liens granted as collateral security in respect thereof shall have been released.

            (o) Business Plan; Projections. The Administrative Agent and the Lenders shall have received a satisfactory business plan and projections for fiscal years 2005 through 2009 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the Revolving Credit Termination Date.

            (p) Additional Matters. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents, including, without limitation, documentation concerning the status of all labor, tax, employee benefit and health and safety matters involving the Borrower and its Subsidiaries shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

            (q) Additional Information. The Administrative Agent shall have received such additional information which the Administrative Agent shall have reasonably requested, including, without limitation, copies of any debt agreements, security agreements, tax sharing agreements, employment agreements, management compensation arrangements, financing arrangements and other material contracts, and such agreements or arrangements shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

            5.2 Conditions to All Extensions of Credit. The obligation of each Lender to make any Loan (other than any Loan the proceeds of which are to be used exclusively to repay Refunded Swing Line Loans) or of the Issuing Lender to issue, increase or extend any Letter of Credit requested to be issued, increased or extended by it hereunder on any date (including, without limitation, the Closing Date) is subject to the satisfaction of the following conditions precedent as of such date:

            (a) Representations and Warranties. The representations and warranties made by the Borrower or any of its Subsidiaries in the Loan Documents to which it is a party and any representations and warranties made by the Borrower or any of its Subsidiaries which are contained in any certificate, document or financial or other statement furnished at any time pursuant hereto or thereto shall be true and correct in all material respects on and as of the date thereof as if made on and as of such date unless stated to relate to a specific earlier date (in which case the same shall be true and correct in all material respects on and as of such specific earlier date).

            (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.

            (c) Subsidiary Borrower Borrowing. With respect to any borrowing made by any Subsidiary Borrower, a certificate of the Borrower to the effect that such borrowing will not give rise to an Event of Default under the Senior Subordinated Note Indenture or under any other Subordinated Debt permitted hereunder and dated as of the date of such borrowing shall have been delivered to the Administrative Agent.

            Each borrowing by the Borrower under this Agreement, each conversion of any Loan pursuant to subsection 2.10 of this Agreement and each issuance, increase or extension of any Letter of Credit hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing, conversion or issuance, increase or extension that the conditions contained in the foregoing paragraphs (a) and (b) of this subsection 5.2 have been satisfied.

            5.3 Additional Conditions Applicable to Foreign Subsidiary Borrowers. The agreement of each Lender to make any Extension of Credit requested to be made by it to any Foreign Subsidiary Borrower on any date (including, without limitation, the initial Extension of Credit and each Swing Line Loan, if requested to be made to any Foreign Subsidiary Borrower) is subject to satisfaction or waiver of, in addition to the conditions precedent set forth in subsections 5.1 (in the case of the initial Extension of Credit) and 5.2, the following conditions precedent: (a) in the case of the making of any Extension of

Credit to any Foreign Subsidiary Borrower for the first time, the delivery to the Administrative Agent, with a copy for each Lender, of the executed legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Lenders, as to the matters set forth in Exhibit H and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (b) the truthfulness and correctness in all material respects on and as of such date of the following additional representations and warranties:

                  (i) Pari Passu. The obligations of such Foreign Subsidiary Borrower under this Agreement, when executed and delivered by such Foreign Subsidiary Borrower, will rank at least pari passu with all unsecured Indebtedness of such Foreign Subsidiary Borrower.

                  (ii) No Immunities, etc. Such Foreign Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and any Note, and the execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement or any Note. Such Foreign Subsidiary Borrower has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement and any Note. The waiver by such Foreign Subsidiary Borrower described in the immediately preceding sentence is the legal, valid and binding obligation of such Foreign Subsidiary Borrower.

                  (iii) No Recordation Necessary. Except as otherwise noted on
      Schedule 5.3(iii), this Agreement and each Note, if any, is in proper legal form under the law of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement hereof or thereof against such Foreign Subsidiary Borrower under the law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note that this Agreement, any Note or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, any Note or any other document, except for any such filing, registration or recording, or execution or notarization, as has been made or is not required to be made until this Agreement, any Note or any other document is sought to be enforced and for any charge or tax as has been timely paid.

                  (iv) Exchange Controls. The execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement, any Note or the other Loan Documents is, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided any notification or authorization described in immediately preceding clause (ii) shall be made or obtained as soon as is reasonably practicable).

            Each borrowing by, and Letter of Credit issued for the account of, any Foreign Subsidiary Borrower hereunder shall constitute a representation and warranty by each of the Borrower and such Foreign Subsidiary Borrower as of the date of such borrowing or such issuance that the conditions contained in this subsection 5.3 have been satisfied.

            SECTION 6. AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit is outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall, and in the case of the agreements set forth in subsections 6.3, 6.4, 6.5, 6.6, 6.7, 6.11 and 6.12, shall cause each of its Material Subsidiaries to:

            6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

            (a) as soon as available, but in any event within ninety days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statements of consolidated income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided that the consolidated statements shall be certified without a "going concern" or like qualification or exception or qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than forty-five days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each such quarter and the related unaudited statements of consolidated income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP (except, in the case of the financial statements referred to in subparagraph (b), such financial statements need not contain notes and shall be prepared substantially in accordance with GAAP) applied consistently throughout the periods reflected therein, except as otherwise disclosed in the notes thereto.

            Any financial statement required to be delivered pursuant to this
Section 6.1 shall be deemed to have been delivered on the date on which the Borrower posts such financial statement on its website on the Internet at www.scotts.com or when such financial statement is posted on the SEC's website on the Internet at www.sec.gov; provided that the Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided, further, that the Borrower shall deliver paper copies of any financial statement referred to in this Section 6.1 to the Administrative Agent if the Administrative Agent or any Lender requests the Borrower to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

            6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) above, a certificate of the independent certified public accountants certifying such financial statements (i) stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) showing in detail the calculations supporting such statement in respect of subsections 6.9, 6.10, 7.4 and 7.5;

            (b) concurrently with the delivery of the financial statements referred to above, a certificate from the auditing accountants (for the year-end statements) or a Responsible Officer of the Borrower (for all statements) stating that, to the best of such Responsible Officer's knowledge, the Borrower and each of its Material Subsidiaries during such period has observed or performed in all material respects all of its material covenants and other agreements, and satisfied every condition contained in this Agreement, any Notes and the Security Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and showing in detail the calculations supporting such statement in respect of subsections 6.9, 6.10, 7.4 and 7.5;

            (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

            (d) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) and (b) above, a written discussion and analysis (in a form and detail substantially similar to that contained in the Form 10-K or Form 10-Q filed by the Borrower with the Securities and Exchange Commission for the period covered by such financial statements) by the Borrower with respect to the period covered by such financial statements;

            (e) promptly after the same are sent and received, copies of all financial statements, reports and notices which the Borrower or any of its Subsidiaries sends to its shareholders and promptly after the same are filed and received, copies of all financial statements and reports which the Borrower or any of its Subsidiaries may make to, or file with, and copies of all material notices the Borrower or any such Subsidiary receives from, the Securities and Exchange Commission or any public body succeeding to any or all of the functions of the Securities and Exchange Commission;

            (f) promptly upon receipt thereof, copies of all final reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit; and

            (g) promptly, on reasonable notice to the Borrower, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other material obligations of whatever nature, except, without prejudice to the effectiveness of paragraph (e) of Section 8 hereof for any Indebtedness or other obligations (including any obligations for taxes), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except for trade accounts payable incurred in the ordinary course of business which are paid in accordance with normal industry practice.

            6.4 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority and any Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            6.5 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and, except as may be permitted under subsection 7.3, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges, contracts, copyrights, patents, trademarks, tradenames and franchises necessary or desirable in the normal conduct of its business; and comply with all of its Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.6 Maintenance of Property, Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption insurance) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, reasonable information as to the insurance carried.

            6.7 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or upon the occurrence and during the continuance of an Event of Default, the Lenders to visit and inspect any of its properties, and examine and make abstracts from any of its books and records at the Borrower's expense, at any reasonable time and as often as may reasonably be requested, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

            6.8 Notices. Promptly give notice to the Administrative Agent and each Lender (and, in the case of clauses (a), (b) and (c), in any event within five Business Days after learning thereof):

            (a) of the occurrence of any Default or Event of Default;

            (b) of any (i) default or event of default under any material Contractual Obligation of the Borrower or any of its Material Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental

      Authority, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

            (c) of any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) (A) in which the amount of liability asserted against the Borrower and its Subsidiaries is $5,000,000 or more and not covered by insurance and (B) which, in the reasonable opinion of a Responsible Officer of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) in which injunctive or similar relief is sought and which, in the reasonable opinion of a Responsible Officer of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

            (d) of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate or withdraw or partially withdraw from any Plan under circumstances which could lead to material liability to the PBGC or, with respect to a Multi-employer Plan, the Reorganization or Insolvency (as each such term is defined in ERISA) of the Plan and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower or a Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

            (e) any decision or other action of any Governmental Authority which cancels, limits, or otherwise restricts the use or sale of any of the products (including any of the material active ingredients in any of the products) of the Borrower or any of its Subsidiaries; and

            (f) of any event, act or omission which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to subsections (a) through (e) of this subsection 6.8 shall be accompanied by a statement of the Chief Executive Officer or Chief Financial Officer or other Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. For all purposes of clause (d) of this subsection 6.8, the Borrower shall be deemed to have knowledge of all facts attributable to the administrator of such Plan.

            6.9 Interest Coverage. At each quarterly date set forth below with respect to the fiscal quarter of the Borrower then ending maintain the Minimum Interest Coverage of the Borrower at not less than the applicable ratio set forth opposite each such date:

Fiscal Quarter                              Ratio
--------------                              -----
June 30, 2005                           3.25 to 1.00
September 30, 2005                      3.25 to 1.00

December 31, 2005                       3.25 to 1.00
March 31, 2006 and thereafter           3.50 to 1.00

Covenant calculations shall be made on the date that is the nearest to each quarterly date listed above, to the extent the last day for the relevant fiscal quarter of the Borrower falls on a day other than on the corresponding covenant test date.

            6.10 Maintenance of Leverage Ratio. At each quarterly date set forth below with respect to the fiscal quarter of the Borrower then ending maintain the Leverage Ratio of the Borrower at not greater than the applicable ratio set forth opposite each such date:

Fiscal Quarter                                Ratio
--------------                                -----
June 30, 2005                             4.00 to 1.00
September 30, 2005                        4.00 to 1.00

December 31, 2005                         4.00 to 1.00
March 31, 2006                            3.75 to 1.00
June 30, 2006                             3.75 to 1.00
September 30, 2006                        3.75 to 1.00

December 31, 2006                         3.75 to 1.00
March 31, 2007                            3.50 to 1.00
June 30, 2007                             3.50 to 1.00
September 30, 2007                        3.50 to 1.00

December 31, 2007                         3.50 to 1.00
March 31, 2008 and thereafter             3.25 to 1.00

Covenant calculations shall be made on the date that is the nearest to each quarterly date listed above, to the extent the last day for the relevant fiscal quarter of the Borrower falls on a day other than on the corresponding covenant test date.

            6.11 Additional Collateral, etc.(a) Prior to the Collateral Release Date (and after the Collateral Reinstatement Date):

            (a) with respect to any new Domestic Subsidiary (other than a Domestic Subsidiary that is a Receivables Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Domestic Subsidiary that is owned by the Borrower or any of its Subsidiaries,
(ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and such other Security Documents, as applicable, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement or such other Security Document, as applicable, with respect to such new Domestic Subsidiary (however, in the case of a pledge by the new Domestic Subsidiary of Capital Stock of an Excluded Foreign Subsidiary, such pledge shall be limited to 65% of voting Capital Stock of such

Excluded Foreign Subsidiary), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by applicable Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such new Domestic Subsidiary, substantially in the form of Exhibit J, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that, if the initial investment in or purchase price of such new Domestic Subsidiary is less than $5,000,000, the obligations of the Borrower discussed in clauses (i) through (iv) of this subsection 6.11(a) shall not take effect unless and until the financial statements delivered to the Administrative Agent following each fiscal year of the Borrower pursuant to subsection 6.1(a) show the tangible net worth of such new Domestic Subsidiary to be more than $5,000,000.

            (b) with respect to any new Foreign Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries and with respect to each new Foreign Subsidiary Borrower, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Security Document or execute such additional Security Documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Foreign Subsidiary or Foreign Subsidiary Borrower that is owned by the Borrower or any of its Domestic Subsidiaries or any Foreign Subsidiary Borrower (in the case of such Foreign Subsidiary Borrower or first-tier Subsidiaries of any Foreign Subsidiary Borrower, to secure the obligations of such Foreign Subsidiary Borrower hereunder), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) in the case of a new Foreign Subsidiary Borrower, cause such new Foreign Subsidiary Borrower (A) to become a party to the applicable Security Document, and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Capital Stock of its Subsidiaries (other than Excluded Foreign Subsidiaries) if such Foreign Subsidiary Borrower is a check the box entity or a similar pass through entity, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that, if the initial investment in or purchase price of such new Foreign Subsidiary or Foreign Subsidiary Borrower (as applicable) is less than $5,000,000, the obligations of the Borrower discussed in clauses (i) through (iv) of this subsection 6.11(b) shall not take effect unless and until the financial statements delivered to the Administrative Agent following the end of each fiscal year of the Borrower pursuant to subsection 6.1(a) show the tangible net worth of such new Foreign Subsidiary or Foreign Subsidiary Borrower (as applicable) to be more than $5,000,000. For purposes of this Agreement, (i) a check the box entity shall mean an entity that has elected to be, or is by default, an entity that is disregarded as a separate entity from its U.S. parent or owner for U.S. federal income tax consequences, and (ii) a "pass through entity" shall mean an entity that has elected to be, or is by default, treated as a partnership for U.S. federal income tax consequences.

            (c) With respect to any new Excluded Foreign Subsidiary owned by the Borrower or any of its Domestic Subsidiaries or by any Foreign Subsidiary Borrower that is a check the box entity or a pass through entity created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Security Document as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries or by such a Foreign Subsidiary Borrower (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged),
(ii) deliver to the Administrative Agent the certificates representing such voting Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that, if the initial investment in or purchase price of such new Excluded Foreign Subsidiary is less than $5,000,000, the obligations of the Borrower discussed in clauses (i) through (iii) of this subsection 6.11(c) shall not take effect unless and until the financial statements delivered to the Administrative Agent following the end of each fiscal year of the Borrower pursuant to subsection 6.1(a) show the tangible net worth of such new Excluded Foreign Subsidiary to be more than $5,000,000.

            6.12 Environmental, Health and Safety Matters.

            (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, including, without limitation, obtaining and complying with and maintaining, and ensuring that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. For purposes of this 6.12 (a), noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Borrower and the relevant Subsidiaries shall promptly undertake all reasonable efforts to achieve compliance (or contest in good faith by appropriate proceedings the applicable Environmental Law at issue and (to the extent required by GAAP) provide on the books of the Borrower or any of its Subsidiaries, as the case may be, reserves in conformity with GAAP with respect thereto), and provided further that, in any case, such non-compliance, and any other noncompliance with Environmental Law, individually or in the aggregate, could not reasonably be expected to result in a Material Environmental Amount.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the amount or validity thereof is currently being contested in good faith by appropriate proceedings and (to the extent required by GAAP) reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

            (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the Borrower or any of its Subsidiaries or any of their respective operations or Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

            6.13 Foreign Pledge Agreements. Use commercially reasonable efforts to, within 60 days after the Closing Date, deliver to the Administrative Agent
(i) the duly executed Foreign Pledge

Agreements described in Schedule 6.13 granting to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Foreign Subsidiaries or Foreign Subsidiary Borrowers (other than Scotts Treasury EEIG), (ii) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or relevant Subsidiary and (iii) legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            Section 7. NEGATIVE COVENANTS

            The Borrower hereby agrees that, from the Closing Date and so long as the Revolving Credit Commitments remain in effect, any Letter of Credit is outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

            7.1 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

            (a) Liens securing Indebtedness in an aggregate amount not exceeding $75,000,000 at any time outstanding in respect of (i) capitalized lease obligations and purchase money obligations for fixed or capital assets; provided that (x) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (y) the Indebtedness secured thereby shall not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (ii) Indebtedness permitted pursuant to subsection 7.5(l);

            (b) Liens on assets of a Foreign Subsidiary which is not a Foreign Subsidiary Borrower to secure Permitted Foreign Debt of such Foreign Subsidiary; provided that such Permitted Foreign Debt is not guaranteed by the Borrower;

            (c) Liens for taxes and special assessments not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

            (e) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

            (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory and other obligations required by law, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and other Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

            (h) Liens resulting from judgments of any court or governmental proceeding, provided such Liens in the aggregate do not constitute an Event of Default under subsection 8(h);

            (i) Liens in existence on the Closing Date described in Schedule 7.1(i);

            (j) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures located on premises leased in the ordinary course of business, provided that the rental payments secured thereby are not yet due;

            (k) Liens contemplated under Section 4.12 of the Senior Subordinated
      Note Indenture;

            (l) Liens on Sold Receivables created under any Receivables Purchase Facility;

            (m) Liens created by or pursuant to this Agreement or the other Loan Documents;

            (n) Liens on assets of Foreign Subsidiaries arising by operation of law or pursuant to customary business practice and not known to the Borrower to materially affect the value of such assets; and

            (o) purchase money Liens on assets acquired with seller-financed Indebtedness permitted pursuant to subsection 7.5(o), so long as such Liens encumber only assets (and proceeds thereof) acquired with such Indebtedness and do not secure any other Indebtedness.

            7.2 Limitation on Contingent Obligations. Agree to or assume, guarantee, indorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation except for (i) the guarantees contemplated by the Security Documents, (ii)(x) guarantees by the Borrower of Indebtedness of Foreign Subsidiary Borrowers in an aggregate amount not to exceed $75,000,000 at any one time outstanding and (y) guarantees by the Borrower of Permitted Foreign Debt of any Foreign Subsidiary, provided that such Permitted Foreign Debt is not secured by any Liens, (iii) guarantees in existence on the Closing Date as described in Schedule 7.2(iii), (iv) Contingent Obligations in an aggregate amount not to exceed $100,000,000 at any one time outstanding, (v) Contingent Obligations of any Subsidiary Guarantor in respect of Indebtedness permitted under subsections 7.5(e)-(g), provided that such Contingent Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the related Indebtedness, (vi) any guarantees of the Borrower or any of its Subsidiaries under subsection 5.1(b), (vii) any guarantee of the obligations of the Borrower by its Subsidiaries of Indebtedness in respect of the Senior Subordinated Notes or (viii) guarantees by the Borrower of operating lease obligations of any Domestic Subsidiary incurred in connection with "build to suit" real property improvements in an aggregate amount not to exceed $60,000,000; provided that such Contingent Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the related Indebtedness.

            7.3 Limitation on Fundamental Changes. Except as permitted or contemplated by this Agreement or any other Loan Document, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or make any material change in the method by which it conducts business, except that:

            (a) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower or any wholly owned Subsidiary of the Borrower (provided that in the case of each such merger or consolidation, the Borrower or such wholly owned Subsidiary, as the case may be, shall be the continuing or surviving corporation);

            (b) any Subsidiary of the Borrower may be liquidated, wound up or dissolved into, or all or substantially all, or such lesser amount thereof as the Borrower shall determine, of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to, (i) the Borrower or any wholly owned Subsidiary of the Borrower (provided that such wholly owned Subsidiary shall be a Subsidiary Guarantor) or (ii) to any other Person in compliance with subsection 7.8; and

            (c) the Borrower or any Subsidiary of the Borrower may acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person (including, without limitation, any Affiliate of the Borrower), provided that such acquisition shall be a Permitted Acquisition.

            7.4 Limitation on Acquisitions, Investments, Loans and Advances. Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of stock, bonds, notes, debentures or other securities of any Person, or make any other investment in any Person, except:

            (a) investments in Cash Equivalents;

            (b) loans and advances to officers and directors of the Borrower or any of its Subsidiaries (or employees thereof or manufacturers' representatives provided such loans and advances are approved by an officer of the Borrower) for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

            (c) loans and advances to and investments in the Borrower or its Subsidiaries including loans made by Scotts Treasury EEIG to any Foreign Subsidiary;

            (d) investments in notes and other securities received in the settlement of overdue debts and accounts payable in the ordinary course of business and for amounts which, individually or in the aggregate, are not material to the Borrower and its Subsidiaries taken as a whole;

            (e) Permitted Acquisitions;

            (f) insofar as not otherwise permitted pursuant to preceding clauses
      (a) through (e), loans to or investments in Affiliates in an aggregate amount not to exceed $20,000,000 at any one time outstanding;

            (g) investments in the Capital Stock of a joint venture entity that is a United States Person in an aggregate amount not to exceed the greater of (x) $250,000,000 and (y) 7.5% of Consolidated Total Assets; provided that the amount of such investments permitted pursuant to this subsection 7.4(g) shall be reduced by the aggregate amount of non-cash consideration received in respect of Dispositions permitted pursuant to subsection 7.8;

            (h) investments in the Capital Stock of a joint venture entity that is not a United States Person;

            (i) investments in the nature of seller financing of or other consideration received in any Disposition by the Borrower or any of its Subsidiaries of any assets permitted by subsection 7.8; and

            (j) insofar as not otherwise permitted pursuant to preceding clauses
      (a) through (i), investments in an aggregate amount not to exceed $50,000,000 at any one time outstanding.

            7.5 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

            (c) Indebtedness outstanding on the date hereof and listed on
      Schedule 7.5(c) (including the Senior Subordinated Notes) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

            (d) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by subsection 7.1(a) in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding;

            (e) unsecured Indebtedness of the Borrower under subordinated notes pursuant to one or more subordinated note indentures having subordination provisions as favorable to the Lenders as those in the Senior Subordinated
      Note Indenture and having no scheduled principal payments or prepayments prior to the Revolving Credit Termination Date which may be used to repurchase or redeem the Senior Subordinated Notes;

            (f) unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $200,000,000 under subordinated notes pursuant to one or more subordinated note indentures having subordination provisions as favorable to the Lenders as those in the Senior Subordinated Note Indenture and having no scheduled principal payments or prepayments prior to the Revolving Credit Termination Date; provided any such Indebtedness permitted under this subsection 7.5(f) may be incurred only if the Borrower shall be in compliance, on a pro forma basis after giving effect to such incurrence, with the covenant contained in subsection 6.10 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such incurrence had occurred on such day;

            (g) unsecured or subordinated Indebtedness of the Borrower having no scheduled principal payments or prepayments prior to the Revolving Credit Termination Date and which Indebtedness shall be used for Permitted Acquisitions; provided any such Indebtedness permitted under this subsection 7.5(g) may be incurred only if the Borrower shall be in compliance, on a pro forma basis after giving effect to such incurrence, with the covenant contained in subsection 6.10 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such incurrence had occurred on such day; provided further that any such subordinated Indebtedness permitted under this subsection 7.5(g) shall be under subordinated notes pursuant to one or more subordinated note indentures having subordination provisions as favorable to the Lenders as those in the Senior Subordinated Note Indenture of the Borrower;

            (h) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $50,000,000 at any one time outstanding;

            (i) Indebtedness under Hedging Agreements entered into with any Hedging Lender in the ordinary course of business, provided that such Hedging Agreements are entered into in the ordinary course of business to hedge or mitigate risks as to which the Borrower or any of its Subsidiaries reasonably believes it is exposed in the conduct of its business or the management of its liabilities;

            (j) Indebtedness contemplated by subsection 7.4(c);

            (k) Indebtedness incurred by any Foreign Subsidiary, provided that the aggregate principal amount of all such Indebtedness of all Foreign Subsidiaries which are not Subsidiary Guarantors or Foreign Subsidiary Borrowers shall not exceed $60,000,000 or the equivalent thereof at any one time outstanding (any Indebtedness incurred pursuant to this subsection 7.5(k), "Permitted Foreign Debt"); and

            (l) Indebtedness of any Person that becomes a Subsidiary of the Borrower in a Permitted Acquisition or Indebtedness otherwise assumed by the Borrower or any of its subsidiaries in connection with a Permitted Acquisition in an aggregate principal amount for all such Indebtedness at any time outstanding of up to $30,000,000;

            (m) Indebtedness incurred by any Foreign Subsidiary supported by a Letter of Credit ("Supported Foreign Indebtedness"), provided that the aggregate principal amount of all such Indebtedness shall not exceed $65,000,000 at any one time outstanding;

            (n) to the extent that the Receivables Subsidiary's or any other Person's obligation to purchase or acquire Sold Receivables under the Receivables Purchase Facility is deemed to be an obligation to lend money to the Borrower or such Receivables Subsidiary, any Indebtedness of the Borrower or such Receivables Subsidiary under the Receivables Purchase Facility; and

            (o) seller-financed Indebtedness incurred by the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding.

            7.6 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower which is not a Subsidiary Guarantor to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) pay dividends or make any other distributions from a Foreign Subsidiary which is not a Subsidiary Guarantor or a Subsidiary Borrower except in agreements governing Permitted Foreign Debt, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (d) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of any restrictions with respect to such Subsidiary imposed pursuant to an agreement which has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

            7.7 Transactions with Affiliates and Officers. Except for transactions associated with the relocation expenses of officers of the Borrower in the ordinary course of business, (a) enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any executive officer or director thereof, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or any executive officer or director thereof, except any transaction or contract which is in the ordinary course of the Borrower's or such Subsidiary's business and which is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (b) make any advance or loan to any Affiliate (except as otherwise made pursuant to subsection 7.4) or any director or executive officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guarantee of any of the foregoing or (c) pay any fees (other than reasonable directors' fees or expenses) or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any executive officer or director thereof.

            7.8 Limitation on Sale of Assets. Except as permitted or contemplated by this Agreement or any other Loan Document, Dispose of any of its Domestic Assets (including, without limitation, receivables and leasehold interests, but excluding obsolete or worn out property or property (including inventory) Disposed of in the ordinary course of business) with a fair market value (in combination with any other Domestic Assets sold in the same or any related transaction) in excess of $5,000,000, whether now owned or hereafter acquired, except that the Borrower or any of its Subsidiaries may Dispose of:

            (a) Domestic Assets, provided that the aggregate fair market value of all such Domestic Assets in all such transactions after giving pro forma effect to such Disposal shall not exceed 10% of Consolidated Total Assets (calculated by aggregating the percentage of Consolidated Total Assets represented by each Disposal at the time of such Disposal); and

            (b) Sold Receivables pursuant to any Receivables Purchase Facility;

provided that, in the case of any such Disposition (including, without limitation, any Disposition for which the Borrower received as consideration the Capital Stock of a joint venture entity), the Borrower shall receive cash consideration equal to at least 80% of the fair market value of the Disposed assets except to the extent that the non-cash consideration received in such Disposition in excess of 20% of the aggregate total consideration received in such Disposition, together with the aggregate value of the non-cash consideration received in any prior Disposition in excess of 20% of the total consideration therefor and the aggregate amount of other investments in joint venture interests permitted pursuant to subsection 7.4(g) since the date hereof (valued as of the date of receipt thereof) shall not exceed 7.5% of Consolidated Total Assets.

            7.9 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any such Subsidiary, except with respect to (i) such transactions described on Schedule 7.9 and (ii) any other such transactions which shall not have an aggregate fair market value in excess of
(A) $30,000,000 in any fiscal year and (B) $75,000,000 since the Closing Date.

            7.10 Fiscal Year. Permit the fiscal year of the Borrower and its Subsidiaries to end on a day other than September 30; provided, that after the Closing Date, the Borrower may, on one occasion, permanently change the date on which the fiscal year of the Borrower and its Subsidiaries ends upon 30 days prior written notice to the Administrative Agent.

            7.11 Modifications of Certain Debt Instruments. (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or any other unsecured or subordinated notes (or any refinancing thereof) issued pursuant to subsections 7.5(e), (f) or (g) or unsecured notes issued pursuant to subsection 7.5(f) (other than any such amendment, modification, waiver or other change that (i)(x) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (y) does not involve the payment of a consent fee material in proportion to the outstanding principal amount thereof or (ii) provides for actions which (x) are expressly permitted under this Agreement and (y) do not require the consent of any of the holders of the applicable Senior Subordinated Notes or subordinated notes (or refinancing thereof) issued pursuant to subsections 7.5(e), (f) or (g) or unsecured notes issued pursuant to subsection 7.5(f) or (g)); or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

            7.12 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any agreements governing any Receivables Purchase Facility provided that such limitation shall only be effective against the Sold Receivables.

            7.13 Lines of Business. Engage to any material extent in any business activities other than in the respective primary lines of business of the Borrower and its Subsidiaries (which shall include any evolution or extension of business activities and any business activities reasonably related to such primary lines of business conducted on the Closing Date).

            7.14 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of its Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations (collectively, "Restricted Payments"), except that any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary and that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

            (a) the Borrower may declare and pay dividends on its Capital Stock (including its preferred stock) in an aggregate amount of up to $55,000,000 in each fiscal year of the Borrower; provided, that, if after giving effect to any such dividend the Leverage Ratio (calculated on a pro forma basis as of the last day of the most recently completed fiscal quarter, but including in the calculation thereof the Indebtedness of the Borrower and its consolidated Subsidiaries after giving effect to the payment of such dividends) is less than 2.5 to 1.0, the Borrower may declare and pay dividends on its Capital Stock in an aggregate amount of up to $75,000,000 in each fiscal year, and

            (b) the Borrower may make a repurchase or redemption of shares of its Capital Stock, so long as after giving effect to such repurchase or redemption the aggregate cost of all such repurchases and redemptions in the fiscal year during which such repurchase or redemption is to occur is not greater than the amount set forth below opposite such fiscal year:

Fiscal Year                            Repurchase/Redemption Amount
-----------                            ----------------------------
   2005                                        $125,000,000
   2006                                        $150,000,000
   2007 and in each
   fiscal year thereafter                      $175,000,000

      provided, that any originally permitted amounts not used for repurchases or redemptions in any fiscal period listed above may be carried over to be used in the next succeeding fiscal period; provided further, that transactions permitted by subsection 7.15 effected prior to January 1, 2007 shall reduce the amount available for repurchases or redemptions of shares of the Borrower's Capital Stock in the fiscal year in which such transaction occurs by an amount equal to the Indebtedness prepaid, retired, redeemed, purchased, defeased or exchanged.

            7.15 Limitation of Redemptions of Certain Indebtedness. Prior to January 1, 2007, optionally prepay, retire, redeem, purchase, defease or exchange, or make or arrange for any mandatory prepayment, retirement, redemption, purchase or defeasance of Indebtedness outstanding pursuant to subsection 7.5(c), (e), (f) or (g); provided that (a) Indebtedness permitted pursuant to subsection 7.5(c) may be refinanced, refunded, renewed or extended in accordance with the provisions of such subsection and (b) Indebtedness permitted pursuant to subsection 7.5(c), (e), (f) or (g) may be redeemed by the Borrower (i) on any date when the Leverage Ratio would not exceed 2.50 to 1.00, on a pro forma basis after giving effect to such redemption, recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such redemption had occurred on such date, for aggregate consideration (including any premium paid in connection with such redemption) not in excess of the lesser of (x) $100,000,000 (less the aggregate consideration for all prior redemptions of such Indebtedness during such fiscal year) and (y) the amount available for redemptions or repurchases of the Borrower's Capital Stock pursuant to subsection 7.14(b) for the fiscal year in which such date falls and
(ii) with consideration consisting of the proceeds of the issuance of shares of the Borrower's Capital Stock.

            Section 8. EVENTS OF DEFAULT

            Upon the occurrence of any of the following events:

            (a) Payments. The Borrower or the relevant Subsidiary Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when any such amount becomes due in accordance with the terms thereof or hereof (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); or the Borrower or the relevant Subsidiary Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder, within five days after any such interest, fee or amount becomes due in accordance with the terms thereof or hereof (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); or

            (b) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries in any of the Loan Documents to which it is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) Certain Covenants. The Borrower shall default in the observance or performance of any covenant or agreement contained in subsection 6.9 or 6.10; or

            (d) Other Covenants. The Borrower or any of its Subsidiaries shall default in the observance or performance of any covenant or agreement (i) contained in subsections 7.3, 7.5, 7.8, 7.9 or 7.14 and such default shall continue unremedied for a period of 10 days or (ii) contained in this Agreement or in any other Loan Document not referred to in preceding clause (i) or subsection 8(c) and such default shall continue unremedied for a period of 30 days; or

            (e) Cross-Default. The Borrower or any of its Material Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Contingent Obligation, the aggregate principal amount of which exceeds $50,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or (iii) any such Indebtedness or Contingent Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

            (f) Commencement of Bankruptcy or Reorganization Proceedings. (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA in a "distress termination" (within the meaning of Section 4041(c) of ERISA), and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to
      Section 4043(a), (c) or (d) of ERISA is given or, in the case of institution of proceedings, the continuance of such proceedings for ten days after commencement thereof, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA in a "distress termination" (within the meaning of Section 4041(c) of ERISA), (v) the Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Required Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Single Employer Plan; and in each case in clauses (i) through
      (vi) above, such event or condition, together with all other such events or conditions, if any, is reasonably likely to subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

            (h) Material Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Material Subsidiaries involving in the aggregate a liability (not covered by insurance) of $50,000,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) Change in Control. (i) Any Person (other than one or more members of the Control Group) shall at any time own, directly or indirectly shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (ii) a "Change of Control" as defined in the Senior Subordinated Notes Indenture or any "Change of Control" as defined in any other subordinated note indenture or any event described with similar terminology thereunder shall occur; or

            (j) Effectiveness of the Security Documents. Any Security Document shall cease for any reason to be in full force and effect in accordance with its terms or any party thereto shall so assert in writing or any Lien on any material Collateral created by any of the Guarantee and Collateral Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than pursuant to the terms and conditions of this Agreement or the other Loan Documents); or

then, and in any such event, (a) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower or any Subsidiary Borrower, automatically the Revolving Credit Commitments, the Swing Line Commitment and the L/C Commitment shall immediately terminate and the Swing Line Loans, the Revolving Credit Loans and the Reimbursement Obligations hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing by the Borrower or such Subsidiary Borrower, as the case may be, under this Agreement shall immediately become due and payable, and (b) if such event is any Event of Default and is continuing, either or both of the following actions may be taken (to the extent not already automatically taken pursuant to the foregoing clause
(a)): (i) with the consent of the Required Lenders, the

Administrative Agent may or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Commitments, the Swing Line Commitment and the L/C Commitment to be terminated forthwith, whereupon the Revolving Credit Commitments, the Swing Line Commitment and the L/C Commitment shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, the Swing Line Loans, the Revolving Credit Loans and the Reimbursement Obligations hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Any amounts paid by the Borrower in respect of such undrawn Letters of Credit shall be returned to the Borrower after the last expiry date of the Letters of Credit and after all Obligations under the Loan Documents have been paid in full.

            With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower or the relevant Subsidiary Borrower, as the case may be, shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payments of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower or such Subsidiary Borrower, as the case may be.

            Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

            Section 9. THE ADMINISTRATIVE AGENT

            9.1 Appointment.

            (a) Each Lender hereby irrevocably designates and appoints JPMCB as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender hereby irrevocably authorizes JPMCB, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

            (b) Any proceeds received by the Administrative Agent pursuant to the terms of any Guarantee and Collateral Agreement shall be applied as provided in such Guarantee and Collateral Agreement. Each Hedging Lender agrees that (i) if at any time it shall receive any proceeds pursuant to the terms of either Guarantee and Collateral Agreement (other than through application by the Administrative Agent in accordance with this subsection 9.1(b)), it shall promptly turn the same over to the Administrative Agent for application in accordance with the provisions hereof and (ii) it will not take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, the purpose of which is or could be to give such Hedging Lender any preference or priority against the other Lenders with respect to such proceeds.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any relevant Subsidiary Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Notes or the other Loan Documents or for any failure of the Borrower or any relevant Subsidiary Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower or any Subsidiary Borrower.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee that such assignee is bound hereby as it would have been had it been an original Lender party hereto, in each case in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. The Administrative Agent and the Issuing Lender shall not be required to give any notice to any Person other than the Borrower or the applicable Subsidiary Borrower that an automatic extension of a Letter of Credit shall not be effective, unless the Required Lenders otherwise direct.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower or any Subsidiary Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent promptly shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Administrative Agent, Other Lenders and JPMCB. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, JPMCB) has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent and JPMCB that it has, independently and without reliance upon the Administrative Agent or any other Lender or JPMCB, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, JPMCB or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent and JPMCB in its capacity as such (to the extent not reimbursed by the Borrower or any Subsidiary Borrower and without limiting the obligation of the Borrower or any Subsidiary Borrower to do so), ratably according to the respective amounts of their Aggregate Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably according to their Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or JPMCB in any way relating to or arising out of this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or JPMCB under or in connection with any of the foregoing; provided that no Lender shall be liable for any payment of any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they result from the Administrative Agent's or JPMCB's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Subsidiary Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            9.9 Parallel Debt. (a) (i) Notwithstanding any other provision of this Agreement, the Borrower and each Subsidiary Borrower hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, as creditor in its own right and not as representative of the other Lenders, sums equal to and in the currency of each amount payable by the Borrower or such Subsidiary Borrower to each of the Lenders under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Lender to take appropriate steps, in insolvency proceedings affecting the Borrower or such Subsidiary Borrower, to preserve its entitlement to be paid that amount.

            (ii) The Administrative Agent shall have its own independent right to demand payment of the amounts payable by the Borrower and each Subsidiary Borrower under this subsection 9.9(a), irrespective of any discharge of the Borrower's or a Subsidiary Borrower's obligation to pay those amounts to the other Lenders resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Borrower or such Subsidiary Borrower, to preserve their entitlement to be paid those amounts.

            (iii) Any amount due and payable by the Borrower or a Subsidiary Borrower to the Administrative Agent under this subsection 9.9(a) shall be decreased to the extent that the other Lenders have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by the Borrower or a Subsidiary Borrower to the other Lenders under those provisions shall be decreased to the extent that the Administrative Agent has received (and is able to retain) payment in full of the corresponding amount under this subsection 9.9(a).

            (iv) The rights of the Lenders (other than the Administrative Agent) to receive payment of amounts payable by the Borrower and each Subsidiary Borrower under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment under this subsection 9.9(a).

            (b) All amounts from time to time received or recovered by the Administrative Agent under subsection 9.9(a) and/or in connection with the realization and enforcement of all or any part of the Security Documents shall be held by the Administrative Agent in trust to apply in accordance with the terms of the Loan Documents.

            9.10 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with, as long as no Event of Default has occurred and is continuing, the approval of the Borrower, which approval shall not be unreasonably withheld). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. Any appointed successor agent shall act as Administrative Agent only through a branch in the United States in respect of Facility A, Facility B, Facility C or Facility D. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            9.11 The Syndication Agent and the Documentation Agents. The Syndication Agent and the Documentation Agents do not assume any responsibility or obligation under this Agreement or any of the other Loan Documents or any duties as agents for the Lenders. The titles "Syndication Agent" and "Documentation Agent" imply no fiduciary responsibility on the part of either of the Syndication Agent or the Documentation Agents to any Person and the use of such title does not impose on the Syndication Agent or the Documentation Agents any duties or obligations under this Agreement or any of the other Loan Documents.

            Section 10. MISCELLANEOUS

            10.1 Amendments and Waivers.

            (a) The Administrative Agent, the Borrower and the Subsidiary Borrowers may, from time to time, with the written consent of the Required Lenders, enter into written amendments, supplements or modifications for the purpose of adding any provisions to this Agreement, the Guarantee and Collateral Agreements or any other Loan Document or changing in any manner the rights of the Lenders or the Borrower or any Subsidiary Borrower hereunder or thereunder, and, with the consent of the Required Lenders, the Administrative Agent, on behalf of the Lenders, may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) extend the final maturity of any Loan or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or change the amount or terms of any Lender's Revolving Credit Commitment (including the Optional Currencies applicable to such Lender) or reduce any outstanding L/C Obligation, or amend, modify or waive any provision of this subsection (except as expressly provided herein), or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower or any Subsidiary Borrower of any of its rights and obligations under this Agreement or any other Loan Document (except to the extent otherwise provided therein), or release the guarantee obligations of any significant Guarantor (including, without limitation, the Borrower) or all or substantially all of the collateral under the Guarantee and Collateral Agreements, in each case without the written consent of each Lender affected thereby, (ii) amend, modify or waive any other provision hereof if the effect is to subordinate one of the Revolving Facilities in right of payment to any other of the Revolving Facilities without the consent of each Lender adversely affected thereby, (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent, or (iv) amend, modify or waive the provisions of any Letters of Credit or Reimbursement Obligation, without the written consent of the Borrower or the relevant Subsidiary Borrower and the Issuing Lender, or the provisions applicable to the Swing Line Loans without the consent of each Swing Loan Lender. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Subsidiary Borrowers, the Lenders and all future holders of the Loans. In the case of any waiver, the Borrower and the Lenders shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            (b) This Agreement may be amended without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

                  (i) This Agreement will be amended to add Subsidiaries as
            additional Subsidiary Borrowers (which in the case of a Foreign Subsidiary, may at such time be designated by the Borrower as a Regular Subsidiary Borrower) upon (x) execution and delivery by the Borrower, such additional Subsidiary Borrowers and the Administrative Agent, of a Joinder Agreement, substantially in the form of Exhibit K (a "Joinder Agreement"), providing for such Subsidiaries to become Subsidiary Borrowers, (y) agreement and acknowledgment by the Borrower and such additional Subsidiaries that the Guarantee and Collateral Agreement covers the obligations of such additional Subsidiaries and (z) delivery to the Administrative Agent of (1) corporate or other applicable resolutions, other corporate or other applicable documents, certificates and legal opinions in respect of such additional Subsidiary Borrowers substantially equivalent to comparable documents delivered on the Closing Date and (2) such other documents with respect thereto as the Administrative Agent shall reasonably request.

                  (ii) This Agreement will be amended to remove any Subsidiary as a Subsidiary Borrower upon execution and delivery by the Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Subsidiary Borrower, cash collateralization of all L/C Obligations in respect of Letters of Credit issued for the account of such Subsidiary Borrower and repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement and the other Loan Documents (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement).

                  (iii) This Agreement may be amended as contemplated by
            subsection 2.23(b).

            (c) The Lenders (and each of their respective successors, assigns and transferees) hereby authorize the Administrative Agent to release any Collateral or the obligations of any Subsidiary under any Guarantee and Collateral Agreement on their behalf in the event of a sale or other transfer of such Collateral or such Subsidiary permitted under this Agreement.

            (d) Notwithstanding any other provision herein, the terms and provisions of Annex B, C or D may be amended, supplemented, modified or waived in any manner which could not reasonably be considered as adversely affecting in any material respect the benefits hereof and the rights and remedies hereunder of the other Lenders with the consent of the Borrower, the Administrative Agent and the Sterling Lenders, the Australian Dollar Lenders or the Canadian Dollar Lenders, as the case may be.

            10.2 Notices. Except as provided in subsections 2.2 and 2.3, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and each of the Subsidiary Borrowers and the

Administrative Agent, and as set forth in Schedule 10.2 in the case of the Lenders, or to such address or other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Borrower and
each Subsidiary Borrower:             The Scotts Miracle-Gro Company
                                      14111 Scottslawn Road
                                      Marysville, Ohio 43041
                                      Attention: Treasurer
                                      Telephone: (937) 664-7221
                                      Telecopy: (937) 578-5754

                 With a copy sent to: Vorys, Sater, Seymour and Pease LLP
                                      52 East Gay Street
                                      Columbus, Ohio 43215
                                      Attention: John B. Weimer, Esq. and
                                      Stephen D. Browning, Esq.
                                      Telephone: (614) 464-8343
                                      Telecopy: (614) 719-5086

The Administrative Agent:             JPMorgan Chase Bank, N.A.
                                      270 Park Avenue
                                      New York, New York 10017
                                      Attention.: Randolph E. Cates
                                      Telephone: (212) 270-8997
                                      Telecopy: (212) 270-6041

                 With a copy sent to: J.P. Morgan Europe Limited
                                      125 London Wall
                                      London EC2Y 5AJ  England
                                      Attention: Maxine Graves/Stephen Gillies,
                                       Agency Department
                                      Telephone: +44 207 325 5424
                                      Telecopy: +44 207 777 2360

                                      JPMorgan Chase Bank, N.A.
                                      Loan and Agency Services
                                      1111 Fannin Street
                                      10th Floor
                                      Houston, Texas 77002
                                      Attention: Vaughan D. Nguyen
                                      Telephone: (713) 750-3550
                                      Telecopy: (713) 750-2932

The Australian Administrative Agent:  J.P. Morgan Australia Limited
                                      Level 32, Grosvenor Place
                                      225 George Street
                                      Sydney NSW 2000  Australia
                                      Attention: Jason M. Lock/Graham McKinley,
                                       Agency
                                      Telephone: +61-(2)-9220-3162/1907
                                      Telecopy: +61-(2)-9247-7698

                 With a copy sent to: JPMorgan Chase Bank, N.A., Mumbai Mahakali
                                      Caves Road, Chakala Junction
                                      Floor 3
                                      Mumbai 400093  India
                                      Attention: Preetam D. Dalvi, Asia Loan
                                       Operations
                                      Telephone: (91-22) 56953625
                                      Telecopy: (91-22) 56954361

The Canadian Administrative Agent:    J.P. Morgan Bank, N.A., Toronto Branch
                                      200 Bay Street
                                      Royal Bank Plaza, Floor 18
                                      Toronto M57 2J2  Canada
                                      Attention: Amanda Vidulich
                                      Telephone: (416) 981-9235
                                      Telecopy: (416) 982-9128

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations, Warranties and Indemnities. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. The obligation of the Borrower to make payments or to provide indemnities as provided for in this Agreement shall survive payment in full of the Loans, expiration of all Letters of Credit and termination of the Revolving Credit Commitments and this Agreement.

            10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the

Administrative Agent and to the several Lenders, (c) to pay, indemnify and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar non-income taxes (and, for the avoidance of doubt, other than Excluded Taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents provided that and notwithstanding any other provision of this Agreement to the contrary, the Borrower and/or any Subsidiary Borrower shall only be liable to make any payment to the Administrative Agent or any Lender regarding any UK stamp duty or SDRT in respect of any transfer if such transfer is effected by an Assignment and Acceptance which operates as a novation, i.e., if the original rights and obligations as between the relevant Borrower and the transferor Lender are extinguished and new rights and obligations between the relevant Borrower and the transferee Lender are created, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, employees, advisers and agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable legal fees and expenses of each Lender and the Administrative Agent with respect to third party enforcement actions arising out of the transactions contemplated under this Agreement and the other Loan Documents) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents; provided, however, that with respect to subparagraphs (c) and (d), the Borrower shall not be liable for the payment of any losses, costs, penalties, judgments, suits, liabilities, damages, penalties, actions, expenses or disbursements resulting solely from the gross negligence or willful misconduct of any such Lender. The agreements in this subsection shall survive repayment of the Loans, the Reimbursement Obligations and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

            (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or (f) has occurred and is continuing, any other Person;

            (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment; and

            (C) the Issuing Lender.

            (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitments or Loans under any Revolving Facility, the amount of the Revolving Credit Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, or the Non-Dollar Currency Equivalent thereof, unless each of the Borrower and the Administrative Agent otherwise consent, provided that (y) no such consent of the Borrower shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing and (z) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any; provided further, that no such assignment of less than all of an assigning Lender's Commitments under a Revolving Facility shall reduce the assigning Lender's Revolving Credit Commitment to less than $5,000,000 or the Non-Dollar Currency Equivalent thereof or such other amount as agreed upon by the Administrative Agent and the Borrower.

            (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500;

            (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

            (D) the Assignee shall not be entitled to the benefits of Section
      2.18 unless the Assignee complies with the applicable requirements set forth in Section 2.18(b).

            For the purposes of this Section 10.6, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall, in the absence of manifest error, be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The

Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant shall not be entitled to the benefits of Section 2.18 unless such Participant complies with the applicable requirements set forth in Section 2.18(b).

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

            (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue a promissory note (a "Note") to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

            10.7 Adjustments; Set-off.

            (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Revolving Facility, if any Lender (a

"Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Lender shall have the right, without prior notice to the Borrower or any Subsidiary Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off, appropriate and apply against any indebtedness, whether matured or unmatured, of the Borrower or such Subsidiary Borrower to such Lender, any amount held by or owing from such Lender to or for the credit or the account of the Borrower or such Subsidiary Borrower at, or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by such Lender against the Borrower or such Subsidiary Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Borrower or such Subsidiary Borrower, or against anyone else claiming through or against the Borrower or such Subsidiary Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance of, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower or such Subsidiary Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. Any set-off pursuant to this paragraph may be effected notwithstanding that the currencies of the offsetting indebtedness may be different, and any such set-off shall be done by reference to the spot exchange rate for such currencies on the date of such set-off. Each Lender agrees that it will promptly pay to the Administrative Agent the amount of any set-off by it against the obligations hereunder as contemplated above for distribution by the Administrative Agent in accordance with the provisions of this Agreement.

            (c) In calculating the amount of Commitments, Loans or Obligations for any purpose under this Agreement and the other Loan Documents, including, without limitation, voting or distribution purposes, the amount of any thereof which is denominated in a currency other than Dollars shall be converted into Dollars at the Dollar Equivalent thereof on the date on which such calculation is to be made.

            10.8 Enforceability; Usury. In no event shall any provision of this Agreement or any other instrument evidencing or securing the indebtedness of the Borrower or any Subsidiary Borrower hereunder ever obligate the Borrower or any of the Subsidiary Borrowers to pay or allow any Lender to collect interest on the Loans or any other indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate the Borrower or any of the Subsidiary

Borrowers to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans or any other indebtedness hereunder, would be held to constitute the payment by the Borrower or such Subsidiary Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

            Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower or such Subsidiary Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower or such Subsidiary Borrower hereunder, then the Lenders shall refund to the Borrower or such Subsidiary Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Agreement, or in any of the written evidences of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder, neither the Borrower nor any of the Subsidiary Borrowers shall be required to pay any unearned interest on such indebtedness or any portion thereof, or be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

            10.9 Judgment. The obligations of the Borrower or any Subsidiary Borrower in respect of this Agreement and any Note due to any party hereto or any holder of any bond shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which the sum originally due to such party or such holder is denominated (the "original currency"), be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party or such holder (as the case may be) in the original currency, the Borrower or such Subsidiary Borrower, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to the Borrower or such Subsidiary Borrower, as the case may be, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

            10.10 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties hereto shall be delivered to the Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            10.11 Governing Law; No Third Party Rights. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. If any amendment to this Agreement provides for (a) the payment in full of all the Loans of a Lender outstanding under this Agreement, together with any accrued interest thereon and any accrued fees payable to such Lender under this Agreement, and (b) the termination of all Commitments of such Lender under this Agreement, then (i) such amendment shall not require the consent of such Lender (but shall in any event require the consent of each continuing Lender with Loans or a Commitment under the same Revolving Facility), and (ii) concurrently with the effectiveness of such amendment, such Lender shall cease to be a party to this Agreement and shall cease to have any rights under this Agreement (other than rights hereunder expressly stated to survive the termination of this Agreement and any rights hereunder and under the other Loan Documents with respect to any Hedge Agreement entered into by such Lender or any of its affiliates prior to the date such amendment becomes effective).

            10.12 Headings. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

            10.13 Submission To Jurisdiction; Waivers. Each of the Borrower and the Subsidiary Borrowers hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower and the Subsidiary Borrowers at their respective addresses set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            (f) Upon any Foreign Subsidiary becoming a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower hereby agrees to irrevocably and unconditionally appoint the Borrower or an agent for service of process located in The City of New York (the "New York Process Administrative Agent"), reasonably satisfactory to the Administrative Agent, as its agent to receive on behalf of such Foreign Subsidiary Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this subsection and agrees promptly to appoint a successor New York Process Administrative Agent in The City of

      New York (which successor New York Process Administrative Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Administrative Agent. In any such action or proceeding in such New York State or Federal court, such service may be made on such Foreign Subsidiary Borrower by delivering a copy of such process to such Foreign Subsidiary Borrower in care of the New York Process Administrative Agent at the New York Process Administrative Agent's address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Foreign Subsidiary Borrower at its address specified in subsection 10.2 (such service to be effective upon such receipt by the New York Process Administrative Agent and the depositing of such process in the mails as aforesaid). Each of the Foreign Subsidiary Borrowers hereby irrevocably and unconditionally authorizes and directs the New York Process Administrative Agent to accept such service on its behalf. As an alternate method of service, each of the Foreign Subsidiary Borrowers irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to such Foreign Subsidiary Borrower by certified or registered air mail at its address specified in subsection
      10.2. Each of the Foreign Subsidiary Borrowers agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (g) To the extent that any Foreign Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Foreign Subsidiary Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and any Note.

            10.14 Acknowledgments. Each of the Borrower and the Subsidiary Borrowers hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrower or any Subsidiary Borrower, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower or any Subsidiary Borrower, on the other hand, is solely that of debtor and creditor; and

            (c) no joint venture exists among the Lenders or among the Borrower or any Subsidiary Borrower and the Lenders.

            10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this subsection 10.15, to any actual or prospective transferee or any direct or indirect counterparty to any Hedging Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

            10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE SUBSIDIARY BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            10.17 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.18 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. The Borrower shall promptly provide such information upon request by any Lender.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                   THE SCOTTS MIRACLE-GRO COMPANY

                                   By:/s/ Christopher L. Nagel
                                      -----------------------------------------
                                    Name: Christopher L. Nagel
                                    Title: Executive Vice President and CFO

                                   HYPONEX CORPORATION

                                   By:/s/ Christopher L. Nagel
                                      -----------------------------------------
                                    Name: Christopher L. Nagel
                                    Title: Executive Vice President and CFO

                                   SCOTTS AUSTRALIA PTY. LTD.

                                   By: /s/ Edward R. Claggett
                                       ----------------------------------------
                                      Name:  Edward R. Claggett
                                      Title: Director

                                   SCOTTS CANADA LTD.

                                   By: /s/ Edward R. Claggett
                                       ----------------------------------------
                                    Name: Edward R. Claggett
                                    Title: Vice President & Assistant Secretary

                                   SCOTTS HOLDINGS LIMITED

                                   By: /s/ Edward R. Claggett
                                       ----------------------------------------
                                    Name: Edward R. Claggett
                                    Title: Director

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                   SCOTTS MANUFACTURING COMPANY

                                   By: /s/ Paul DeSantis
                                       ----------------------------------------
                                    Name: Paul DeSantis
                                    Title: Vice President and Treasurer

                                   EG Systems, Inc.

                                   By: /s/ Paul DeSantis
                                       ----------------------------------------
                                    Name: Paul DeSantis
                                    Title: Vice President and Treasurer

                                   SCOTTS TEMECULA OPERATIONS, LLC

                                   By: /s/ Paul DeSantis
                                       ----------------------------------------
                                    Name: Paul DeSantis
                                    Title: Vice President and Treasurer

                                   THE SCOTTS COMPANY (UK) LTD.

                                   By: /s/ Edward R. Claggett
                                       ----------------------------------------
                                    Name: Edward R. Claggett
                                    Title: Director

                                   SCOTTS TREASURY EEIG

                                   By: /s/ Paul DeSantis
                                       ----------------------------------------
                                    Name: Paul DeSantis
                                    Title: Authorized Signatory

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                   THE SCOTTS COMPANY LLC

                                   By: /s/ Paul DeSantis
                                       ----------------------------------------
                                    Name: Paul DeSantis
                                    Title: Vice President and Treasurer

                                   SMITH & HAWKEN, LTD.

                                   By: /s/ Christopher L. Nagel
                                       ----------------------------------------
                                    Name: Christopher L. Nagel
                                    Title: Executive Vice President and CFO

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                   JPMORGAN CHASE BANK, N.A.,
                                   as Administrative Agent and as a Lender

                                   By: /s/ Randolph Cates
                                      -----------------------------------------
                                    Name: Randolph Cates
                                    Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                   JPMORGAN EUROPE LIMITED
                                   as Sterling Administrative Agent

                                   By: /s/ M. Graves
                                       ----------------------------------------
                                    Name: M. Graves
                                    Title: Associate

                                   By: /s/ Ching Loh
                                       ----------------------------------------
                                    Name: Ching Loh
                                    Title: Associate

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                   J.P. MORGAN AUSTRALIA LIMITED

                                   By: /s/ Randolph Cates
                                       ----------------------------------------
                                    Name: Randolph Cates
                                    Title: Vice President, JPMorgan Chase Bank,
                                           N.A.

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                   BANK OF AMERICA, N.A.,
                                   as Syndication Agent and as a Lender

                                   By: /s/ Sharon Burkes Horos
                                       ----------------------------------------
                                    Name: Sharon Burkes Horos
                                    Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                            CITICORP NORTH AMERICA, INC.,
                                            as Syndication Agent and as a Lender

                                            By: /s/ William S. Timmons, III
                                                --------------------------------
                                                Name: William S. Timmons, III
                                                Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                            BANK OF TOKYO-MITSUBISHI TRUST
                                            COMPANY,
                                            as Document Agent and as a Lender

                                            By: /s/ Spencer Hughes
                                                ---------------------------
                                                Name: Spencer Hughes
                                                Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          BNP PARIBAS,
                                          as Documentation Agent and as a Lender

                                          By: /s/ Curt Price
                                              ----------------------------
                                              Name: Curt Price
                                              Title: Managing Director

                                          By: /s/ Gaye Plunkett
                                              ----------------------------
                                              Name: Gaye Plunkett
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          COOPERATIEVE CENTRALE RAIFFEISEN-
                                          BOERENLEENBANK, B.A. "RABOBANK
                                          INTERNATIONAL" New York Branch,
                                          as Documentation Agent and as a Lender

                                          By: /s/ Eric Hurshman
                                              ---------------------------
                                              Name: Eric Hurshman
                                              Title: Managing Director

                                          By: /s/ Brett Delfino
                                              ---------------------------
                                              Name: Brett Delfino
                                              Title: Executive Director

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          HARRIS N.A.,
                                          as Documentation Agent and as a Lender

                                          By: /s/ Jennifer Wendrow
                                              ---------------------------
                                              Name: Jennifer Wendrow
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          SUNTRUST BANK,
                                          as Documentation Agent and as a Lender

                                          By: /s/ Molly J. Drennan
                                              ---------------------------
                                              Name: Molly J. Drennan
                                              Title: Director

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          1 ST FARM CREDIT SERVICES, PCA

                                          By: /s/ Dale A. Richardson
                                              ----------------------------------
                                              Name: Dale A. Richardson
                                              Title: VP-Capital Markets

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          BANK OF MONTREAL

                                          By: /s/ Ben Ciallella
                                              ---------------------------
                                              Name: Ben Ciallella
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          CALYON NEW YORK BRANCH

                                          By: /s/ Joseph A. Philbin
                                              --------------------------
                                              Name: Joseph A. Philbin
                                              Title: Director

                                          By: /s/ Lee E. Greve
                                              --------------------------
                                              Name: Lee E. Greve
                                              Title: Managing Director

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          CITIZENS BANK OF PENNSYLVANIA

                                          By: /s/ Dwayne R. Finney
                                              ----------------------------
                                              Name: Dwayne R. Finney
                                              Title: Senior Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          COBANK, ACB,
                                          as Documentation Agent and as a Lender

                                          By: /s/ S. Richard Dill
                                              ------------------------
                                              Name: S. Richard Dill
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          COMERICA

                                          By: /s/ Scott M. Kowalski
                                              ----------------------------------

                                              Name: Scott M. Kowalski
                                              Title: Assistant Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          FARM CREDIT BANK OF TEXAS

                                          By: /s/ Luis M. H. Requejo
                                              ----------------------------
                                              Name: Luis M. H. Requejo
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          FIFTH THIRD BANK, an Ohio banking
                                          Corporation

                                          By: /s/ Christopher D. Jones
                                              -------------------------------
                                              Name: Christopher D. Jones
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          FORTIS CAPITAL CORP.

                                          By: /s/ John W. Deegan
                                              -------------------------------
                                              Name: John W. Deegan
                                              Title: Senior Vice President

                                          By: /s/ Kathleen de Lathauwer
                                              -------------------------------
                                              Name: Kathleen de Lathauwer
                                              Title: Senior Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          LASALLE BANK, N.A.

                                          By: /s/ Warren F. Weber
                                              ------------------------
                                              Name: Warren F. Weber
                                              Title: Senior Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          MIZUHO CORPORATE BANK, LTD.

                                          By: /s/ Raymond Ventura
                                              ----------------------------
                                              Name: Raymond Ventura
                                              Title: Senior Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          NATIONAL CITY BANK

                                          By: /s/ Thomas E. Redmond
                                              ----------------------------
                                              Name: Thomas E. Redmond
                                              Title: Senior Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          PEOPLE'S BANK

                                          By: /s/ George F. Paik
                                              --------------------------
                                              Name: George F. Paik
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          SUMITOMO MITSUI BANKING CORPORATION

                                          By: /s/ Yoshihiro Hyakutome
                                              ------------------------------
                                              Name: Yoshihiro Hyakutome
                                              Title: Joint General Manager

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          THE BANK OF NEW YORK

                                          By: /s/ Kenneth R. McDonnell
                                              -----------------------------
                                              Name: Kenneth R. McDonnell
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          SCOTIABANC INC.

                                          By: /s/ N. Bell
                                              ------------------------
                                              Name: N. Bell
                                              Title: Sr. Manager

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          THE NORTHERN TRUST COMPANY

                                          By: /s/ David J. Sullivan
                                              -------------------------
                                              Name: David J. Sullivan
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          UFJ BANK LIMITED

                                          By: /s/ Russell Bohner
                                              ------------------------
                                              Name: Russell Bohner
                                              Title: Vice President

              SCOTTS CREDIT AGREEMENT (JULY 2005) - SIGNATURE PAGE

                                          U.S BANK NATIONAL ASSOCIATION

                                          By: /s/ Robert H. Friend
                                              ---------------------------
                                              Name: Robert H. Friend
                                              Title: Vice President

                                                                         Annex A

                                  PRICING GRID

      Leverage          Applicable      Facility
       Ratio              Margin          Fee
-------------------   ---------------   --------
                       LIBOR    ABR
                      ------   ------
> or = 3.25 to 1.00   1.200%   0.200%    0.300%

> or = 2.75 to 1.00   1.000%   0.000%    0.250%

> or = 2.25 to 1.00   0.750%   0.000%    0.250%

> or = 1.75 to 1.00   0.625%   0.000%    0.250%

> or = 1.25 to 1.00   0.550%   0.000%    0.200%

< 1.25 to 1.00        0.450%   0.000%    0.175%

Changes in the Applicable Margin or in the Facility Fee Rate resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to subsection 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year of the Borrower or the 90th day after the end of each fiscal year of the Borrower, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than or equal to 3.25 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Leverage Ratio shall for the purposes of this definition be deemed to be greater than 3.25 to 1.00. Each determination of the Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Average Total Indebtedness, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                         ANNEX B

                             SECTION 1. DEFINITIONS

            Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

            "Aggregate Sterling Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Sterling Loans (including, without limitation, Sterling Swing Line Loans borrowed under Sterling Commitments) then outstanding and (b) the aggregate amount of all Sterling L/C Obligations then outstanding.

            "Aggregate Facility B Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility B Loans (including, without limitation, Sterling Swing Line Loans borrowed under Facility B Commitments) then outstanding and (b) the aggregate amount of all Sterling L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility B Commitments.

            "Applicable Margin for Sterling Borrowing" shall mean for each type of Sterling Loan, the rate per annum set forth under the relevant column heading in the pricing grid attached as Appendix I hereto.

            "Application" shall mean an application, in such form as the Sterling Issuing Lender may specify from time to time, requesting such Sterling Issuing Lender to open a Sterling Letter of Credit.

            "Available Sterling Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Sterling Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility B Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Sterling Revolving Extensions of Credit. The Available Sterling Commitment may be calculated as being negative at any time.

            "Borrowing Date (U.K.)" shall mean any Business Day (U.K.) specified in a notice as a date on which the Sterling Subsidiary Borrower requests the relevant Sterling Lenders to make Sterling Loans under this Annex B to the Credit Agreement.

            "Business Day (U.K.)" shall mean a day on which banks are open for business in London but excludes Saturday, Sunday and any other day which is a legal holiday in London.

            "Eligible U.K. Bank" shall mean a Person that is both (i) a bank as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act 1988, and (ii) a Person within the charge to United Kingdom corporation tax (i.e., a United Kingdom resident company or a non-resident company which is carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom to which the beneficial interest in interest accrued under Loans made to the Borrower or a Subsidiary Borrower is attributable and which is not entitled to exemption from tax in respect of that interest).

            "Facility Fee Rate" shall mean the rate per annum set forth under the relevant column heading in the pricing grid attached as Appendix I hereto.

            "Interest Payment Date" shall mean (a) as to any Reference Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such Reference Rate Loan is made or any LIBOR Loan is converted to such Reference Rate Loan, (b) as to any LIBOR Loan in respect of which the relevant Sterling Subsidiary Borrower has selected an Interest Period of one month, two months or three months, the last day of such Interest Period and (c) as to any LIBOR Loan in respect of which the relevant Sterling Subsidiary Borrower has selected a longer Interest Period than the periods described in preceding clause (b), the day three months after the commencement of such Interest Period and the last day of such Interest Period.

            "Interest Period" shall mean with respect to any LIBOR Loan, (i) initially, the period commencing on, as the case may be, the borrowing or conversion date with respect to a LIBOR Loan, and ending one, two, three or six months thereafter, as selected by the relevant Sterling Subsidiary Borrower in its irrevocable written notice of borrowing as provided in subsection 2.2 or its written irrevocable notice of conversion as provided in subsection 2.11 and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the relevant Sterling Subsidiary Borrower by irrevocable written notice to the Sterling Administrative Agent not less than three Business Days (U.K.) prior to the last day of then current Interest Period with respect to such Sterling Loan; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  1. if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day which is not a Business Day (U.K.), that Interest Period shall be extended to the next succeeding Business Day (U.K.) unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the next preceding Business Day (U.K.);

                  2. if the relevant Sterling Subsidiary Borrower shall fail to give notice as provided in clauses (i) and (ii) in this definition, the relevant Sterling Subsidiary Borrower shall be deemed to have requested conversion of the affected LIBOR Loan to a Reference Rate Loan on the last day of then current Interest Period with respect thereto;

                  3. any Interest Period that would otherwise extend beyond the
            Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                  4. any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day (U.K.) of a calendar month (or on day a for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day (U.K.) of a calendar month.

            "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any Interest Period therefor:

                  1. the rate per annum (rounded to the nearest 1/16 of 1%)
            appearing on the Screen for such currency as the London Interbank Offered Rate for deposits in such currency at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling) or two Business Days prior to (in the case of any LIBOR Loan in euros) the first day of such Interest Period as the London Interbank Offered Rate for such currency having a term comparable to such Interest

            Period and in an amount equal to the Sterling or euro equivalent, as the case may be, of U.S.$1,000,000; or

                  2. if such rate does not appear on the Screen (or, if the
            Screen shall cease to be publicly available or if the information contained on the Screen, in the Sterling Administrative Agent's reasonable judgment, shall cease accurately to reflect such LIBOR Base Rate, as reported by any publicly available source of similar market data selected by the Sterling Administrative Agent that, in the Sterling Administrative Agent's reasonable judgment, accurately reflects such LIBOR Base Rate), the LIBOR Base Rate shall mean, with respect to any LIBOR Loan for any Interest Period, the arithmetic mean, as determined by the Sterling Administrative Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by each relevant Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the first day of the Interest Period for such Loan for the offering by such Reference Bank to leading banks in the London interbank market of deposits in such currency having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by such Reference Bank (or its applicable Lending Installation, as the case may be) for such Interest Period.

            "LIBOR Loans" shall mean the Sterling Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the applicable LIBOR Rate.

            "LIBOR Rate" shall mean with respect to a LIBOR Loan for each day during each Interest Period pertaining thereto, the sum of the LIBOR Base Rate plus, to the extent generally applicable to loans to the relevant Borrower or Subsidiary Borrower, the Financial Services Authority charges for such day.

            "Post-Default Rate" shall mean a rate equal to the sum or 2% plus the rate of interest otherwise applicable to such Sterling Loan.

            "Reference Banks": JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Bank of America, N.A. or such other Sterling Lenders, as determined by the Sterling Administrative Agent, from time to time.

            "Reference Rate": the rates of interest publicly announced by the Reference Banks from time to time as their respective reference or prime rates, which such rates may not be the lowest rate of interest charged by such Reference Banks.

            "Reference Rate Loans": Sterling Loans hereunder at such time as they are made or being maintained at a rate of interest based upon the Reference Rate.

            "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Code of Regulations and/or By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Screen" shall mean the Telerate Page on which appears the LIBOR Base Rate for deposits in Sterling or euros, as applicable; provided that, if there is no such Telerate Page, the relevant Bloomberg Financial Markets Service page will be substituted.

            "Sterling" or "(pound)" shall mean pounds sterling in the lawful currency of the United Kingdom.

            "Sterling Administrative Agent" shall mean J.P. Morgan Europe Limited, together with its affiliates, as the agent for the Sterling Lenders under the Credit Agreement.

            "Sterling Administrative Office" shall mean the Sterling Administrative Agent's office located at 125 London Wall, London England EC2 5AJ, telecopy: +44-207-777-2360, attention: Maxine Graves/Stephen Gillies, Agency Department, or such other office in the United Kingdom as may be designated as such by the Sterling Administrative Agent by written notice to the Sterling Subsidiary Borrowers and the Sterling Lenders.

            "Sterling Commitment" shall mean, as to any Sterling Lender, the obligation of such Sterling Lender to make Sterling Loans and participate in Sterling Swing Line Loans or Sterling Letters of Credit hereunder in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set forth opposite such Sterling Lender's name on
      Schedule 1 to the Credit Agreement under the caption "Sterling Commitment" or in the Assignment and Acceptance pursuant to which such Sterling Lender became party to the Credit Agreement, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate principal amount of the Sterling Commitments is the Sterling or euro equivalent of U.S.$300,000,000.

            "Sterling Commitment Percentage" shall mean as to any Sterling Lender at any time, the percentage of the aggregate Sterling Commitments then constituted by such Sterling Lender's Sterling Commitment.

            "Sterling Facility" shall mean the Sterling Commitments together with the Aggregate Sterling Revolving Extensions of Credit.

            "Sterling Issuing Lender" shall mean J.P. Morgan Europe Limited.

            "Sterling L/C Commitment" shall mean the amount equal to the Sterling or euro equivalent of U.S.$65,000,000.

            "Sterling L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of then outstanding Sterling Letters of Credit and (b) the aggregate amount of drawings under Sterling Letters of Credit which have not then been reimbursed pursuant to Section 3.

            "Sterling L/C Participants" shall mean the collective reference to all the Sterling Lenders other than the Issuing Lender.

            "Sterling Lender" shall mean each Lender that has a Sterling Commitment or that holds Sterling Loans; collectively, the "Sterling Lenders". Each Sterling Lender on the date hereof represents that it is an Eligible U.K. Bank.

            "Sterling Letter of Credit" shall mean any Sterling Standby L/C or Sterling Trade L/C, as each term is defined in subsection 3.1.

            "Sterling Loan" shall mean any Loan made under the Sterling Commitments pursuant to subsection 2.1; collectively, the "Sterling Loans".

            "Sterling Lending Office" shall mean for each Sterling Lender, the lending office for such Sterling Lender (or of an affiliate of such Sterling Lender) designated for each type of Sterling Loan in the Administrative Questionnaire of such Sterling Lender or such other lending office of such Sterling Lender (or of an affiliate of such Sterling Lender) as such Sterling Lender may from time to time specify to the Sterling Administrative Agent and the Sterling Subsidiary Borrowers as the office by which its Sterling Loans of such type are to be made and maintained.

            "Sterling Swing Line Commitment" shall mean the obligation of the Sterling Swing Line Lender, at any date, to make a Sterling Swing Line Loan pursuant to subsection 2.3(a) in the amount referred to therein.

            "Sterling Swing Line Lender" shall mean J.P. Morgan Europe Limited.

            "Sterling Swing Line Loan" shall mean any Sterling Swing Line Loan made pursuant to subsection 2.3 hereof.

            "Telerate Page" shall mean the "British Bankers Assoc. Interest Settlement Rates Page" display designated on the Moneyline Telerate for the purpose of displaying the rates at which Sterling or euro deposits, as applicable, are offered by leading banks in the London interbank deposit market.

                      SECTION 2. THE STERLING COMMITMENTS

            2.1. The Sterling Commitments. Subject to the terms and conditions hereof, each Sterling Lender severally (but not jointly) agrees to make Sterling Loans in Sterling or euros to each Sterling Subsidiary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Sterling Commitment of such Sterling Lender in accordance with the terms hereof (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is U.S.$0); provided that, after giving effect to the making of such Sterling Loans, the Aggregate Sterling Revolving Extensions of Credit will not exceed the Sterling Commitment. During the Revolving Credit Commitment Period, the Sterling Subsidiary Borrowers may use the Sterling Commitments by borrowing, repaying the Sterling Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Each Sterling Lender agrees that each of its Lending Installations listed on Schedule 1 and subsequently agreed from time to time in the United Kingdom shall be on the date hereof or the date of such agreement an Eligible U.K. Bank.

            2.2. Procedure for Sterling Loan Borrowing. (a) The Sterling Subsidiary Borrowers may borrow under the Sterling Facility during the Revolving Credit Commitment Period on any Business Day (U.K.); provided that the relevant Sterling Subsidiary Borrower shall give the Sterling Administrative Agent irrevocable notice (1) on the requested Borrowing Date (U.K.), in the case of Reference Rate Loans (which notice must be received by the Sterling Administrative Agent prior to 11:00 A.M., London time) and (2) two Business Days (U.K.) prior to the requested Borrowing Date (U.K.), in the case of LIBOR Loans in Sterling (which notice must be received by the Sterling Administrative Agent prior to 11:00 A.M., London time), and (3) three Business Days (U.K.) prior to the requested Borrowing Date (U.K.), in the case of LIBOR Loans in euros (which notice must be received by the Sterling Administrative Agent prior to 11:00 A.M., London time), specifying (i) the identity of the Sterling Subsidiary Borrower borrowing and the amount and currency to be borrowed, (ii) the requested Borrowing Date (U.K.), (iii) whether the borrowing is to be a Reference Rate Loan (in the case of Sterling Loans in Sterling) or a LIBOR Loan or a combination thereof, and (iv) if the borrowing is to be entirely or partly a LIBOR Loan, the amount to be a LIBOR Loan and the length of the Interest Period for such LIBOR Loan. Each Reference Rate borrowing by any Sterling Subsidiary Borrower pursuant to the

Sterling Commitments shall be in an aggregate principal amount equal to the Sterling equivalent of U.S.$1,000,000 or a whole multiple of the Sterling equivalent of U.S.$500,000 in excess thereof. Each LIBOR borrowing by any Sterling Subsidiary Borrower pursuant to the Sterling Commitments shall be in an aggregate principal amount equal to the Sterling or euro equivalent, as the case may be, of U.S.$1,000,000 or a whole multiple of the Sterling or euro equivalent, as the case may be, of U.S.$500,000 in excess thereof.

            (b) Upon receipt of any notice from a Sterling Subsidiary Borrower pursuant to this subsection 2.2, the Sterling Administrative Agent shall promptly notify each Sterling Lender thereof. Each such Sterling Lender will make the amount of its ratable share (subject to subsection 2.1) of each borrowing available to the Sterling Administrative Agent for the account of the such Sterling Subsidiary Borrower at the Sterling Administrative Office prior to 2:00 P.M., London time, on the Borrowing Date (U.K.) requested by the such Sterling Subsidiary Borrower in funds immediately available to the Sterling Administrative Agent. Such borrowing will then be made available to such Sterling Subsidiary Borrower by the Sterling Administrative Agent crediting the account of such Sterling Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Sterling Administrative Agent by such Sterling Lenders.

            2.3. Swing Line Commitments. (a) Subject to the terms and conditions hereof, from time to time prior to the Revolving Credit Termination Date and to the Sterling Subsidiary Borrowers (i) the Sterling Swing Line Lender agrees to make Sterling Swing Line Loans in Sterling in an aggregate principal amount not to exceed the Sterling equivalent of U.S.$20,000,000 at any one time outstanding (each of the foregoing individually, a "Sterling Swing Line Loan"; collectively the "Sterling Swing Line Loans"); provided that, after giving effect to the making of such Sterling Swing Line Loans, the aggregate principal amount of Swing Line Loans under any Revolving Facility at any one time outstanding shall not exceed U.S.$100,000,000 and the Aggregate Sterling Revolving Extensions of Credit shall not exceed the Sterling Commitments. All Sterling Swing Line Loans shall be made as Reference Rate Loans. The relevant Sterling Subsidiary Borrowers shall give the Sterling Administrative Agent irrevocable notice (which notice must be received by the Sterling Administrative Agent at or prior to 1:00 P.M., London time, on the requested Borrowing Date (U.K.)), specifying the amount of each requested Sterling Swing Line Loan, which shall be greater than or equal to a minimum amount to be agreed upon by such Sterling Subsidiary Borrowers and the relevant Sterling Swing Line Lender. Upon such notice, the Sterling Administrative Agent shall promptly notify the Sterling Swing Line Lender thereof. The Sterling Swing Line Lender shall make the amount of each borrowing available to the relevant Sterling Subsidiary Borrowers in the manner directed by the Sterling Administrative Agent on the requested Borrowing Date.

            (b) The Sterling Swing Line Lender in its sole and absolute discretion, may, on behalf of the relevant Sterling Subsidiary Borrower (which hereby irrevocably directs the Sterling Swing Line Lender to act on its behalf), request each Sterling Lender, including the Sterling Swing Line Lender, with respect to all other Sterling Swing Line Loans, to make a Sterling Loan, in an amount equal to such Sterling Lender's Revolving Percentage under the Sterling Facility of the amount of the Sterling Swing Line Loans (the "Refunded Sterling Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 8 of the Credit Agreement shall have occurred (in which event the procedures of paragraph (c) of this subsection
2.3 shall apply), each Sterling Lender shall make the proceeds of its Sterling Loan available to the Sterling Administrative Agent for the account of the Sterling Swing Line Lender, at the office of the Sterling Administrative Agent prior to 12:00 Noon (London time) in funds immediately available on the Business Day (U.K.) next succeeding the date such notice is given. The proceeds of such Sterling Loans shall be immediately applied to repay the Refunded Sterling Swing Line Loans.

            (c) If, prior to the making of a Sterling Swing Line Loan pursuant to paragraph (b) of this subsection 2.3, one of the events described in paragraph (f) of Section 8 of the Credit Agreement shall have occurred, each Sterling Lender hereby agrees to and will, on the date such Sterling Swing Line Loan was to have been made, purchase an undivided participating interest in each Refunded Sterling Swing Line Loan in an amount equal to its Revolving Percentage under the Sterling Facility of such Refunded Sterling Swing Line Loan. Such Revolving Credit Lender will immediately transfer to the Sterling Administrative Agent for the account of the Sterling Swing Line Lender, in immediately available funds of the amount of its participations and, upon its receipt of its ratable share thereof, the Sterling Swing Line Lender will deliver to such Sterling Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (d) Whenever, at any time after the Sterling Swing Line Lender has received from any Sterling Lender such Sterling Lender's participating interest in a Refunded Sterling Swing Line Loan and the Sterling Swing Line Lender receives any payment on account thereof, the Sterling Swing Line Lender will distribute to such Sterling Lender through the Sterling Administrative Agent its participating interest; provided, however, that in the event that such payment received by the Sterling Swing Line Lender is required to be returned, such Sterling Lender will return to the Sterling Swing Line Lender through the Sterling Administrative Agent any portion thereof previously distributed by the Sterling Swing Line Lender to it.

            2.4. Participation. Each Sterling Lender's obligation to purchase participating interests pursuant to paragraph (c) of this subsection 2.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Sterling Lender may have against the Sterling Swing Line Lender, any Sterling Subsidiary Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower or any Sterling Subsidiary Borrower; (d) any breach of the Credit Agreement by the Borrower, any Subsidiary Borrower or any other Revolving Credit Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, no Sterling Lender shall have any obligation to purchase participating interests pursuant to paragraph
(c) of this subsection 2.3 or to make any Refunded Sterling Swing Line Loans in respect of any Sterling Swing Line Loan which was made at any time following receipt by the Sterling Administrative Agent of a notice from any Sterling Lender specifying that (x) a Default or Event of Default has occurred and is continuing and (y) explicitly stating that such Sterling Lender will not purchase such participating interests or make Refunded Sterling Swing Line Loans with respect to Sterling Swing Line Loans made after the date of receipt of such notice.

            2.5. Repayment of Sterling Loans; Evidence of Debt. (a) Each Sterling Subsidiary Borrower hereby unconditionally promises to pay to the Sterling Administrative Agent for the account of each Sterling Lender (i) then unpaid principal amount of each Sterling Loan of such Sterling Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8 of the Credit Agreement) and (ii) then unpaid principal amount of the Sterling Swing Line Loans of the Sterling Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Sterling Swing Line Loans become due and payable pursuant to
Section 8 of the Credit Agreement). Each Sterling Subsidiary Borrower hereby unconditionally promises to pay to the Sterling Administrative Agent for the account of such Lender (i) then unpaid principal amount of each Loan to such Subsidiary Borrower on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to
Section 8 of the Credit Agreement) and (ii) then unpaid principal amount of the Sterling Swing Line Loans to such Subsidiary Borrower of the Sterling Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Sterling Swing Line Loans became due and payable pursuant to Section 8 of the Credit

Agreement). Each Sterling Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Sterling Loans from time to time outstanding to such Sterling Subsidiary Borrower from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.12.

            (a) Each Sterling Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Sterling Subsidiary Borrowers to such Sterling Lender resulting from each Sterling Loan of such Sterling Lender from time to time, including the amounts of principal and interest payable and paid to such Sterling Lender from time to time under the Credit Agreement.

            (b) The Sterling Administrative Agent shall maintain a register (the "Sterling Register") in respect of the Sterling Facility in a manner similar to the Register described in Section 10.6(b)(iv) of the Credit Agreement, and a subaccount therein for each Sterling Lender, in which shall be recorded (i) the amount of each Sterling Loan made hereunder and the type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from any Sterling Subsidiary Borrower to each Sterling Lender hereunder and
(iii) both the amount of any sum received by the Sterling Administrative Agent hereunder from any Sterling Subsidiary Borrower and each Sterling Lender's share thereof.

            (c) The entries made in the Sterling Register and the accounts of each Sterling Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Sterling Subsidiary Borrower therein recorded; provided, however, that the failure of any Sterling Lender or the Sterling Administrative Agent to maintain the Sterling Register or any such account, or any error therein, shall not in any manner affect the obligation of any Sterling Subsidiary Borrower to repay (with applicable interest) the Sterling Loans made to such Sterling Subsidiary Borrower by such Sterling Lender in accordance with the terms of the Credit Agreement.

            2.6. Facility Fee. Each Sterling Subsidiary Borrower agrees to pay to the Sterling Administrative Agent, for the account of each Sterling Lender, a facility fee for the period from and including the Closing Date to the Revolving Credit Termination Date, calculated as an amount equal to the product of (a) the Facility Fee Rate and (b) the average daily amount of the Sterling Commitment of such Lender (regardless of usage) during the period for which such facility fee is calculated, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date.

            2.7. Termination or Reduction of the Sterling Commitments. (a) Optional. The Sterling Subsidiary Borrowers shall have the right, upon not less than five Business Days' (U.K.) written notice to the Sterling Administrative Agent, to terminate the Sterling Commitments or, from time to time, reduce the amount of the Sterling Commitments, provided that (i) any such reduction shall be accompanied by prepayment of the Sterling Loans by the relevant Sterling Subsidiary Borrower, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, the Available Sterling Commitments would be negative and (ii) any such termination of the Sterling Commitments shall be accompanied by (A) prepayment in full of the Sterling Loans then outstanding hereunder, (B) cash collateralization of all Sterling L/C Obligations then outstanding in accordance with the provisions of subsection 2.10, and (C) payment of accrued interest thereon to the date of such prepayment and the payment of any unpaid fees then accrued hereunder (including, without limitation, in respect of any Sterling Letters of Credit). Upon receipt of such notice, the Sterling Administrative Agent shall promptly notify each Lender thereof. Any such reduction shall be in an amount equal to the Sterling or euro equivalent, as the case may be, of U.S.$1,000,000 or a whole multiple of the Sterling or euro equivalent, as the case may be, of U.S.$500,000 in excess thereof and shall reduce permanently the amount of the Sterling Commitments then in effect.

            (b) Mandatory. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Termination Date and all Sterling Loans shall be repaid and to the extent any Sterling Letter of Credit remains outstanding after the Revolving Credit Termination Date, the relevant Sterling Subsidiary Borrower shall cash collateralize such Sterling L/C Obligations (and the fees thereon) in accordance with the provisions of subsection 2.10. The Revolving Credit Commitments shall also be reduced in accordance with subsection 2.9.

            2.8. Optional Prepayments. Any Sterling Subsidiary Borrower may, at any time and from time to time, prepay the Sterling Loans made to it hereunder, in each case in whole or in part, without premium or penalty, upon at least one Business Day's (U.K.) irrevocable notice to the Sterling Administrative Agent, specifying the date and amount of prepayment. If such notice is given, the relevant Sterling Subsidiary Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of the Sterling or euro equivalent, as the case may be, of U.S.$1,000,000 or a whole multiple of the Sterling or euro equivalent, as the case may be, of U.S.$500,000 in excess thereof.

            2.9. Mandatory Prepayments. The Sterling Subsidiary Borrowers, without notice or demand, shall immediately prepay the Sterling Loans, to the extent, if any, that the Available Sterling Commitments are negative, together with accrued interest to the date of such prepayment on the amount so prepaid; provided that if such prepayment is required solely as a result of a change in the aggregate Dollar Equivalent of the Sterling Loans, no prepayment shall be made unless such prepayment is required pursuant to subsection 2.21.

            2.10. Cash Collateralization of Sterling Letters of Credit. To the extent that at any time and from time to time, the Sterling L/C Obligations exceed the amount of the Sterling L/C Commitments or the Sterling L/C Obligations exceed the Sterling Commitments (whether pursuant to subsections 2.7, 2.8, 2.9 or otherwise), the Sterling Subsidiary Borrowers shall cash collateralize (in a manner reasonably satisfactory to the Sterling Administrative Agent) such portion of the Sterling L/C Obligations (and the fees thereon through the stated expiration date of the Sterling Letters of Credit giving rise to such Sterling L/C Obligations) which is in excess of the Sterling L/C Commitments or such Sterling Commitments, as applicable.

            2.11. Conversion Options. Any Sterling Subsidiary Borrower may elect from time to time to convert LIBOR Loans in Sterling to Reference Rate Loans, and may elect from time to time to convert Reference Rate Loans to LIBOR Loans, by giving the Sterling Administrative Agent at least three Business Days' (U.K.) prior irrevocable written notice of such election to convert (which date shall be a Business Day (U.K.) and in the case of any conversion of any LIBOR Loans in Sterling to Reference Rate Loans, the last day of an Interest Period therefor), the amount and type of conversion and, in the case of any conversion of Reference Rate Loans to LIBOR Loans, the Interest Period selected with respect thereto; provided, however, that (i) Reference Rate Loans may not be converted to LIBOR Loans when any Default or Event of Default has occurred and is continuing without the consent of the Administrative Agent and (ii) Swing Line Loans may not, at any time, be converted to LIBOR Loans. All or any part of outstanding LIBOR Loans or Reference Rate Loans may be converted as provided herein, provided that partial conversions of LIBOR Loans in Sterling to Reference Rate Loans shall be in an aggregate principal amount of the Sterling equivalent of U.S.$1,000,000 or a whole multiple thereof and partial conversions of Reference Rate Loans to LIBOR Loans with respect to which a common Interest Period has been selected shall be in an aggregate principal amount of the Sterling or euro equivalent, as the case may be, of U.S.$1,000,000 or a whole multiple thereof and provided, further, that in the case of a partial conversion of LIBOR Loans in Sterling to Reference Rate Loans, after giving effect to such conversion, the aggregate principal amount of the LIBOR Loans outstanding with respect to which a common Interest Period has been selected shall be not less than the Sterling or euro equivalent, as the case may be, of U.S.$5,000,000.

            (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period by compliance by the Sterling Subsidiary Borrowers with the notice provisions contained in the definition of Interest Period, provided that no LIBOR Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Reference Rate Loan on the last day of the last Interest Period for which a LIBOR Rate was determined by the Sterling Administrative Agent on or prior to the Sterling Administrative Agent's obtaining knowledge of such Default or Event of Default.

            (c) No conversion or continuation of any Sterling Loans shall be made pursuant to this subsection 2.11 if, after giving effect to such conversion or continuation the amount of the Available Sterling Commitments would be negative.

            2.12. Interest Rate and Payment Dates.

            (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin.

            (b) Each Reference Rate Loan shall bear interest for the period from and including the date thereof until maturity at a rate per annum equal to the Reference Rate plus the Applicable Margin.

            (c) If all or a portion of (i) the principal amount of any Sterling Loan or any reimbursement obligation, (ii) any interest payable thereon or (iii) any facility fee, commission or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (A) the rate pursuant to paragraph (a) of this subsection plus 2% or (B) the rate described in paragraph (b) of this subsection 2.12 plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). The Sterling Administrative Agent may choose any Interest Period from time to time (including one Interest Period of shorter than one month) with respect to any overdue amount bearing interest based upon paragraph (a) of this subsection.

            (d) Interest shall be payable in arrears on each Interest Payment Date, except that interest payable pursuant to subsection 2.12(c) shall be payable upon demand.

            2.13. Computation of Interest and Fees. Each determination of an interest rate by the Sterling Administrative Agent pursuant to any provision of this Annex B shall be conclusive and binding on the Sterling Subsidiary Borrowers absent manifest error.

            (b) Interest (other than interest based on the Reference Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and facility fees and interest based on the Reference Rate shall be calculated on the basis of a 365- (366-, as the case may be) day year for the actual days elapsed. The Sterling Administrative Agent shall as soon as practicable notify the affected Sterling Lenders of each determination of the LIBOR Rate. Any change in the interest rate on a Sterling Loan resulting from a change in the Reference Rate or any LIBOR reserve requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Sterling

Administrative Agent shall as soon as practicable notify the affected Sterling Lenders of the Closing Date and the amount of such change in interest rate.

            (c) The Sterling Administrative Agent shall, at the request of the Sterling Subsidiary Borrowers or any Sterling Lender, deliver to the Sterling Subsidiary Borrowers or such Sterling Lender a statement showing in reasonable detail the calculations used by the Sterling Administrative Agent in determining any interest rate pursuant to subsection 2.12, excluding any LIBOR Base Rate which is based upon the British Bankers Assoc. Interest Settlement Rates Page.

            2.14. Inability to Determine Interest Rate. In the event that the Reference Banks shall have reasonably determined (which determination shall be conclusive and binding upon the Sterling Subsidiary Borrowers absent manifest error) that by reason of circumstances affecting the interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to subsection 2.12(a) for any Interest Period with respect to (a) a proposed Sterling Loan that has been requested be made as a LIBOR Loan, (b) a LIBOR Loan that will result from the requested conversion of a Reference Rate Loan into a LIBOR Loan or (c) the continuation of LIBOR Loans beyond the expiration of then current Interest Period with respect thereto, the Sterling Administrative Agent shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the relevant Sterling Subsidiary Borrowers and the Sterling Lenders at least one Business Day (U.K.) prior to, as the case may be, the requested Borrowing Date (U.K.) for such LIBOR Loan, the conversion date of such Reference Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Reference Rate Loan, (ii) any Reference Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Reference Rate Loan and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Reference Rate Loan. Until such notice has been withdrawn by the Sterling Administrative Agent, no further LIBOR Loans shall be made nor shall the Sterling Subsidiary Borrowers have the right to convert a Reference Rate Loan to a LIBOR Loan. Such notice shall be withdrawn by the Sterling Administrative Agent when the Sterling Administrative Agent shall reasonably determine that adequate and reasonable means exist for ascertaining the LIBOR Rate.

            2.15. Pro Rata Treatment and Payments. Each borrowing under and any reduction of the Sterling Commitments shall be made ratably according to each Sterling Lender's share of the Sterling Commitments.

            (b) Each payment (including each prepayment) on account of principal of and interest on the Sterling Loans shall be made ratably according to the respective outstanding principal amounts of such Loans then held by the Sterling Lenders.

            (c) All payments (including prepayments) to be made by any Sterling Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, London time, on the due date thereof to the Sterling Administrative Agent, for the account of the relevant Sterling Lenders, at the Sterling Administrative Office office, in Sterling, and in immediately available funds. The Sterling Administrative Agent shall distribute such payments to the relevant Sterling Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on LIBOR Loans) becomes due and payable on a day other than a Business Day (U.K.), such payment shall be extended to the next succeeding Business Day (U.K.) and such extension of time shall in such case be included in the computation of the amount payable hereunder. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day (U.K.), the maturity thereof shall be extended to the next succeeding Business Day (U.K.) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day (U.K.).

            (d) Unless the Sterling Administrative Agent shall have been notified in writing by any Sterling Lender prior to a Borrowing Date (U.K.) that such Sterling Lender will not make the amount that would constitute its share of the borrowing on such date available to the Sterling Administrative Agent, the Sterling Administrative Agent may assume that such Sterling Lender has made such amount available to the Sterling Administrative Agent on such Borrowing Date (U.K.), and the Sterling Administrative Agent may, in reliance upon such assumption, make available to the relevant Sterling Subsidiary Borrower a corresponding amount. If such amount is made available to the Sterling Administrative Agent on a date after such Borrowing Date (U.K.), such Sterling Lender shall pay to the Sterling Administrative Agent on demand an amount equal to the product of (i) the customary rate as selected by the Sterling Administrative Agent for the settlement of obligations between banks during such period as quoted by the Sterling Administrative Agent, times (ii) the amount of such Sterling Lender's share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date (U.K.) to the date on which such Sterling Lender's Revolving Percentage of such borrowing shall have become immediately available to the Sterling Administrative Agent and the denominator of which is 360 (the "Effective Interbank Rate"). A certificate of the Sterling Administrative Agent submitted to any Sterling Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such amount is so made available, such payment to the Sterling Administrative Agent shall constitute such Sterling Lender's Loan on such Borrowing Date (U.K.) for all purposes of this Agreement. If such amount is not so made available to the Sterling Administrative Agent, then the Sterling Administrative Agent shall notify the relevant Sterling Subsidiary Borrower of such failure and on the fourth Business Day (U.K.) following such Borrowing Date (U.K.), such Sterling Subsidiary Borrower shall pay to the Sterling Administrative Agent such ratable portion, together with interest thereon for each day that such Sterling Subsidiary Borrower had the use of such ratable portion, at the Effective Interbank Rate. Nothing contained in this subsection 2.15(d) shall relieve any Sterling Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

            (e) The failure of any Sterling Lender to make the Sterling Loan to be made by it on any Borrowing Date (U.K.) shall not relieve any other Sterling Lender of its obligation, if any, hereunder to make its Sterling Loan on such Borrowing Date (U.K.), but no Sterling Lender shall be responsible for the failure of any other Sterling Lender to make the Sterling Loan to be made by such other Sterling Lender on such Borrowing Date (U.K.).

            2.16. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Sterling Lender to make or maintain LIBOR Loans as contemplated by this Annex B, (a) such Sterling Lender shall forthwith give telecopy or telephonic notice of such circumstances, confirmed in writing, to the relevant Sterling Subsidiary Borrower (which notice shall be withdrawn by such Sterling Lender when such Sterling Lender shall reasonably determine that it shall no longer be illegal for such Sterling Lender to make or maintain LIBOR Loans or to convert Reference Rate Loans to LIBOR Loans), (b) the commitment of such Sterling Lender hereunder to make LIBOR Loans or to convert Reference Rate Loans to LIBOR Loans shall forthwith be canceled and (c) such Sterling Lender's Sterling Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Reference Rate Loans based upon the Reference Rate on the last day of then current Interest Period with respect to such Loans or within such earlier period as may be required by law. Each Sterling Subsidiary Borrower hereby agrees promptly to pay the Sterling Administrative Agent for the account of each Sterling Lender, upon demand by the Sterling Administrative Agent, any additional amounts necessary to compensate the Sterling Lenders for any costs incurred by the Sterling Lenders in making any conversion in accordance with this subsection 2.16, including, but not limited to, any interest or fees payable by the Sterling Lenders to lenders of funds obtained by them in order to make or maintain their LIBOR Loans hereunder (the Sterling Administrative Agent's notice of such costs, as certified to such Sterling Subsidiary Borrower, to be conclusive, absent manifest error).

            2.17. Requirements of Law. (a) In the event that any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof or compliance by any Sterling Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

            (i) shall subject such Sterling Lender to any tax of any kind, whatsoever with respect to the Credit Agreement, including this Annex B, any Sterling Letter of Credit, any Application, or any Sterling Loan made by it or its obligation to make Sterling Loans or change the basis of taxation of payments to such Sterling Lender of principal, facility fee, interest or any other amount payable hereunder (other than Non-Excluded Taxes (as defined in subsection 2.19) or changes in the rate of tax on the overall net income of such Sterling Lender)

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Sterling Lender which are not otherwise included in the determination of the LIBOR Rate hereunder, or

            (iii) shall impose on such Sterling Lender or the eurocurrency market any other condition;

and the result of any of the foregoing is to increase the cost to such Sterling Lender (which increase in cost shall be the result of such Sterling Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), of making, renewing or maintaining LIBOR Loans or issuing or participating in Sterling Letters of Credit or to reduce any amount receivable thereunder then, in any such case, the relevant Sterling Subsidiary Borrower shall, upon notice to it from such Sterling Lender (with a copy to the Administrative Agent) certifying that (x) one of the events described in this subsection 2.17(a) has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Sterling Lender and a reasonably detailed explanation of the calculation thereof, promptly pay to the Sterling Administrative Agent for the account of the relevant Sterling Lender, upon demand by the Sterling Administrative Agent, without duplication, any additional amounts necessary to compensate such Sterling Lender for such increased cost or reduced amount receivable which such Sterling Lender deems to be material as determined in good faith by such Sterling Lender with respect to the Credit Agreement, including this Annex B, or the Sterling Loans made hereunder, provided that, in any such case, the relevant Sterling Subsidiary Borrower (if otherwise not prohibited hereunder) may elect to convert the LIBOR Loans made hereunder to Reference Rate Loans by giving such Sterling Lender and the Sterling Administrative Agent at least one Business Day's (U.K.) prior irrevocable notice of such election in which case the relevant Sterling Subsidiary Borrower shall promptly pay the Sterling Administrative Agent for the account of the relevant Sterling Lender, upon demand by the Sterling Administrative Agent, without duplication, any loss or expense incurred by such Sterling Lender in liquidating or re-employing the deposits from which the funds were obtained by such Sterling Lender for the purpose of making and/or maintaining such LIBOR Loans, together with any amount due under this subsection 2.17(a) in respect of the period prior to such conversion. If such Sterling Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the relevant Sterling Subsidiary Borrower of the event by reason of which it has become so entitled.

            (b) In the event that any Sterling Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Sterling Lender or any corporation controlling such Sterling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Sterling Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letters of Credit to a level below that which such Sterling Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Sterling Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Sterling Lender to be material, then from time to time, within 15 days after submission by such Sterling Lender to the Sterling Subsidiary Borrowers (with a copy to the Sterling Administrative Agent) of a written request therefor certifying that (x) one of the events described in this subsection 2.17(b) has occurred and the nature of such event,
(y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Sterling Lender and a reasonably detailed explanation of the calculation thereof, the Sterling Subsidiary Borrowers shall pay to such Sterling Lender such additional amount or amounts as will compensate such Sterling Lender for such reduction.

            (c) A certificate as to any additional amounts payable pursuant to paragraphs (a) and (b) above submitted by any Sterling Lender to a Sterling Subsidiary Borrower shall be conclusive absent manifest error.

            2.18. Indemnity. Each Sterling Subsidiary Borrower agrees to indemnify each Sterling Lender and to hold each Sterling Lender harmless from any loss or expense which such Sterling Lender may sustain or incur as a consequence of (a) default by such Sterling Subsidiary Borrower in payment of the principal amount of or interest on any LIBOR Loans including, but not limited to, any such loss or expense arising from interest or fees payable by such Sterling Lender to lenders of funds obtained by them in order to maintain their LIBOR Loans, (b) default by such Sterling Subsidiary Borrower in making LIBOR Loans or conversion after such Sterling Subsidiary Borrower has given a notice in accordance with subsection 2.2 or 2.11, (c) default by such Sterling Subsidiary Borrower in making any prepayment of a LIBOR Loan after such Sterling Subsidiary Borrower has given a notice in accordance with subsection 2.8, and
(d) the making of any payment or conversion of LIBOR Loans on a day which is not the last day of the applicable Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by the Sterling Lenders to lenders of funds obtained by them in order to maintain their LIBOR Loans hereunder. This covenant shall survive termination of the Credit Agreement. The obligations of indemnity of each of the respective Sterling Subsidiary Borrowers hereunder are limited only to the loss and expense described herein arising from or as a result of any act or omission by such Sterling Subsidiary Borrower, and are not, and shall not be deemed to be, the joint and several obligations of each such Sterling Subsidiary Borrower as to any loss or expense arising from or as a result of any act or omission by the other Sterling Subsidiary Borrowers.

            2.19. Taxes. All payments made by the Sterling Subsidiary Borrowers in respect of amounts owing under this Annex B shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding gross or net income or gross receipts taxes, ad valorem taxes, personal property and/or sales taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Sterling Administrative Agent or any Sterling Lender as a result of a present or former connection between the Sterling Administrative Agent or such Sterling Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Sterling Administrative Agent or such Sterling Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Annex B). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Sterling Administrative Agent or any Sterling Lender hereunder, the amounts so payable to the Sterling Administrative Agent or such Sterling Lender shall be increased to the extent necessary to yield to the Sterling Administrative Agent or such Sterling Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Annex B, provided, however, that none of the Sterling Subsidiary Borrowers shall be required to increase any such amounts payable to the Sterling Administrative Agent or any Sterling Lender if such increased amount arises as a result of the failure of such Sterling Lender or the Sterling Administrative Agent to be an Eligible U.K. Bank. The Sterling Subsidiary Borrowers shall also indemnify the Sterling Administrative Agent and each Sterling Lender on an after-tax basis for any additional taxes on net income which the Sterling Administrative Agent or such Sterling Lender, as the case may be, may be obligated to pay as a result of the receipt of additional amounts under this subsection 2.19. Whenever any Non-Excluded Taxes are payable by any Sterling Subsidiary Borrower, as promptly as possible thereafter but in any event within 45 days after the date of payment such Sterling Subsidiary Borrower shall send to the Sterling Administrative Agent for its own account or for the account of such Sterling Lender, as the case may be, a certified copy of an original official receipt received by such Sterling Subsidiary Borrower showing payment thereof. If any Sterling Subsidiary Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Sterling Administrative Agent the required receipts or other required documentary evidence, such Sterling Subsidiary Borrower shall indemnify the Sterling Administrative Agent and the Sterling Lenders for any incremental taxes, interest or penalties that may become payable by the Sterling Administrative Agent or any Sterling Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Annex B and the payment of the Sterling Loans and all other amounts payable hereunder.

            2.20. Use of Proceeds. The Sterling Facility and the proceeds of the Sterling Loans shall be used by the Sterling Subsidiary Borrowers for working capital and other general corporate purposes (which shall include any purpose expressly permitted by the Credit Agreement) of the Sterling Subsidiary Borrowers; provided that, notwithstanding the foregoing, none of the proceeds of the Sterling Loans may be used to finance any Hostile Take-Over Bid.

            2.21. Controls on Prepayment if Aggregate Revolving Extensions of Credit Exceed Aggregate Revolving Credit Commitments. (a) The Sterling Subsidiary Borrowers will implement and maintain internal controls to monitor the borrowings and repayments of Sterling Loans by the relevant Sterling Subsidiary Borrowers and the issuance of and drawings under Sterling Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in the Available Sterling Commitments becoming negative by more than 5% of the Sterling Commitments, if such Commitments are negative by more than 5%, the Sterling Subsidiary Borrowers will promptly notify the Sterling Administrative Agent.

            (b) The Sterling Administrative Agent will calculate the Available Sterling Commitments from time to time, and in any event not less frequently than once during each calendar quarter. In making such calculations, the Sterling Administrative Agent will rely on the information most recently received by it from the Sterling Swing Line Lender in respect of outstanding Sterling Swing Line Loans and from the Sterling Issuing Lender in respect of outstanding Sterling L/C Obligations.

            (c) In the event that on any date the Sterling Administrative Agent calculates that (i) the Available Sterling Commitments have become negative solely as a result of a change in the aggregate Dollar Equivalent of the Sterling Loans by more than 5%, the Sterling Administrative Agent will give notice to such effect to the relevant Sterling Subsidiary Borrowers and the Sterling Lenders. Within five Business Days (U.K.) of receipt of any such notice, such Sterling Subsidiary Borrower will, as soon as practicable but in any event within five Business Days (U.K.) of receipt of such notice, first, make such repayments or prepayments of Sterling Loans (together with interest accrued to the date of such repayment or prepayment), second, pay any Reimbursement Obligations under the Sterling Facility then outstanding and third, cash collateralize any outstanding Sterling L/C Obligations on terms reasonably satisfactory to the Sterling Administrative Agent as shall be necessary to cause the Available Sterling Commitments not to be negative.

            2.22. Lending Installations. (a) Subject to subsection 2.4 of the Credit Agreement and subsections 2.1 and 2.3 of this Annex B, each Sterling Lender may book its Sterling Loans at any Lending Installation selected by such Sterling Lender and may change its Lending Installation from time to time. All terms of the Credit Agreement shall apply to any such Lending Installation and the Sterling Loans made hereunder shall be deemed held by each Sterling Lender for the benefit of such Lending Installation. Each Sterling Lender may, by written notice to the Sterling Administrative Agent and the Sterling Subsidiary Borrowers in accordance with subsection 10.2 of the Credit Agreement and subject always to subsection 2.4 of the Credit Agreement and subsections 2.13 and 2.3 of this Annex B designate replacement or additional Lending Installations through which Sterling Loans will be made by it and for whose account Sterling Loan payments are to be made.

            (b) Each Sterling Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.17 or 2.19 with respect to such Sterling Lender, it will, if requested by the Sterling Subsidiary Borrower, use reasonable efforts (subject to overall policy considerations of such Sterling Lender) to designate another Lending Installation for any Sterling Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Sterling Lender, cause such Sterling Lender and any of its Lending Installations to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this subsection 2.22(b) shall affect or postpone any of the obligations of the Sterling Subsidiary Borrowers or the rights of any Sterling Lender pursuant to subsection 2.17 or 2.19.

            2.23. Notices to Lenders. All notices under this Section 2 to Sterling Lenders by the Sterling Subsidiary Borrowers or the Sterling Administrative Agent, and all payments by the Sterling Administrative Agent to the Sterling Lenders, shall be made to the respective Lending Installations of the Sterling Lenders maintaining the relevant Sterling Loans or Sterling Commitments.

                     SECTION 3. LETTER OF CREDIT FACILITIES

            3.1. Sterling L/C Commitment. (a) Subject to the terms and conditions hereof, the Sterling Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Sterling Letters of Credit") under the Sterling Commitments for the account of any Sterling Subsidiary Borrower on any Business Day (U.K.) during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Sterling Issuing Lender; provided that the Sterling Issuing Lender shall not have any obligation to issue any Sterling Letter of Credit if, after giving effect to such issuance, (i) the Sterling L/C Obligations would exceed the Sterling L/C Commitment or (ii) the Available Sterling Commitments would be negative. Each Sterling Letter of Credit shall (i) be denominated in Sterling, (ii) be either (x) a standby letter of credit (a "Sterling Standby L/C") issued to support obligations of any Sterling Subsidiary Borrower, contingent or otherwise, with an expiry date occurring not later than one year after such standby Sterling L/C was issued (which expiry date may be subject to one or more automatic extensions of one year or less unless 60-day notice, or such other notice as is satisfactory to the relevant Sterling Subsidiary Borrower and the Sterling Issuing Lender, is given that any such extension shall not be effective) or (y) a documentary letter of credit in respect of the purchase of goods or services by any Sterling Subsidiary Borrower in the ordinary course of business with an expiry date occurring not later than one year after such documentary letter of credit was issued and, in the case of any such documentary letter of credit which is to be accepted by the Sterling Issuing Lender pending payment at a date after presentation of sight drafts, with a payment date no more than one year after such drafts were presented for acceptance (a "Sterling Trade L/C") and (iii) expire no later than five days before the Revolving Credit Termination Date.

            (b) Each Sterling Standby L/C shall be subject to the International Standby Practices and each Sterling Trade L/C shall be subject to the Uniform Customs and, in each case, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) The Sterling Issuing Lender shall at no time be obligated to issue any Sterling Letter of Credit hereunder if such issuance would conflict with, or cause the Sterling Issuing Lender or any Sterling L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2. Procedure for Issuance of Letters of Credit. Any Sterling Subsidiary Borrower may from time to time request that the Sterling Issuing Lender issue a Sterling Letter of Credit by delivering to the Sterling Issuing Lender (with a copy to the Sterling Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Sterling Issuing Lender, and such other certificates, documents and other papers and information as the Sterling Issuing Lender may reasonably request. Upon receipt of any Application, the Sterling Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Sterling Letter of Credit requested thereby (but in no event shall the Sterling Issuing Lender be required to issue any Sterling Letter of Credit earlier than four Business Days (U.K.) after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Sterling Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Sterling Issuing Lender and any relevant Sterling Subsidiary Borrower. The Sterling Issuing Lender shall furnish a copy of such Sterling Letter of Credit to the relevant Sterling Subsidiary Borrower, to the Sterling Administrative Agent promptly following the issuance thereof.

            3.3. Fees, Commissions and Other Charges. (a) The relevant Sterling Subsidiary Borrower shall pay to the Sterling Administrative Agent, for the ratable account of the Sterling Issuing Lender and the Sterling L/C Participants, a letter of credit commission in Sterling with respect to each Sterling Trade L/C issued by the Sterling Issuing Lender (i) in an amount equal to the Dollar Equivalent of such issuance and payment fees as have been agreed upon by the relevant Sterling Subsidiary Borrower and the Sterling Issuing Lender and (ii) in an amount equal to the product of, on the date on which such commission is calculated, (A) the rate per annum equal to the Applicable Margin in respect of LIBOR Loans and (B) the Dollar Equivalent of the aggregate amount available to be drawn under each Sterling Letter of Credit (plus an additional -1/4 of 1% per annum which shall be payable for the account of the Sterling Issuing Lender). Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

            (b) The relevant Sterling Subsidiary Borrower shall pay to the Sterling Administrative Agent, for the ratable account of the Sterling Issuing Lender and the Sterling L/C Participants, a letter of credit commission in Sterling with respect to each Sterling Standby L/C issued by the Sterling Issuing Lender, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder in an amount equal to the product of (i) the rate equal to the Applicable Margin in respect of LIBOR in effect on the date on which such commission is calculated and (ii) the Sterling Equivalent of the aggregate amount available to be drawn under such Sterling Standby L/C on the date on which such commission is calculated (plus an additional -1/4 of 1% per annum which shall be payable for the account of the Sterling Issuing Lender). The relevant Sterling Subsidiary Borrower shall also pay to the Sterling Administrative Agent, for the account of the Sterling Issuing Lender, such issuance fees as have been agreed upon by the relevant Sterling Subsidiary Borrower and the Sterling Issuing Lender. Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

            (c) In addition to the foregoing fees and commissions, the relevant Sterling Subsidiary Borrower shall pay or reimburse the Sterling Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Sterling Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Sterling Letter of Credit issued by it.

            (d) The Sterling Administrative Agent shall, promptly following its receipt thereof, distribute to the Sterling Issuing Lender and the Sterling L/C Participants all fees and commissions received by the Sterling Administrative Agent for their respective accounts pursuant to this subsection 3.3.

            3.4. Sterling L/C Participation. (a) The Sterling Issuing Lender irrevocably agrees to grant and hereby grants to each Sterling L/C Participant, and, to induce the Sterling Issuing Lender to issue Sterling Letters of Credit hereunder, each such Sterling L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Sterling Issuing Lender, on the terms and conditions hereinafter stated, for such Sterling L/C Participant's own account and risk an undivided interest equal to such Sterling L/C Participant's ratable share of the Sterling Facility in the Sterling Issuing Lender's obligations and rights under each Sterling Letter of Credit issued hereunder and the amount of each draft paid by the Sterling Issuing Lender thereunder. Each such Sterling L/C Participant unconditionally and irrevocably agrees with the Sterling Issuing Lender that, if a draft is paid under any such Sterling Letter of Credit for which the Sterling Issuing Lender is not reimbursed in full by the relevant Sterling Subsidiary Borrower in accordance with the terms of the Credit Agreement (including this Annex B), such Sterling L/C Participant shall pay to the Sterling Issuing Lender upon demand at the Sterling Issuing Lender's address for notices specified herein an amount equal to such Sterling L/C Participant's ratable share of the Sterling Facility of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any Sterling L/C Participant to the Sterling Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Sterling Issuing Lender under any Sterling Letter of Credit is not paid to the Sterling Issuing Lender within three Business Days (U.K.) after the date such payment is due, such Sterling L/C Participant shall pay to the Sterling Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the customary rate as selected by the Sterling Issuing Lender for the settlement of obligations between banks during the period from and including the date such payment is required to the date on which such payment is immediately available to the Sterling Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any such Sterling L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Sterling Issuing Lender by such Sterling L/C Participant within three Business Days (U.K.) after the date such payment is due, the Sterling Issuing Lender shall be entitled to recover from such Sterling L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to LIBOR hereunder. A certificate of the Sterling Issuing Lender submitted to any Sterling L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Sterling Issuing Lender has made payment under any Sterling Letter of Credit and has received from any Sterling L/C Participant its ratable share of such payment in accordance with subsection 3.4(a), the Sterling Issuing Lender receives any payment related to such Sterling Letter of Credit (whether directly from the relevant Sterling Subsidiary Borrower or otherwise), or any payment of interest on account thereof, the Sterling Issuing Lender will distribute to such Sterling L/C Participant its ratable share thereof; provided, however, that in the event that any such payment received by the Sterling Issuing Lender shall be required to be returned by the Sterling Issuing Lender, such Sterling L/C Participant shall return to the Sterling Issuing Lender the portion thereof previously distributed by the Sterling Issuing Lender to it.

            3.5. Reimbursement Obligation of the Sterling Subsidiary Borrowers. The relevant Sterling Subsidiary Borrower agrees to reimburse the Sterling Issuing Lender on each date on which the Sterling Issuing Lender notifies such Sterling Subsidiary Borrower of the date and amount of a draft presented under any Sterling Letter of Credit and paid by the Sterling Issuing Lender for the amount of (a) such draft so paid and (b) any taxes (other than Excluded Taxes), fees, charges or other costs or expenses incurred by the Sterling Issuing Lender in connection with such payment; provided that upon the acceleration of such reimbursement obligations in accordance with Section 8 of the Credit Agreement, the relevant Sterling Subsidiary Borrower agrees to reimburse the Sterling Issuing Lender for the amount equal to then maximum liability (whether direct or contingent) of the Sterling Issuing Lender and the Sterling L/C Participants under such Sterling Letter of Credit. Each such payment shall be made to the Sterling Issuing Lender, at its address for notices specified herein in Sterling and in immediately available funds, on the date on which the relevant Sterling Subsidiary Borrower receives such notice, if received prior to 11:00 A.M., London time, on a Business Day (U.K.) and otherwise on the next succeeding Business Day (U.K.).

            3.6. Obligations Absolute. Any relevant Sterling Subsidiary Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any relevant Sterling Subsidiary Borrower may have or have had against the Sterling Issuing Lender or any beneficiary of a Sterling Letter of Credit. Each Sterling Subsidiary Borrower also agrees with the Sterling Issuing Lender that the Sterling Issuing Lender shall not be responsible for, such relevant Sterling Subsidiary Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any relevant Sterling Subsidiary Borrower and any beneficiary of any Sterling Letter of Credit or any other party to which such Sterling Letter of Credit may be transferred or any claims whatsoever of the relevant Sterling Subsidiary Borrower against any beneficiary of such Sterling Letter of Credit or any such transferee. The Sterling Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Sterling Letter of Credit issued by it, except for errors or omissions caused by the Sterling Issuing Lender's gross negligence or willful misconduct. Each Sterling Subsidiary Borrower agrees that any action taken or omitted by the Sterling Issuing Lender under or in connection with any Sterling Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the relevant Sterling Subsidiary Borrower and shall not result in any liability of the Sterling Issuing Lender to any relevant Sterling Subsidiary Borrower.

            3.7. Increased Costs. If the adoption of or any change in any law or regulation or in the interpretation thereof after the date hereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Sterling Letters of Credit issued by the Sterling Issuing Lender or participated in by the Lenders or (ii) impose on any Sterling Lender any other condition regarding any Sterling Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Sterling Issuing Lender or any Sterling Lender of issuing or maintaining such Sterling Letter of Credit (or its participation therein, as the case may be) (which increase in cost shall be the result of the Sterling Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon notice to it from the Sterling Issuing Lender or such Lender (with a copy to the Sterling Administrative Agent) certifying that (x) one of the events herein above described has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and
(z) the additional amounts demanded by the Sterling Issuing Lender or such Lender, as the case may be, and a reasonably detailed explanation of the calculation thereof, the relevant Sterling Subsidiary Borrower shall immediately pay to such Sterling Issuing Lender or such Lender, as the case may be, from time to time as specified by the Sterling Administrative Agent or such Sterling Lender, additional amounts which shall be sufficient to compensate such Sterling Issuing Lender or such Sterling Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in subsection 3.3. A certificate as to the fact and amount of such increased cost incurred by the Sterling Issuing Lender or such Sterling Lender as a result of any event mentioned in clauses (i) or (ii) above, submitted by the Sterling Issuing Lender or such Lender to such Sterling Subsidiary Borrower, shall be conclusive, absent manifest error.

            3.8. Sterling Letter of Credit Payments. If any draft in Sterling shall be presented for payment under any Sterling Letter of Credit, the Sterling Issuing Lender shall promptly notify the relevant Sterling Subsidiary Borrower and the Sterling Administrative Agent of the date and amount of the Sterling thereof. The responsibility of the Sterling Issuing Lender to the Sterling Subsidiary Borrowers in connection with any draft presented for payment under any Sterling Letter of Credit shall, in addition to any payment obligation expressly provided for in such Sterling Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Sterling Letter of Credit in connection with such presentment are in conformity with such Sterling Letter of Credit.

            (a) Application. To the extent that any provision of any Application related to any Sterling Letter of Credit is inconsistent with the provisions of the Credit Agreement, the provisions of the Credit Agreement shall apply.

            (b) Purpose of the Letters of Credit. The Sterling Letters of Credit shall be used for any lawful purposes requested by the Sterling Subsidiary Borrowers.

                                                                      APPENDIX I

                PRICING GRID FOR STERLING LOANS AND FACILITY FEE

                                  PRICING GRID

                             Applicable  Margin
                            -------------------
Leverage Ratio            LIBOR            Reference Rate           Facility Fee
--------------            -----            --------------           ------------
> or = 3.25 to 1.00       1.200%             0.200%                   0.300%

> or = 2.75 to 1.00       1.000%             0.000%                   0.250%

> or = 2.25 to 1.00       0.750%             0.000%                   0.250%

> or = 1.75 to 1.00       0.625%             0.000%                   0.250%

> or =1.25 to 1.00        0.550%             0.000%                   0.200%

< 1.25 to 1.00            0.450%             0.000%                   0.175%

Changes in the Applicable Margin or in the Facility Fee Rate resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to subsection 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year of the Borrower or the 90th day after the end of each fiscal year of the Borrower, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than or equal to 3.25 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Leverage Ratio shall for the purposes of this definition be deemed to be greater than 3.25 to 1.00. Each determination of the Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Average Total Indebtedness, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                         ANNEX C

                             SECTION 1. DEFINITIONS

            Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

            "Administrative Questionnaire" shall mean the administrative questionnaire of each Lender referred to in subsection 10.6 of the Credit Agreement.

            "Aggregate Australian Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Australian Dollar Loans (including, without limitation, Australian Dollar Swing Line Loans borrowed under Australian Commitments) then outstanding and (b) the aggregate amount of all Australian L/C Obligations then outstanding.

            "Aggregate Facility C Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility C Loans (including, without limitation, Australian Dollar Swing Line Loans borrowed under Facility C Commitments) then outstanding and (b) the aggregate amount of all Australian L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility C Commitments.

            "Applicable Margin for Australian Borrowing" shall mean the rate per annum set forth in the pricing grid attached as Appendix I hereto.

            "Application" shall mean an application, in such form as the Australian Issuing Lender may specify from time to time, requesting such Australian Issuing Lender to open an Australian Letter of Credit.

            "Australian Dollars" or "A$" shall mean the lawful currency of the Commonwealth of Australia.

            "Australian Administrative Agent" shall mean J.P. Morgan Australia Limited, together with its affiliates, as the agent for the Australian Dollar Lenders under the Credit Agreement.

            "Australian Administrative Office" shall mean the Australian Administrative Agent's office located at Level 32, Grosvenor Place, 225 George Street, Sydney NSW 2000 Australia, telecopy: +61-(2)-9247-7698, attention: Yvonne Blunt/Jason M. Lock/Graham McKinley, Agency, or such other office in Australia as may be designated as such by the Australian Administrative Agent by written notice to the Australian Subsidiary Borrowers and the Australian Dollar Lenders.

            "Australian Commitment" shall mean, as to any Australian Dollar Lender, the obligation of such Australian Dollar Lender to make Australian Dollar Loans and participate in Australian Dollar Swing Line Loans or Australian Letters of Credit hereunder in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set forth opposite such Australian Dollar Lender's name on Schedule 1 to the Credit Agreement under the caption "Australian Commitment" or in the Assignment and Acceptance pursuant to which such Australian Dollar Lender became party to the Credit Agreement, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate principal amount of the Australian Commitments is the Australian Dollar equivalent of U.S.$25,000,000.

            "Australian Commitment Percentage" shall mean as to any Australian Dollar Lender at any time, the percentage of the aggregate Australian Commitments then constituted by such Australian Dollar Lender's Australian Commitment.

            "Australian Dollar Lender" shall mean each Lender that has an Australian Commitment or that holds Australian Dollar Loans; collectively, the "Australian Dollar Lenders". Each Australian Dollar Lender on the date hereof and on each date on which a payment or prepayment of interest is made represents that it is an Eligible Australian Bank.

            "Australian Dollar Loan" shall mean any Loan made under the Australian Commitments pursuant to subsection 2.1; collectively, the "Australian Dollar Loans".

            "Australian Dollar Swing Line Commitment" shall mean the obligation of the Australian Dollar Swing Line Lender, at any date, to make an Australian Dollar Swing Line Loan pursuant to subsection 2.3(a) in the amount referred to therein.

            "Australian Dollar Swing Line Lender" shall mean JPMorgan Chase Bank, N.A., Sydney Branch.

            "Australian Dollar Swing Line Loan" shall mean any Australian Dollar Swing Line Loan made pursuant to subsection 2.3 hereof.

            "Australian Facility" shall mean the Australian Commitments together with the Aggregate Australian Revolving Extensions of Credit.

            "Australian Issuing Lender" shall mean JPMorgan Chase Bank, N.A., Sydney Branch.

            "Australian L/C Commitment" shall mean the Australian Dollar equivalent of U.S.$25,000,000.

            "Australian L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of then outstanding Australian Letters of Credit and (b) the aggregate amount of drawings under Australian Letters of Credit which have not then been reimbursed pursuant to Section 3.

            "Australian L/C Participants" shall mean the collective reference to all the Australian Dollar Lenders other than the Australian Issuing Lender.

            "Australian Lending Office" shall mean for each Australian Dollar Lender, the lending office for such Australian Dollar Lender (or of an affiliate of such Australian Dollar Lender) designated for each type of Australian Dollar Loan in the Administrative Questionnaire of such Australian Dollar Lender or such other lending office of such Australian Dollar Lender (or of an affiliate of such Australian Dollar Lender) as such Australian Dollar Lender may from time to time specify to the Australian Administrative Agent and the Australian Subsidiary Borrowers as the office by which its Australian Dollar Loans of such type are to be made and maintained.

            "Australian Letter of Credit" shall mean any Australian Standby L/C or Australian Trade L/C, as each term is defined in subsection 3.1.

            "Available Australian Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Australian Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility C Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Australian Revolving Extensions of Credit. The Available Australian Commitment may be calculated as being negative at any time.

            "BBR Loans" shall mean the Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the applicable Bank Bill Rate.

            "Bank Bill Rate" shall mean, for an Interest Period, the average bid rate for Bills having a tenor closest to the Interest Period as displayed on the "BBSY" page of the Reuters Monitor System on the first day of that Interest Period. However, if the average bid rate is not displayed by 10:30 a.m. Sydney time on that day, or if it is displayed but there is an obvious error in that rate, "Bank Bill Rate" shall mean the rate set by the Australian Administrative Agent in good faith at approximately 10:30 a.m. Sydney time on that day, having regard, to the extent possible, to the rates otherwise bid for Bills of that tenor at or around that time (including any displayed on the "BBSW" page of the Reuters Monitor System).

            "Bill" shall have the meaning given such term in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.

            "Borrowing Date (Australia)" shall mean any Business Day (Australia) specified in a notice as a date on which an Australian Subsidiary Borrower requests the relevant Australian Dollar Lenders to make Australian Dollar Loans under this Annex C to the Credit Agreement.

            "Business Day (Australia)" shall mean a day on which banks are open for business in Sydney but excludes Saturday, Sunday and any other day which is a public holiday in Sydney.

            "Dollar Equivalent (Australia)" shall mean, on any Business Day (Australia) with respect to any amount denominated in Australian Dollars, the amount of U.S. Dollars that would be required to purchase such amount of Australian Dollars based upon the spot selling rate at which JPMorgan Chase Bank offers to sell Australian Dollars for U.S. Dollars in the Sydney foreign exchange market at approximately 11:00 A.M. Sydney time on such Business Day (Australia) for delivery two Business Days (Australia) later.

            "Eligible Australian Bank" shall mean (a) a resident of Australia which does not make Australian Dollar Loans as part of carrying on business outside of Australia at or through a permanent establishment outside of Australia; or (b) a non-resident of Australia which makes Swing Line Loans or Revolving Credit Loans as part of carrying on business in Australia at or through a permanent establishment of the non-resident in Australia. In this definition, words and expressions used shall have the meaning ascribed to them for the purposes of S. 128B of the Australian Income Tax Assessment Act of 1936.

            "Facility Fee Rate" shall mean the rate per annum set forth under the relevant column heading in the pricing grid attached as Appendix I hereto.

            "Interest Payment Date" shall mean (i) for an Interest Period of 3 months or less, the last day of that Interest Period or (ii) for an Interest Period which is greater than 3 months, the last day of each 3 month period (or the next following Business Day (Australia) if such day is not a Business Day (Australia)) within that Interest Period and the last day of, that Interest Period.

            "Interest Period" shall mean with respect to any Australian Dollar Loan, (i) initially, the period commencing on the date on which such Australian Dollar Loan is made and ending one, two, three or six months or such other period as agreed by the Australian Administrative Agent thereafter, as selected by the relevant Australian Subsidiary Borrower in its irrevocable written notice of borrowing as provided in subsection 2.2 and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Australian Dollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Australian Subsidiary Borrower by irrevocable written notice to the Australian Administrative Agent not less than three Business Days (Australia) prior to the last day of then current Interest Period with respect to such Australian Dollar Loan; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  1. if any Interest Period would otherwise end on a day which is not a Business Day (Australia), that Interest Period shall be extended to the next succeeding Business Day (Australia) unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the next preceding Business Day (Australia);

                  2. if the relevant Australian Subsidiary Borrower shall fail to give notice as provided in clause (ii) in this definition, the relevant Australian Subsidiary Borrower shall be deemed to have requested continuation of the affected Australian Dollar Loan as provided in subsection 2.11;

                  3. any Interest Period that would otherwise extend beyond the
            Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                  4. any Interest Period pertaining to an Australian Dollar Loan that begins on the last Business Day (Australia) of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day (Australia) of a calendar month.

            "Overnight Rate" shall mean, with respect to any day:

                  (1) the Reserve Bank of Australia Official Cash Rate
            (expressed as a percentage yield per annum rounded up to the nearest two decimal places) published at or about 10:00 a.m. Sydney time on the Reuters Monitor System screen under the heading "RBA" or, at the discretion of the Swing Line Lender or Australian Dollar Lender making Australian Dollar Loans to any Australian Subsidiary Borrower, the bank bill swap rate (expressed as a percentage yield per annum rounded up to the nearest two decimal places) published at or about 10:00 a.m. Sydney time;

                  (2) if the rate under clause (1) is not published at the
            relevant time, the rate (expressed as a percentage yield per annum) determined by the Australian Administrative Agent to be the prevailing buying rate for Australian Dollar cash deposits.

            "Post-Default Rate" shall mean a rate equal to the sum or 2% plus the rate of interest otherwise applicable to such Australian Dollar Loan.

            "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation, constitution or Articles of Incorporation, as the case may be, and Code of Regulations and/or By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                     SECTION 2. THE AUSTRALIAN COMMITMENTS

            2.1. The Australian Commitments. Subject to the terms and conditions hereof, each Australian Dollar Lender severally (but not jointly) agrees to make Australian Dollar Loans in Australian Dollars to each Australian Subsidiary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Australian Commitment of such Australian Dollar Lender in accordance with the terms hereof (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Australian Dollar Loans, the Aggregate Australian Revolving Extensions of Credit will not exceed the Australian Commitment. During the Revolving Credit Commitment Period the Australian Subsidiary Borrowers may use the Australian Commitments by borrowing, repaying the Australian Dollar Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Each Australian Dollar Lender agrees that each of its Lending Installations listed on Schedule 1 and subsequently agreed from time to time in Australia shall be on the date hereof or the date of such agreement an Eligible Australian Bank.

            2.2. Procedure for Australian Dollar Loan Borrowing. (a) The Australian Subsidiary Borrowers may borrow under the Australian Facility during the Revolving Credit Commitment Period on any Business Day (Australia); provided that the relevant Australian Subsidiary Borrower shall give the Australian Administrative Agent irrevocable notice three Business Days (Australia) prior to the requested Borrowing Date (Australia) (which notice must be received by the Australian Administrative Agent prior to 11:00 A.M., Sydney time), specifying
(i) the identity of the Australian Subsidiary Borrower borrowing and the amount to be borrowed, (ii) the requested Borrowing Date (Australia) and (iii) the length of the Interest Period for such Australian Dollar Loan. Each borrowing by any Australian Subsidiary Borrower pursuant to the Australian Commitments shall be in an aggregate principal amount equal to the Australian Dollar equivalent of U.S.$1,000,000 or a whole multiple of the Australian Dollar equivalent of U.S.$500,000 in excess thereof.

            (b) Upon receipt of any notice from an Australian Subsidiary Borrower pursuant to this subsection 2.2, the Australian Administrative Agent shall promptly notify each Australian Dollar Lender thereof. Each such Australian Dollar Lender will make the amount of its ratable share (subject to subsection 2.1) of such borrowing available to the Australian Administrative Agent for the account of such Australian Subsidiary Borrower at the Australian Administrative Office prior to 2:00 P.M., Sydney time, on the Borrowing Date (Australia) requested by the such Australian Subsidiary Borrower in funds immediately available to the Australian Administrative Agent. Such borrowing will then be made available to such Australian Subsidiary Borrower by the Australian Administrative Agent crediting the account of such Australian Subsidiary Borrower on the books of the Australian Administrative Office with the aggregate of the amounts made available to the Australian Administrative Agent by such Australian Dollar Lenders.

            2.3. Swing Line Commitments. (a) Subject to the terms and conditions hereof, from time to time prior to the Revolving Credit Termination Date and to the Australian Subsidiary Borrowers (i) the Australian Dollar Swing Line Lender severally (but not jointly) agrees to make Australian Dollar Swing Line Loans in Australian Dollars in an aggregate principal amount not to exceed the Australian Dollar equivalent of U.S.$ 15,000,000 at any one time outstanding (each of the foregoing individually, a "Australian Dollar Swing Line Loan"; collectively the "Australian Dollar Swing Line Loans"); provided that, after giving effect to the making of such Australian Dollar Swing Line Loans, the aggregate principal amount of Swing Line Loans under any Revolving Facility at any one time outstanding shall not exceed U.S.$100,000,000 and the Aggregate Australian Revolving Extensions of Credit shall not exceed the Australian Commitments. All Australian Dollar Swing Line Loans shall be made on terms agreed upon by the Australian Dollar Swing Line Lender and the applicable Australian Subsidiary Borrowers. The relevant Australian Subsidiary Borrowers shall give the Australian Administrative Agent irrevocable notice (which notice must be received by the Australian Administrative Agent at or prior to 1:00 p.m., Sydney time, on the requested Borrowing Date (Australia)), specifying the amount of each requested Australian Dollar Swing Line Loan, which shall be greater than or equal to a minimum amount to be agreed upon by such Australian Subsidiary Borrowers and the relevant Australian Dollar Swing Line Lender. Upon such notice, the Australian Administrative Agent shall promptly notify the Australian Dollar Swing Line Lender thereof. The Australian Dollar Swing Line Lender shall make the amount of each requested Australian Dollar Swing Line Loan available to the relevant Australian Subsidiary Borrowers in the manner directed by the Australian Administrative Agent on the requested Borrowing Date (Australia).

            (b) The Australian Dollar Swing Line Lender in its sole and absolute discretion, may, on behalf of the relevant Australian Subsidiary Borrower (which hereby irrevocably directs the Australian Dollar Swing Line Lender to act on its behalf), request each Australian Dollar Lender, including the Australian Dollar Swing Line Lender, with respect to all other Australian Dollar Swing Line Loans, to make an Australian Dollar Loan, in an amount equal to such Australian Dollar Lender's Revolving Percentage under the Australian Facility of the amount of the Australian Dollar Swing Line Loans (the "Refunded Australian Dollar Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 8 of the Credit Agreement shall have occurred (in which event the procedures of paragraph (c) of this subsection 2.3 shall apply), each Australian Dollar Lender shall make the proceeds of its Australian Dollar Loan available to the Australian Administrative Agent for the account of the Australian Dollar Swing Line Lender, at the office of the Australian Administrative Agent prior to 11:00 a.m. (Sydney time) in funds immediately available on the third Business Day (Australia) following the date such notice is given. The proceeds of such Australian Dollar Loans shall be immediately applied to repay the Refunded Australian Dollar Swing Line Loans.

            (c) If, prior to the making of an Australian Dollar Swing Line Loan pursuant to paragraph (b) of subsection 2.3, one of the events described in paragraph (f) of Section 8 of the Credit Agreement shall have occurred, each Australian Dollar Lender hereby agrees to and will, on the date such Australian Dollar Swing Line Loan was to have been made, purchase an undivided participating interest in each Refunded Australian Dollar Swing Line Loan in an amount equal to its Revolving Percentage under the Australian Facility of such Refunded Australian Dollar Swing Line Loan. Such Revolving Credit Lender will immediately transfer to the Australian Administrative Agent for the account of the Australian Dollar Swing Line Lender, in immediately available funds of the amount of its participations and, upon its receipt of its ratable share thereof, the Australian Dollar Swing Line Lender will deliver to such Australian Dollar Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (d) Whenever, at any time after the Australian Dollar Swing Line Lender has received from any Australian Dollar Lender such Australian Dollar Lender's participating interest in a Refunded Australian Dollar Swing Line Loan and the Australian Dollar Swing Line Lender receives any payment on account thereof, the Australian Dollar Swing Line Lender will distribute to such Australian Dollar Lender through the Australian Administrative Agent its participating interest; provided, however, that in the event that such payment received by the Australian Dollar Swing Line Lender is required to be returned, such Australian Dollar Lender will return to the Australian Dollar Swing Line Lender through the Australian Administrative Agent any portion thereof previously distributed by the Australian Dollar Swing Line Lender to it.

            2.4. Participation. Each Australian Dollar Lender's obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Australian Dollar Lender may have against the Australian Dollar Swing Line Lender, any Australian Subsidiary Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower or any Australian Subsidiary Borrower;
(d) any breach of the Credit Agreement by the Borrower, any Subsidiary Borrower or any other Revolving Credit Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, no Australian Dollar Lender shall have any obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.3 or to make any Refunded Australian Dollar Swing Line Loans in respect of any Australian Dollar Swing Line Loan which was made at any time following receipt by the Australian Administrative Agent of a notice from any Australian Dollar Lender specifying that (x) a Default or Event of Default has occurred and is continuing and (y) explicitly stating that such Australian Dollar Lender will not purchase such participating interests or make Refunded Australian Dollar Swing Line Loans with respect to Australian Dollar Swing Line Loans made after the date of receipt of such notice.

            2.5. Repayment of Australian Dollar Loans; Evidence of Debt. (a) Each Australian Subsidiary Borrower hereby unconditionally promises to pay to the Australian Administrative Agent for the account of each Australian Dollar Lender (i) then unpaid principal amount of each Australian Dollar Loan of such Australian Dollar Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8 of the Credit Agreement) and (ii) then unpaid principal amount of the Australian Dollar Swing Line Loans of the Australian Dollar Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Australian Dollar Swing Line Loans become due and payable pursuant to Section 8 of the Credit Agreement). Each Australian Subsidiary Borrower hereby unconditionally promises to pay to the Australian Administrative Agent for the account of such Lender (i) then unpaid principal amount of each Loan to such Subsidiary Borrower on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8 of the Credit Agreement) and (ii) then unpaid principal amount of the Australian Dollar Swing Line Loans to such Subsidiary Borrower of the Australian Dollar Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Australian Dollar Swing Line Loans became due and payable pursuant to
Section 8 of the Credit Agreement). Each of the Australian Subsidiary Borrowers hereby further agrees to pay interest on the unpaid principal amount of the Australian Dollar Loans from time to time outstanding to such Australian Subsidiary Borrower from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.12.

            (a) Each Australian Dollar Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Australian Subsidiary Borrowers to such Australian Dollar Lender resulting from each Australian Dollar Loan of such Australian Dollar Lender from time to time, including the amounts of principal and interest payable and paid to such Australian Dollar Lender from time to time under the Credit Agreement.

            (b) The Australian Administrative Agent shall maintain a register (the "Australian Register") in respect of the Australian Facility in a manner similar to the Register described in Section 10.6(b)(iv) of the Credit Agreement, and a subaccount therein for each Australian Dollar Lender, in which shall be recorded (i) the amount of each Australian Dollar Loan made hereunder and the type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from any Australian Subsidiary Borrower to each Australian Dollar Lender hereunder and (iii) both the amount of any sum received by the Australian Administrative Agent hereunder from any Australian Subsidiary Borrower and each Australian Dollar Lender's share thereof.

            (c) The entries made in the Australian Register and the accounts of each Australian Dollar Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Australian Subsidiary Borrower therein recorded; provided, however, that the failure of any Australian Dollar Lender or the Australian Administrative Agent to maintain the Australian Register or any such account, or any error therein, shall not in any manner affect the obligation of any Australian Subsidiary Borrower to repay (with applicable interest) the Australian Dollar Loans made to such Australian Subsidiary Borrower by such Australian Dollar Lender in accordance with the terms of the Credit Agreement.

            2.6. Facility Fee. The Australian Subsidiary Borrowers agree to pay to the Australian Administrative Agent, for the account of each Australian Dollar Lender, a facility fee for the period from and including the Closing Date to the Revolving Credit Termination Date, calculated as an amount equal to the product of (a) the Facility Fee Rate and (b) the average daily amount of the Australian Commitment of such Lender (regardless of usage) during the period for which such facility fee is calculated, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date.

            2.7. Termination or Reduction of the Australian Commitments.

            (a) Optional. The Australian Subsidiary Borrowers shall have the right, upon not less than five Business Days' (Australia) written notice to the Australian Administrative Agent, to terminate the Australian Commitments or, from time to time, reduce the amount of the Australian Commitments, provided that (i) any such reduction shall be accompanied by prepayment of the Australian Dollar Loans by the relevant Australian Subsidiary Borrower, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, the Available Australian Commitments would be negative as a result of such reduction and (ii) any such termination of the Australian Commitments shall be accompanied by (A) prepayment in full of the Australian Dollar Loans then outstanding hereunder, (B) cash collateralization of all Australian L/C Obligations then outstanding in accordance with the provisions of subsection 2.10, and (C) payment of accrued interest thereon to the date of such prepayment and the payment of any unpaid fees then accrued hereunder (including, without limitation, in respect of any Australian Letters of Credit). Upon receipt of such notice, the Australian Administrative Agent shall promptly notify each Lender thereof. Any such reduction shall be in an amount equal to the Australian Dollar equivalent of U.S.$500,000 or a whole multiple of the Australian Dollar equivalent of U.S.$250,000 in excess thereof and shall reduce permanently the amount of the Australian Commitments then in effect.

            (b) Mandatory. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Termination Date and all Australian Dollar Loans shall be repaid and to the extent any Australian Letter of Credit remains outstanding after the Revolving Credit Termination Date, the relevant Australian Subsidiary Borrower shall cash collateralize such Australian L/C Obligations (and the fees thereon) in accordance with the provisions of subsection 2.10. The Revolving Credit Commitments shall also be reduced in accordance with subsection 2.9.

            2.8. Optional Prepayments. Any Australian Subsidiary Borrower may, at any time and from time to time, prepay the Australian Dollar Loans made to it hereunder, in each case in whole or in part, without premium or penalty, upon at least three Business Days' (Australia), in the case of BBR Loans, and on one Business Day's (Australia), in the case of Loans bearing interest at the Overnight Rate, irrevocable notice to the Australian Administrative Agent, specifying the date and amount of prepayment.

If such notice is given, the relevant Australian Subsidiary Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of the Australian Dollar equivalent of U.S.$500,000 or a whole multiple of the Australian Dollar equivalent of U.S.$250,000 in excess thereof.

            2.9. Mandatory Prepayments. The Australian Subsidiary Borrowers, without notice or demand, shall immediately prepay the Australian Dollar Loans, to the extent, if any, that the Available Australian Commitments are negative, together with accrued interest to the date of such prepayment on the amount so prepaid; provided that if such prepayment is required solely as a result of a change in the aggregate Dollar Equivalent (Australia) of the Australian Dollar Loans, no prepayment shall be made unless such prepayment is required pursuant to subsection 2.21.

            2.10. Cash Collateralization of Australian Letters of Credit. To the extent that at any time and from time to time, the Australian L/C Obligations exceed the amount of the Australian L/C Commitments or the Australian L/C Obligations exceed the Australian Commitments (whether pursuant to subsections 2.7, 2.8, 2.9 or otherwise), the Australian Subsidiary Borrowers shall cash collateralize (in a manner reasonably satisfactory to the Australian Administrative Agent) such portion of the Australian L/C Obligations (and the fees thereon through the stated expiration date of the Australian Letters of Credit giving rise to such Australian L/C Obligations) which is in excess of the Australian L/C Commitments or such Australian Commitments, as applicable.

            2.11. Continuation Options. (a) Any Australian Dollar Loan may be continued as such upon the expiration of an Interest Period by compliance by the Australian Subsidiary Borrowers with the notice provisions contained in the definition of Interest Period, provided that no Australian Dollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing.

            (b) No continuation of any Australian Dollar Loans shall be made pursuant to this subsection 2.11 if, after giving effect to such continuation the amount of the Available Australian Commitments would be negative.

            2.12. Interest Rate and Payment Dates.

            (a) Each Australian Dollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Bank Bill Rate determined for such Interest Period (or, as applicable, the Overnight Rate), plus the Applicable Margin.

            (b) If all or a portion of (i) the principal amount of any Australian Dollar Loan or any reimbursement obligation, (ii) any interest payable thereon or (iii) any facility fee, commission or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (A) the rate pursuant to paragraph (a) of this subsection plus 2% from the date of such non-payment until such amount is paid in full (as well after as before judgment). The Australian Administrative Agent may choose any Interest Period from time to time (including one Interest Period of shorter than one month) with respect to any overdue amount bearing interest based upon paragraph (a) of this subsection.

            (c) Interest shall be payable in arrears on each Interest Payment Date, except that interest payable pursuant to subsection 2.12(b) shall be payable upon demand.

            2.13. Computation of Interest and Fees. Each determination of an interest rate by the Australian Administrative Agent pursuant to any provision of this Annex C shall be conclusive and binding on the Australian Subsidiary Borrowers absent manifest error.

            (b) Interest shall be calculated on the basis of a 365- (366-, as the case may be) day year for the actual days elapsed. The Australian Administrative Agent shall as soon as practicable notify the affected Australian Dollar Lenders of each determination of the Bank Bill Rate. Any change in the interest rate on an Australian Dollar Loan resulting from a change in any reserve requirements shall become effective as of the opening of business on the day on which such change in reserve requirements becomes effective. The Australian Administrative Agent shall as soon as practicable notify the affected Australian Dollar Lenders of the Closing Date and the amount of such change in interest rate.

            (c) The Australian Administrative Agent shall, at the request of the Australian Subsidiary Borrowers or any Australian Dollar Lender, deliver to the Australian Subsidiary Borrowers or such Australian Dollar Lender a statement showing in reasonable detail the calculations used by the Australian Administrative Agent in determining any interest rate pursuant to subsection 2.12, excluding any Bank Bill Rate which is based upon the "BBSW" page of the Reuters Monitor System.

            2.14. Inability to Determine Interest Rate. In the event that the Australian Administrative Agent has reasonably determined (which determination shall be conclusive and binding upon the Australian Subsidiary Borrowers absent manifest error) that by reason of circumstances affecting the interbank depositary market, adequate and reasonable means do not exist for ascertaining the Bank Bill Rate applicable pursuant to subsection 2.12(a) for any Interest Period with respect to (a) a proposed Australian Dollar Loan or (b) the continuation of an Australian Dollar Loan beyond the expiration of then current Interest Period with respect thereto, the Australian Administrative Agent shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the relevant Australian Subsidiary Borrowers and the Australian Dollar Lenders at least one Business Days (Australia) prior to, as the case may be, the requested Borrowing Date (Australia) for such Australian Dollar Loan or the last day of such Interest Period. If such notice is given (i) any requested Australian Dollar Loan shall bear interest at the Overnight Rate plus the Applicable Margin and (ii) any outstanding Australian Dollar Loan shall, at the end of such Interest Period, be continued at the Overnight Rate plus the Applicable Margin. Until such notice has been withdrawn by the Australian Administrative Agent, no further Bank Bill Rate Australian Dollar Loans shall be made. Such notice shall be withdrawn by the Australian Administrative Agent when the Australian Administrative Agent shall reasonably determine that adequate and reasonable means exist for ascertaining the Bank Bill Rate.

            2.15. Pro Rata Treatment and Payments. Each borrowing under and any reduction of the Australian Commitments shall be made ratably according to each Australian Dollar Lenders' share of the Australian Commitments.

            (b) Each payment (including each prepayment) on account of principal of and interest on the Australian Dollar Loans shall be made ratably according to the respective outstanding principal amounts of such Loans then held by the Australian Dollar Lenders.

            (c) All payments (including prepayments) to be made by any Australian Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, Sydney time, on the due date thereof to the Australian Administrative Agent, for the account of the relevant Australian Dollar Lenders, at the Australian Administrative Office, in Australian Dollars, and in immediately available funds. The Australian Administrative Agent shall distribute such payments to the relevant Australian Dollar Lenders promptly upon receipt in like funds as received. If any payment on an Australian Dollar Loan becomes due and payable on a day other than a Business Day (Australia), the maturity thereof shall be extended to the next succeeding Business Day (Australia) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day (Australia).

            (d) Unless the Australian Administrative Agent shall have been notified in writing by any Australian Dollar Lender prior to a Borrowing Date (Australia) that such Australian Dollar Lender will not make the amount that would constitute its share of the borrowing on such date available to the Australian Administrative Agent, the Australian Administrative Agent may assume that such Australian Dollar Lender has made such amount available to the Australian Administrative Agent on such Borrowing Date (Australia), and the Australian Administrative Agent may, in reliance upon such assumption, make available to the relevant Australian Subsidiary Borrower a corresponding amount. If such amount is made available to the Australian Administrative Agent on a date after such Borrowing Date (Australia), such Australian Dollar Lender shall pay to the Australian Administrative Agent on demand an amount equal to the product of (i) the Overnight Rate during such period as quoted by the Australian Administrative Agent, times (ii) the amount of such Australian Dollar Lender's share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date (Australia) to the date on which such Australian Dollar Lender's Revolving Percentage of such borrowing shall have become immediately available to the Australian Administrative Agent and the denominator of which is 360 (the "Effective Interbank Rate"). A certificate of the Australian Administrative Agent submitted to any Australian Dollar Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such amount is so made available, such payment to the Australian Administrative Agent shall constitute such Australian Dollar Lender's Loan on such Borrowing Date (Australia) for all purposes of this Agreement. If such amount is not so made available to the Australian Administrative Agent, then the Australian Administrative Agent shall notify the relevant Australian Subsidiary Borrower of such failure and on the fourth Business Days (Australia) following such Borrowing Date (Australia), such Australian Subsidiary Borrower shall pay to the Australian Administrative Agent such ratable portion, together with interest thereon for each day that such Australian Subsidiary Borrower had the use of such ratable portion, at the Effective Interbank Rate. Nothing contained in this subsection 2.15(d) shall relieve any Australian Dollar Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

            (e) The failure of any Australian Dollar Lender to make the Australian Dollar Loan to be made by it on any Borrowing Date (Australia) shall not relieve any other Australian Dollar Lender of its obligation, if any, hereunder to make its Australian Dollar Loan on such Borrowing Date (Australia), but no Australian Dollar Lender shall be responsible for the failure of any other Australian Dollar Lender to make the Australian Dollar Loan to be made by such other Australian Dollar Lender on such Borrowing Date (Australia).

            2.16. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Australian Dollar Lender to make or maintain BBR Loans as contemplated by this Annex C, (a) such Australian Dollar Lender shall forthwith give telecopy or telephonic notice of such circumstances, confirmed in writing, to the relevant Australian Subsidiary Borrower (which notice shall be withdrawn by such Australian Dollar Lender when such Australian Dollar Lender shall reasonably determine that it shall no longer be illegal for such Australian Dollar Lender to make or maintain BBR Loans), (b) the commitment of such Australian Dollar Lender hereunder to make BBR Loans shall forthwith be canceled and (c) such Australian Dollar Lender's Australian Dollar Loans then outstanding, if any, shall be converted automatically to bear interest at the Overnight Rate plus the Applicable Margin on the last day of then current Interest Period with respect to such BBR

Loans or within such earlier period as may be required by law. Each Australian Subsidiary Borrower hereby agrees promptly to pay the Australian Administrative Agent for the account of each Australian Dollar Lender, upon demand by the Australian Administrative Agent, any additional amounts necessary to compensate the Australian Dollar Lenders for any costs incurred by the Australian Dollar Lenders in making any conversion in accordance with this subsection 2.16, including, but not limited to, any interest or fees payable by the Australian Dollar Lenders to lenders of funds obtained by them in order to make or maintain their BBR Loans hereunder (the Australian Administrative Agent's notice of such costs, as certified to such Australian Subsidiary Borrower, to be conclusive, absent manifest error).

            2.17. Requirements of Law. (a) In the event that any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof or compliance by any Australian Dollar Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

            (i) shall subject such Australian Dollar Lender to any tax of any kind, whatsoever with respect to the Credit Agreement, including this Annex C, any Australian Letter of Credit, any Application, or any Australian Dollar Loan made by it or its obligation to make Australian Dollar Loans or change the basis of taxation of payments to such Australian Dollar Lender of principal, facility fee, interest or any other amount payable hereunder (other than Non-Excluded Taxes (as defined in subsection 2.19) or changes in the rate of tax on the overall net income of such Australian Dollar Lender)

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Australian Dollar Lender which are not otherwise included in the determination of the Bank Bill Rate hereunder, or

            (iii) shall impose on such Australian Dollar Lender or the interbank depositary market any other condition;

and the result of any of the foregoing is to increase the cost to such Australian Dollar Lender (which increase in cost shall be the result of such Australian Dollar Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), of making, renewing or maintaining Australian Dollar Loans or issuing or participating in Australian Letters of Credit or to reduce any amount receivable thereunder then, in any such case, the relevant Australian Subsidiary Borrower shall, upon notice to it from such Australian Dollar Lender (with a copy to the Administrative Agent) certifying that (x) one of the events described in this subsection 2.17(a) has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Australian Dollar Lender and a reasonably detailed explanation of the calculation thereof, promptly pay to the Australian Administrative Agent for the account of the relevant Australian Dollar Lender, upon demand by the Australian Administrative Agent, without duplication, any additional amounts necessary to compensate such Australian Dollar Lender for such increased cost or reduced amount receivable which such Australian Dollar Lender deems to be material as determined in good faith by such Australian Dollar Lender with respect to the Credit Agreement, including this Annex C, or the Australian Dollar Loans made hereunder.

            (b) In the event that any Australian Dollar Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Australian Dollar Lender or any corporation controlling such Australian Dollar Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Australian Dollar Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letters of Credit to a level below that which such Australian Dollar Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Australian Dollar Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Australian Dollar Lender to be material, then from time to time, within 15 days after submission by such Australian Dollar Lender to the Australian Subsidiary Borrowers (with a copy to the Australian Administrative Agent) of a written request therefor certifying that (x) one of the events described in this subsection 2.17(b) has occurred and the nature of such event,
(y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Australian Dollar Lender and a reasonably detailed explanation of the calculation thereof, the Australian Subsidiary Borrowers shall pay to such Australian Dollar Lender such additional amount or amounts as will compensate such Australian Dollar Lender for such reduction.

            (c) Such Lender who has submitted a certificate as to additional amounts payable pursuant to paragraphs (a) and (b) above agrees to use reasonable efforts for a period of 90 days following the submission of such certificate to make the Australian Dollar Loans available by some other means (including changing its Lending Installation).

            (d) A certificate as to any additional amounts payable pursuant to paragraphs (a) and (b) above submitted by any Australian Dollar Lender to an Australian Subsidiary Borrower shall be conclusive absent manifest error.

            2.18. Indemnity. Each Australian Subsidiary Borrower agrees to indemnify each Australian Dollar Lender and to hold each Australian Dollar Lender harmless from any loss or expense which such Australian Dollar Lender may sustain or incur as a consequence of (a) default by such Australian Subsidiary Borrower in payment of the principal amount of or interest on any Australian Dollar Loans including, but not limited to, any such loss or expense arising from interest or fees payable by such Australian Dollar Lender to lenders of funds obtained by them in order to maintain their Australian Dollar Loans, (b) default by such Australian Subsidiary Borrower in borrowing Australian Dollar Loans after such Australian Subsidiary Borrower has given a notice in accordance with subsection 2.2, (c) default by such Australian Subsidiary Borrower in making any prepayment of an Australian Dollar Loan after such Australian Subsidiary Borrower has given a notice in accordance with subsection 2.8, and
(d) the making of any payment of Australian Dollar Loans on a day which is not the last day of the applicable Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by the Australian Dollar Lenders to lenders of funds obtained by them in order to maintain their Australian Dollar Loans hereunder. This covenant shall survive termination of the Credit Agreement. The obligations of indemnity of each of the respective Australian Subsidiary Borrowers hereunder are limited only to the loss and expense described herein arising from or as a result of any act or omission by such Australian Subsidiary Borrower, and are not, and shall not be deemed to be, the joint and several obligations of each such Australian Subsidiary Borrower as to any loss or expense arising from or as a result of any act or omission by the other Australian Subsidiary Borrowers.

            2.19. Taxes. All payments made by the Australian Subsidiary Borrowers in respect of amounts owing under this Annex C shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding gross or net income or gross receipts taxes, ad valorem taxes, personal property and/or sales taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Australian Administrative Agent or any Australian Dollar Lender as a result of a present or former connection between the Australian Administrative Agent or such Australian Dollar Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Australian Administrative Agent or such Australian Dollar Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Annex C). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Australian Administrative Agent or any Australian Dollar Lender hereunder, the amounts so payable to the Australian Administrative Agent or such Australian Dollar Lender shall be increased to the extent necessary to yield to the Australian Administrative Agent or such Australian Dollar Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Annex C, provided, however, that none of the Australian Subsidiary Borrowers shall be required to increase any such amounts payable to the Australian Administrative Agent or any Australian Dollar Lender if such increased amount arises as a result of the failure of such Australian Dollar Lender or the Australian Administrative Agent to be an Eligible Australian Bank or as a result of the failure of the Australian Administrative Agent or such Australian Dollar Lender to provide its tax file number, ABN or similar information to the Australian Subsidiary Borrowers. The Australian Subsidiary Borrowers shall also indemnify the Australian Administrative Agent and each Australian Dollar Lender on an after-tax basis for any additional taxes on net income which the Australian Administrative Agent or such Australian Dollar Lender, as the case may be, may be obligated to pay as a result of the receipt of additional amounts under this subsection 2.19. Whenever any Non-Excluded Taxes are payable by any Australian Subsidiary Borrower, as promptly as possible thereafter but in any event within 45 days after the date of payment such Australian Subsidiary Borrower shall send to the Australian Administrative Agent for its own account or for the account of such Australian Dollar Lender, as the case may be, a certified copy of an original official receipt received by such Australian Subsidiary Borrower showing payment thereof. If any Australian Subsidiary Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Australian Administrative Agent the required receipts or other required documentary evidence, such Australian Subsidiary Borrower shall indemnify the Australian Administrative Agent and the Australian Dollar Lenders for any incremental taxes, interest or penalties that may become payable by the Australian Administrative Agent or any Australian Dollar Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Annex C and the payment of the Australian Dollar Loans and all other amounts payable hereunder.

            2.20. Use of Proceeds. The Australian Facility and the proceeds of the Australian Dollar Loans shall be used by the Australian Subsidiary Borrowers for working capital and other general corporate purposes (which shall include any purpose expressly permitted by the Credit Agreement) of the Australian Subsidiary Borrowers; provided that, notwithstanding the foregoing, none of the proceeds of the Australian Dollar Loans may be used to finance any Hostile Take-Over Bid.

            2.21. Controls on Prepayment if Aggregate Revolving Extensions of Credit Exceed Aggregate Revolving Credit Commitments. (a) The Australian Subsidiary Borrowers will implement and maintain internal controls to monitor the borrowings and repayments of Australian Dollar Loans by the relevant Australian Subsidiary Borrowers and the issuance of and drawings under Australian Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in the Available Australian Commitments becoming negative by more than 5% of the Australian Commitments, if such Commitments are negative by more than 5%, the Australian Subsidiary Borrowers will promptly notify the Australian Administrative Agent.

            (b) The Australian Administrative Agent will calculate the Available Australian Commitments from time to time, and in any event not less frequently than once during each calendar quarter. In making such calculations, the Australian Administrative Agent will rely on the information most recently received by it from the Australian Dollar Swing Line Lender in respect of outstanding Australian Dollar Swing Line Loans and from the Australian Issuing Lender in respect of outstanding Australian L/C Obligations.

            (c) In the event that on any date the Australian Administrative Agent calculates that (i) the Available Australian Commitments have become negative solely as a result of a change in the aggregate Dollar Equivalent (Australia) of the Australian Dollar Loans by more than 5%, the Australian Administrative Agent will give notice to such effect to the relevant Australian Subsidiary Borrowers and the Australian Dollar Lenders. Within five Business Days (Australia) of receipt of any such notice, such Australian Subsidiary Borrower will, as soon as practicable but in any event within five Business Days (Australia) of receipt of such notice, first, make such repayments or prepayments of Australian Dollar Loans (together with interest accrued to the date of such repayment or prepayment), second, pay any Reimbursement Obligations under the Australian Facility then outstanding and third, cash collateralize any outstanding Australian L/C Obligations on terms reasonably satisfactory to the Australian Administrative Agent as shall be necessary to cause the Available Australian Commitments not to be negative.

            2.22. Lending Installations. (a) Subject to subsection 2.4 of the Credit Agreement and subsections 2.1 and 2.3 of this Annex C each Australian Dollar Lender may book its Australian Dollar Loans at any Lending Installation selected by such Australian Dollar Lender and may change its Lending Installation from time to time. All terms of the Credit Agreement shall apply to any such Lending Installation and the Australian Dollar Loans made hereunder shall be deemed held by each Australian Dollar Lender for the benefit of such Lending Installation, provided that such Lending Installation is an Eligible Australian Bank. Each Australian Dollar Lender may, by written notice to the Australian Administrative Agent and the Australian Subsidiary Borrowers in accordance with subsection 10.2 of the Credit Agreement and subject always to subsection 2.4 of the Credit Agreement and subsections 2.1 and 2.3 of this Annex C designate replacement or additional Lending Installations through which Australian Dollar Loans will be made by it and for whose account Australian Dollar Loan payments are to be made.

            (b) Each Australian Dollar Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.17 or 2.19 with respect to such Australian Dollar Lender, it will, if requested by the Australian Subsidiary Borrower, use reasonable efforts (subject to overall policy considerations of such Australian Dollar Lender) to designate another Lending Installation for any Australian Dollar Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Australian Dollar Lender, cause such Australian Dollar Lender and any of its Lending Installations to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this subsection 2.22(b) shall affect or postpone any of the obligations of the Australian Subsidiary Borrowers or the rights of any Australian Dollar Lender pursuant to subsection 2.17 or 2.19.

            2.23. Notices to Lenders. All notices under this Section 2 to Australian Dollar Lenders by the Australian Subsidiary Borrowers or the Australian Administrative Agent, and all payments by the Australian Administrative Agent to the Australian Dollar Lenders, shall be made to the respective Lending Installations of the Australian Dollar Lenders maintaining the relevant Australian Dollar Loans or Australian Commitments.

                     SECTION 3. LETTER OF CREDIT FACILITIES

            3.1. Australian L/C Commitment. (a) Subject to the terms and conditions hereof, the Australian Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Australian Letters of Credit") under the Australian Commitments for the account of any Australian Subsidiary Borrower on any Business Day (Australia) during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Australian Issuing Lender; provided that the Australian Issuing Lender shall not have any obligation to issue any Australian Letter of Credit if, after giving effect to such issuance, (i) the Australian L/C Obligations would exceed the Australian L/C Commitment or (ii) the Available Australian Commitments would be negative. Each Australian Letter of Credit shall
(i) be denominated in Australian Dollars, (ii) be either (x) a standby letter of credit (a "Australian Standby L/C") issued to support obligations of any Australian Subsidiary Borrower, contingent or otherwise, with an expiry date occurring not later than one year after such standby Australian L/C was issued (which expiry date may be subject to one or more automatic extensions of one year or less unless 60-day notice, or such other notice as is satisfactory to the relevant Australian Subsidiary Borrower and the Australian Issuing Lender, is given that any such extension shall not be effective) or (y) a documentary letter of credit in respect of the purchase of goods or services by any Australian Subsidiary Borrower in the ordinary course of business with an expiry date occurring not later than one year after such documentary letter of credit was issued and, in the case of any such documentary letter of credit which is to be accepted by the Australian Issuing Lender pending payment at a date after presentation of sight drafts, with a payment date no more than one year after such drafts were presented for acceptance (a "Australian Trade L/C") and (iii) expire no later than five days before the Revolving Credit Termination Date.

            (b) Each Australian Standby L/C shall be subject to the International Standby Practices and each Australian Trade L/C shall be subject to the Uniform Customs and, in each case, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) The Australian Issuing Lender shall at no time be obligated to issue any Australian Letter of Credit hereunder if such issuance would conflict with, or cause the Australian Issuing Lender or any Australian L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2. Procedure for Issuance of Letters of Credit. Any Australian Subsidiary Borrower may from time to time request that the Australian Issuing Lender issue an Australian Letter of Credit by delivering to the Australian Issuing Lender (with a copy to the Australian Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Australian Issuing Lender, and such other certificates, documents and other papers and information as the Australian Issuing Lender may reasonably request. Upon receipt of any Application, the Australian Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Australian Letter of Credit requested thereby (but in no event shall the Australian Issuing Lender be required to issue any Australian Letter of Credit earlier than four Business Days (Australia) after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Australian Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Australian Issuing Lender and any relevant Australian Subsidiary Borrower. The Australian Issuing Lender shall furnish a copy of such Australian Letter of Credit to the relevant Australian Subsidiary Borrower, to the Australian Administrative Agent promptly following the issuance thereof.

            3.3. Fees, Commissions and Other Charges. (a) The relevant Australian Subsidiary Borrower shall pay to the Australian Administrative Agent, for the ratable account of the Australian Issuing Lender and the Australian L/C Participants, a letter of credit commission in Australian Dollars with respect to each Australian Trade L/C issued by the Australian Issuing Lender (i) in an amount equal to the Dollar Equivalent (Australia) of such issuance and payment fees as have been agreed upon by relevant Australian Subsidiary Borrower and the Australian Issuing Lender and (ii) in an amount equal to the product of, on the date on which such commission is calculated, (A) the rate per annum equal to the

Applicable Margin in respect of BBR Loans and (B) the Dollar Equivalent (Australia) of the aggregate amount available to be drawn under each Australian Letter of Credit (plus an additional 1/4 of 1% per annum which shall be payable for the account of the Australian Issuing Lender). Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

            (b) The relevant Australian Subsidiary Borrower shall pay to the Australian Administrative Agent, for the ratable account of the Australian Issuing Lender and the Australian L/C Participants, a letter of credit commission in Australian Dollars with respect to each Australian Standby L/C issued by the Australian Issuing Lender, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder in an amount equal to the product of (i) the rate equal to the Applicable Margin in respect of BBR Loans in effect on the date on which such commission is calculated and (ii) the Australian Dollar equivalent of the aggregate amount available to be drawn under such Australian Standby L/C on the date on which such commission is calculated (plus an additional 1/4 of 1% per annum which shall be payable for the account of the Australian Issuing Lender). The relevant Australian Subsidiary Borrower shall also pay to the Australian Administrative Agent, for the account of the Australian Issuing Lender, such issuance fees as have been agreed upon by the relevant Australian Subsidiary Borrower and the Australian Issuing Lender. Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

            (c) In addition to the foregoing fees and commissions, the relevant Australian Subsidiary Borrower shall pay or reimburse the Australian Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Australian Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Australian Letter of Credit issued by it.

            (d) The Australian Administrative Agent shall, promptly following its receipt thereof, distribute to the Australian Issuing Lender and the Australian L/C Participants all fees and commissions received by the Australian Administrative Agent for their respective accounts pursuant to this subsection 3.3.

            3.4. Australian L/C Participation. (a) The Australian Issuing Lender irrevocably agrees to grant and hereby grants to each Australian L/C Participant, and, to induce the Australian Issuing Lender to issue Australian Letters of Credit hereunder, each such Australian L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Australian Issuing Lender, on the terms and conditions hereinafter stated, for such Australian L/C Participant's own account and risk an undivided interest equal to such Australian L/C Participant's ratable share of the Australian Facility in the Australian Issuing Lender's obligations and rights under each Australian Letter of Credit issued hereunder and the amount of each draft paid by the Australian Issuing Lender thereunder. Each such Australian L/C Participant unconditionally and irrevocably agrees with the Australian Issuing Lender that, if a draft is paid under any such Australian Letter of Credit for which the Australian Issuing Lender is not reimbursed in full by the relevant Australian Subsidiary Borrower in accordance with the terms of the Credit Agreement (including this Annex C), such Australian L/C Participant shall pay to the Australian Issuing Lender upon demand at the Australian Issuing Lender's address for notices specified herein an amount equal to such Australian L/C Participant's ratable share of the Australian Facility of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any Australian L/C Participant to the Australian Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Australian Issuing Lender under any Australian Letter of Credit is not paid to the Australian Issuing Lender within three Business Days (Australia) after the date such payment is due, such Australian

L/C Participant shall pay to the Australian Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the customary rate as selected by the Australian Issuing Lender for the settlement of obligations between banks during the period from and including the date such payment is required to the date on which such payment is immediately available to the Australian Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any such Australian L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Australian Issuing Lender by such Australian L/C Participant within three Business Days (Australia) after the date such payment is due, the Australian Issuing Lender shall be entitled to recover from such Australian L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to BBR Loans hereunder. A certificate of the Australian Issuing Lender submitted to any Australian L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Australian Issuing Lender has made payment under any Australian Letter of Credit and has received from any Australian L/C Participant its ratable share of such payment in accordance with subsection 3.4(a), the Australian Issuing Lender receives any payment related to such Australian Letter of Credit (whether directly from the relevant Australian Subsidiary Borrower or otherwise), or any payment of interest on account thereof, the Australian Issuing Lender will distribute to such Australian L/C Participant its ratable share thereof; provided, however, that in the event that any such payment received by the Australian Issuing Lender shall be required to be returned by the Australian Issuing Lender, such Australian L/C Participant shall return to the Australian Issuing Lender the portion thereof previously distributed by the Australian Issuing Lender to it.

            3.5. Reimbursement Obligation of the Australian Subsidiary Borrowers. The relevant Australian Subsidiary Borrower agrees to reimburse the Australian Issuing Lender on each date on which the Australian Issuing Lender notifies such Australian Subsidiary Borrower of the date and amount of a draft presented under any Australian Letter of Credit and paid by the Australian Issuing Lender for the amount of (a) such draft so paid and (b) any taxes (other than Excluded Taxes), fees, charges or other costs or expenses incurred by the Australian Issuing Lender in connection with such payment; provided that upon the acceleration of such reimbursement obligations in accordance with Section 8 of the Credit Agreement, the relevant Australian Subsidiary Borrower agrees to reimburse the Australian Issuing Lender for the amount equal to then maximum liability (whether direct or contingent) of the Australian Issuing Lender and the Australian L/C Participants under such Australian Letter of Credit. Each such payment shall be made to the Australian Issuing Lender, at its address for notices specified herein in Australian Dollars and in immediately available funds, on the date on which the relevant Australian Subsidiary Borrower receives such notice, if received prior to 11:00 A.M., Sydney time, on a Business Day (Australia) and otherwise on the next succeeding Business Day (Australia).

            3.6. Obligations Absolute. Any relevant Australian Subsidiary Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any relevant Australian Subsidiary Borrower may have or have had against the Australian Issuing Lender or any beneficiary of an Australian Letter of Credit. Each Australian Subsidiary Borrower also agrees with the Australian Issuing Lender that the Australian Issuing Lender shall not be responsible for, such relevant Australian Subsidiary Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any relevant Australian Subsidiary Borrower and any beneficiary of any Australian Letter of Credit or any other party to which such Australian Letter of Credit may be transferred or any claims whatsoever of the relevant Australian Subsidiary Borrower against any beneficiary of such Australian Letter of Credit or any such transferee.

The Australian Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Australian Letter of Credit issued by it, except for errors or omissions caused by the Australian Issuing Lender's gross negligence or willful misconduct. Each Australian Subsidiary Borrower agrees that any action taken or omitted by the Australian Issuing Lender under or in connection with any Australian Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the any relevant Australian Subsidiary Borrower and shall not result in any liability of the Australian Issuing Lender to any relevant Australian Subsidiary Borrower.

            3.7. Increased Costs. If the adoption of or any change in any law or regulation or in the interpretation thereof after the date hereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Australian Letters of Credit issued by the Australian Issuing Lender or participated in by the Lenders or (ii) impose on any Australian Dollar Lender any other condition regarding any Australian Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Australian Issuing Lender or any Australian Dollar Lender of issuing or maintaining such Australian Letter of Credit (or its participation therein, as the case may be) (which increase in cost shall be the result of the Australian Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon notice to it from the Australian Issuing Lender or such Lender (with a copy to the Australian Administrative Agent) certifying that (x) one of the events herein above described has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and
(z) the additional amounts demanded by the Australian Issuing Lender or such Lender, as the case may be, and a reasonably detailed explanation of the calculation thereof, the relevant Australian Subsidiary Borrower shall immediately pay to such Australian Issuing Lender or such Lender, as the case may be, from time to time as specified by the Australian Administrative Agent or such Australian Dollar Lender, additional amounts which shall be sufficient to compensate such Australian Issuing Lender or such Australian Dollar Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in subsection 3.3. A certificate as to the fact and amount of such increased cost incurred by the Australian Issuing Lender or such Australian Dollar Lender as a result of any event mentioned in clauses (i) or (ii) above, submitted by the Australian Issuing Lender or such Lender to such Australian Subsidiary Borrower, shall be conclusive, absent manifest error.

            3.8. Australian Letter of Credit Payments. If any draft in Australian Dollars shall be presented for payment under any Australian Letter of Credit, the Australian Issuing Lender shall promptly notify the relevant Australian Subsidiary Borrower and the Australian Administrative Agent of the date and amount of the Australian thereof. The responsibility of the Australian Issuing Lender to the Australian Subsidiary Borrowers in connection with any draft presented for payment under any Australian Letter of Credit shall, in addition to any payment obligation expressly provided for in such Australian Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Australian Letter of Credit in connection with such presentment are in conformity with such Australian Letter of Credit.

            (a) Application. To the extent that any provision of any Application related to any Australian Letter of Credit is inconsistent with the provisions of the Credit Agreement, the provisions of the Credit Agreement shall apply.

            (b) Purpose of the Letters of Credit. The Australian Letters of Credit shall be used for any lawful purposes requested by the Australian Subsidiary Borrowers.

                                                                      APPENDIX I

            PRICING GRID FOR AUSTRALIAN DOLLAR LOANS AND FACILITY FEE

                                  PRICING GRID

                                 Applicable
                                   Margin
     Leverage       -------------------------------------     Facility
       Ratio         Bank Bill Rate      Overnight Rate          Fee
  --------------     --------------      --------------       ---------
> or = 3.25 to 1.00       1.200%              0.200%            0.300%

> or = 2.75 to 1.00       1.000%              0.000%            0.250%

> or = 2.25 to 1.00       0.750%              0.000%            0.250%

> or = 1.75 to 1.00       0.625%              0.000%            0.250%

> or = 1.25 to 1.00       0.550%              0.000%            0.200%

< 1.25 to 1.00            0.450%              0.000%            0.175%

Changes in the Applicable Margin or in the Facility Fee Rate resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to subsection 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year of the Borrower or the 90th day after the end of each fiscal year of the Borrower, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than or equal to 3.25 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Leverage Ratio shall for the purposes of this definition be deemed to be greater than 3.25 to 1.00. Each determination of the Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Average Total Indebtedness, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                         ANNEX D

                             SECTION 1. DEFINITIONS

            Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

            "Acceptance Fee" shall mean the fee payable in Canadian Dollars to each Canadian Dollar Lender in respect of Bankers' Acceptances computed in accordance with subsection 2.3(g).

            "Aggregate Canadian Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Canadian Dollar Loans (including, without limitation, Canadian Dollar Swing Line Loans borrowed under Canadian Commitments) then outstanding and
      (b) the aggregate amount of all Canadian L/C Obligations then outstanding.

            "Aggregate Facility D Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility D Loans (including, without limitation, Canadian Dollar Swing Line Loans borrowed under Facility D Commitments) then outstanding and (b) the aggregate amount of all Canadian L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility D Commitments.

            "Applicable BA Discount Rate" shall mean (i) with respect to any
      Schedule I Canadian Dollar Lender, as applicable to a Bankers' Acceptance being purchased by such Schedule I Canadian Dollar Lender on any day, the CDOR Rate on such day (or, if no CDOR Rate is quoted for such day, the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Canadian Administrative Agent by each Schedule I Canadian Dollar Reference Lender as the percentage discount rate at which such Schedule I Canadian Dollar Reference Lender would, in accordance with its normal practices, at or about 10:00 A.M. (Toronto time) on such day, be prepared to purchase bankers' acceptances accepted by such Schedule I Canadian Dollar Reference Lender having a term and face amount comparable to the term and face amount of such Bankers' Acceptance) and (ii) with respect to any Non-Schedule I Canadian Dollar Lender, as applicable to a Bankers' Acceptance being purchased by such Non-Schedule I Canadian Dollar Lender on any day, the lesser of (x) the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Canadian Administrative Agent by the Non-Schedule I Canadian Dollar Reference Lender as the percentage discount rate at which such Non-Schedule I Canadian Dollar Reference Lender would, in accordance with its normal practices, at or about 10:00 A.M. (Toronto time) on such day, be prepared to purchase bankers' acceptances accepted by such Non-Schedule I Canadian Dollar Lender Reference having a term and a face amount comparable to the term and face amount of such Bankers' Acceptance and (y) the rate that is 0.10% per annum in excess of the rate determined pursuant to clause (i) of this definition in connection with the relevant issuance of Bankers' Acceptances.

            "Applicable Margin for Canadian Borrowing" shall mean for each type of Canadian Dollar Loan, the rate per annum set forth under the relevant column heading in the pricing grid attached as Appendix I hereto.

            "Application" shall mean an application, in such form as the Canadian Issuing Lender may specify from time to time, requesting such Canadian Issuing Lender to open a Canadian Letter of Credit.

            "Available Canadian Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Canadian Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility D Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Canadian Revolving Extensions of Credit. The Available Canadian Commitment may be calculated as being negative at any time.

            "BA Equivalent Loan" shall have the meaning assigned such term in subsection 2.3(c).

            "BA Discount Proceeds" shall mean in respect of any Bankers' Acceptance to be purchased by a Canadian Dollar Lender on any day under subsection 2.3, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

            (a) the face amount of such Bankers' Acceptance; by

            (b) the sum of one plus the product of:

                  (i) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

                  (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

                        with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

            "Bankers' Acceptance" shall mean a bill of exchange or a depository bill governed by the Depository Bills and Notes Act (Canada) denominated in Canadian Dollars drawn by the Canadian Subsidiary Borrowers and accepted by a Canadian Dollar Lender pursuant to subsection 2.3.

            "Borrowing Date (Canada)" shall mean any Business Day (Canada) specified in a notice as a date on which any Canadian Subsidiary Borrower requests the relevant Canadian Dollar Lenders to make Canadian Dollar Loans under this Annex D to the Credit Agreement.

            "Business Day (Canada)" shall mean a day on which banks are open for business in Toronto, Ontario, Canada but excludes Saturday, Sunday and any other day which is a legal holiday in Toronto, Ontario, Canada.

            "Canadian Administrative Agent" shall mean JPMorgan Chase Bank, N.A., Toronto Branch, together with its affiliates, as the agent for the Canadian Dollar Lenders under the Credit Agreement.

            "Canadian Administrative Office" shall mean the Canadian Administrative Agent's office located at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2, or such other office in Canada as may be designated as such by the Canadian

      Administrative Agent by written notice to the Canadian Subsidiary Borrowers and the Canadian Dollar Lenders.

            "Canadian Commitment" shall mean, as to any Canadian Dollar Lender, the obligation of such Canadian Dollar Lender to make Canadian Dollar Prime Loans to and purchase Bankers' Acceptances from the Canadian Subsidiary Borrowers and participate in Canadian Dollar Swing Line Loans or Canadian Letters of Credit hereunder in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set forth opposite such Canadian Dollar Lender's name on Schedule 1 to the Credit Agreement under the caption "Canadian Commitment" or in the Assignment and Acceptance pursuant to which such Canadian Dollar Lender became party to the Credit Agreement, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate principal amount of the Canadian Commitments is the Canadian Dollar equivalent of U.S.$35,000,000.

            "Canadian Dollars" or "C$" shall mean dollars in lawful currency of Canada.

            "Canadian Dollar Commitment Percentage" shall mean as to any Canadian Dollar Lender at any time, the percentage of the aggregate Canadian Commitments then constituted by such Canadian Dollar Lender's Canadian Commitment.

            "Canadian Dollar Lender" shall mean each Lender that has a Canadian Commitment or that holds Canadian Dollar Loans; collectively, the "Canadian Dollar Lenders". Each Canadian Dollar Lender on the date hereof and on each date on which a payment or prepayment of interest is made represents that it is an Eligible Canadian Bank.

            "Canadian Dollar Loans" shall mean the collective reference to Canadian Dollar Prime Loans and Bankers' Acceptances; for the purposes of the Credit Agreement, the principal amount of any Canadian Dollar Loan constituting a Bankers' Acceptance shall be deemed to be the undiscounted face amount of such Bankers' Acceptance.

            "Canadian Dollar Swing Line Commitment" shall mean the obligation of the Canadian Dollar Swing Line Lender, at any date, to make a Canadian Dollar Swing Line Loan pursuant to subsection 2.6(a) in the amount referred to therein.

            "Canadian Dollar Swing Line Lender" shall mean the Bank of Montreal.

            "Canadian Dollar Swing Line Loan" shall mean any Canadian Dollar Swing Line Loan made pursuant to subsection 2.6 hereof.

            "Canadian Dollar Prime Loans" shall mean advances denominated in Canadian Dollars that bear interest at a rate based upon the Canadian Dollar Prime Rate.

            "Canadian Dollar Prime Rate" shall mean with respect to a Canadian Dollar Prime Loan, on any day, the greater of (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the 30-day CDOR Rate and (ii) 0.50% per annum.

            "Canadian Facility" shall mean the Canadian Commitments together with the Aggregate Canadian Revolving Extensions of Credit.

            "Canadian Issuing Lender" shall mean the Bank of Montreal.

            "Canadian L/C Commitment" shall mean the Canadian Dollar equivalent of U.S.$35,000,000.

            "Canadian L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of then outstanding Canadian Letters of Credit and (b) the aggregate amount of drawings under Canadian Letters of Credit which have not then been reimbursed pursuant to Section 3.

            "Canadian L/C Participants" shall mean the collective reference to all the Canadian Dollar Lenders other than the Canadian Issuing Lender.

            "Canadian Lending Office" shall mean for each Canadian Dollar Lender, the lending office for such Canadian Dollar Lender (or of an affiliate of such Canadian Dollar Lender) designated for each type of Canadian Dollar Loan in the Administrative Questionnaire of such Canadian Dollar Lender or such other lending office of such Canadian Dollar Lender (or of an affiliate of such Canadian Dollar Lender) as such Canadian Dollar Lender may from time to time specify to the Canadian Administrative Agent and the Canadian Subsidiary Borrowers as the office by which its Canadian Dollar Loans of such type are to be made and maintained.

            "Canadian Letter of Credit" shall mean any Canadian Standby L/C or Canadian Trade L/C, as each term is defined in subsection 3.1.

            "CDOR Rate" shall mean on any date, the per annum rate of interest which is the rate based on the rate applicable to Canadian Dollar bankers' acceptances for the applicable term appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) on such date, or if such date is not a Business Day (Canada), then on the immediately preceding Business Day (Canada); provided, however, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term and amount referred to above applicable to Canadian Dollar bankers' acceptances quoted by the Schedule I Canadian Dollar Reference Lenders as of 10:00 A.M., Toronto time, on such date or, if such date is not a Business Day (Canada), then on the immediately preceding Business Day (Canada).

            "Dollar Equivalent (Canada)" shall mean, on any Business Day (Canada) with respect to any amount denominated in Canadian Dollars, the amount of U.S. Dollars that would be required to purchase such amount of Canadian Dollars based upon the spot selling rate at which JPMorgan Chase Bank, N.A., Toronto Branch offers to sell Canadian Dollars for U.S. Dollars in the Toronto foreign exchange market at approximately 11:00 A.M. Toronto time on such Business Day (Canada) for delivery two Business Days (Canada) later.

            "Draft" shall mean a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), in substantially the form set forth in Exhibit A to this Annex D, drawn by the Canadian Subsidiary Borrowers on a Canadian Dollar Lender, denominated in Canadian Dollars and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Lender.

            "Drawing" shall mean the creation and purchase of Bankers' Acceptances and/or the purchase of completed Drafts, by the Canadian Dollar Lenders pursuant to subsection 2.3.

            "Eligible Canadian Bank" shall mean (a) those banks listed on Schedules I, II or III to the Bank Act (Canada), (b) any (i) trust company, savings bank, savings and loan association or similar financial institution, or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has total assets of U.S.$10,000,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement, (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, and (c) any other financial institution (including a mutual fund or other fund) having total assets of U.S.$10,000,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (b) above, and in each case, which agree to make Canadian Dollar Loans hereunder; provided that each Eligible Canadian Bank must be organized under the laws of either Canada or a political subdivision thereof or, if not, it must (i) act hereunder through a branch, agency or funding office located in Canada and (ii) be exempt from withholding of tax on interest payments made to it by residents of Canada.

            "Facility Fee Rate" shall mean the rate per annum set forth under the relevant column heading in the pricing grid attached as Appendix I hereto.

            "Non-Schedule I Canadian Dollar Lender" shall mean each Canadian Dollar Lender which is not a Schedule I Canadian Dollar Lender.

            "Non-Schedule I Canadian Dollar Reference Lender" shall mean JPMorgan Chase Bank, N.A., Toronto Branch.

            "Post-Default Rate" shall mean a rate equal to the sum of 2% plus the rate of interest otherwise applicable to such Canadian Dollar Loan.

            "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Code of Regulations and/or By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Schedule I Canadian Dollar Lender" shall mean any Canadian bank named on Schedule I to the Bank Act (Canada).

            "Schedule I Canadian Dollar Reference Lender" shall mean the Bank of Montreal.

                       SECTION 2. THE CANADIAN COMMITMENTS

            2.1. The Canadian Commitments. Subject to the terms and conditions hereof, each Canadian Dollar Lender severally (but not jointly) agrees to make Canadian Dollar Loans in Canadian Dollars to each Canadian Subsidiary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Canadian Commitment of such Canadian Dollar Lender in accordance with the terms hereof (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Canadian Dollar Loans, the Aggregate Canadian Revolving

Extensions of Credit will not exceed the Canadian Commitment. During the Revolving Credit Commitment Period the Canadian Subsidiary Borrowers may use the Canadian Commitments by borrowing, repaying the Canadian Dollar Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Each Canadian Dollar Lender agrees that each of its Lending Installations listed on Schedule 1 and subsequently agreed from time to time in Canada shall be on the date hereof or the date of such agreement an Eligible Canadian Bank.

            2.2. Procedure for Canadian Dollar Prime Loan Borrowing. The Canadian Subsidiary Borrowers may borrow Canadian Dollar Prime Loans during the Commitment Period on any Business Day (Canada), provided that the Canadian Subsidiary Borrowers shall give the Canadian Administrative Agent irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) one Business Day (Canada) prior to the requested Borrowing Date (Canada) (which notice must be received by the Canadian Administrative Agent prior to 10:00 A.M., Toronto time), specifying (a) the amount to be borrowed and (b) the requested Borrowing Date (Canada). Each borrowing of Canadian Dollar Prime Loans shall be in an amount equal to C$300,000 or a whole multiple of C$100,000 in excess thereof. Upon receipt of any such irrevocable notice from the Canadian Subsidiary Borrower, the Canadian Administrative Agent shall promptly notify each Canadian Dollar Lender thereof. Each Canadian Dollar Lender will make the amount of its ratable share of each such borrowing available to the Canadian Administrative Agent for the account of the Canadian Subsidiary Borrowers at the Canadian Administrative Office prior to 11:00 A.M., Toronto time, on the Borrowing Date (Canada) requested by the Canadian Subsidiary Borrowers in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available on such date to the Canadian Subsidiary Borrowers by the Canadian Administrative Agent crediting the account(s) designated by the Canadian Subsidiary Borrowers with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Dollar Lenders and in like funds as received by the Canadian Administrative Agent.

            2.3. Bankers' Acceptances.

            (a) The Canadian Subsidiary Borrowers may issue Bankers' Acceptances denominated in Canadian Dollars, for acceptance and, at the Canadian Subsidiary Borrowers' option, purchase by the Canadian Dollar Lenders, each in accordance with the provisions of this subsection 2.3.

            (b) Procedures.

            (1) Notice. The Canadian Subsidiary Borrowers shall notify the Canadian Administrative Agent by irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) by 10:00 A.M., Toronto time, two Business Days (Canada) prior to the date of the relevant borrowing in respect of any borrowing by way of Bankers' Acceptances.

            (2) Minimum Borrowing Amount. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.

            (3) Face Amounts. The face amount of each Bankers' Acceptance shall be C$100,000 or any whole multiple thereof.

            (4) Term. Bankers' Acceptances shall be issued and shall mature on a Business Day (Canada). Each Bankers' Acceptance shall have a term of 30, 60, 90 or 180 days (or such shorter or longer term as shall be agreed to by all of the Canadian Dollar Lenders), shall mature on or before the Revolving Commitment Termination Date and shall be in form and substance reasonably satisfactory to each Canadian Dollar Lender.

            (5) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under the Credit Agreement, the Canadian Subsidiary Borrowers shall, from time to time as required, provide to the Canadian Administrative Agent Drafts duly executed and endorsed in blank by the Canadian Subsidiary Borrowers in quantities sufficient for each Canadian Dollar Lender to fulfill its obligations hereunder. In addition, the Canadian Subsidiary Borrowers hereby appoint each Canadian Dollar Lender as its attorney, with respect to Bankers' Acceptances for which the Canadian Subsidiary Borrowers have provided a Bankers' Acceptance notice:

                  (i) to complete and sign on behalf of the Canadian Subsidiary
            Borrower, either manually or by facsimile or mechanical signature, the Drafts to create the Bankers' Acceptances (with, in each Canadian Dollar Lender's discretion, the inscription "This is a depository bill subject to the Depository Bills and Notes Act (Canada)");

                  (ii) after the acceptance thereof by any Canadian Dollar
            Lender, to endorse on behalf of the Canadian Subsidiary Borrower, either manually or by facsimile or mechanical signature, such Bankers' Acceptance in favor of the applicable purchaser or endorsee thereof including, in such Canadian Dollar Lender's discretion, such Canadian Dollar Lender or a clearing house (as defined by the Depository Bills and Notes Act (Canada));

                  (iii) to deliver such Bankers' Acceptances to such purchaser or to deposit such Bankers' Acceptances with such clearing house;
            and

                  (iv) to comply with the procedures and requirements
            established from time to time by such Canadian Dollar Lender or such clearing house in respect of the delivery, transfer and collection of Bankers' Acceptances and depository bills.

      The Canadian Subsidiary Borrowers recognize and agree that all Bankers' Acceptances signed, endorsed, delivered or deposited on its behalf by a Canadian Dollar Lender shall bind the Canadian Subsidiary Borrowers as fully and effectually as if signed in the handwriting of and duly issued, delivered or deposited by the proper signing officer of the Canadian Subsidiary Borrower. Each Canadian Dollar Lender is hereby authorized to accept such Drafts or issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Dollar Lender in accordance with the terms of the Credit Agreement, provided that the aggregate amount thereof is less than or equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Canadian Dollar Lender. No Canadian Dollar Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Subsidiary Borrowers to provide duly executed and endorsed Drafts to the Canadian Administrative Agent on a timely basis, nor shall any Canadian Dollar Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Dollar Lender, its officers, employees, agents or representatives. The Canadian Administrative Agent and each Canadian Dollar Lender shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Dollar Lender will, upon the request of the Canadian Subsidiary Borrower, promptly advise the Canadian Subsidiary Borrowers of the number and designation, if any, of Drafts then held by it for the Canadian

      Subsidiary Borrower. Each Canadian Dollar Lender shall maintain a record with respect to Drafts and Bankers' Acceptances (i) received by it from the Canadian Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) canceled at their respective maturities. Each Canadian Dollar Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Dollar Lender.

            (6) Execution of Bankers' Acceptances. Drafts of the Canadian Subsidiary Borrowers to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of the Canadian Subsidiary Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Canadian Subsidiary Borrowers may no longer be an authorized signatory for the Canadian Subsidiary Borrowers at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance, and any such Bankers' Acceptance so signed shall be binding on the Canadian Subsidiary Borrower.

            (7) Issuance of Bankers' Acceptances. Promptly following receipt of a notice of borrowing by way of Bankers' Acceptances, the Canadian Administrative Agent shall so advise the Canadian Dollar Lenders and shall advise each Canadian Dollar Lender of the face amount of each Draft to be accepted by it and the term thereof. The aggregate face amount of Drafts to be accepted by a Canadian Dollar Lender shall be determined by the Canadian Administrative Agent on a ratable basis by reference to the respective Canadian Commitments of the Canadian Dollar Lenders, except that, if the face amount of a Draft which would otherwise be accepted by a Canadian Dollar Lender would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000.

            (8) Acceptance of Bankers' Acceptances. Each Draft to be accepted by a Canadian Dollar Lender shall be accepted at such Canadian Dollar Lender's Canadian Lending Office.

            (9) Purchase of Bankers' Acceptances. Each Canadian Dollar Lender shall be required to purchase from the Canadian Subsidiary Borrowers on the Borrowing Date (Canada), at the Applicable BA Discount Rate, the Bankers' Acceptances accepted by it on such date and to provide to the Canadian Administrative Agent the BA Discount Proceeds thereof not later than 12:00 Noon, Toronto time, on such Borrowing Date (Canada) for the account of the Canadian Subsidiary Borrower. The Acceptance Fee payable by the Canadian Subsidiary Borrowers to such Canadian Dollar Lender under subsection 2.3(f) in respect of each Bankers' Acceptance accepted and purchased by such Canadian Dollar Lender from the Canadian Subsidiary Borrowers shall be set off against the BA Discount Proceeds payable by such Canadian Dollar Lender under this subsection 2.3(b)(9). Not later than 2:00 P.M., Toronto time, on such Borrowing Date (Canada), the Canadian Administrative Agent shall make such BA Discount Proceeds available to the Canadian Subsidiary Borrowers by crediting the account(s) designated by the Canadian Subsidiary Borrowers with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Dollar Lenders and in like funds as received by the Canadian Administrative Agent.

            (10) Sale of Bankers' Acceptances. Each Canadian Dollar Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

            (11) Waiver of Presentment and Other Conditions. To the extent permitted by applicable law, each Canadian Subsidiary Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Dollar Lender in respect of a Bankers' Acceptance accepted by it pursuant to the Credit Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Canadian Dollar Lender in its own right, and each Canadian Subsidiary Borrower agrees not to claim any days of grace if such Canadian Dollar Lender as holder sues any Canadian Subsidiary Borrower on the Bankers' Acceptances for payment of the amount payable by any Canadian Subsidiary Borrower thereunder.

            (c) If a Canadian Dollar Lender is not a chartered bank under the Bank Act (Canada) or if a Lender notifies the Canadian Administrative Agent in writing that it is otherwise unable to accept Bankers' Acceptances, such Canadian Dollar Lender will, instead of accepting and purchasing Bankers' Acceptances, make a Loan (a "BA Equivalent Loan") (which shall be a Canadian Dollar Loan) to the applicable Canadian Subsidiary Borrower in the amount and for the same term as the draft which such Canadian Dollar Lender would otherwise have been required to accept and purchase hereunder. Each such Canadian Dollar Lender will provide to the Canadian Administrative Agent the BA Discount Proceeds of such BA Equivalent Loan for the account of the applicable Canadian Subsidiary Borrower. Each such BA Equivalent Loan will bear interest at the same rate which would result if such Canadian Dollar Lender had accepted (and been paid an Acceptance Fee) and purchased if such Canadian Dollar Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis) a Bankers' Acceptance for the relevant term (it being the intention of the parties that each such BA Equivalent Loan shall have the same economic consequences for the parties that each such BA Equivalent Loan replaces). All such interest shall be paid in advance on the date such BA Equivalent Loan is made, and will be deducted from the principal amount of such BA Equivalent Loan in the same manner in which the BA Discount Proceeds of a Bankers' Acceptance would be deducted from the face amount of the Bankers' Acceptance. Subject to repayment requirements, on the last day of the relevant term for such BA Equivalent Loan, the applicable Canadian Subsidiary Borrower shall be entitled to convert each such BA Equivalent Loan into another type of Loan, or to roll over each such BA Equivalent Loan into another BA Equivalent Loan, all in accordance with the applicable provisions of the Credit Agreement and this Annex
D. The Canadian Subsidiary Borrowers shall pay, indemnify and hold the Canadian Administrative Agent and each Canadian Dollar Lender harmless from any and all liabilities (on an after-tax basis) with respect to any Non-Excluded Taxes which the Canadian Administrative Agent or any Canadian Dollar Lender, as the case may be, may be obligated to pay to any Governmental Authority as a result of the receipt of amounts owing under this Annex D, provided however, that none of the Canadian Subsidiary Borrowers shall be required to make an indemnification payment to the Canadian Administrative Agent, any Canadian Dollar Lender or any holder of Bankers' Acceptances if such indemnification payment arises as a result of a failure of such Canadian Dollar Lender, the Canadian Administrative Agent or any holder of Bankers' Acceptances to be a Person resident in Canada for the purposes of the Income Tax Act (Canada) or an "authorized foreign bank" under Section 2 of the Bank Act (Canada).

            (d) The Canadian Subsidiary Borrowers shall reimburse each applicable Canadian Dollar Lender for, and there shall become due and payable at 4:00 A.M., Toronto time, on the maturity date for each Bankers' Acceptance, an amount in Canadian Dollars in same day funds equal to the face amount of such Bankers' Acceptance. The Canadian Subsidiary Borrowers shall make each such reimbursement payment (i) by causing any proceeds of a Refunding Bankers' Acceptance (as defined in subsection 2.3(f) below) issued in accordance with subsection 2.3(f) or conversion of such Bankers' Acceptance in accordance with subsection 2.4 to be applied in reduction of such reimbursement payment; and
(ii) by depositing the amount of such reimbursement payment (or any portion thereof remaining unpaid after application of any proceeds referred to in clause
(i)) with the Canadian Administrative Office in accordance with subsection 2.15. The Canadian Subsidiary Borrowers' payment in accordance with this subsection shall satisfy its obligations under any Bankers' Acceptance to which it relates, and the Canadian Dollar Lender which has accepted such Bankers' Acceptance shall thereafter be solely responsible for the payment of such Bankers' Acceptance.

            (e) The Canadian Subsidiary Borrowers shall give irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (or such other method of notification as may be agreed upon between the Canadian Administrative Agent and the Canadian Subsidiary Borrowers) to the Canadian Administrative Agent at or before 10:00 A.M., Toronto time, two Business Days (Canada) prior to the maturity date of each Bankers' Acceptance of the Canadian Subsidiary Borrowers' intention to issue a Bankers' Acceptance on such maturity date (a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Subsidiary Borrowers and fundings by the Canadian Dollar Lenders in respect of each maturing Bankers' Acceptance and the related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). If the Canadian Subsidiary Borrowers fail to give such notice or do not have sufficient funds on deposit in the amount of reimbursement payment in accordance with subsection 2.3(e)(ii), the Canadian Subsidiary Borrowers shall be deemed to have requested that such maturing Bankers' Acceptances be repaid with the proceeds of Canadian Dollar Prime Loans (without any requirement to give notice with respect thereto), commencing on the maturity date of such maturing Bankers' Acceptances.

            (f) An Acceptance Fee shall be payable by the Canadian Subsidiary Borrowers to each Canadian Dollar Lender in advance (in the manner specified in subsection 2.3(b)(9) hereof) upon the issuance of a Bankers' Acceptance to be accepted by such Canadian Dollar Lender calculated at the rate per annum equal to the Applicable Margin for Canadian Borrowing, such Acceptance Fee to be calculated on the face amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

            (g) Upon the occurrence of any Event of Default which is continuing, the Canadian Subsidiary Borrowers shall, forthwith, without any demand or the taking of any action by the Canadian Administrative Agent, provide cover for all outstanding Bankers' Acceptances by paying to the Canadian Administrative Agent immediately available funds in an amount equal to then aggregate face amount of all outstanding Bankers' Acceptances, which funds shall be held by the Canadian Administrative Agent in an account as collateral security, and in addition to any other rights or remedies of any Canadian Dollar Lender and the Canadian Administrative Agent hereunder, any Canadian Dollar Lender or the Canadian Administrative Agent (or such alternate arrangement as may be agreed upon by the Canadian Subsidiary Borrowers and such Canadian Dollar Lender or the Canadian Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Administrative Agent (bearing interest at the Canadian Administrative Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms), for the ratable benefit of the Canadian Dollar Lenders, amounts which are received by such Canadian Dollar Lender or the Canadian Administrative Agent from the Canadian Subsidiary Borrowers hereunder or as proceeds of the exercise of any rights or remedies of any Canadian Dollar Lender or the Canadian Administrative Agent hereunder against the Canadian Subsidiary Borrowers, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Subsidiary Borrowers to the Canadian Dollar Lenders or the Canadian Administrative Agent, or any of them hereunder.

            2.4. Conversion Option. Subject to the provisions of the Credit Agreement, the Canadian Subsidiary Borrowers may, prior to the Revolving Commitment Termination Date, effective on any Business Day (Canada), convert, in whole or in part, Canadian Dollar Prime Loans into Bankers'

Acceptances or vice versa upon giving to the Canadian Administrative Agent prior irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) within the notice period and in the form which would be required to be given to the Canadian Administrative Agent in respect of the category of Canadian Dollar Loan into which the outstanding Canadian Dollar Loan is to be converted in accordance with the provisions of subsection 2.2 or 2.3, as applicable, provided that:

            (a) no Canadian Dollar Prime Loan may be converted into a Bankers' Acceptance when any Event of Default has occurred and is continuing;

            (b) each conversion to Bankers' Acceptances shall be for an aggregate amount of C$1,000,000 (and whole multiples of C$100,000 in excess thereof), and each conversion to Canadian Dollar Prime Loans shall be in a minimum aggregate amount of C$300,000; and

            (c) Bankers' Acceptances may be converted only on the maturity date of such Bankers' Acceptances and, provided that, if less than all Bankers' Acceptances are converted, then after such conversion not less than C$1,000,000 (and whole multiples of C$100,000 in excess thereof) shall remain as Bankers' Acceptances.

            2.5. Circumstances Making Bankers' Acceptances Unavailable.

            (a) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Subsidiary Borrowers, and notifies the Canadian Subsidiary Borrowers that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

            (i) the right of the Canadian Subsidiary Borrowers to request a borrowing by way of Bankers' Acceptance shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Subsidiary Borrowers; and

            (ii) any notice relating to a borrowing by way of Bankers' Acceptance which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of Canadian Dollar Prime Loans (all as if it were a notice given pursuant to subsection 2.2).

            (b) The Canadian Administrative Agent shall promptly notify the Canadian Subsidiary Borrowers and the Canadian Dollar Lenders of the suspension of the Canadian Subsidiary Borrowers' right to request a borrowing by way of Bankers' Acceptance and of the termination of such suspension.

            2.6. Swing Line Commitments. (a) Subject to the terms and conditions hereof, from time to time prior to the Revolving Credit Termination Date (i) the Canadian Dollar Swing Line Lender severally (but not jointly) agrees to make Canadian Dollar Swing Line Loans to the Canadian Subsidiary Borrowers in Canadian Dollars in an aggregate principal amount not to exceed the Canadian Dollar equivalent of U.S.$15,000,000 at any one time outstanding (each of the foregoing individually, a "Canadian Dollar Swing Line Loan"; collectively the "Canadian Dollar Swing Line Loans"); provided that, after giving effect to the making of any such Canadian Dollar Swing Line Loans, the aggregate principal amount of Swing Line Loans under any Revolving Facility at any one time outstanding shall not exceed U.S.$100,000,000 and the Aggregate Canadian Revolving Extensions of Credit shall not exceed the Canadian Commitments. All Canadian Dollar Swing Line Loans shall be made as Canadian Dollar Prime Loans. The relevant Canadian Subsidiary Borrowers shall give the Canadian Administrative Agent irrevocable notice (which notice must be received by the Canadian Administrative Agent at or prior to

1:00 P.M., Toronto time, on the requested Borrowing Date), specifying the amount of each requested Canadian Dollar Swing Line Loan, which shall be greater than or equal to a minimum amount to be agreed upon by such Canadian Subsidiary Borrowers and the relevant Canadian Dollar Swing Line Lender. Upon such notice, the Canadian Administrative Agent shall promptly notify the Canadian Dollar Swing Line Lender thereof. The Canadian Dollar Swing Line Lender shall make the amount of each borrowing available to the applicable Canadian Subsidiary Borrowers in the manner directed by the Canadian Administrative Agent on the requested Borrowing Date.

            (b) The Canadian Dollar Swing Line Lender in its sole and absolute discretion, may, on behalf of the applicable Canadian Subsidiary Borrower (which hereby irrevocably directs the Canadian Dollar Swing Line Lender to act on its behalf), request each Canadian Dollar Lender, including the Canadian Dollar Swing Line Lender, with respect to all other Canadian Dollar Swing Line Loans, to make a Canadian Dollar Prime Loan, in an amount equal to such Canadian Dollar Lender's Revolving Percentage under the Canadian Facility of the amount of the Canadian Dollar Swing Line Loans (the "Refunded Canadian Dollar Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 8 of the Credit Agreement shall have occurred (in which event the procedures of paragraph (c) of this subsection 2.6 shall apply), each Canadian Dollar Lender shall make the proceeds of its Canadian Dollar Prime Loan available to the Canadian Administrative Agent for the account of the Canadian Dollar Swing Line Lender, at the office of the Canadian Administrative Agent prior to 12:00 Noon (Toronto time) in funds immediately available on the Business Day (Canada) next succeeding the date such notice is given. The proceeds of such Canadian Dollar Prime Loans shall be immediately applied to repay the Refunded Canadian Dollar Swing Line Loans.

            (c) If, prior to the making of a Canadian Swing Line Loan pursuant to paragraph (b) of subsection 2.6, one of the events described in paragraph (f) of Section 8 of the Credit Agreement shall have occurred, each Canadian Dollar Lender hereby agrees to and will, on the date such Canadian Swing Line Loan was to have been made, purchase an undivided participating interest in each Refunded Canadian Dollar Swing Line Loan in an amount equal to its Revolving Percentage under the Canadian Facility of such Refunded Canadian Dollar Swing Line Loan. Such Revolving Credit Lender will immediately transfer to the Canadian Administrative Agent for the account of the Canadian Dollar Swing Line Lender, in immediately available funds of the amount of its participations and, upon its receipt of its ratable share thereof, the Canadian Dollar Swing Line Lender will deliver to such Canadian Dollar Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (d) Whenever, at any time after the Canadian Dollar Swing Line Lender has received from any Canadian Dollar Lender such Canadian Dollar Lender's participating interest in a Refunded Canadian Dollar Swing Line Loan and the Canadian Dollar Swing Line Lender receives any payment on account thereof, the Canadian Dollar Swing Line Lender will distribute to such Canadian Dollar Lender through the Canadian Administrative Agent its participating interest; provided, however, that in the event that such payment received by the Canadian Dollar Swing Line Lender is required to be returned, such Canadian Dollar Lender will return to the Canadian Dollar Swing Line Lender through the Canadian Administrative Agent any portion thereof previously distributed by the Canadian Dollar Swing Line Lender to it.

            2.7. Participation. Each Canadian Dollar Lender's obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.6 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Canadian Dollar Lender may have against the Canadian Dollar Swing Line Lender, any Canadian Subsidiary Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower or any Canadian Subsidiary Borrower; (d) any breach of the Credit Agreement by the Borrower, any Subsidiary Borrower or any other Revolving Credit Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, no Canadian Dollar Lender shall have any obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.6 or to make any Refunded Canadian Dollar Swing Line Loans in respect of any Canadian Dollar Swing Line Loan which was made at any time following receipt by the Canadian Administrative Agent of a notice from any Canadian Dollar Lender specifying that
(x) a Default or Event of Default has occurred and is continuing and (y) explicitly stating that such Canadian Dollar Lender will not purchase such participating interests or make Refunded Canadian Dollar Swing Line Loans with respect to Canadian Dollar Swing Line Loans made after the date of receipt of such notice.

            2.8. Repayment of Canadian Dollar Loans; Evidence of Debt. (a) Each Canadian Dollar Subsidiary Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Dollar Lender
(i) then unpaid principal amount of each Canadian Dollar Loan of such Canadian Dollar Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8 of the Credit Agreement) and (ii) then unpaid principal amount of the Canadian Dollar Swing Line Loans of the Canadian Dollar Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Canadian Dollar Swing Line Loans become due and payable pursuant to Section 8 of the Credit Agreement). Each Canadian Subsidiary Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of such Lender (i) then unpaid principal amount of each Loan to such Subsidiary Borrower on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8 of the Credit Agreement) and
(ii) then unpaid principal amount of the Canadian Dollar Swing Line Loans to such Subsidiary Borrower of the Canadian Dollar Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Canadian Dollar Swing Line Loans became due and payable pursuant to Section 8 of the Credit Agreement). Each Canadian Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Canadian Dollar Loans from time to time outstanding to such Canadian Subsidiary Borrower from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.14.

            (b) Each Canadian Dollar Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Canadian Subsidiary Borrowers to such Canadian Dollar Lender resulting from each Canadian Dollar Loan of such Canadian Dollar Lender from time to time, including the amounts of principal and interest payable and paid to such Canadian Dollar Lender from time to time under the Credit Agreement.

            (c) The Canadian Administrative Agent shall maintain a register (the "Canadian Register") in respect of the Canadian Facility in a manner similar to the Register described in Section 10.6(b)(iv) of the Credit Agreement, and a subaccount therein for each Canadian Dollar Lender, in which shall be recorded
(i) the amount of each Canadian Dollar Loan made hereunder and the type thereof,
(ii) the amount of any principal or interest due and payable or to become due and payable from any Canadian Subsidiary Borrower to each Canadian Dollar Lender hereunder and (iii) both the amount of any sum received by the Canadian Administrative Agent hereunder from any Canadian Subsidiary Borrower and each Canadian Dollar Lender's share thereof.

            (d) The entries made in the Canadian Register and the accounts of each Canadian Dollar Lender maintained pursuant to subsection 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Canadian Subsidiary Borrower therein recorded; provided, however, that the failure of any Canadian Dollar Lender or the Canadian

Administrative Agent to maintain the Canadian Register or any such account, or any error therein, shall not in any manner affect the obligation of any Canadian Subsidiary Borrower to repay (with applicable interest) the Canadian Dollar Loans made to such Canadian Subsidiary Borrower by such Canadian Dollar Lender in accordance with the terms of the Credit Agreement.

            2.9. Facility Fee.

            (a) Each Canadian Subsidiary Borrower agrees to pay to the Canadian Administrative Agent, for the account of each Canadian Dollar Lender, a facility fee for the period from and including the Closing Date to the Revolving Credit Termination Date, calculated as an amount equal to the product of (a) the Facility Fee Rate and (b) the average daily amount of the Canadian Commitment of such Lender (regardless of usage) during the period for which such facility fee is calculated, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date. Termination or Reduction of the Canadian Commitments.

            (b) Optional. The Canadian Subsidiary Borrowers shall have the right, upon not less than five Business Days' (Canada) written notice to the Canadian Administrative Agent, to terminate the Canadian Commitments or, from time to time, reduce the amount of the Canadian Commitments, provided that (i) any such reduction shall be accompanied by prepayment of the Canadian Dollar Loans by the relevant Canadian Subsidiary Borrower, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, the Available Canadian Commitments would be negative, (ii) any such termination of the Canadian Commitments shall be accompanied by (A) prepayment in full of the Canadian Dollar Loans then outstanding hereunder, (B) cash collateralization of all Canadian L/C Obligations then outstanding in accordance with the provisions of subsection 2.13, and (C) payment of accrued interest thereon to the date of such prepayment and the payment of any unpaid fees then accrued hereunder (including, without limitation, in respect of any Canadian Letters of Credit) and (iii) any termination of the Canadian Commitments while Bankers' Acceptances are outstanding under the Canadian Commitments and any reduction of the aggregate amount of the Canadian Commitments that reduces the amount of the Canadian Commitments below the principal amount of the Bankers' Acceptances then outstanding may be made only on the maturity date of any such Bankers' Acceptance. Upon receipt of such notice, the Canadian Administrative Agent shall promptly notify each Canadian Dollar Lender thereof. Any such reduction shall be in an amount of C$300,000 or a whole multiple of C$100,000 in excess thereof and shall reduce permanently the amount of the Canadian Commitments then in effect.

            (c) Mandatory. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Termination Date and all Canadian Dollar Loans shall be repaid and to the extent any Canadian Letter of Credit remains outstanding after the Revolving Credit Termination Date, the Canadian Subsidiary Borrowers shall cash collateralize such Canadian L/C Obligations (and the fees thereon) in accordance with the provisions of subsection 2.13. The Revolving Credit Commitments shall also be reduced in accordance with subsection 2.12.

            2.10. Optional Prepayments. Any Canadian Subsidiary Borrower may, at any time and from time to time, prepay the Canadian Dollar Loans made to it hereunder, in each case in whole or in part, without premium or penalty, upon at least one Business Day's (Canada) irrevocable notice to the Canadian Administrative Agent, specifying the date and amount of prepayment. If such notice is given, the relevant Canadian Subsidiary Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of C$300,000 or a whole multiple of C$100,000 in excess thereof. Notwithstanding anything to the contrary above, Canadian Dollar Loans consisting of Bankers' Acceptances may not be prepaid pursuant to this subsection.

            2.11. Mandatory Prepayments. The Canadian Subsidiary Borrowers, without notice or demand, shall immediately prepay the Canadian Dollar Loans (or, in the case of Bankers' Acceptances, cash collateralize such Bankers' Acceptances), to the extent, if any, that the Available Canadian Commitments are negative, together with accrued interest to the date of such prepayment on the amount so prepaid; provided that if such prepayment is required solely as a result of a change in the aggregate Dollar Equivalent (Canada) of the Canadian Dollar Loans, no prepayment shall be made unless such prepayment is required pursuant to subsection 2.19.

            2.12. Cash Collateralization of Canadian Letters of Credit. To the extent that at any time and from time to time, the Canadian L/C Obligations exceed the amount of the Canadian L/C Commitments or the Canadian L/C Obligations exceed the Canadian Commitments (whether pursuant to subsections 2.10, 2.11, 2.12 or otherwise), the Canadian Subsidiary Borrowers shall cash collateralize (in a manner reasonably satisfactory to the Canadian Administrative Agent) such portion of the Canadian L/C Obligations (and the fees thereon through the stated expiration date of the Canadian Letters of Credit giving rise to such Canadian L/C Obligations) which is in excess of the Canadian L/C Commitments or such Canadian Commitments, as applicable.

            2.13. Interest Rate and Payment Dates.

            (a) Subject to subsection 2.13(b) below, each Canadian Dollar Prime Loan shall bear interest at a rate per annum equal to the Canadian Dollar Prime Rate plus the Applicable Margin for Canadian Borrowing.

            (b) Each Canadian Subsidiary Borrower hereby promises to pay to the Canadian Administrative Agent for the account of each applicable Canadian Dollar Lender interest at the applicable Post-Default Rate (x) on any principal of any Canadian Dollar Loan made by such Canadian Dollar Lender and on any other amount payable by such Canadian Subsidiary Borrower hereunder to or for account of such Canadian Dollar Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof but excluding the date the same is paid in full and (y) during any period when an Event of Default shall have occurred under Section 8(a) of the Credit Agreement and for so long as such Event of Default shall be continuing, on any principal of any Canadian Dollar Loan made by such Canadian Dollar Lender.

            (c) Accrued interest on each Canadian Dollar Prime Loan shall be calculated monthly and payable quarterly in arrears, and in any event, upon the payment or prepayment thereof, but only on the principal so paid or prepaid; provided that interest payable after the occurrence of a Default at the Post-Default Rate shall be payable from time to time on demand of the Canadian Administrative Agent or the Canadian Dollar Lenders having greater than 50% of the aggregate amount of the Canadian Commitments. Promptly after the determination of any interest rate provided for herein or any change therein, the Canadian Administrative Agent shall notify the Canadian Dollar Lenders and the Canadian Borrower thereof.

            (d) Interest in respect of Canadian Dollar Prime Loans (and all other amounts denominated in Canadian Dollars) shall be payable in Canadian Dollars and shall be payable based upon a year of 365 days.

            (e) (i) If any provision of this Annex D would obligate any party to the Credit Agreement to make any payment of interest or other amount payable to any Canadian Dollar Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Canadian Dollar Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Dollar Lender of "interest" at a "criminal rate," such adjustment to be effected, to the extent necessary, as follows:

            (x) first, by reducing the amount or rates of interest required to be paid under this subsection 2.13; and

            (y) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of
                  Section 347 of the Criminal Code (Canada).

            (ii) If, notwithstanding the provisions of clause (i) of this subsection 2.13(e), and after giving effect to all adjustments contemplated thereby, any Canadian Dollar Lender shall have received an amount in excess of the maximum permitted by such clause, then the party having paid such amount shall be entitled, by notice in writing to such Canadian Dollar Lender, to obtain reimbursement from such Canadian Dollar Lender of an amount equal to such excess, and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Canadian Dollar Lender to such party.

            (f) Any amount or rate of interest referred to in this subsection 2.13(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any Canadian Dollar Loan on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the Revolving Credit Commitment Termination Date and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination absent manifest error.

            2.14. Computation of Interest and Fees. For the purposes of the Interest Act (Canada), in any case in which an interest rate is stated in this Annex D to be calculated on the basis of a year of 360 days or 365 days, as the case may be, the yearly rate of interest to which such interest rate is equivalent is equal to such interest rate multiplied by the number of days in the year in which the relevant interest payment accrues and divided by 360 or 365, respectively. In addition, the principles of deemed investment of interest do not apply to any interest calculations under this Annex D and the rates of interest stipulated in this Annex D are intended to be nominal rates and not effective rates or yields.

            2.15. Pro Rata Treatment and Payments. (a) Each borrowing by any Canadian Subsidiary Borrower from the Canadian Dollar Lenders hereunder, each payment by any Canadian Subsidiary Borrower on account of any commitment fee or Acceptance Fee hereunder and any reduction of the Canadian Commitments of the Canadian Dollar Lenders shall be made ratably according to each Lender's respective share of the Canadian Commitments. Each payment by any Canadian Subsidiary Borrower on account of principal of and interest on the Canadian Dollar Loans shall be made ratably according to the respective outstanding principal amounts of the relevant Canadian Dollar Loans then held by the relevant Canadian Dollar Lenders. All payments (including prepayments) to be made by any Canadian Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., Toronto time, on the due date thereof to the Canadian Administrative Agent, for the account of the Canadian Dollar Lenders, at the Canadian Administrative Office in Canadian Dollars and in immediately available funds. The Canadian Administrative Agent shall distribute such payments to the Canadian Dollar Lenders promptly upon receipt in like funds as received, but the relevant Canadian Subsidiary Borrower shall have satisfied its payment obligation hereunder upon payment to the Canadian Administrative Agent, regardless of whether such Canadian Administrative Agent distributes such payments as required hereunder. If any payment hereunder becomes due and payable on a day other than a Business Day (Canada), such payment shall be extended to the next succeeding Business Day (Canada), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (b) Unless the Canadian Administrative Agent shall have received notice from a Canadian Dollar Lender prior to 11:00 A.M., Toronto time, on any Borrowing Date (Canada) that such Lender will not make available to the Canadian Administrative Agent such Canadian Dollar Lender's share of the borrowing requested to be made on such Borrowing Date (Canada), the Canadian Administrative Agent may assume that such Canadian Dollar Lender has made its share of such borrowing available to the Canadian Administrative Agent on such Borrowing Date (Canada), and the Canadian Administrative Agent may, in reliance upon such assumption, make available to the relevant Canadian Subsidiary Borrower on such Borrowing Date (Canada) a corresponding amount. If such amount is not so made available to the Canadian Administrative Agent by such Canadian Dollar Lender on such Borrowing Date (Canada), the Canadian Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the Canadian Dollar Prime Rate determined for such day plus 1%, on demand, from the relevant Canadian Dollar Lender. Nothing contained in this subsection 2.15(b) shall relieve any Canadian Dollar Lender which has failed to make available its share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof or prejudice any rights which any Canadian Subsidiary Borrower may have against any Canadian Dollar Lender as a result of any default by such Canadian Dollar Lender to make Canadian Dollar Loans.

            (c) The failure of any Canadian Dollar Lender to make the Canadian Dollar Loan to be made by it on any Borrowing Date (Canada) shall not relieve any other Canadian Dollar Lender of its obligation, if any, hereunder to make its Canadian Dollar Loan on such Borrowing Date (Canada), but no Canadian Dollar Lender shall be responsible for the failure of any other Canadian Dollar Lender to make the Canadian Dollar Loan to be made by such other Canadian Dollar Lender on such Borrowing Date (Canada).

            2.16. Requirements of Law.

            (a) If the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by any Governmental Authority or compliance by any Canadian Dollar Lender or any corporation controlling such Canadian Dollar Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Canadian Dollar Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Canadian Dollar Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Canadian Dollar Lender to be material, then from time to time, the relevant Canadian Subsidiary Borrower shall promptly pay to such Canadian Dollar Lender, upon written demand therefor, such additional amount or amounts as will compensate such Canadian Dollar Lender for such reduced rate of return. In determining such additional amounts, each Canadian Dollar Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the reduced rate of return relates to such Canadian Dollar Lender's loans or commitments in general and are not specifically attributable to

Canadian Dollar Loans or Canadian Commitments hereunder, be calculated with respect to all loans or commitments similar to the Canadian Dollar Loans or Canadian Commitments made by such Canadian Dollar Lender hereunder whether or not the loan documentation for such other loans or commitments permits the Canadian Dollar Lender to charge the respective borrower on a basis similar to that provided in this subsection 2.16.

            (b) If any Canadian Dollar Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the relevant Canadian Subsidiary Borrower (with a copy to the Canadian Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Canadian Dollar Lender to the relevant Canadian Subsidiary Borrower (with a copy to the Canadian Administrative Agent), showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such additional amounts payable. The agreements in this subsection shall survive the termination of the Credit Agreement and the payment of the Canadian Dollar Loans and all other amounts payable thereunder.

            2.17. Taxes. All payments made by any Canadian Subsidiary Borrower in respect of amounts owing under this Annex D shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding gross or net income or gross receipts taxes, ad valorem taxes, personal property and/or sales taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Canadian Administrative Agent or any Canadian Dollar Lender as a result of a present or former connection between the Canadian Administrative Agent or such Canadian Dollar Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Canadian Administrative Agent or such Canadian Dollar Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Annex D). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Canadian Administrative Agent or any Canadian Dollar Lender hereunder, the amounts so payable to the Canadian Administrative Agent or such Canadian Dollar Lender shall be increased to the extent necessary to yield to the Canadian Administrative Agent or such Canadian Dollar Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Annex D, provided, however, that none of the Canadian Subsidiary Borrowers shall be required to increase any such amounts payable to the Canadian Administrative Agent, any Canadian Dollar Lender or any holder of Bankers' Acceptances if such increased amount arises as a result of the failure of such Canadian Dollar Lender, the Canadian Administrative Agent or any holder of Bankers' Acceptances to be a Person resident in Canada for the purposes of the Income Tax Act (Canada) or an "authorized foreign bank" under Section 2 of the Bank Act (Canada). The Canadian Subsidiary Borrowers shall also indemnify the Canadian Administrative Agent and each Canadian Dollar Lender on an after-tax basis for any additional taxes on net income which the Canadian Administrative Agent or such Canadian Dollar Lender, as the case may be, may be obligated to pay as a result of the receipt of additional amounts under this subsection 2.17. Whenever any Non-Excluded Taxes are payable by any Canadian Subsidiary Borrower, as promptly as possible thereafter but in any event within 45 days after the date of payment such Canadian Subsidiary Borrower shall send to the Canadian Administrative Agent for its own account or for the account of such Canadian Dollar Lender, as the case may be, a certified copy of an original official receipt received by such Canadian Subsidiary Borrower showing payment thereof. If any Canadian Subsidiary Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Canadian Administrative Agent the required receipts or other required documentary evidence, such Canadian Subsidiary Borrower shall indemnify the Canadian Administrative Agent and the Canadian

Dollar Lenders for any incremental taxes, interest or penalties that may become payable by the Canadian Administrative Agent or any Canadian Dollar Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Annex D and the payment of the Canadian Dollar Loans and all other amounts payable hereunder.

            2.18. Use of Proceeds. The Canadian Facility and the proceeds of the Canadian Dollar Loans shall be used by the Canadian Subsidiary Borrowers for working capital and other general corporate purposes (which shall include any purpose expressly permitted by the Credit Agreement) of the Canadian Subsidiary Borrowers; provided that, notwithstanding the foregoing, none of the proceeds of the Canadian Dollar Loans may be used to finance any Hostile Take-Over Bid.

            2.19. Controls on Prepayment if Aggregate Revolving Extensions of Credit Exceed Aggregate Revolving Credit Commitments. (a) The Canadian Subsidiary Borrowers will implement and maintain internal controls to monitor the borrowings and repayments of Canadian Dollar Loans by the relevant Canadian Subsidiary Borrowers and the issuance of and drawings under Canadian Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in the Available Canadian Commitments becoming negative by more than 5% of the Canadian Commitments, if such Commitments are negative by more than 5%, the Canadian Subsidiary Borrowers will promptly notify the Canadian Administrative Agent.

            (b) The Canadian Administrative Agent will calculate the Available Canadian Commitments from time to time, and in any event not less frequently than once during each calendar quarter. In making such calculations, the Canadian Administrative Agent will rely on the information most recently received by it from the Canadian Dollar Swing Line Lender in respect of outstanding Canadian Dollar Swing Line Loans and from the Canadian Issuing Lender in respect of outstanding Canadian L/C Obligations.

            (c) In the event that on any date the Canadian Administrative Agent calculates that (i) the Available Canadian Commitments have become negative solely as a result of a change in the aggregate Dollar Equivalent (Canada) of the Canadian Dollar Loans by more than 5%, the Canadian Administrative Agent will give notice to such effect to the relevant Canadian Subsidiary Borrowers and the Canadian Dollar Lenders. Within five Business Days (Canada) of receipt of any such notice, such Canadian Subsidiary Borrower will, as soon as practicable but in any event within five Business Days (Canada) of receipt of such notice, first, make such repayments or prepayments of Canadian Dollar Prime Loans (together with interest accrued to the date of such repayment or prepayment), second, pay any Reimbursement Obligations under the Canadian Facility then outstanding, third, cash collateralize any outstanding Bankers' Acceptances, and fourth, cash collateralize any outstanding Canadian L/C Obligations on terms reasonably satisfactory to the Canadian Administrative Agent as shall be necessary to cause the Available Canadian Commitments not to be negative.

            2.20. Lending Installations. (a) Subject to subsection 2.4 of the Credit Agreement and subsections 2.1 and 2.6 of this Annex D, each Canadian Dollar Lender may book its Canadian Dollar Loans at any Lending Installation selected by such Canadian Dollar Lender and may change its Lending Installation from time to time; provided that such Lending Installation is an Eligible Canadian Bank. All terms of the Credit Agreement shall apply to any such Lending Installation and the Canadian Dollar Loans made hereunder shall be deemed held by each Canadian Dollar Lender for the benefit of such Lending Installation. Each Canadian Dollar Lender may, by written notice to the Canadian Administrative Agent and the Canadian Subsidiary Borrowers in accordance with subsection 10.2 of the Credit Agreement and subject always to subsection 2.4 of the Credit Agreement and subsections 2.1 and 2.6 of this Annex D designate replacement or additional Lending Installations through which Canadian Dollar Loans will be made by it and for whose account Canadian Dollar Loan payments are to be made.

            (b) Each Canadian Dollar Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.16 or 2.17 with respect to such Canadian Dollar Lender, it will, if requested by the Canadian Subsidiary Borrower, use reasonable efforts (subject to overall policy considerations of such Canadian Dollar Lender) to designate another Lending Installation for any Canadian Dollar Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Canadian Dollar Lender, cause such Canadian Dollar Lender and any of its Lending Installations to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this subsection 2.20(b) shall affect or postpone any of the obligations of the Canadian Subsidiary Borrowers or the rights of any Canadian Dollar Lender pursuant to subsection 2.16 or 2.17.

            2.21. Notices to Lenders. All notices under this Section 2 to Canadian Dollar Lenders by the Canadian Subsidiary Borrowers or the Canadian Administrative Agent, and all payments by the Canadian Administrative Agent to the Canadian Dollar Lenders, shall be made to the respective Lending Installations of the Canadian Dollar Lenders maintaining the relevant Canadian Dollar Loans or Canadian Commitments.

                     SECTION 3. LETTER OF CREDIT FACILITIES

            3.1. Canadian L/C Commitment. (a) Subject to the terms and conditions hereof, the Canadian Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Canadian Letters of Credit") under the Canadian Commitments for the account of any Canadian Subsidiary Borrower on any Business Day (Canada) during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Canadian Issuing Lender; provided that the Canadian Issuing Lender shall not have any obligation to issue any Canadian Letter of Credit if, after giving effect to such issuance, (i) the Canadian L/C Obligations would exceed the Canadian L/C Commitment or (ii) the Available Canadian Commitments would be negative. Each Canadian Letter of Credit shall (i) be denominated in Canadian Dollars, (ii) be either (x) a standby letter of credit (a "Canadian Standby L/C") issued to support obligations of any Canadian Subsidiary Borrower, contingent or otherwise, with an expiry date occurring not later than one year after such standby Canadian L/C was issued (which expiry date may be subject to one or more automatic extensions of one year or less unless 60-day notice, or such other notice as is satisfactory to the relevant Canadian Subsidiary Borrower and the Canadian Issuing Lender, is given that any such extension shall not be effective) or (y) a documentary letter of credit in respect of the purchase of goods or services by any Canadian Subsidiary Borrower in the ordinary course of business with an expiry date occurring not later than one year after such documentary letter of credit was issued and, in the case of any such documentary letter of credit which is to be accepted by the Canadian Issuing Lender pending payment at a date after presentation of sight Drafts, with a payment date no more than one year after such Drafts were presented for acceptance (a "Canadian Trade L/C") and (iii) expire no later than five days before the Revolving Credit Termination Date.

            (b) Each Canadian Standby L/C shall be subject to the International Standby Practices and each Canadian Trade L/C shall be subject to the Uniform Customs and, in each case, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) The Canadian Issuing Lender shall at no time be obligated to issue any Canadian Letter of Credit hereunder if such issuance would conflict with, or cause the Canadian Issuing Lender or any Canadian L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2. Procedure for Issuance of Letters of Credit. Any Canadian Subsidiary Borrower may from time to time request that the Canadian Issuing Lender issue a Canadian Letter of Credit by delivering to the Canadian Issuing Lender (with a copy to the Canadian Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Canadian Issuing Lender, and such other certificates, documents and other papers and information as the Canadian Issuing Lender may reasonably request. Upon receipt of any Application, the Canadian Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Canadian Letter of Credit requested thereby (but in no event shall the Canadian Issuing Lender be required to issue any Canadian Letter of Credit earlier than four Business Days (Canada) after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Canadian Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Canadian Issuing Lender and any relevant Canadian Subsidiary Borrower. The Canadian Issuing Lender shall furnish a copy of such Canadian Letter of Credit to the relevant Canadian Subsidiary Borrower and to the Canadian Administrative Agent promptly following the issuance thereof.

            3.3. Fees, Commissions and Other Charges. (a) The relevant Canadian Subsidiary Borrower shall pay to the Canadian Administrative Agent, for the ratable account of the Canadian Issuing Lender and the Canadian L/C Participants, a letter of credit commission in Canadian Dollars with respect to each Canadian Trade L/C issued by the Canadian Issuing Lender (i) in an amount equal to the Dollar Equivalent (Canada) of such issuance and payment fees as have been agreed upon by the relevant Canadian Subsidiary Borrower and the Canadian Issuing Lender and (ii) in an amount equal to the product of, on the date on which such commission is calculated, (A) the rate per annum equal to the Applicable Margin in respect of Canadian Dollar Prime Loans and (B) the aggregate amount available to be drawn under each Canadian Letter of Credit (plus an additional -1/4 of 1% per annum which shall be payable for the account of the Canadian Issuing Lender). Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

            (b) The relevant Canadian Subsidiary Borrower shall pay to the Canadian Administrative Agent, for the ratable account of the Canadian Issuing Lender and the Canadian L/C Participants, a letter of credit commission in Canadian Dollars with respect to each Canadian Standby L/C issued by the Canadian Issuing Lender, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder in an amount equal to the product of (i) the rate equal to the Applicable Margin in respect of Canadian Dollar Prime Loans in effect on the date on which such commission is calculated and (ii) the aggregate amount available to be drawn under such Canadian Standby L/C on the date on which such commission is calculated (plus an additional -1/4 of 1% per annum which shall be payable for the account of the Canadian Issuing Lender). The relevant Canadian Subsidiary Borrower shall also pay to the Canadian Administrative Agent, for the account of the Canadian Issuing Lender, such issuance fees as have been agreed upon by the relevant Canadian Subsidiary Borrower and the Canadian Issuing Lender. Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

            (c) In addition to the foregoing fees and commissions, the relevant Canadian Subsidiary Borrower shall pay or reimburse the Canadian Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Canadian Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Canadian Letter of Credit issued by it.

            (d) The Canadian Administrative Agent shall, promptly following its receipt thereof, distribute to the Canadian Issuing Lender and the Canadian L/C Participants all fees and commissions received by the Canadian Administrative Agent for their respective accounts pursuant to this subsection 3.3.

            3.4. Canadian L/C Participation. (a) The Canadian Issuing Lender irrevocably agrees to grant and hereby grants to each Canadian L/C Participant, and, to induce the Canadian Issuing Lender to issue Canadian Letters of Credit hereunder, each such Canadian L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Canadian Issuing Lender, on the terms and conditions hereinafter stated, for such Canadian L/C Participant's own account and risk an undivided interest equal to such Canadian L/C Participant's ratable share of the Canadian Facility in the Canadian Issuing Lender's obligations and rights under each Canadian Letter of Credit issued hereunder and the amount of each Draft paid by the Canadian Issuing Lender thereunder. Each such Canadian L/C Participant unconditionally and irrevocably agrees with the Canadian Issuing Lender that, if a Draft is paid under any such Canadian Letter of Credit for which the Canadian Issuing Lender is not reimbursed in full by the relevant Canadian Subsidiary Borrower in accordance with the terms of the Credit Agreement (including this Annex D), such Canadian L/C Participant shall pay to the Canadian Issuing Lender upon demand at the Canadian Issuing Lender's address for notices specified herein an amount equal to such Canadian L/C Participant's ratable share of the Canadian Facility of the amount of such Draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any Canadian L/C Participant to the Canadian Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Canadian Issuing Lender under any Canadian Letter of Credit is not paid to the Canadian Issuing Lender within three Business Days (Canada) after the date such payment is due, such Canadian L/C Participant shall pay to the Canadian Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the prevailing customary rate for Canadian interbank transactions, as quoted by the Canadian Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Canadian Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
365. If any such amount required to be paid by any such Canadian L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Canadian Issuing Lender by such Canadian L/C Participant within three Business Days (Canada) after the date such payment is due, the Canadian Issuing Lender shall be entitled to recover from such Canadian L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to the prevailing customary rate for Canadian interbank transactions, as quoted by the Canadian Issuing Lender. A certificate of the Canadian Issuing Lender submitted to any Canadian L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Canadian Issuing Lender has made payment under any Canadian Letter of Credit and has received from any Canadian L/C Participant its ratable share of such payment in accordance with subsection 3.4(a), the Canadian Issuing Lender receives any payment related to such Canadian Letter of Credit (whether directly from the relevant Canadian Subsidiary Borrower or otherwise), or any payment of interest on account thereof, the Canadian Issuing Lender will distribute to such Canadian L/C Participant its ratable share thereof; provided, however, that in the event that any such payment received by the Canadian Issuing Lender shall be required to be returned by the Canadian Issuing Lender, such Canadian L/C Participant shall return to the Canadian Issuing Lender the portion thereof previously distributed by the Canadian Issuing Lender to it.

            3.5. Reimbursement Obligation of the Canadian Subsidiary Borrowers. The relevant Canadian Subsidiary Borrower agrees to reimburse the Canadian Issuing Lender on each date on which the Canadian Issuing Lender notifies such Canadian Subsidiary Borrower of the date and amount of a Draft presented under any Canadian Letter of Credit and paid by the Canadian Issuing Lender for the amount of (a) such Draft so paid and (b) any taxes (other than Excluded Taxes), fees, charges or other costs or expenses incurred by the Canadian Issuing Lender in connection with such payment; provided that upon the acceleration of such reimbursement obligations in accordance with Section 8 of the Credit Agreement, the relevant Canadian Subsidiary Borrower agrees to reimburse the Canadian Issuing Lender for the amount equal to then maximum liability (whether direct or contingent) of the Canadian Issuing Lender and the Canadian L/C Participants under such Canadian Letter of Credit. Each such payment shall be made to the Canadian Issuing Lender, at its address for notices specified herein in Canadian Dollars and in immediately available funds, on the date on which the relevant Canadian Subsidiary Borrower receives such notice, if received prior to 11:00 A.M., Toronto time, on a Business Day (Canada) and otherwise on the next succeeding Business Day (Canada).

            3.6. Obligations Absolute. Any relevant Canadian Subsidiary Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any relevant Canadian Subsidiary Borrower may have or have had against the Canadian Issuing Lender or any beneficiary of a Canadian Letter of Credit. Each Canadian Subsidiary Borrower also agrees with the Canadian Issuing Lender that the Canadian Issuing Lender shall not be responsible for, and such relevant Canadian Subsidiary Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any relevant Canadian Subsidiary Borrower and any beneficiary of any Canadian Letter of Credit or any other party to which such Canadian Letter of Credit may be transferred or any claims whatsoever of the relevant Canadian Subsidiary Borrower against any beneficiary of such Canadian Letter of Credit or any such transferee. The Canadian Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Canadian Letter of Credit issued by it, except for errors or omissions caused by the Canadian Issuing Lender's gross negligence or willful misconduct. Each Canadian Subsidiary Borrower agrees that any action taken or omitted by the Canadian Issuing Lender under or in connection with any Canadian Letter of Credit issued by it or the related Drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on each Canadian Subsidiary Borrower and shall not result in any liability of the Canadian Issuing Lender to any Canadian Subsidiary Borrower.

            3.7. Increased Costs. If the adoption of or any change in any law or regulation or in the interpretation thereof after the date hereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Canadian Letters of Credit issued by the Canadian Issuing Lender or participated in by the Lenders or (ii) impose on any Canadian Dollar Lender any other condition regarding any Canadian Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Canadian Issuing Lender or any Canadian Dollar Lender of issuing or maintaining such Canadian Letter of Credit (or its participation therein, as the case may be) (which increase in cost shall be the result of the Canadian Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon notice to it from the Canadian Issuing Lender or such Lender (with a copy to the Canadian Administrative Agent) certifying that (x) one of the events herein above described has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by the Canadian Issuing Lender or such Lender, as the case may be, and a reasonably detailed explanation of the calculation thereof, the relevant Canadian Subsidiary Borrower shall immediately pay to such Canadian Issuing Lender or such Lender, as the case may be, from time to time as specified by the Canadian Administrative Agent or such Canadian Dollar Lender, additional amounts which shall be sufficient to compensate such Canadian Issuing Lender or such Canadian Dollar Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in subsection 3.3. A certificate as to the fact and amount of such increased cost incurred by the Canadian Issuing Lender or such Canadian Dollar Lender as a result of any event mentioned in clauses (i) or (ii) above, submitted by the Canadian Issuing Lender or such Lender to such Canadian Subsidiary Borrower, shall be conclusive, absent manifest error.

            3.8. Canadian Letter of Credit Payments. If any Draft in Canadian Dollars shall be presented for payment under any Canadian Letter of Credit, the Canadian Issuing Lender shall promptly notify the relevant Canadian Subsidiary Borrower and the Canadian Administrative Agent of the date and amount of the Canadian Dollars thereof. The responsibility of the Canadian Issuing Lender to the Canadian Subsidiary Borrowers in connection with any Draft presented for payment under any Canadian Letter of Credit shall, in addition to any payment obligation expressly provided for in such Canadian Letter of Credit, be limited to determining that the documents (including each Draft) delivered under such Canadian Letter of Credit in connection with such presentment are in conformity with such Canadian Letter of Credit.

            (a) Application. To the extent that any provision of any Application related to any Canadian Letter of Credit is inconsistent with the provisions of the Credit Agreement, the provisions of the Credit Agreement shall apply.

            (b) Purpose of the Letters of Credit. The Canadian Letters of Credit shall be used for any lawful purposes requested by the Canadian Subsidiary Borrowers.

                                                                      APPENDIX I

             PRICING GRID FOR CANADIAN DOLLAR LOANS AND FACILITY FEE

                                 Applicable
                                   Margin
                     ----------------------------------
     Leverage          Bankers'        Canadian Dollar          Facility
       Ratio         Acceptances       Prime Rate Loans           Fee
     --------        -----------       ----------------         --------
> or = 3.25 to 1.00      1.200%             0.200%                0.300%

> or = 2.75 to 1.00      1.000%             0.000%                0.250%

> or = 2.25 to 1.00      0.750%             0.000%                0.250%

> or = 1.75 to 1.00      0.625%             0.000%                0.250%

> or = 1.25 to 1.00      0.550%             0.000%                0.200%

> 1.25 to 1.00           0.450%             0.000%                0.175%

Changes in the Applicable Margin or in the Facility Fee Rate resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to subsection 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year of the Borrower or the 90th day after the end of each fiscal year of the Borrower, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than or equal to 3.25 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Leverage Ratio shall for the purposes of this definition be deemed to be greater than 3.25 to 1.00. Each determination of the Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Average Total Indebtedness, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                   Schedule 1
  Lenders; Revolving Credit Commitments; Revolving Credit Commitment Percentage

Revolving Credit Commitments (in US$)

                                                                                              Revolving
                                           Facility B/  Facility C/  Facility D/                Credit
                             Facility A    Sterling     Australian   Canadian                 Commitment
        Lender               Commitment    Commitment   Commitment   Commitment      Total    Percentage
--------------------------  ------------  ------------  -----------  -----------  ----------  ----------
Bank of America, N.A.          5,000,000    50,000,000            0            0  55,000,000     5.50%

The Bank of New York          32,500,000             0            0            0  32,500,000     3.25%

Bank of                       55,000,000             0            0            0  55,000,000     5.50%
Tokyo-Mitsubishi Trust
Company

Bank of Montreal/Harris       30,000,000             0            0   25,000,000  55,000,000     5.50%
N.A.

BNP Paribas                   20,000,000    35,000,000            0            0  55,000,000     5.50%

Calyon New York Branch        17,500,000    15,000,000            0            0  32,500,000     3.25%

Citicorp North America,        5,000,000    50,000,000            0            0  55,000,000     5.50%
Inc.

Citizens Bank of              17,500,000    15,000,000            0            0  32,500,000     3.25%
Pennsylvania

Comerica                      15,000,000    7,500,000             0            0  22,500,000     2.25%

CoBank, ACB                   55,000,000             0            0            0  55,000,000     5.50%

Farm Credit Bank of           32,500,000             0            0            0  32,500,000     3.25%
Texas

Fifth Third Bank              32,500,000             0            0            0  32,500,000     3.25%

1st  Farm Credit              22,500,000             0            0            0  22,500,000     2.25%
Services, PCA

Fortis Capital Corp.          32,500,000             0            0            0  32,500,000     3.25%

JPMorgan Chase Bank,                   0    45,000,000   25,000,000            0  70,000,000     7.00%
N.A.

LaSalle Bank, N.A.            22,500,000             0            0            0  22,500,000     2.25%

Mizuho Corporate Bank,        22,500,000    10,000,000            0            0  32,500,000     3.25%
Ltd.

National City Bank            32,500,000                          0            0  32,500,000     3.25%

The Northern Trust            10,000,000    5,000,000             0            0  15,000,000     1.50%
Company

People's Bank                 15,000,000             0            0            0  15,000,000     1.50%

Cooperatieve Centrale         30,000,000    25,000,000            0            0  55,000,000     5.50%
Raiffeisen-Boerenleenbank,
B.A. "Rabobank
International" New York
Branch

The Bank of Nova Scotia        5,000,000    17,500,000            0   10,000,000  32,500,000     3.25%

Sumitomo Mitsui Banking       32,500,000             0            0            0  32,500,000     3.25%
Corporation

SunTrust Bank                 30,000,000    25,000,000            0            0  55,000,000     5.50%

UFJ Bank Limited             22,500,000              0            0            0  22,500,000     2.25%

U.S. Bank National            45,000,000             0            0            0  45,000,000     4.50%
Association
                            ------------  ------------  -----------  -----------  ----------      ---
TOTAL                       $640,000,000  $300,000,000  $25,000,000  $35,000,000  $1,000 (MM)     100%
                            ------------  ------------  -----------  -----------  ----------      ---

                                  Schedule 1.2
                       Non-Guarantor Domestic Subsidiaries

Scotts Global Services, Inc., a Nevada corporation
SMGM LLC, an Ohio limited liability company
SMG Brands, Inc., a Delaware corporation
Custom Lawn Care Service, Inc., a Pennsylvania corporation

                                  Schedule 4.1
                          Certain Financial Information

SUMMARY OF CURRENT CURRENCY SWAPS OF THE SCOTTS MIRACLE-GRO COMPANY

                          USD AMOUNT   LOCAL CURRENCY    INCEPTION  SWAP MATURITY     INSTITUTION
                         -----------  -----------------  ---------  -------------  ------------------

Scotts Treasury EEIG     $21,659,454  (euro) 17,947,841  21-Jul-05    22-Aug-05    National City Bank
Scotts Treasury EEIG      12,684,557  (euro) 10,521,364  21-Jul-05    11-Aug-05    Fifth Third Bank
Scotts Treasury EEIG      13,836,796  (euro) 11,471,394  21-Jul-05    22-Aug-05    Fifth Third Bank
Scotts Treasury EEIG       6,019,293  (euro)  4,990,295  21-Jul-05    22-Aug-05    Fifth Third Bank
Scotts Treasury EEIG       6,377,761  (euro)  5,288,052  21-Jul-05    22-Aug-05    Citizens Bank
                         -----------  -----------------
            Total        $60,577,861  (euro) 50,218,946

Scotts Holdings Limited  $17,722,888  (pound)10,122,737  21-Jul-05    22-Aug-05    Fifth Third Bank
Scotts Holdings Limited    7,041,966  (pound) 4,022,142  21-Jul-05    22-Aug-05    Fifth Third Bank
Scotts Holdings Limited   17,930,471  (pound)10,246,276  21-Jul-05    22-Aug-05    National City Bank
Scotts Holdings Limited   15,885,737  (pound) 9,076,527  21-Jul-05    11-Aug-05    Citizens Bank
Scotts Holdings Limited   15,897,000  (pound) 9,078,293  21-Jul-05    22-Aug-05    Citizens Bank
                         -----------  -----------------
            Total        $74,478,062  (pound)42,545,975

EUR to USD currency swaps totaling approximately $150,000,000 mature on July 21, 2005 as part of the inception of the Revolving Credit Agreement.

GBP to USD currency swaps totaling approximately $50,000,000 mature on July 21, 2005 as part of the inception of the Revolving Credit Agreement.

SUMMARY OF CURRENCY FORWARDS OF THE SCOTTS MIRACLE-GRO COMPANY

            None

SUMMARY OF CURRENT INTEREST RATE SWAPS OF THE SCOTTS MIRACLE-GRO COMPANY

  INSTITUTION         AMOUNT    START DATE   END DATE  RATE FIXING
----------------  ------------  ----------  ---------  -----------
Bank of Montreal    50,000,000  28-Nov-03   28-Nov-08    3.5480%
Bank of Tokyo       40,000,000  28-Nov-03   28-Nov-08    3.5650%
Fleet               10,000,000  28-Nov-03   28-Nov-08    3.5650%
BNP Paribas         10,000,000  28-Nov-03   28-Nov-07    3.2200%
JP Morgan Chase     15,000,000  28-Nov-03   28-Nov-06    2.7625%
                  ------------
          Total   $125,000,000

The original counterparty to these interest rate swaps was The Scotts Company.

SUMMARY OF OUTSTANDING LETTERS OF CREDIT FOR THE SCOTTS MIRACLE-GRO COMPANY (IN 000's)

LETTER'S OF CREDIT     AMOUNT    MATURITY              BENEFICIARY
------------------  -----------  ---------  ----------------------------------
    B620440         $   420,083  30-Sep-05  ZHEJIANG CEREALS,OILS AND

    B695412             747,158  31-Oct-05  DIETHELM SCANSTYLE PTE LTD

    B695429             147,623  10-Nov-05  CV JAMRUD, JL

    B695430             507,817  12-Nov-05  HADINATA BROTHERS AND CO, PT

    B695974             350,593  15-Jan-06  PT DWIPAPURI ASRI

    B696527             72,658   08-Aug-05  PARKER INTERNATIONAL

    P200765             602,500  30-Apr-06  THE PROVIDENT BANK, AS TRUSTEE

    P218576             744,000  30-Sep-05  LUMBERMENS MUTUAL CASUALTY COMPANY

    P224253             10,302   01-May-06  OHIO ENVIRONMENTAL PROTECTION

    P234324             145,809  28-Jan-06  STATE OF FLORIDA, DEPARTMENT OF

    P238657           6,158,141  30-Sep-05  ARGONAUT INSURANCE CO.

  TBTI672040       30,925  01-Jul-05  FUJIAN EXTERNAL LABOR SERVICES

  TBTI673183      207,843  15-Oct-05  KRISTALYA

  TBTS672219      100,000  30-Sep-05  APPLEBEE EXPORT B.V.

  T217922         450,000  30-Sep-05  CITY OF SPOKANE, SOLID WASTE

  T237913           9,000  23-Nov-05  S.C. Dept of Health

  T244095         333,240  19-Apr-06  OHIO ENVIRONMENTAL PROTECTION

  T296770         450,000  30-Sep-05  CITY OF GREENSBORO

  430736018     4,054,568  30-Sep-05  ACE American Insurance Co.
              -----------
TOTAL         $15,542,261

                                  Schedule 4.5
                                   Litigation

The Scotts Miracle-Gro Company (the "Company") is not presently aware of any litigation which would constitute an exception to the representation contained in subsection 4.5. However, the Company identifies in the Notes to its Consolidated Financial Statements and in its filings with the Securities and Exchange Commission the more significant of its identified contingencies, including certain lawsuits and administrative proceedings. The following details the contingencies that were identified in the Company's most recent Quarterly Report on Form 10-Q filed May 12, 2005, updated through July 12, 2005. As used herein, "we", "us" and "our" refers to the Company and its subsidiaries.

      ENVIRONMENTAL MATTERS

In June 1997, the Ohio EPA initiated an enforcement action against us with respect to alleged surface water violations and inadequate treatment capabilities at our Marysville, Ohio facility and seeking corrective action under the federal Resource Conservation and Recovery Act. The action related to discharges from on-site waste water treatment and several discontinued on-site disposal areas. The waste water discharges were re-directed to the City of Marysville system in 1998. The on-site disposal areas date back to the early operations of the Marysville facility and are areas that we had already been assessing and, in some cases, restoring, on a voluntary basis. On December 3, 2001, an agreed judicial Consent Order was submitted to the Union County Common Pleas Court and was entered by the court on January 25, 2002.

Pursuant to the Consent Order, we paid a $275,000 fine and must satisfactorily restore the site such that we eliminate exposure to waste materials historically disposed of at the Marysville site. We completed an updated evaluation of our expected liability related to this matter based on the fine paid and restoration actions that we have taken and expect to take in the future. As a result, we accrued an additional $3.0 million in the third quarter of fiscal 2002 to increase our reserve based on the then latest estimates.

On October 18, 2004, an agreed judicial Consent Decree was entered by the court as a result of not obtaining a permit from the Philadelphia District of the U.S. Army Corps of Engineers for prior peat harvesting operations at our Lafayette, New Jersey facility. The Consent Decree requires minor mitigation efforts and annual monitoring through 2009 as well as payment of a $50,000 civil penalty.

We are also addressing remediation concerns raised by the Environment Agency of the United Kingdom with respect to emissions to air and groundwater at our Bramford (Suffolk), United Kingdom facility. We have reserved for our estimates of probable losses to be incurred in connection with this facility.

At April 2, 2005, $5.2 million was accrued for the environmental site remediation and regulatory matters described herein. Most of the costs accrued as of the end of the current fiscal quarter, are expected to be paid in fiscal 2005 and 2006; however, payments could be made for a period thereafter. During the first six months of fiscal 2005, we have expensed approximately $1.6 million related to environmental matters, compared with approximately $3.3 million in environmental expenditures for all of fiscal 2004.

We believe that the amounts accrued as of the end of the current fiscal quarter are adequate to cover our known environmental exposures based on current facts and estimates of likely outcomes. However, the adequacy of these accruals is based on several significant assumptions:

      -- that we have identified all of the significant sites that must be restored;

      -- that there are no significant conditions of potential contamination that are unknown to us; and

      -- that with respect to the agreed judicial Consent Order in Ohio, that historical wastes can be left in place rather than having to be removed and only specific stream segments will require remediation/restoration as opposed to the entire stream.

If there is a significant change in the facts and circumstances surrounding these assumptions, it could have a material impact on the ultimate outcome of these matters and our results of operations, financial position and cash flows.

      LEGAL PROCEEDINGS

As noted in the discussion above under "Environmental Matters," we are involved in several pending environmental matters. We believe that our assessment of contingencies is reasonable and that related reserves, in the aggregate, are adequate; however, there can be no assurance that the final resolution of these matters will not have a material adverse affect on our results of operations, financial position and cash flows.

Pending material legal proceedings are as follows:

AGREVO ENVIRONMENTAL HEALTH, INC.

On June 3, 1999, AgrEvo Environmental Health, Inc. ("AgrEvo") (which subsequently changed its name to Aventis Environmental Health Science USA LP) filed a complaint in the U.S. District Court for the Southern District of New York (the "New York Action"), against The Scotts Company, a subsidiary of The Scotts Company and Monsanto seeking damages and injunctive relief for alleged antitrust violations and breach of contract by The Scotts Company and its subsidiary and antitrust violations and tortious interference with contract by Monsanto. The Scotts Company purchased a consumer herbicide business from AgrEvo in May 1998. AgrEvo claims in the suit that The Scotts Company's subsequent agreement to become Monsanto's exclusive sales and marketing agent for Monsanto's consumer Roundup(R) business violated the federal antitrust laws. AgrEvo contends that Monsanto attempted to or did monopolize the market for non-selective herbicides and conspired with The Scotts Company to eliminate the herbicide The Scotts Company previously purchased from AgrEvo, which competes with Monsanto's Roundup(R). AgrEvo also contends that The Scotts Company's execution of various agreements with Monsanto, including the Roundup(R) Marketing Agreement, as well as The Scotts Company's subsequent actions, violated agreements between AgrEvo and The Scotts Company.

AgrEvo is requesting damages as well as affirmative injunctive relief, and seeking to have the court invalidate the Roundup(R) Marketing Agreement as violative of the federal antitrust laws. Under the indemnification provisions of the Roundup(R) Marketing Agreement, Monsanto and The Scotts Company each have requested that the other indemnify against any losses arising from this lawsuit.

On January 10, 2003, The Scotts Company filed a supplemental counterclaim against AgrEvo for breach of contract. The Scotts Company alleges that AgrEvo owes The Scotts Company for amounts that The Scotts Company overpaid to AgrEvo. The Scotts Company's counterclaim is now part of the underlying litigation. Recently, Monsanto settled with AgrEvo. The terms of that settlement are not known.

Trial was held from May 23, 2005 to June 13, 2005. The jury rejected all of AgrEvo's antitrust claims and all but one of AgrEvo's contract claims, a claim for non-payment of an invoice of approximately $194,000.

Scotts' counterclaim, seeking approximately $690,000 in damages from AgrEvo, was tried to the judge without a jury, and a decision on that claim is pending. Once the counterclaim is decided, the court will issue a final judgment.

Although The Scotts Company has prevailed extensively in the litigation with AgrEvo, the verdicts in The Scotts Company's favor are subject to appeal and possible further proceedings. If, upon appeal or otherwise, the above actions are determined adversely to The Scotts Company, the result could have a material adverse effect on The Scotts Company's results of operations, financial position and cash flows. The Scotts Company believes that it will continue to prevail in the AgrEvo matters and that any potential exposure that The Scotts Company may face cannot be reasonably estimated. Therefore, no accrual has been established related to the claims brought against The Scotts Company by AgrEvo. The Scotts Company believes it has adequate reserves recorded for the amounts it may ultimately be required to pay.

CENTRAL GARDEN & PET COMPANY

      THE SCOTTS COMPANY V. CENTRAL GARDEN, SOUTHERN DISTRICT OF OHIO

On June 30, 2000, The Scotts Company filed suit against Central Garden & Pet Company ("Central Garden") in the U.S. District Court for the Southern District of Ohio (the "Ohio Action") to recover approximately $24 million in accounts receivable and additional damages for other breaches of duty.

On April 22, 2002, a jury returned a verdict in favor of The Scotts Company of $22.5 million and for Central Garden on its remaining counterclaims in an amount of approximately $12.1 million. Various post-trial motions were filed. As a result of those motions, the trial court reduced Central Garden's verdict by $750,000, denied Central Garden's motion for a new trial on two of its counterclaims and granted the parties pre-judgment interest on their respective verdicts. On September 22, 2003, the court entered a final judgment, which provided for a net award to The Scotts Company of approximately $14 million, together with interest at 2.31% through the date of payment. Central Garden appealed and The Scotts Company cross-appealed from that final judgment. On April 12, 2005, the Sixth Circuit modified in part and affirmed the trial court's judgment. The judgment as modified and affirmed provided for a net award of approximately $15 million to the Company, which judgment was recently satisfied by Central.

U.S. HORTICULTURAL SUPPLY, INC. (F/K/A E.C. GEIGER, INC.)

On February 7, 2003, U.S. Horticultural Supply ("Geiger") filed suit against The Scotts Company in the U.S. District Court for the Eastern District of Pennsylvania. Geiger alleged claims of breach of contract, promissory estoppel, and a violation of federal antitrust laws, and seeks an unspecified amount of damages. Geiger's promissory estoppel claims have been dismissed. The parties have concluded discovery on the antitrust and breach of contract claims. At the conclusion of discovery, the Plaintiff withdrew its antitrust claim. On May 2, 2005, Scotts filed a Motion for Summary Judgment on the breach of contract claim. The motion is pending with the Court. No trial date has been set for the breach of contract claim.

On November 5, 2004, Geiger filed another suit against The Scotts Company in the U.S. District Court for the Eastern District of Pennsylvania. This complaint alleges that The Scotts Company conspired with another distributor, Griffin Greenhouse Supplies, Inc., to restrain trade in the horticultural products market, in violation of Sections 1 and 57 of the Sherman Antitrust Act. The Scotts Company moved to dismiss the suit on December 2, 2004, and the Court held oral argument on the Motion for March 18, 2005. The motion is currently pending with the Court.

The Scotts Company believes that all of Geiger's claims are without merit and intends to vigorously defend against them. If any of the above actions are determined adversely to The Scotts Company, the result could have a material adverse effect on The Scotts Company's results of operations, financial position and cash flows. Any potential exposure that The Scotts Company may face cannot be reasonably estimated. Therefore, no accrual has been established related to this matter.

THE SCOTTS COMPANY V. AVENTIS S.A. AND STARLINK LOGISTICS, INC.

On August 9, 2002, The Scotts Company filed suit against Aventis S.A. and its wholly-owned subsidiary Starlink Logistics, Inc. in the U.S. District Court for the Southern District of Ohio. In the complaint, The Scotts Company alleges it is entitled to injunctive and monetary relief arising from Aventis' and Starlink's interference with The Scotts Company's contractual right to purchase a company called TechPac, L.L.C. from one of Aventis' former subsidiaries, Aventis CropScience. The complaint alleges that pursuant to a contract between The Scotts Company and a predecessor-in-interest to Aventis CropScience, Aventis CropScience was obligated to make a bona fide offer to sell its interest in TechPac to The Scotts Company. The complaint further alleges that Aventis directed Aventis CropScience to make a belated sham offer to The Scotts Company and that later, upon the sale of Aventis CropScience to Bayer AG, Aventis transferred ownership of TechPac to Starlink, an act which has made it impossible for Aventis CropScience's successor-in-interest to make a bona fide offer to sell TechPac to The Scotts Company.

In this suit, The Scotts Company seeks to ensure that it is able to exercise its right to receive a bona fide offer to acquire TechPac, and The Scotts Company seeks to recover compensatory and punitive damages in an amount as yet undetermined for Aventis' and Starlink's interference with The Scotts Company's right to receive such an offer. On October 4, 2002, Starlink filed a motion to dismiss the complaint on jurisdictional grounds. On December 17, 2002, Aventis filed a similar motion. On April 23, 2004, the court dismissed the action without prejudice.

The Scotts Company appealed the dismissal to the United States Court of Appeals for the Sixth Circuit, where the appeal remains pending. In addition, The Scotts Company and certain subsidiaries filed an action against Aventis, Starlink and others, in the Court of Common Pleas of Union County, Ohio. The defendants removed that action to the United States District Court for the Southern District of Ohio, where it is currently pending as Civil Action No. 04-CV-352.

OTHER

The Scotts Company has been named a defendant in a number of cases alleging injuries that the lawsuits claim resulted from exposure to asbestos-containing products, apparently based on The Scotts Company's historic use of vermiculite in certain of its products. The complaints in these cases are not specific about the plaintiffs' contacts with The Scotts Company or its products. The Scotts Company in each case is one of numerous defendants and none of the claims seeks damages from The Scotts Company alone. The Scotts Company believes that the claims against it are without merit and is vigorously defending them. It is not currently possible to reasonably estimate a probable loss, if any, associated with the cases and, accordingly, no accrual or reserves have been recorded in The Scotts Company's consolidated financial statements. There can be no assurance that these cases, whether as a result of adverse outcomes or as a result of significant defense costs, will not have a material adverse effect on The Scotts Company, its financial condition or its results of operations.

The Scotts Company is reviewing agreements and policies that may provide insurance coverage or indemnity as to these claims and is pursuing coverage under some of these agreements, although there can be no assurance of the results of these efforts.

We are involved in other lawsuits and claims which arise in the normal course of our business. In our opinion, these claims individually and in the aggregate are not expected to result in a material adverse effect on our results of operations, financial position or cash flows.

                                  Schedule 4.8
                                  Subsidiaries

                SUBSIDIARIES OF THE SCOTTS MIRACLE-GRO COMPANY(1)

SMG Brands, Inc., a Delaware corporation
SMGM LLC, an Ohio limited liability company
The Scotts Company LLC, an Ohio limited liability company
      Smith & Hawken, Ltd., a Delaware corporation
      EG Systems, Inc., an Indiana corporation
         Custom Lawn Care Service, Inc., a Pennsylvania corporation(2)
      Swiss Farms Products, Inc., a Delaware corporation
      Hyponex Corporation, a Delaware corporation
      OMS Investments, Inc., a Delaware corporation
         Scotts Temecula Operations, LLC, a Delaware limited liability company Sanford Scientific, Inc., a New York corporation
      Scotts Global Services, Inc., a Nevada corporation
      Scotts-Sierra Horticultural Products Company, a California corporation
         Scotts-Sierra Crop Protection Company, a California corporation Scotts-Sierra Investments, Inc., a Delaware corporation
                  #Scotts de Mexico SA de CV (Mexico)
                  #Scotts Australia Pty Limited (Australia)
                  #Scotts Canada Ltd. (Canada)
                  #Scotts Sweden AB (Sweden)
                  #The Scotts Company (Nordic) AS (Denmark)
                  #Scotts Norway AS (Norway)
                  #Scotts Holdings Limited (United Kingdom)
                     #Scotts Horticulture Limited (Ireland)
                     #Levington Group Limited (United Kingdom)
                         #The Scotts Company (UK) Limited (United Kingdom)
                           #The Scotts Company (Manufacturing) Limited (United
                            Kingdom)
                  #OM Scott International Investments Limited (United Kingdom)
                           *#Scotts Italia S.r.l. (Italy) (5% owned by a
                              non-voting nominated party)
                           #Corwen Home and Garden Ltd. (United Kingdom)
                           #Scotts International BV (Netherlands)
                               #Scotts Profi HGmbH. (Austria)
                               #Scotts Deutschland GmbH (Germany)
                               #Scotts O.M. Espana, SA (Spain)
                  #Scotts Finland OY (Finland)
                  *#Scotts Benelux BVBA (Belgium) (1 share owned by a non-voting nominated party)
                  #ASEF BV (Netherlands)
                  #The Scotts Company Italia S.r.l. (Italy)
                  #The Scotts Company Kenya Ltd. (Kenya)
                  #Scotts France Holdings SARL (France)
                           #Scotts France SARL (France) (99.9981% ownership) #Scotts France SAS (France) (99.97% by Scotts France
                                    Holdings SARL and 0.03% by Scotts France
                                    SARL)

-------------

(1)   *     Not wholly-owned

      #     Foreign

(2)   This company is inactive and is in the process of being dissolved.

                  #Scotts Poland Sp.z.o.o. (Poland)
                  #Scotts Holding GmbH (Germany)
                           #Scotts Celaflor GmbH & Co. KG (Germany)
                           #Scotts Celaflor HGmbH (Austria)
                  #Scotts PBG Malaysia Sdn. Bhd. (Malaysia)
                  #Scotts Czech s.r.o. (Czech Republic)
                  #Scotts Hungary KFT (Hungary)
                  *#Scotts Japan, Ltd. (Japan) (51% ownership)
                  #Scotts Chile Limitada (Chile)
      Scotts Products Co., an Ohio corporation
      Scotts Professional Products Co., an Ohio corporation
      Scotts Manufacturing Company, a Delaware corporation
         Miracle-Gro Lawn Products, Inc., a New York corporation

                                  Schedule 4.11
                              Certain Transactions

1. Purchases of any security as part of or in connection with a Permitted Acquisition.

2. Repurchases or redemptions of the Borrower's Capital Stock and payment of dividends permitted by Section 7.14.

3.    Redemptions of certain Indebtedness permitted by Section 7.15.

4.    Any use of proceeds permitted by Section 2.19.

5.    Any use of proceeds otherwise contemplated or permitted by the Agreement.

                                Schedule 4.19(ii)
                                 Certain Filings

The Scotts Miracle-Gro Company:

      Ohio Secretary of State

The Scotts Company LLC:

      Ohio Secretary of State

Scotts Manufacturing Company:

      Delaware Secretary of State

Scotts-Sierra Horticultural Products Company:

      California Secretary of State

OMS Investments, Inc.:

      Delaware Secretary of State

Scotts-Sierra Investments, Inc.:

      Delaware Secretary of State

                               Schedule 4.19(iii)
                       Perfection of Foreign Stock Pledges

                    DOCUMENT                                                ACTION
                    --------                                                ------
Share Pledge granted by Scotts Sierra Investments       Execution before a notary in Amsterdam and
Inc over the shares of Asef B.V.                        registration in the shareholders register of
                                                        Asef B.V.

Share Pledge granted by Scotts Sierra Investments       Execution before a notary (in either Switzerland
Inc. over the shares of Scotts Holding GmbH             or Germany)

Share Pledge granted by Scotts Sierra Investments       Registration in the shareholders register of
Inc. over the shares of Scotts Benelux BVBA             Scotts Benelux BVBA

Share Pledge granted by Scotts Sierra Investments       Registration with the French tax authorities and
Inc. over the shares of Scotts France Holdings SARL     notification by bailiff on Scotts France Holding
                                                        SARL

                                 Schedule 5.1(b)
                           Foreign Subsidiary Pledges

A. SCHEDULE OF CAPITAL STOCK OF FOREIGN SUBSIDIARIES PLEDGED BY DOMESTIC SUBSIDIARIES

Borrower shall use commercially reasonable efforts to effect the following pledges within 60 days after the Closing Date.

        Name of Domestic                                                        Percentage of Capital
          Subsidiaries                Name of Foreign Subsidiary                    Stock Pledged
-------------------------------  --------------------------------------  -----------------------------------
Scotts-Sierra Investments, Inc.  Scotts Australia Pty Limited (provided     65% of Voting Capital Stock to
                                 that delivery of this pledge is         secure obligations of Scotts-Sierra
                                 contingent upon confirmation from         Investments, Inc./ 65% of Voting
                                 Australian tax authorities that the      Capital Stock to secure borrowings
                                 applicable Australian stamp duty will          of Foreign Subsidiary
                                 not be based on the total aggregate
                                 amount of the Facility)

                                 Scotts Canada Limited                      65% of Voting Capital Stock to
                                                                         secure obligations of Scotts-Sierra
                                                                          Investments, Inc./ 100% of Voting
                                                                          Capital Stock to secure borrowings
                                                                                of Foreign Subsidiary

                                 Scotts Holdings Limited                   100% of Capital Stock to secure
                                                                             obligations of Scotts-Sierra
                                                                                   Investments Inc.

                                 Scotts Benelux BVBA                       100% of Capital Stock to secure
                                                                             obligations of Scotts-Sierra
                                                                          Investments Inc. (one share being
                                                                              pledged separately by OMS
                                                                                  Investments, Inc.)

                                 ASEF B.V.                                 100% of Capital Stock to secure
                                                                             obligations of Scotts-Sierra
                                                                                   Investments Inc.

                                 Scotts France Holdings SARL               100% of Capital Stock to secure
                                                                             obligations of Scotts-Sierra
                                                                                   Investments Inc.

                                 Scotts Holding GmbH                       100% of Capital Stock to secure
                                                                             obligations of Scotts-Sierra
                                                                                   Investments Inc.

B. SCHEDULE OF CAPITAL STOCK OF SUBSIDIARIES PLEDGED WITH RESPECT TO FOREIGN SUBSIDIARY BORROWERS

                                   Name of Subsidiary
      Name of Foreign              Whose Capital Stock                    Percentage of Owned
    Subsidiary Borrower              is to be Pledged                     Capital Stock Pledged
----------------------------  ----------------------------  ------------------------------------------------
Scotts Holdings Limited       Levington Group Limited         100% of Capital Stock to secure borrowings of
                                                                         Scotts Holdings Limited

                              O M Scott International         65% of Capital Stock to secure borrowings of
                              Investments Ltd.                           Scotts Holdings Limited

The Scotts Company (UK) Ltd.  The Scotts Company            65% of Capital Stock to secure borrowings of The
                              (Manufacturing) Limited                   Scotts Company (UK) Ltd.

The Scotts Company (UK) Ltd.  The Scotts Company (UK) Ltd.     100% of Capital Stock pledged by Levington
                                                            Group Limited to secure borrowings of The Scotts
                                                                             Company (UK) Ltd.

                                 Schedule 5.1(g)
                                   Proceedings

              None, except as otherwise disclosed in Schedule 4.5.

                                Schedule 5.3(iii)
                          Certain Required Recordations

                    DOCUMENT                                         ACTION
                    --------                                         ------
1.  Scotts France Holdings SARL Share Pledge          Notarisation, registration and notification
                                                      by bailiff

2.  Scotts Holding GmbH Share Pledge                  Notarisation

3.  Scotts Benelux BVBA Share Pledge                  Registration

4.  ASEF B.V. Share Pledge                            Notarisation and registration

                                  Schedule 6.13
                            Foreign Pledge Agreements

See Schedule 5.1(b) which lists those foreign pledges that will be delivered post-closing.

                                 Schedule 7.1(i)
                         Existing Liens and Encumbrances

1. All of the UCC filings described in the summary of lien searches provided to the Administrative Agent on July 20, 2005 and July 21, 2005.

2. Liens of lessors under capital leases in the amount of $.228 million, as described in Schedule 7.5(c).

3. The following liens on the assets of Foreign Subsidiaries:

Levington Horticulture Limited        Standard Security presented for
                                      registration in Scotland in favour of
                                      National Westminster Plc (as Security
                                      Trustee for itself and the beneficiaries) dated 22 July 1992

O.M. Scott & Sons Ltd.                Deed of Charge over Credit Balances in
                                      favour of Barclays Bank Plc dated 14
                                      December 1992

4. Liens permitted by Section 7.1(k) of the December 4, 1998 Credit Agreement; provided that the Indebtedness secured by such liens has been paid in full.

                                Schedule 7.2(iii)
                               Existing Guarantees

      1. Guarantee by The Scotts Company of certain obligations of E.G. Systems, Inc. d/b/a Scotts LawnService as described below:

Liqui Green - Spraying (Peoria)                       $  131,650
Liqui Green - Lawn Care Corp.                         $  550,000
Custom Care Lawn - Pittsburgh                         $  510,000
Custom Care - Reading                                 $  600,000
All Pro Enviro Services (Nutri-Lawn - Seattle)        $2,550,000
Guaranteed Scotts LawnService Leases                  $  577,947
                                                      ----------
                  Subtotal                            $4,919,597
                                                      ==========

      2. Springing guarantee in the amount of $945,000, by The Scotts Company for lease of manufacturing equipment used for the production and packaging of certain Scotts products in Europe, which equipment is leased by Peltracom Potgrand Divisie N.V., as lessee, from KBC Bank and DeLage Landen, as lessors.

      3. Guarantees by The Scotts Company of the following foreign subsidiary transactions:

            Heller lease in Switzerland          $119,589

      4. Parent guarantee supporting a euro denominated bank line of credit extended to Scotts France SAS. The July 19, 2005 available balance of such bank line of credit was U.S.$4,244,286 using a euro to dollars exchange rate of 1.20.

      5. Guarantee of Performance, dated March 18, 2005, of E.G. Systems, Inc. under its franchise registrations in the States of California, Hawaii, Illinois, Indiana, Maryland, Michigan, Minnesota, New York, North Dakota, Rhode Island, South Dakota, Virginia, Washington and Wisconsin and under its Scotts LawnService Franchise Agreements with franchisees, which guarantee continues in effect until E.G. Systems, Inc. has satisfied all of its obligations under the state franchise registrations and the Scotts LawnService Franchise Agreements. Maximum exposure at any one time is estimated to be ten franchisee set-ups at $10,000 per set-up, or $100,000.

Total guarantees for The Scotts Company = $10,328,472

                                 Schedule 7.5(c)
                              Existing Indebtedness

      1. All Working capital lines of credit currently available to any Foreign Subsidiaries, in an aggregate amount not to exceed the Dollar Equivalent of $25,000,000.

      2. All outstanding letters of credit, interest rate swap hedging instruments, and foreign currency exchange hedging agreements that are listed on Schedule 4.1.

      3.    All synthetic leases described below:

                         AMOUNT     TERM   MATURITY     LESSOR
                       -----------  ----  ----------  ----------
The Scotts Company     $12,900,000  5-yr  08/30/2008  Fleet Bank
The Scotts Company     $ 5,846,230  8-yr  12/29/2009  Fleet Bank
                       -----------
         Total         $18,746,230

      4. Various capital leases totaling approximately $.228 million, consisting primarily of computer equipment and software.

      5. Deferred purchase obligations totaling approximately $8.65 million for various acquisitions for EG Systems, Inc. d/b/a Scotts LawnService.

                                  Schedule 7.9
                               Sale and Leaseback

As of May 1, 2000, certain real property located in Marysville including The Scotts Miracle-Gro Company headquarters building, research building and parcel "C" (a test plot) were transferred to The State of Ohio Department of Development, who immediately leased it to the Community Improvement Corporation of Union County, who then immediately subleased it to The Scotts Company. A partial release of the JPMorgan Chase Bank mortgage was recorded releasing the subject property.

                                  Schedule 10.2
                                     Notices

1.        Bank of America, N.A.
          231 South La Salle St., 10th Floor
          Chicago, IL 60697
          Attn: Sharon Burks Horos
          312-828-2149

2.        Bank of Montreal
          4th Floor, 1 First Canadian Place
          Toronto, Ontario M5X 1H3
          Attn: Ben Ciallella
          416-359-6816

          Harris N.A.
          111 W. Monroe St., 20 West
          Chicago, IL 60603
          Attn: Bradley Pierce
          312-461-6756

3.        The Bank of New York
          One Wall Street-21st Floor
          New York, NY 10286
          Attn: Kenneth R. McDonnell
          212-635-1066

4.        Bank of Tokyo-Mitsubishi Trust Company
          1251 Avenue of the Americas
          New York, NY 10020-1104
          Attn: Andrew Green
          212-782-4303

5.        BNP Paribas
          209 South La Salle, Suite 500
          Chicago, IL 60604
          Attn: Deanna Cook
          312-977-2233

6.        Calyon Corporate and Investment Bank
          227 West Monroe St., Suite 3800
          Chicago, IL 60606
          Attn: Joseph Philbin
          312-220-7310

7.        Citicorp North America, Inc.
          233 South Wacker Drive - 86th Floor
          Chicago, IL 60606
          Attn: Rich Levin
          312-876-3260

          w/ a copy sent to:
          Citicorp North America, Inc.
          Loan Administration
          2 Penns Way
          New Castle, DE
          Attn: Carolyn Figueroa
          302-894-6089

8.        Citizens Bank of Pennsylvania
          525 William Penn Plaza, Suite 2910

          Pittsburgh, PA 15259
          Attn: Dwayne Finney
          412-867-2425

9.        CoBank, ACB
          5500 South Quebec Street
          Greenwood Village, CO 80111
          Attention: Antonette C. Leflar
          303-740-4172

10.       Comerica
          500 Woodward Ave.
          Detroit, MI 48226
          MC3268
          Attn: Scott Kowalski
          313-222-9452

11.       Farm Credit Bank of Texas
          4801 Plaza on the Lake Dr.
          Austin, TX 78746
          Attn: Luis Requejo
          512-465-0774

12.       Fifth Third Bank
          21 East State St.
          MD: 468371
          Columbus, OH 43215
          Attn: Christopher Jones
          614-744-5982

13.       1st  Farm Credit Services, PCA
          1560 Wall Street, Suite 221
          Naperville, IL 60563
          Attn: Dale Richardson
          630-527-6426

14.       Fortis Capital Corp.
          301 Tressler Blvd.
          9th Floor
          Stamford, CT 06901
          Attn: John Spillane
          203-705-5802

15.       JPMorgan Chase Bank, N.A.
          270 Park Avenue
          New York, NY 10017
          Attn: Randolph Cates
          212-270-8997

16.       LaSalle Bank, N.A.
          312 Walnut Street, Suite 2450
          Cincinnati, OH 45202
          Attn: Cynthia Gray
          513-368-4641

17.       Mizuho Corporate Bank, Ltd.
          1251 Avenue of the Americas
          New York, NY 10020
          Attn: Azlan S. Ahmad
          212-282-3414

18.       National City Bank
          Columbus Paza
          155 East Broad St.
          Columbus, OH 43251
          Attn: Thomas Redmond
          614-463-8540

19.       The Northern Trust Company
          50 South LaSalle Street
          Chicago, IL 60675
          Attn: Dave Sullivan
          312-444-2287

20.       People's Bank
          National Credits Department
          Bridgeport Center, 850 Main Street
          Bridgeport, CT 06604
          Attn: George Paik
          203-338-3563

21.       Rabobank International
          New York Branch - 37th Floor
          245 Park Avenue
          New York, NY 10167
          Attn: Rebecca Morrow
          212-916-3743

22.       The Bank of Nova Scotia
          600 Peachtree Street, N.E.. Suite 2700
          Atlanta, GA 30308
          Attn: George Wong
          404-877-1556

23.       Sumitomo Mitsui Banking Corporation
          277 Park Ave.
          New York, NY 10172
          Attn: Bill Vukovich
          212-224-4015

24.       SunTrust Bank
          401 North Michigan Ave.
          Suite 1200
          Chicago, IL 60611
          Attn: Molly Drennan
          312-840-7982

25.       UFJ Bank Limited
          55 East 52nd St.
          New York, NY 10055
          Attn: Russell Bohner
          212-339-6202

26.       U.S. Bank National Association
          175 South Third St. 4th Floor
          Columbus, OH 43215-5134
          Attn: Bob Friend
          614-232-2249

                                                                       EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Revolving Credit Agreement, dated as of July 21, 2005, by and among The Scotts Miracle-Gro Company, an Ohio corporation (the "Borrower" or "Scotts"), the subsidiaries of the Borrower from time to time parties thereto (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, CoBank, ACB, Harris, N.A., Rabobank International, and Suntrust Bank, as Documentation Agents and JPMorgan Chase Bank, N.A., as agent for the Lenders thereunder (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

            __________ (the "Assignor") and __________ (the "Assignee") agree as follows:

            The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

            1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

            2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note(s) held by it, if any, evidencing the Assigned Facilities, which Notes(s) the Administrative Agent promptly will return to the Borrower or relevant Subsidiary Borrower, and, if applicable, requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on or after the Effective Date) and

            3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

            4. The effective date of this Assignment and Acceptance shall be Effective Date of the Assignment described on Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

            5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

            6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) to the extent provided in this Assignment and Acceptance, the rights of the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the the Credit Agreement.

            7. This Assignment and Acceptance shall be governed by and construed and interpreted in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1

      to Assignment and Acceptance relating to the Revolving Credit Agreement dated as of July 21, 2005, among the Borrower, the Subsidiary Borrowers, the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Name of Assignor:

Name of Assignee:

      [(a) Assignee is a Lender Affiliate of: _________________](1)

      [(b) Assignee is an Approved Fund administered or managed by:
______________](2)

Effective Date of Assignment:

     Credit                    Principal
Facility Assigned          Amount Assigned(3)           Commitment Percentage Assigned
-----------------          ------------------           ------------------------------

[NAME OF ASSIGNOR],
as Assignor

By: _____________________
    Name:
    Title:

[NAME OF ASSIGNEE],
as Assignee

By: _____________________
    Name:
    Title:

-------------------

(1)   To be completed by the Assignee if applicable.

(2)   To be completed by the Assignee if applicable.

(3) In Dollars, euros, Sterling, Canadian Dollars, Australian Dollars or Optional Currencies, as applicable.

JPMORGAN CHASE, N.A.,
as Administrative Agent [and Issuing Lender]

By: _____________________
    Name:
    Title:

[NAME OF ISSUING LENDER](4),
as Issuing Lender

By: _____________________
    Name:
    Title:

[Consented To:

THE SCOTTS MIRACLE-GRO COMPANY

By:_________________________
   Name:
   Title:](5)

------------------
(4)   Include if the Issuing Lender is a Lender other than JPMorgan Chase Bank,
      N.A.

(5)   Include if applicable.

                                                                       EXHIBIT C

                FORM OF SWING LINE LOAN PARTICIPATION CERTIFICATE

                    [Letterhead of JPMorgan Chase Bank, N.A.]

[Name of Lender]
[Address of Lender]

Dear Sirs:

Pursuant to subsection 2.3(c) of the Revolving Credit Agreement, dated as of July 21, 2005, by and among The Scotts Miracle-Gro Company, an Ohio corporation (the "Borrower" or "Scotts"), the subsidiaries of the Borrower from time to time parties thereto (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, CoBank, ACB, Harris, N.A., Rabobank International, and Suntrust Bank, as Documentation Agents and JPMorgan Chase Bank, N.A., a New York banking corporation, as agent for the Lenders thereunder (in such capacity, the "Administrative Agent"), the undersigned hereby acknowledges receipt from you on the date hereof of [AMOUNT IN WORDS] DOLLARS [OR DOLLAR EQUIVALENT] AND [AMOUNT IN WORDS] CENTS ($__________) as payment for a participating interest in the following Swing Line Loan:

Date of Swing Line Loan: ___________________________________

Principal Amount of Swing Line Loan: _________________________

Facility to which Swing Line Loan Will Be Applied: ________________

Very truly yours,

[NAME OF SWING LINE LENDER]

By: _______________________
    Name:
    Title:

                                                                       EXHIBIT D

                     FORM OF U.S. TAX COMPLIANCE CERTIFICATE

            Reference is made to the Loan(s) held by the undersigned pursuant to the Revolving Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), dated as of July 21, 2005, by and among The Scotts Miracle-Gro Company, an Ohio corporation (the "Borrower" or "Scotts"), the subsidiaries of the Borrower from time to time parties thereto (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, CoBank, ACB, Harris, N.A., Rabobank International, and Suntrust Bank, as Documentation Agents and JPMorgan Chase Bank, N.A., a New York banking corporation ("JPMCB"), as agent for the Lenders thereunder (in such capacity, the "Administrative Agent"). The undersigned hereby certifies under penalty of perjury that:

            (1) The undersigned is the beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) registered in its name;

            (2) The income from the Loan(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

            (3) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

            (4) The undersigned is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

            (5) The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

            We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8ECI. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrower (for the benefit of each of the Borrower, the Subsidiary Borrowers and the Administrative Agent) in writing within thirty days of such change and (2) the undersigned shall furnish the Borrower (for the benefit of each of the Borrower, the Subsidiary Borrowers and the Administrative Agent) a properly completed and currently effective certificate in either the calendar year in which payment is to be made by any of the Subsidiary Borrowers to the undersigned, or in either of the two calendar years preceding such payment.

            Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                               [NAME OF LENDER]

                                               By:_____________________________
                                                  Name:
                                                  Title:

                                               [Address]

Dated: ____________, 200_

                                                                       EXHIBIT E

                     FORM OF COMMITMENT INCREASE SUPPLEMENT

      SUPPLEMENT, dated __________ to the Revolving Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of July 21, 2005, by and among The Scotts Miracle-Gro Company, an Ohio corporation (the "Borrower"), the subsidiaries of the Borrower from time to time parties thereto (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, CoBank, ACB, Harris, N.A., Rabobank International, and Suntrust Bank, as Documentation Agents and JPMorgan Chase Bank, N.A., a New York banking corporation (together with its banking affiliates, as agent for the Lenders (in such capacity, the "Administrative Agent").

                                  WITNESSETH:

      WHEREAS, the Credit Agreement provides in subsection 2.23(a) thereof that any Lender to which a commitment increase is offered may increase the amount of its Revolving Credit Commitment in respect of each or any of the Revolving Credit Facilities by executing and delivering to the Borrower, the Subsidiary Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

      WHEREAS, the undersigned now desires to increase the amount of its Revolving Credit Commitment under the Credit Agreement;

      NOW, THEREFORE, the undersigned hereby agrees as follows:

            1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrower, the Subsidiary Borrowers and the Administrative Agent it shall have its Revolving Credit Commitment increased by $_________ [or Dollar equivalent] thereby making the amount of its Revolving Credit Commitment $_______ [or Dollar equivalent] in respect of [FACILITY].

            2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

      IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                               [INSERT NAME OF REVOLVING
                                               CREDIT LENDER]

                                               By: ____________________________
                                                   Name:
                                                   Title:

Accepted this _____ day of
______________________, ________.

THE SCOTTS MIRACLE-GRO COMPANY

By: __________________________
    Name:
    Title:

SCOTTS TREASURY EEIG

By: __________________________
    Name:
    Title

Accepted this ____ day of
_______________, 200__.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: __________________________
    Name:
    Title:

                                                                       EXHIBIT F

                          FORM OF NEW LENDER SUPPLEMENT

            SUPPLEMENT, dated _________________, to the Revolving Credit Agreement dated as of July 21, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined unless otherwise defined), by and among The Scotts Miracle-Gro Company, an Ohio corporation (the "Borrower"), the subsidiaries of the Borrower from time to time parties thereto (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, CoBank, ACB, Harris, N.A., Rabobank International, and Suntrust Bank, as Documentation Agents and JPMorgan Chase Bank, N.A., as agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

                                  WITNESSETH:

            WHEREAS, the Credit Agreement provides in Section 2.23(a) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

            WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

            NOW, THEREFORE, the undersigned hereby agrees as follows:

            1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Revolving Credit Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with [Facility A Commitments of $__________________] [Facility B Commitments of $____________] [Facility C
      Commitments of $_____________] [Facility D Commitments of $_____________] (with a concomitant Commitment of its [Sterling Commitment][Canadian Dollar Commitment][Australian Dollar Commitment]).

            2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon any Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the

      Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18(b) of the Credit Agreement.

            3. The undersigned's address for notices for the purposes of the Credit Agreement is as follows:

                   [INSERT ADDRESS OF REVOLVING CREDIT LENDER]

            IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                               [INSERT NAME OF REVOLVING
                                                CREDIT LENDER]

                                               By______________________________
                                                 Name:
                                                 Title:

Accepted this _____ day of
________________, _____.


THE SCOTTS MIRACLE-GRO COMPANY

By: ____________________________
    Name:
    Title:

THE SCOTTS MIRACLE-GRO COMPANY

By: ____________________________
    Name:
    Title:

HYPONEX CORPORATION

By: ____________________________
    Name:
    Title:

SCOTTS AUSTRALIA PTY. LTD.

By: ____________________________
    Name:
    Title:

SCOTTS CANADA LTD.

By: ____________________________
   Name:
   Title:

SCOTTS HOLDINGS LIMITED

By: ____________________________
    Name:
    Title:

SCOTTS MANUFACTURING COMPANY

By: ____________________________
    Name:
    Title:

EG SYSTEMS, INC.

By: ____________________________
    Name:
    Title:

SCOTTS TEMECULA OPERATIONS, LLC

By: ____________________________
    Name:
    Title:

THE SCOTTS COMPANY (UK) LTD.

By: ____________________________
    Name:
    Title:

SCOTTS TREASURY EEIG

By: ____________________________
    Name:
    Title:

THE SCOTTS COMPANY LLC

By: ____________________________
    Name:
    Title:

SMITH & HAWKEN, LTD.

By: ____________________________
    Name:
    Title:

Accepted this _____ day of
________________, _____.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: ____________________________
    Name:
    Title:

                                                                       EXHIBIT G

             FORM OF OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP

                                  July 21, 2005

JPMorgan Chase Bank, N.A., as Administrative Agent
270 Park Avenue
New York, New York 10017

and

Each of the Lenders that are parties to
the Credit Agreement (hereinafter defined) as of the date hereof

      Ladies and Gentlemen:

      We have acted as special counsel to The Scotts Miracle-Gro Company, an Ohio corporation ("SMG"), and certain domestic subsidiaries of SMG listed in Annex A attached hereto (each a "Subsidiary" or, collectively, the "Subsidiaries"), in connection with the transactions contemplated by the Revolving Credit Agreement, dated as of July 21, 2005 (the "Credit Agreement"), among SMG, certain of its Domestic Subsidiaries and Foreign Subsidiaries (as each such term is defined in the Credit Agreement), including the following six
Subsidiaries: Hyponex Corporation, a Delaware corporation, Scotts Temecula Operations, LLC, a Delaware limited liability company, Scotts Manufacturing Company, a Delaware corporation, EG Systems, Inc., an Indiana corporation, Smith & Hawken, Ltd., a Delaware corporation, and The Scotts Company LLC, an Ohio limited liability company (each individually, a "Subsidiary Borrower" and together with SMG, collectively, the "Borrowers"); the lenders parties thereto (the "Lenders"), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), and the Syndication Agents and Documentation Agents named therein. The remaining Subsidiaries, together with the Subsidiary Borrowers and the Borrower, are executing and delivering the Guarantee and Collateral Agreement, dated as of July 21, 2005, in favor of the Administrative Agent for the benefit of the Lenders (the "Guarantee and Collateral Agreement").

      The opinions expressed below are furnished to you pursuant to Section 5.1(e) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      Uncapitalized terms used herein that are defined in Articles 8 and 9 (and other Articles made applicable thereby) of the Uniform Commercial Code (the "Code") as enacted in the State

July 21, 2005
Page 2

of Ohio (the "Ohio UCC"), Chapters 1308 and 1309 of the Revised Code of Ohio ("R.C.") have the meanings specified in the Ohio UCC, unless otherwise defined herein.

      In arriving at the opinions expressed below, we have examined an original or certified, conformed or reproduction copy form identified to our satisfaction, and, with respect to the terms set forth in clause (d) below, have relied upon the accuracy of, without independent verification or investigation:

            (a) the Credit Agreement and the form of the Note (collectively, the "Credit Documents"); and the Guarantee and Collateral Agreement (each Borrower or Subsidiary party to the Guarantee and Collateral Agreement, a "Grantor"); all of the foregoing referred to hereinafter as the "Documents";

            (b) documents and records of SMG and each of the Subsidiaries consisting of their respective (i) Articles of Incorporation, Certificate of Incorporation, Certificate of Formation or Articles of Organization,
      (ii) Code of Regulations, By-laws, Limited Liability Company Agreement or Operating Agreement, and (iii) certified copies of the resolutions adopted by their Boards of Directors or sole member, and such other corporate or limited liability company documents, proceedings and records as we have deemed necessary or appropriate for purposes of this opinion (collectively, the "Company Legislation");

            (c) unfiled copies of the financing statements listed on Annex B hereto (collectively, the "Financing Statements"), naming the Grantors indicated on such Annex B as debtors and the Administrative Agent as secured party; we understand such Financing Statements will be filed in the offices listed on Annex B (collectively, the "Filing Offices");

            (d) certificate of an officer or officers of SMG and the Subsidiaries, and statements of other representatives of SMG and the Subsidiaries, as to certain factual matters, and a certificate of officers of SMG and the Subsidiaries as to the incumbency of the officer(s) of SMG and the Subsidiaries authorized to sign the Documents;

            (e) certificates from (i) the Secretary of State of the state shown next to the name of each of SMG and the Subsidiaries listed on Annex C attached hereto, dated the date indicated, with respect to the good standing or full force and effect, as applicable, of each of SMG and the Subsidiaries; and

            (f) such authorities of law as we have deemed relevant as a basis for the opinions expressed herein.

      With respect to each document examined we have assumed, as to all parties thereto except, with respect to the matters referenced in clauses (a), (b), (c), and (d) of this paragraph, as to SMG and the Subsidiaries, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, forms or drafts, and the authenticity of such originals of such latter documents; (b) the due completion, execution, and acknowledgment as

July 21, 2005
Page 3

indicated thereon and delivery of all Documents; (c) that each of such parties has the requisite power and authority to execute and deliver the Documents to which it is a party and all other documents and instruments contemplated thereby, and to perform its obligations thereunder, and that all such actions have been duly and validly authorized by all necessary proceedings on the part of such parties; (d) that the Documents constitute the legal, valid and binding obligations of such parties thereto, enforceable against each of such parties in accordance with their respective terms; (e) that each of the Documents is supported by adequate consideration; and (f) that the laws of any jurisdiction other than the United States, the State of Ohio, the General Corporation Law of Delaware or the Delaware Limited Liability Company Act that may govern any of the Documents or the Company Legislation are not inconsistent with the laws of Ohio, the General Corporation Law of Delaware or the Delaware Limited Liability Company Act in any matter material to this opinion.

      We have also assumed that (a) each Grantor has, or has the power to transfer, rights in that portion of the Collateral for which it is granting a security interest consistent with and sufficient for the purposes of R.C.
Section 1309.203, and the description of such personal property reasonably identifies the personal property subject to the security interest granted therein; and (b) that the Financing Statements contain the correct name of the Administrative Agent or a representative of the Administrative Agent.

      As to all matters of fact which are material to our opinion, we have relied, without any independent due diligence or other investigation, upon the truth and accuracy of the representations, warranties and recitals of fact (as opposed to conclusions of law) made or set forth in the Documents, but we have no knowledge that any such statements are inaccurate or incomplete.

      To the extent the Documents are governed by the internal laws of New York, we have assumed that each of the Documents constitutes the legal, valid and binding obligation of each party thereto other than SMG and the Subsidiaries, enforceable against each such other party in accordance with its respective terms under the internal laws of the State of New York and under the internal laws of the jurisdiction of incorporation or formation of each such other party.

      As used herein, the phrase "all necessary company action" means, with respect to SMG and the Subsidiaries, all necessary corporate or limited liability company action of SMG and the Subsidiaries under their respective Company Legislation and the corporation law or limited liability company law of their respective states of incorporation, formation, or organization. As used herein, the phrase "power and authority" means, with respect to SMG and the Subsidiaries, power and authority under their respective Company Legislation and the corporation law or limited liability company law of their respective states of incorporation, formation or organization. For purposes of the definitions in this paragraph, with respect to any Subsidiary not incorporated or formed in Ohio or Delaware, we have assumed that the corporation or limited liability company law of each such Subsidiary's state of incorporation is not different from the General Corporation Law of the State of Ohio, the General Corporation Law of the State of Delaware, or the Delaware Limited Liability Company Act in any matter material to this opinion.

July 21, 2005
Page 4

      Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof (or as of the date of any certificate stated to have been relied on by us), we are of the opinion that:

      1. Each of SMG and the Subsidiaries (a) is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

      2. Each of the Borrowers has the power and authority to make, deliver and perform its obligations under the Documents to which it is a party and to borrow under the Credit Agreement and each of the Grantors has the power and authority to grant the security interests, if any, to be granted by it pursuant to the Guarantee and Collateral Agreement. Each of the Borrowers has taken all necessary company action to authorize the execution, delivery and performance of the Credit Documents and each of the Grantors has taken all necessary company action to authorize the execution, delivery and performance of the Guarantee and Collateral Agreement. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or, to our knowledge, any other Person is required in connection with the borrowings under the Credit Agreement, the execution, delivery, performance, validity or enforceability of the Documents, or the granting of any security interests under the Guarantee and Collateral Agreement (except filings related to the perfection of such security interests), except for such consents and approvals as have already been obtained.

      3. The Credit Agreement has been duly executed and delivered on behalf of the Borrowers and constitutes a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms. The Guarantee and Collateral Agreement has been duly executed and delivered on behalf of the Grantors and constitutes a legal, valid and binding obligation of the Grantors, enforceable against the Grantors in accordance with its terms.

      4. The execution and delivery of the Documents to which it is a party by each of the Borrowers and Grantors, the performance by each of the Borrowers and Grantors of its obligations thereunder, the consummation of the transactions contemplated thereby by the Borrowers and Grantors, the compliance by each of the Borrowers and Grantors with any of the provisions thereof as contemplated thereby, the compliance by each of the Borrowers and Grantors with any of the provisions thereof as contemplated as of the date hereof, the borrowings under the Credit Agreement and the use of proceeds thereof in compliance with the terms of the Credit Agreement, all as provided therein, (a) will not violate, or constitute a material default under any Requirement of Law applicable to corporations for profit or limited liability companies generally, or to our knowledge, any material Contractual Obligation of any of the Borrowers or Grantors and (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Borrowers or Grantors, except as described in this opinion and as described in the Guarantee and Collateral Agreement.

      5. None of SMG or the Subsidiaries is (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act

July 21, 2005
Page 5

of 1940, as amended, or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

      6. To our knowledge, no litigation, investigation or proceeding of or before, any arbitrator or Governmental Authority is pending or threatened by or against any of the Borrowers or Grantors or against any of their respective properties or revenues (a) with respect to any of the Documents or any of the transactions contemplated thereby, or (b) which would have a Material Adverse Effect.

      7. To our knowledge, none of the Borrowers or Grantors is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect.

      8. If the Guarantee and Collateral Agreement were stated to be governed by and construed in accordance with the laws of the State of Ohio, (a) it will be effective to attach a security interest in favor of the Administrative Agent under the Ohio UCC to the Collateral and (b) the perfection of the Administrative Agent's security interests in the Collateral (i) will, as a general matter, and except as otherwise provided in Sections 1309.301 through 1309.307 of the Ohio UCC, be governed by the local law of the jurisdiction in which the applicable Grantor is located (which in the case of a registered organization is the state under the laws of which such registered organization is organized) and (ii) which constitute certificated securities will be governed by the local law of the jurisdiction in which the certificated securities are located (except as to perfection by filing, which is governed by the laws referred to in clause (b)(i) of this paragraph) as specified in Section 1309.305(A)(1) of the Ohio UCC.

      9. Under the principles described in paragraph 8(b)(i) above, the perfection of the Administrative Agent's security interest in the Collateral (except as to perfection by possession of certificated securities as described in paragraph 10 below) is governed by the laws of the states of organization of each Grantor, as set forth on Annex C attached hereto. We are licensed to practice law only in the State of Ohio, and do not practice law in any of such other jurisdictions, and express no opinions as to such laws; however, we have reviewed the text of the relevant provisions of Articles 8 and 9 of the Uniform Commercial Code, as enacted in such states (the "Jurisdiction of Organization Codes") as displayed on Westlaw on July 20, 2005, but without regard to the decisional or other law of such states. We confirm that, upon communication of the Financing Statements and tender of the applicable filing fee or acceptance of the Financing Statements in or by the Filing Offices in accordance with the provisions of each applicable Jurisdiction of Organization Code, the security interests created by the Guarantee and Collateral Agreement in such Collateral described in each such Financing Statement will be perfected to the extent a security interest can be perfected in the Collateral by the filing of a financing statement.

      10. We understand that the stock or share certificates listed on Annex D attached hereto and evidencing the shares of Capital Stock of each of the Subsidiaries other than The Scotts Company LLC and Scotts Temecula Operations, LLC (collectively, the "Stock Certificates") are to be held by the Administrative Agent in the States of New York and Texas. We have reviewed the text of the relevant provisions of Articles 8 and 9 of the Uniform Commercial Code, as enacted in the States of New York and Texas (the "New York/Texas

July 21, 2005
Page 6

Codes") as displayed on Westlaw on July 20, 2005, but without regard to the decisional or other law of the States of New York and Texas. We confirm that, assuming that the Administrative Agent has taken and retained possession of the Stock Certificates in either the State of New York or the State of Texas, duly indorsed to the Administrative Agent or in blank, any security interest of the Administrative Agent in the Stock Certificates which has attached is a perfected security interest in the Capital Stock evidenced thereby under the New York/Texas Codes, as applicable.

      The opinions expressed above are subject to the following additional qualifications:

      (a) Our opinions are subject to the limitations, if any, of Title 11, U.S.C., as amended, and of any applicable insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by principles of equity. In addition, certain remedial and other provisions of the Documents may be limited by (i) implied covenants of good faith, fair dealing and commercially reasonable conduct; (ii) judicial discretion, in the instance of multiple or equitable remedies; and (iii) by the public policies and laws of the State of Ohio, the General Corporation Law of the State of Delaware, and the Delaware Limited Liability Company Act to the extent, if any, applicable. Subject to the qualification that we have no knowledge of the extent to which the Administrative Agent and the Lenders consider any of the provisions of the Documents that may be limited by the foregoing to be critical or essential, none of the foregoing limitations will make, in our view, the remedies provided for in the Documents, taken as a whole, inadequate for the practical realization of the benefits of the rights provided or purported to be provided by the Documents.

      (b) We have made no examination of, and express no opinion as to, title to any of the real or personal property interests described in or affected by the Documents, and, accordingly, we express no opinion as to the existence of any liens, encumbrances, security interests or charges thereon, or the validity, and/or perfection of the liens or security interests that may be created, evidenced or effected by any of the Documents, except as set forth in paragraphs 8, 9 and 10. We express no opinion as to the priority of any liens or security interests that may be created, evidenced or affected by any of the Documents. We also express no opinion as to the enforceability against Scotts-Sierra Investments, Inc. of any provisions of the Guarantee and Collateral Agreement relating to, or any liens thereunder relating to, the Capital Stock of non-U.S. subsidiaries of Scotts-Sierra Investments, Inc.

      (c) We have not conducted factual or legal examinations, and accordingly we express no opinion as to (i) federal and state securities laws; (ii) the effect or application, if any, of any laws or regulations (a) concerning or promulgated by environmental agencies or authorities, or (b) industries the operations, financial affairs or profits of which are regulated by the United States of America or the State of Ohio; for example, banks and thrift institutions, (iii) fraudulent dispositions or obligations; (iv) racketeer influenced and corrupt organizations (RICO) statutes; (v) taxes or tax effects;
(vi) qualification, registration or filing requirements of the State of Ohio or the State of Delaware; or (vii) any order of any court or other authority, of which we do not have knowledge, directed specifically to any party to any of the Documents.

      (d) We express no opinion as to the effect of, and the enforceability of the Documents is subject to the effect of, general principles of equity, including, without limitation, the discretionary nature of specific performance and other equitable remedies, judicial limitations

July 21, 2005
Page 7

that may be imposed on the availability of equitable remedies, including court decisions and federal and state laws and interpretations thereof. We note that certain other remedial, waiver and other provisions of the Documents may also be limited or rendered invalid by applicable federal or state laws, rules, regulations, court decisions and constitutional requirements in and of the State of Ohio and the United States of America; however, in such cases, there exist adequate remedial provisions for the practical realization of the benefits intended to be conferred thereby. The provisions of the Documents regarding the remedies available to the Administrative Agent and the other Lenders upon default are subject to procedural requirements under applicable laws and regulations.

      (e) We express no opinion as to the enforceability of rights, provisions or interests to the extent, if any, dependent upon the enforceability of (i) waivers of rights of debtors or others which may not be waived or which may be waived only under certain circumstances under applicable law; (ii) provisions of the Documents to the extent held to (a) require the payment of interest on interest, (b) compensate any party in excess of actual loss or reasonable expenses or constitute a penalty, (c) require reimbursement for or indemnity against actions by the Administrative Agent or others taken in violation of duties under the Documents or applicable law or public policy (this exception does not include repayments of the Loans and reimbursements for amounts drawn on Letters of Credit in accordance with the terms of the Documents), (d) require indemnity or reimbursement by a Person for additional costs or expenses where the party reimbursed has incurred such expense by reason in part of the effect of activities with others not party to the Documents and has assigned or allocated the burden of reimbursement unreasonably or arbitrarily, (e) purport to waive or negate in favor of the Administrative Agent or others the effect of notice of Default or Event of Default, if any, which the Administrative Agent or others may have at closing, or (f) include an acceleration clause and a prepayment penalty exercised with respect to the same obligation; or (iii) any provision for the award of attorneys' fees to an opposing party.

      (f) The foregoing opinions concerning the security interests of the Administrative Agent are subject to the qualifications that we express no opinion as to any situation or transaction excluded from the Ohio Code by virtue of R. C. Section 1309.109.

      (g) To the extent that the Administrative Agent elects to proceed under the Ohio Code, the security interests created by the Guarantee and Collateral Agreement are subject to such limitations, exceptions and rights of purchasers and creditors as are provided for under the provisions of Sections 1309.601 to 1309.628 of the Ohio Code.

      (h) Whenever any matter is indicated to be based on our knowledge, we are referring to the actual knowledge of the Vorys, Sater, Seymour and Pease LLP attorneys who have represented SMG and the Subsidiaries in connection with the transactions contemplated by the Documents. We have relied solely upon the examinations and inquiries recited herein and we have not undertaken any other independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn. Without limiting the generality of the foregoing, we have made no examination of the character, organization, activities, or authority of the Administrative Agent or any of the Lenders which might have any effect upon our opinions as expressed herein, and we have neither examined, nor

July 21, 2005
Page 8

do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.

      This opinion is limited to the federal laws of the United States of America, the laws of the State of Ohio, the General Corporation Law of the State of Delaware, and the Delaware Limited Liability Company Act having effect on the date hereof. Accordingly, we express no opinion as to the laws of any other jurisdiction or as to any time after the date hereof. This opinion is furnished to you solely in connection with the transactions described herein. This opinion may not be used or relied upon by you for any other purpose and may not be relied upon for any purpose by any other Person without our prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion for the purpose of proving this opinion's existence.

                                         Very truly yours,

                                                                         ANNEX A

                               OTHER SUBSIDIARIES

SUBSIDIARY                                  STATE OF INCORPORATION OR FORMATION
----------                                  -----------------------------------
Scotts-Sierra Horticultural
  Products Company                          California

Scotts-Sierra Investments, Inc.             Delaware

Scotts Professional Products Co.            Ohio

OMS Investments, Inc.                       Delaware

Miracle-Gro Lawn Products, Inc.             New York

Scotts-Sierra Crop Protection Company       California

Swiss Farms Products, Inc.                  Delaware

Sanford Scientific, Inc.                    New York

Scotts Products Co.                         Ohio

                                                                         ANNEX B

                              FINANCING STATEMENTS

1. UCC Financing Statement naming The Scotts Miracle-Gro Company as debtor and filed with the Ohio Secretary of State.

2. UCC Financing Statement naming The Scotts Company LLC as debtor and filed with the Ohio Secretary of State.

3. UCC Financing Statement naming Scotts Manufacturing Company as debtor and filed with the Delaware Secretary of State.

4. UCC Financing Statement naming Scotts-Sierra Horticultural Products Company as debtor and filed with the California Secretary of State.

5. UCC Financing Statement naming OMS Investments, Inc. as debtor and filed with the Delaware Secretary of State.

6. UCC Financing Statement naming Scotts-Sierra Investments, Inc. as debtor and filed with the Delaware Secretary of State.

                                                                         ANNEX C

                GOOD STANDING/FULL FORCE AND EFFECT CERTIFICATES

ENTITY NAME                                            STATE ISSUING CERTIFICATE               DATE OF CERTIFICATE
-----------                                            -------------------------               -------------------
The Scotts Miracle-Gro Company, an Ohio                Ohio Secretary of State                        7/8/05
corporation

The Scotts Company LLC, an Ohio limited                Ohio Secretary of State                        7/8/05
liability company

EG Systems, Inc., an Indiana corporation               Indiana Secretary of State                     7/7/05

Hyponex Corporation, a Delaware corporation            Delaware Secretary of State                    7/7/05

OMS Investments, Inc., a Delaware corporation          Delaware Secretary of State                    7/7/05

Scotts Temecula Operations, LLC, a Delaware            Delaware Secretary of State                    7/7/05
corporation

Sanford Scientific, Inc., a New York corporation       New York Department of State                   7/6/05

Scotts Manufacturing Company, a Delaware               Delaware Secretary of State                    7/7/05
corporation

Miracle-Gro Lawn Products, Inc., a New York            New York Department of State                   7/6/05
corporation

Scotts Products Co., an Ohio corporation               Ohio Secretary of State                        7/8/05

Scotts Professional Products Co., an Ohio              Ohio Secretary of State                        7/8/05
corporation

Scotts-Sierra Horticultural Products Company, a        California Secretary of State                 7/13/05
California corporation

Scotts-Sierra Crop Protection Company, a               California Secretary of State                 7/13/05
California corporation

Scotts-Sierra Investments, Inc., a Delaware            Delaware Secretary of State                    7/7/05
corporation

Smith & Hawken, Ltd., a Delaware corporation           Delaware Secretary of State                   7/11/05

Swiss Farms Products, Inc., a Delaware                 Delaware Secretary of State                    7/7/05
corporation

                                                                         ANNEX D

                           STOCK OR SHARE CERTIFICATES

                   ISSUER                      CLASS OF STOCK                STOCK CERTIFICATE NO.          NO. OF SHARES
                   ------                      --------------                ---------------------          -------------
1.          SCOTTS MANUFACTURING        common shares, $.01 par value                  2                          1,000
                   COMPANY

2.            MIRACLE-GRO LAWN        voting common stock, without par                V13                         1,000
               PRODUCTS, INC.                       value

                                      non-voting common stock, without               NV11                         999.8
                                                  par value

3.          OMS INVESTMENTS, INC.               common stock,                          3                            100
                                               $.01 par value

4.           HYPONEX CORPORATION                common stock,                          3                            100
                                               $.01 par value

5.           SCOTTS PRODUCTS CO.      common shares, without par value                 3                            100

6.           SCOTTS PROFESSIONAL      common shares, without par value                 3                            100
                PRODUCTS CO.

7.              SCOTTS-SIERRA           Class A voting common shares,         Class A Cert. No. 6                   100
           HORTICULTURAL PRODUCTS              $.001 par value
                   COMPANY

                                        Class A voting common shares,         Class A Cert. No. 6                     1
                                               $.001 par value

                                      Class B non-voting common shares,       Class B Cert. No. 3                     1
                                               $.001 par value

                   ISSUER                      CLASS OF STOCK                STOCK CERTIFICATE NO.          NO. OF SHARES
                   ------                      --------------                ---------------------          -------------
8.           SCOTTS-SIERRA CROP       common shares, without par value                 1                            100
             PROTECTION COMPANY

9.              SCOTTS-SIERRA         Class A common stock, without par               3A                            100
              INVESTMENTS, INC.                     value

                                      Class A common stock, without par               4A                              1
                                                    value

                                      Class B common stock, without par               2B                              1
                                                    value

10.         SWISS FARMS PRODUCTS,      common stock, without par value                 2                            100
                    INC.

11.         SMITH & HAWKEN, LTD.                Common stock                          18                     11,652,708

12.           EG SYSTEMS, INC.                  Common stock                          29                     36,480,458

13.       SANFORD SCIENTIFIC, INC.              Common stock                           8                             99

14.        THE SCOTTS COMPANY LLC     limited liability company interest              n/a                           n/a
                                             (not certificated)

15.           SCOTTS TEMECULA         limited liability company interest              n/a                           n/a
              OPERATIONS, LLC                (not certificated)

                                                                       EXHIBIT H

                   FORM OF OPINION OF CLIFFORD CHANCE US LLP

           ---------------------------------------------------------

                         CLIFFORD CHANCE OPINION LETTER
                  ISSUED IN CONNECTION WITH THE PROVISION OF A
                       REVOLVING CREDIT AGREEMENT TO THE
              SCOTTS MIRACLE-GRO COMPANY AND CERTAIN SUBSIDIARIES

            ---------------------------------------------------------

                                                     [ ]

To: JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (as defined below) and the Lenders (as defined below)

Dear Sirs

THE SCOTTS MIRACLE-GRO COMPANY - REVOLVING CREDIT AGREEMENT

We have acted as English legal advisers to The Scotts Miracle-Gro Company ("SCOTTS") in connection with the provision of a US$1,000,000,000 loan facility to Scotts and certain of its subsidiaries by the Lenders (the "TRANSACTION").

1.    INTRODUCTION

1.1   FINANCE DOCUMENTS

      The opinions given in this Opinion Letter relate to the following documents entered into in connection with the Transaction (the "FINANCE DOCUMENTS"):

      1.1.1 a revolving credit agreement dated [ ], 2005 between, inter alia, Scotts as borrower (the "BORROWER"), certain subsidiaries of the Borrower who are also borrowers from time to time (the "SUBSIDIARY BORROWERS"), the lenders from time to time parties thereto (the "LENDERS") and JPMorgan Chase Bank, N.A., as agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") (the "CREDIT AGREEMENT");

      1.1.2 a security over shares agreement dated [ ] 2005 granted by Scotts Holdings Limited over 100% of its shares in Levington Group Limited in order to secure the borrowings of Scotts Holdings Limited;

      1.1.3 a security over shares agreement dated [ ] 2005 granted by Scotts Holdings Limited over 65% of its shares in O M Scott International Investments Limited in order to secure the borrowings of Scotts Holdings Limited;

      1.1.4 a security over shares agreement dated [ ] 2005 granted by The Scotts Company (UK) Limited over 65% of its shares in The Scotts Company (Manufacturing) Limited in order to secure the borrowings of The Scotts Company (UK) Limited;

      1.1.5 a security over shares agreement dated [ ] 2005 granted by Scotts Sierra Investments, Inc. over 100% of its shares in Scotts Holdings Limited in order to secure the borrowings of Scotts Sierra Investments, Inc.; and

      1.1.6 a security over shares agreement dated [ ] 2005 granted by Levington Group Limited over 100% of its shares in The Scotts Company (UK) Limited in order to secure the borrowings of The Scotts Company (UK) Limited, the documents listed in paragraphs 1.1.2 to 1.1.6, together, the "SECURITY DOCUMENTS".

1.2   DEFINED TERMS

      In this Opinion Letter:

      1.2.1 "ENGLISH OBLIGORS" means Scotts Treasury EEIG (the "EEIG"), Scotts Holdings Limited, The Scotts Company (UK) Limited and Levington Group Limited;

      1.2.2 "LENDERS" means any person which is a "Lender" under the Credit Agreement as at the date of this Opinion Letter.

      1.2.3 terms defined or given a particular construction in the Credit Agreement have the same meaning in this Opinion Letter unless a contrary indication appears; and

      1.2.4 headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

1.3   LEGAL REVIEW

      For the purpose of issuing this Opinion Letter we have reviewed only the documents and completed only the searches and enquiries referred to in
      Schedule 1 (Documents and Enquiries) to this Opinion Letter.

1.4   APPLICABLE LAW

      The Opinion Letter and the opinions given in it are governed by English law and relate only to English law as applied by the English courts as at today's date. We express no opinion in this Opinion Letter on the laws of any other jurisdiction.

1.5   ASSUMPTIONS AND RESERVATIONS

      The opinions given in this Opinion Letter are given on the basis of our understanding of the terms of the Finance Documents and the assumptions set out in Schedule 2 (Assumptions) and are subject to the reservations set out in Schedule 3 (Reservations) to this Opinion Letter. The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 1.7 to 1.20 (Opinions) and do not extend to any other matters.

1.6   OPINIONS

      We are of the opinion that:

1.7   CORPORATE EXISTENCE

      1.7.1 Each of the English Obligors is a company or body corporate duly incorporated or registered in England and has the capacity and power to enter into each Finance Document to which it is party and to exercise its rights and perform its obligations under each Finance Document to which it is party.

      1.7.2 All corporate action required to authorise the execution by each English Obligor of each Finance Document to which it is party and the exercise by it of its rights and the performance by it of its obligations under each Finance Document to which it is party has been duly taken.

1.8   DUE EXECUTION

      Each Finance Document has been duly executed by each of the English Obligors to the extent that English law is applicable.

1.9   CONFLICT

      Neither the execution nor the delivery of each Finance Document to which it is party by the English Obligors nor the performance of the obligations of the English Obligors under each Finance Document to which it is party conflict with or will conflict with:

      1.9.1 any present law or regulation having the force of law in England and applicable to the English Obligors; or

      1.9.2 any term of the memorandum and articles of association or the constitutive documents, where applicable, of each of the English Obligors.

1.10  LEGAL, VALID, BINDING AND ENFORCEABLE OBLIGATIONS

      In any proceedings taken in England for the enforcement of any Finance Document, the obligations expressed to be assumed by each of the English Obligors in each Finance Document to which it is party would be recognised by the English courts as its legal, valid and binding obligations and would be enforceable in the English courts.

1.11  VALID SECURITY INTEREST

      Each English Obligor that is a party to the Security Documents has created a valid security interest over the assets owned by it which are expressed to be subject to a security interest under the Security Documents.

1.12  FURTHER ACTS

      No further acts, conditions or things are required by English law to be done, fulfilled or performed in order to enable any of the English Obligors lawfully to enter into, exercise its rights or perform its obligations under each Finance Document to which it is party or make each Finance Document to which it is party admissible in evidence in England.

1.13  REGISTRATION TAXES

      No United Kingdom stamp duty, stamp duty reserve tax, registration, documentary or similar tax is required to be paid in England on execution of any Finance Document.

1.14  LICENSED TO CARRY ON BUSINESS

      It is not necessary under English law (i) in order to enable any party (other than the English Obligors) to enforce its rights under any Finance Document or (ii) by reason only of the execution, delivery and performance of the Finance Documents that any such party to any Finance Document should be licensed, authorised or otherwise entitled to carry on business in England.

1.15  RESIDENCE

      Neither the Administrative Agent nor any Lender is or will be deemed to be resident, domiciled, carrying on business or subject to United Kingdom taxation by reason only of the execution of the Finance Documents or the performance by the parties to the Finance Documents of their obligations thereunder (save that United Kingdom income tax may be withheld at source from interest payments made to the Lenders).

1.16  PERFORMANCE

      The performance by the Administrative Agent or any Lender of any action required or permitted under the Finance Documents will not violate any law or regulation of England.

1.17  IMMUNITY

      In any proceedings taken in England in relation to any Finance Document, none of the English Obligors is entitled to claim in relation to itself or its assets immunity from suit, attachment, execution or other legal process.

1.18  GOVERNING LAW

      In any proceedings taken in England for the enforcement of the obligations of the relevant English Obligors under the Credit Agreement, the English courts would recognise the choice of the laws of New York to govern the Credit Agreement, subject to the provisions of the Contracts (Applicable
      Law) Act 1990.

1.19  SUBMISSION TO JURISDICTION

      The submission to the jurisdiction of the courts of New York by the relevant English Obligors contained in the Credit Agreement is legal, valid and binding.

1.20  ENFORCEMENT OF FOREIGN JUDGMENT

      The English courts will enforce by separate action a final and conclusive judgment for a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) entered against the relevant English Obligors in connection with the enforcement of the Credit Agreement in civil proceedings in a court of competent jurisdiction in New York.

2.    LIMITS OF OPINION

      No opinion is given or implied with regard to taxation except as expressly set out in paragraph 1.13 (Registration Taxes) and paragraph 1.15 (Residence).

3.    ADDRESSEES AND PURPOSE

      This Opinion Letter is provided in connection with the satisfaction of the conditions precedent under the Credit Agreement and is addressed to the Administrative Agent and the Lenders. It may not, without our prior written consent, be relied on for any other purpose or be disclosed to or relied upon by any other person.

Yours faithfully

CLIFFORD CHANCE US LLP

                                   SCHEDULE 1

                             DOCUMENTS AND ENQUIRIES

1.    DOCUMENTS

      We have reviewed only the following documents for the purposes of this Opinion Letter.

      (a)   A faxed executed copy of the Credit Agreement.

      (b)   Faxed executed copies of each Security Document.

      (c) A certified copy of the certificate of incorporation (and any certificate of change of name) and memorandum and articles of association of each English Obligor (apart from the EEIG).

      (d) A certified copy of the certificate of incorporation, formation agreement, management agreement and operating agreement (the "CONSTITUTIVE DOCUMENTS") of the EEIG.

      (e) A certified copy of the written resolutions of the board of directors of each English Obligor (apart from the EEIG) dated [ ] 2005.

      (f) A certified copy of the written resolutions of the shareholders of the relevant English Obligor (apart from the EEIG) dated [ ] 2005.

      (g) A certified copy of the written resolutions of the members representatives of the EEIG dated [ ] 2005 ("MEMBERS'
            REPRESENTATIVES RESOLUTION").

      (h) A closing certificate of an officer of each English Obligor (apart from Levington Group Limited) dated [ ] 2005.

2.    SEARCHES AND ENQUIRIES

      We have undertaken only the following searches and enquires for the purposes of this Opinion Letter.

      (a) A search was conducted at the Registrar of Companies in respect of each English Obligor on [ ] 2005.

      (b) An enquiry by telephone/a personal search was made at the Central Index of Winding Up Petitions on [ ] 2005 at [ ]am/pm GMT with respect to each English Obligor.

                                   SCHEDULE 2

                                   ASSUMPTIONS

The opinions in this Opinion Letter have been made on the following assumptions.

1.    ORIGINAL AND GENUINE DOCUMENTATION

      (a) All signatures, stamps and seals are genuine, all original documents are authentic and all copy documents are complete and conform to the originals.

      (b) Any certificate referred to in Schedule 1 (Documents and Enquiries) is correct in all respects.

      (c) The authorised signatories executing the EEIG Members' Representatives Resolution delivered to the Administrative Agent pursuant to the Credit Agreement are so authorised by the relevant EEIG member.

2.    PARTIES OTHER THAN THE ENGLISH OBLIGORS

      (a) Each party to the Finance Documents (other than the English Obligors) has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under the relevant Finance Documents.

      (b) Each party to the Finance Documents (other than the English Obligors) has duly executed and delivered the Finance Documents.

      (c) The Administrative Agent has complied with the Financial Services and Markets Act 2000 and the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 in relation to any security taken over shares, securities or other investments (falling within the scope of the term "investment", as defined in that Act).

      (d) The steps taken by which any person not originally a party to the Credit Agreement becomes a Lender under the Credit Agreement are effective to ensure that it is treated as a party to the Credit Agreement under the laws of New York and are within the capacity and powers of, and are duly authorised by, each of the relevant parties.

      (e) Each of the Lenders is at all relevant times a person acting in the course of carrying on a business consisting wholly or to a significant extent of lending money or is otherwise a person of a kind specified in article 6 of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001.

3.    DOCUMENT NOT GOVERNED BY ENGLISH LAW

      (a) The obligations expressed to be assumed by the relevant English Obligors to the Credit Agreement constitute their legal, valid, binding and enforceable obligations under the laws of New York.

      (b) The submission to the jurisdiction of the courts of New York by the relevant English Obligors contained in the Credit Agreement is legal, valid and binding under the laws of New York.

4.    CORPORATE AUTHORITY OF THE ENGLISH OBLIGORS

      (a) There have been no amendments to the form of the memorandum and articles of association of any English Obligor (apart from the EEIG) or to the constitutive documents of the EEIG referred to in Schedule 1 (Documents and Enquiries).

      (b) The resolutions of the board of directors of each English Obligor (apart from the EEIG) referred to in Schedule 1 (Documents and Enquiries):

            (i) were duly passed at properly convened meetings of duly appointed directors or, as the case may be, duly appointed committees of directors of the relevant English Obligor; and

            (ii) have not been amended or rescinded and are in full force and effect.

      (c) the execution and delivery of the Finance Documents by the English Obligors to which it is party and the exercise of its rights and performance of its obligations thereunder will materially benefit and is in the best interests of the English Obligors. In particular, whilst the written resolutions referred to in paragraphs 1(e) and 1(g) of Schedule 1 state that the board of directors of the English Obligors and the members' representatives of the EEIG (where applicable) pursuant to the Finance Documents has considered whether the English Obligors will derive a benefit from the transaction referred to therein, this is a question of fact relating to the nature of the business and operations of the English Obligors and we do not express any opinion as to whether the English Courts would determine that the English Obligors in fact derived a benefit from that transaction

      (d) The resolution of the shareholders of each English Obligor (apart from the EEIG) referred to in Schedule 1 was duly passed at a properly convened meeting of the shareholders of each English Obligor (apart from the EEIG) and has not been amended or rescinded and is in full force and effect.

      (e) The resolutions of the members representatives of the EEIG referred to in Schedule 1 (Documents and Enquiries):

            (i) were duly passed at properly convened meetings of duly appointed members representatives of the EEIG; and

            (ii) have not been amended or rescinded and are in full force and effect.

      (f) The Manager of the EEIG acted within the parameters of its powers and authority granted to it under and in accordance with the constitutive documents of the EEIG.

      (g) Where applicable, each director has disclosed any interest which he may have in the transactions contemplated by the Finance Documents in accordance with the provisions of the Companies Act 1985 and the articles of association of the relevant English Obligor and none of the directors of that English Obligor has any interest in such transactions except to the extent permitted by the articles of association of that English Obligor.

      (h) The Credit Agreement states that the purpose of the Facilities is to repay the loans under the Existing Credit Agreement and for the general corporate purposes of Scotts and certain of its subsidiaries. We assume that this does not include any financing or refinancing of an acquisition of shares in contravention of section 151 of the Companies Act 1985.

      (i) The directors of each English Obligor acted in good faith and in the interests of that English Obligor in approving the Finance Documents and the Transaction described in this Opinion Letter.

      (j) Where applicable, the provisions of the articles of association or the consitutive documents of the English Obligor's (which limit the English Obligors' directors' authority to borrow) have been, and will be, duly observed.

5.    SEARCHES AND ENQUIRIES

      There has been no alteration in the status or condition of any English Obligor as disclosed by the searches and enquiries referred to in Schedule 1 (Documents and Enquiries). However, it is our experience that the searches and enquiries referred to in paragraphs 2 of Schedule 1 (Documents and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced.

6.    OTHER DOCUMENTS

      Save for those listed in Schedule 1 (Documents and Enquiries), there is no other agreement, instrument or other arrangement between any of the parties to any of the Finance Documents which modifies or supersedes any of the Finance Documents.

7.    OTHER LAWS

      All acts, conditions or things required to be fulfilled, performed or effected in connection with the Finance Documents under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

                                   SCHEDULE 3

                                  RESERVATIONS

The opinions in this Opinion Letter are subject to the following reservations.

1.    EFFECTIVENESS OF SECURITY

      (a)   We express no opinion as to:

            (i) whether any of the English Obligors have good legal or other title to the assets or rights which are expressed to be subject to a security interest under the Security Documents, or as to the existence or value of any such assets or rights;

            (ii) the priority of any security interest created under the Security Document or whether any such security interest constitutes a legal or equitable security interest or a fixed or specific (rather than a floating) charge; or

            (iii) whether the Security Documents breach any other agreement or instrument.

      (b) The exercise by the Administrative Agent of the powers and remedies conferred by the Security Documents or by law is subject to general equitable principles regarding the enforcement of security and the supervisory powers of the English courts.

      (c) Any obligation imposed on an English Obligor to hold certain moneys to the order of the Administrative Agent pursuant to a Security Document may constitute a charge which may be required to be registered in accordance with the Companies Act 1985. This provision has not been registered.

2.    LIMITATIONS ARISING FROM INSOLVENCY LAW

      (a) The opinions set out in this Opinion Letter are subject to any limitations arising from insolvency, liquidation, administration, moratorium, reorganisation and similar laws affecting the rights of creditors or secured creditors generally.

      (b) The opinion set out in paragraph 1.11 (Valid Security Interest) of this Opinion Letter is subject to the following:

            (x) the security interest being held to be wholly or partly invalid as a result of any of the following sections of the Insolvency Act 1986 (if the circumstances described in any of these sections is applicable):

                  (i)   section 127 (avoidance of property dispositions, etc.);

                  (ii)  section 178 (power to disclaim onerous property);

                  (ii)  section 186 (rescission of contracts by the court);

                  (iv)  section 238 (transactions at an undervalue);

                  (v)   section 239 (preferences);

                  (vi)   section 245 (avoidance of certain floating charges);

                  (vii)  section 423 (transactions defrauding creditors); or

                  (viii) section 426 (co-operation between courts exercising jurisdiction in relation to insolvency);

            (y) a security interest created by the Security Documents may be held to be wholly or partly invalid as a result of the opening of insolvency proceedings, within the meaning of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings against any English Obligor in another EU Member State or as a result of the English courts being required, under that Regulation, to give effect to the law of that EU Member State or to recognise or enforce any judgment of a court of that EU Member State concerning those proceedings; and

            (z) preferential debts (as defined in the Insolvency Act 1986) of the English Obligors and part of the unsecured debts (as determined by the Insolvency Act 1986) may be paid out of the proceeds of any property subject to any floating charge created by any Security Document, in priority to the claims of the holder of the floating charge pursuant to section 175 or 176A of the Insolvency Act 1986, although, if and to the extent that a security interest created by the Security Documents constitutes a financial collateral arrangement over cash or financial instruments (as defined in the Financial Collateral Arrangements (No. 2) Regulations 2003, then, inter alia, sections 127, 176A, 178 and 245 of the Insolvency Act 1986 may not apply to that security interest.

      (c) Any provision in the Finance Documents which confers, purports to confer or waives a right of set-off or similar right may be ineffective against a liquidator or creditor.

3.    ENFORCEABILITY OF CLAIMS

      In this Opinion Letter "ENFORCEABLE" means that an obligation is of a type which the English courts enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Finance Document. In particular:

      (a) the power of an English court to order specific performance of an obligation or other equitable remedy is discretionary and, accordingly, an English court might make an award of damages where specific performance of an obligation or other equitable remedy is sought;

      (b) where any party to the Finance Documents is vested with a discretion or may determine a matter in its opinion, that party may be required to exercise its discretion in good faith, reasonably and for a proper purpose, and to form its opinion in good faith and on reasonable grounds;

      (c) enforcement may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after their execution;

      (d) claims may become barred under the Limitation Acts or may be or become subject to a defence of set-off or counterclaim;

      (e) an English court may stay proceedings if concurrent proceedings are being brought elsewhere and may decline to accept jurisdiction in certain cases;

      (f) a party to a contract may be able to avoid its obligations under that contract (and may have other remedies) where it has been induced to enter into that contract by a misrepresentation and the English courts will generally not enforce an obligation if there has been fraud;

      (g) whilst an English court has power to give judgment in a currency other than pounds sterling, it has the discretion to decline to do so; and

      (h) any provision providing that any calculation, determination or certification is to be conclusive and binding may not be effective if such calculation, determination or certification is fraudulent or manifestly incorrect and an English court may regard any certification, determination or calculation as no more than prima facie evidence.

4.    GOVERNING LAW

      (a) An English court may not apply the laws of New York if to do so would be contrary to public policy or mandatory rules of English law. Based on our review of the Credit Agreement, in our opinion, none of the provisions of the Credit Agreement would be contrary to public policy or mandatory rules of English law (except as otherwise stated in this Schedule).

      (b) If all the elements relevant to the situation are connected with one country only, the choice of New York law will not prejudice the application of rules of law of that country which cannot be derogated from by contract.

5.    JURISDICTION

      If any proceedings are brought in the English courts, those courts may accept jurisdiction if there is a strong case for so doing, notwithstanding the provisions of the Credit Agreement providing that the courts of New York have exclusive jurisdiction in relation thereto.

6.    ENFORCEMENT OF FOREIGN JUDGMENT

      (a) There are no reciprocal arrangements in force between New York and the United Kingdom for the recognition or enforcement of judgments. Accordingly, a judgment by the courts of New York is not enforceable directly in England but may be recognised by the English courts according to common law principles. A judgment by those courts will not be enforced by the English courts if:

            (i) those courts had no jurisdiction, as a matter of English law, over the defendant;

            (ii) the proceedings in which the judgment was given were opposed to natural justice;

            (iii) the judgment was obtained by fraud;

            (iv) the enforcement of the judgment would be contrary to English public policy;

            (v) an order has been made and remains effective under section 9 of the Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to judgments of those courts;

            (vi) before the date on which those courts gave judgment, the matter in dispute had been the subject of a final judgment of another court having jurisdiction whose judgment is enforceable in England;

            (vii) the judgment is for multiple damages within the meaning of section 5(3) of the Protection of Trading Interests Act 1980;

           (viii) the judgment is based on a rule of law specified by the Secretary of State as concerned with the prohibition of restrictive trade practices;

            (ix) the judgment is based on a rule of law which the Secretary of State specifies as regulating and controlling international trade and which, in so far as they apply to persons carrying on business in the United Kingdom, are damaging or threaten to damage the trading interests of the United Kingdom; or

            (x) the bringing of proceedings in those courts was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in those courts.

      (b) If the English court gives judgment for the sum payable under a judgment of the courts of New York, the English judgment would be enforceable by the methods generally available for the enforcement of English judgments. These give the court a discretion whether to allow enforcement by any particular method. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, if there is delay, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

7.    APPLICATION OF FOREIGN LAW

      (a) If any obligation is to be performed in a jurisdiction outside England, it may not be enforceable in England to the extent that performance would be illegal or contrary to public policy under the laws of the other jurisdiction and an English court may take into account the law of the place of performance in relation to the manner of performance and to the steps to be taken in the event of defective performance.

      (b) It is uncertain whether the parties can agree in advance the governing law of claims connected with the contract but which are not claims on the contract, such as a claim in tort.

      (c) We express no opinion as to whether any English Obligor has created a valid security interest over any asset or right which is situated outside England (including those situated outside England within the meaning of Council Regulation (EC) No. 1346/2000 of 29 May 2000 on insolvency proceedings) or governed by a foreign law (notwithstanding the choice of English law as the governing law of the Security Document).

8.    DEFAULT INTEREST AND INDEMNITIES BETWEEN PARTIES

      (a) Any provision of the Finance Documents requiring any person to pay amounts imposed in circumstances of breach or default may be held to be unenforceable on the grounds that it is a penalty. If the Finance Documents do not provide a contractual remedy for late payment of any amount payable thereunder that is a substantial remedy within the meaning of the Late Payment of Commercial Debts (Interest) Act 1998, the person entitled to that amount may have a right to statutory interest (and to payment of certain fixed sums) in respect of that late payment at the rate (and in the amount) from time to time prescribed pursuant to that Act. Any term of the Finance Documents may be void to the extent that it excludes or varies that right to statutory interest, or purports to confer a contractual right to interest that is not a substantial remedy for late payment of that amount, within the meaning of that Act.

      (b) There is some possibility that an English court would hold that a judgment on any Finance Document, whether given in an English court or elsewhere, would supersede that Finance Document so that any obligations relating to the payment of interest after judgment or any currency indemnities would not be held to survive judgment.

      (c) Any undertaking or indemnity given by an English Obligor in respect of stamp duties or registration taxes payable in the United Kingdom may be void.

      (d) An English court may in its discretion decline to give effect to any indemnity for legal costs incurred by a litigant.

9.    OTHER QUALIFICATIONS

      (a) The parties to a Security Document may be able to amend that Security Document by oral agreement despite any provision to the contrary.

      (b) Any provision of the Finance Documents which constitutes, or purports to constitute, a restriction on the exercise of any statutory power by any party to the Finance Documents or any other person may be ineffective.

      (c) The power of an English court to order specific performance of an obligation or other equitable remedy is discretionary and accordingly, an English court might make an award of damages where specific performance of an obligation or other equitable remedy is sought.

      (d) To the extent that any matter is expressly to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty.

      (e) Any provision of the Finance Documents stating that a failure or delay, on the part of any Finance Party, in exercising any right or remedy under the Security Documents shall not operate as a waiver of such right or remedy may not be effective.

      (f) The effectiveness of any provision of a Finance Document which allows an invalid provision to be severed in order to save the remainder of that Finance Document will be determined by the English courts in their discretion.

      (g) If a party to any Finance Document is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Community or UK sanctions implemented or effective in the United Kingdom under the United Nations Act 1946, the Emergency Laws (Re-enactments and Repeals) Act 1964 or the Anti-terrorism, Crime and Security Act 2001, or under the Treaty establishing the European Community, or is otherwise the target of any such sanctions, then the obligations of the English Obligors to that party (or if that party is an English Obligor, the obligations of that English Obligor) under the Finance Documents may be unenforceable or void.

      (h) We express no opinion as to whether any United Kingdom stamp duty or stamp duty reserve tax is required to be paid on or in relation to any assignment or other transfer of any right or interest under the Finance Documents.

                                                                       EXHIBIT I

                          FORM OF BORROWING CERTIFICATE

            Pursuant to subsection 5.1(k) of the Revolving Credit Agreement, dated as of July 21, 2005, by and among The Scotts Miracle-Gro Company, an Ohio corporation (the "Borrower"), the subsidiaries of the Borrower from time to time parties thereto (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, CoBank, ACB, Harris, N.A., Rabobank International, and Suntrust Bank, as Documentation Agents and JPMorgan Chase Bank, N.A., a New York banking corporation, as agent for the Lenders thereunder (in such capacity, the "Administrative Agent"), the undersigned Responsible Officer of The Scotts Miracle-Gro Company hereby certifies as follows:

            1. The representations and warranties of The Scotts Miracle-Gro Company and each of its Subsidiaries set forth in the Credit Agreement and each other Loan Document to which they are parties delivered today or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with any of the foregoing are true and correct in all material respects on and as of the date hereof unless stated to relate to a specific earlier date;

            2. Immediately prior to and immediately after the making of the Extension of Credit requested to be made on the date hereof, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement;

            3. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower nor against any Subsidiary Borrower, nor has any other event occurred affecting or threatening the corporate existence of the Borrower nor the existence of any of the Subsidiary Borrowers;

            4. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio. Each Domestic Subsidiary Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state or political subdivision of the United States under which each is incorporated. Each Foreign Subsidiary Borrower is a corporation duly incorporated, validly existing and in good standing (or the equivalent thereof) under the laws of the country of its incorporation; and

            5. [Name of Subsidiary Borrower] is a resident of [Name of Country] for taxation purposes.

            IN WITNESS WHEREOF, the undersigned have hereunto set our names and affixed the corporate seal.

                                               By: _________________________
                                                   Name:
                                                   Title:

Date: ________ __, 200_

                                                                       EXHIBIT J

                   FORM OF NEW DOMESTIC SUBSIDIARY CERTIFICATE

                         DOMESTIC SUBSIDIARY CERTIFICATE

            Pursuant to subsection 6.11(a) of the Revolving Credit Agreement, dated as of July 21, 2005 (the "Credit Agreement"), by and among The Scotts Miracle-Gro Company, an Ohio corporation (the "Borrower"), the subsidiaries of the Borrower from time to time parties thereto (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, CoBank, ACB, Harris, N.A., Rabobank International, and Suntrust Bank, as Documentation Agents and JPMorgan Chase Bank, N.A., a New York banking corporation, as agent for the Lenders thereunder (in such capacity, the "Administrative Agent") hereby certifies as follows (terms defined in the Credit Agreement being used herein with their defined meanings):

            1. The representations and warranties made by the Subsidiary in each of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof [and after giving effect to the Loans requested to be made pursuant to the Credit Agreement] (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date);

            2. Immediately prior to and immediately after the making of the Loans requested to be made pursuant to the Credit Agreement on the date hereof, no Default or Event of Default will have occurred and will be continuing under the Credit Agreement or any other Loan Document; and

            3. _______________ is the duly elected and qualified Secretary of the Subsidiary and the signature set forth on the signature line for such officer below is such officer's true and genuine signature, and the undersigned Secretary of the Subsidiary hereby certifies as follows:

                  (a) Attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Subsidiary on the date thereof; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Subsidiary now in force relating to or affecting the matters referred to therein; attached hereto as Exhibit B is a true and complete copy of the By-laws of the Subsidiary as in effect on the date hereof; and attached hereto as Exhibit C is a true and complete copy of the Certificate of Incorporation of the Subsidiary as in effect on the date hereof;

                  (b) The following persons are now duly elected and qualified officers of the Subsidiary, holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Subsidiary the Credit Documents to which the Subsidiary is or shall be a party and any certificate or other document to be delivered by the Subsidiary pursuant to the Credit Documents:

        Name                Office             Signature
-------------------     --------------     ------------------
 __________________     Vice President     __________________

 __________________     Secretary          __________________

            IN WITNESS WHEREOF, the undersigned have executed this Certificate on the date set forth below.

[INSERT NAME OF SUBSIDIARY]                 [INSERT NAME OF SUBSIDIARY]

By:__________________________               By:_________________________
      Name:                                       Name:
      Title: Vice President                       Title: Secretary

____________  __, 2005

                                                                       Exhibit A
                                                                          to the
                                                 Domestic Subsidiary Certificate

                         Board of Directors Resolutions

                                                                       Exhibit B
                                                                          to the
                                                 Domestic Subsidiary Certificate

                                     By-Laws

                                                                       Exhibit C
                                                                          to the
                                                 Domestic Subsidiary Certificate

                          Certificate of Incorporation

                                                                       EXHIBIT K

                            FORM OF JOINDER AGREEMENT

            JOINDER AGREEMENT, dated as of ________ __, ____, made by each of the corporations that are signatories hereto (the "Subsidiary Borrowers"), in favor of JPMORGAN CHASE BANK, N.A., a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Revolving Credit Agreement, dated as of July 21, 2005, by and among The Scotts Miracle-Gro Company, an Ohio corporation (the "Borrower" or "Scotts"), the subsidiaries of the Borrower from time to time parties thereto (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A. and Citicorp North America, Inc., as Syndication Agents, Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, CoBank, ACB, Harris, N.A., Rabobank International, and Suntrust Bank, as Documentation Agents, as the same may be amended, supplemented, waived or otherwise modified from time to time (the "Credit Agreement"), together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing, all or any portion of the Indebtedness under such agreement or any successor agreements (as so assumed, amended, supplemented, waived or modified).

                                   WITNESSETH:

            WHEREAS, the parties to this Joinder Agreement wish to add Subsidiary Borrowers to the Credit Agreement in the manner hereinafter set forth; and

            WHEREAS, this Joinder Agreement is entered into pursuant to subsection 10.1(b)(i) of the Credit Agreement;

            NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

            1. Each of the undersigned Subsidiaries of Scotts, hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to: join the Credit Agreement as a Subsidiary Borrower, as indicated with its signature below; be bound by all covenants, agreements and acknowledgments attributable to a Subsidiary Borrower in the Credit Agreement; and perform all obligations and duties required of it by the Credit Agreement.

            2. Each of the undersigned Subsidiaries of Scotts hereby represents and warrants that the representations and warranties with respect to it contained in Section 4 of the Credit Agreement and each of the other Loan Documents to which such Subsidiary of Scotts is a party or which are contained in any certificate furnished by or on behalf of such Subsidiary of Scotts are true and correct on the date hereof.

            3. The address and jurisdiction of incorporation of each of the undersigned Subsidiaries of Scotts is set forth in Annex I to this Joinder Agreement.

            4. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in [New York, New York] by its proper and duly authorized officer as of the date set forth below.

                                            [NAME OF SUBSIDIARY],
                                            as a Subsidiary Borrower

                                            By:__________________________
                                               Name:
                                               Title:

                                            [NAME OF SUBSIDIARY],
                                            as a Subsidiary Borrower

                                            By:__________________________
                                               Name:
                                               Title:

                                            THE SCOTTS MIRACLE-GRO COMPANY

                                            By:_______________________
                                               Name:
                                               Title:

ACKNOWLEDGED AND AGREED TO:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:_______________________
   Name:
   Title:

                                                                         ANNEX I

[Insert administrative information concerning Subsidiary Borrowers]